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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
EVOLVING SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

EVOLVING

S Y S T E M S

Important Annual Meeting of Stockholders

        March 31, 2005

Dear Fellow Stockholders:

        You are cordially invited to attend the Annual Meeting of Stockholders of Evolving Systems, Inc., to be held on Monday, May 16, 2005. Management and members of your Board of Directors look forward to greeting personally those stockholders able to attend the meeting.

        At the annual meeting, in addition to the election of two directors and the ratification of Evolving Systems' independent registered public accounting firm, you will be asked to vote on two important proposals related to our November, 2004 acquisition of Tertio Telecoms Limited.

        Stockholders are being asked to approve the exchange of the long-term seller financed notes issued in connection with the Tertio acquisition into convertible notes with a substantially lower interest rate, as more fully described in the attached proxy statement. As part of the consideration paid for Tertio, Evolving Systems issued $11,950,000 in long-term debt with an effective interest rate of approximately 12% and a maturity date of December 31, 2007. With stockholder approval, these notes will be exchanged for convertible notes. The convertible notes would be convertible into approximately 3.8 million shares of Evolving Systems' common stock at $3.296 per share and would bear interest at a much lower rate than the long-term notes, resulting in potential savings to Evolving Systems of approximately $1.9 million over the life of the notes. Management believes the exchange of these notes will be accretive to earnings on a fully diluted basis, improve the balance sheet when the notes are converted to common stock and be important to the future financial strength and growth prospects of Evolving Systems. Please read the entire proxy statement attached for further details regarding the matters referenced in this letter.

        In order to accomplish this exchange, Evolving Systems must have stockholder approval of Proposal #2, but we also need approval of Proposal #3. After completion of the Tertio transaction, Evolving Systems had approximately 30,000 shares of unreserved common stock, not enough to cover the shares necessary to issue the convertible notes. As a result, Evolving Systems is also requesting that stockholders approve an amendment to Evolving Systems' certificate of incorporation to increase the number of authorized shares of common stock from 25,000,000 to 50,000,000. The proposed increase to the authorized common stock is necessary for Evolving Systems to have sufficient shares to complete the exchange of long-term notes to convertible notes. Although we currently have no plans to issue the balance of the authorized shares, Management believes that the proposed increase in authorized common stock will also give Evolving Systems more flexibility with respect to future growth.

        Your board of directors believes that approval of all of the proposals on the meeting agenda are in the best interests of Evolving Systems and its stockholders and unanimously recommends that stockholders vote FOR all of the proposals.

        The accompanying proxy statement provides you with detailed information about the proposals and the annual meeting. Please give this material your careful and prompt attention. You may also obtain more information about Evolving Systems from documents we have filed with the Securities and Exchange Commission.

YOUR VOTE IS IMPORTANT

        Your vote is important regardless of the number of shares of Evolving Systems' common stock you own. Because the increase to authorized common stock requires the affirmative vote of holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon, a failure to vote, or an abstention from voting, will have the same effect as a vote against the proposal. Accordingly, please act promptly to vote your shares.

        You are requested to vote your shares by proxy promptly by using one of the following methods:

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  using the toll-free number as described in the enclosed proxy card or voting instruction form;

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  using the Internet as described in the enclosed proxy card or voting instruction form; or

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  by completing, signing, dating and promptly mailing the proxy card or voting instruction form in the postage paid envelope provided, whether or not you plan to attend the annual meeting.

        Voting in any of these ways will not prevent you from voting your shares in person if you subsequently choose to attend the annual meeting.

        If you have any questions or need assistance voting your shares, please call D. F. King & Co., Inc., which is assisting us, toll-free at 1-800-549-6697.

        On behalf of your Board of Directors, thank you for your cooperation and continued support.

Very truly yours,

Stephen K. Gartside, Jr. President and Chief Executive Officer

EVOLVING

S Y S T E M S

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 16, 2005

To the Stockholders of Evolving Systems, Inc.:

        You are invited to attend the annual meeting of the stockholders of Evolving Systems, Inc. which will be held at 9:00 a.m. local time at the Hilton Garden Inn, 9290 Meridian Blvd., Englewood, Colorado 80112, on May 16, 2005.

        At the meeting, you will be asked to act on the following matters:

          1.     the election of two directors to serve for a term of three years;

          2.     the approval of the exchange of the $11,950,000 senior secured long term notes (including accrued interest) issued in connection with our acquisition of Tertio Telecoms Limited for senior secured convertible notes;

          3.     the approval of an amendment to our certificate of incorporation increasing the number of authorized shares of common stock from 25,000,000 to 50,000,000 and the total number of authorized shares of capital stock from 27,000,000 to 52,000,000;

          4.     the ratification of the selection of KPMG LLP as our independent registered public accounting firm to audit the consolidated financial statements of Evolving Systems for its fiscal year ending December 31, 2005; and

          5.     such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

        The Proxy Statement accompanying this Notice describes these items more fully.

        All holders of record of shares of Evolving Systems' common stock at the close of business on March 22, 2005 are entitled to vote at the meeting or any postponements or adjournments of the meeting.

        YOUR VOTE IS IMPORTANT. PLEASE READ THE PROXY STATEMENT AND THE VOTING INSTRUCTIONS ON THE PROXY CARD AND THEN VOTE EITHER BY MAIL BY COMPLETING THE PROXY CARD AND RETURNING IT OR BY INTERNET OR TELEPHONE BY FOLLOWING THE VOTING INSTRUCTIONS PRINTED ON THE PROXY CARD SENT TO YOU.

By order of the Board of Directors,

Anita T. Moseley Secretary
Englewood, Colorado March 31, 2005

EVOLVING

S Y S T E M S

9777 Mt. Pyramid Court, Suite 100
Englewood, Colorado 80112

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
May 16, 2005

        This proxy statement contains information related to the annual meeting of stockholders of Evolving Systems, Inc. which will be held at 9:00 a.m. local time at the Hilton Garden Inn, 9290 Meridian Blvd., Englewood, Colorado 80112, on May 16, 2005, and any postponements or adjournments thereof. Evolving Systems first mailed these proxy materials to stockholders on or about April 4, 2005. In this proxy statement, "Company," "Evolving Systems," "we," "us," and "our" each refer to Evolving Systems, Inc. and its subsidiaries.

ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

        At the Annual Meeting, stockholders will act upon the matters listed in the Notice of Annual Meeting and any other matters that properly come before the meeting. In addition, the management team will report on the performance of Evolving Systems during 2004 and respond to questions from stockholders.

Am I being asked to approve the acquisition of Tertio Telecoms Limited?

        No. The acquisition of Tertio did not require stockholder approval. Proposals 2 and 3 are being submitted to a vote of our stockholders in order to comply with certain requirements of Nasdaq Marketplace rules (described below) and in accordance with the terms of the transaction documents by which we acquired all of the outstanding shares of Tertio Telecoms Limited ("Tertio").

        On November 2, 2004, we entered into an agreement to acquire all of the issued and outstanding shares of Tertio pursuant to a Stock Purchase Agreement, among the Company, Evolving Systems Holdings Limited, a wholly owned subsidiary of the Company, Tertio Telecoms Group, Ltd. ("Parent") and Tertio. Pursuant to the terms of the Stock Purchase Agreement, we acquired all of the issued and outstanding shares of Tertio on November 2, 2004 in exchange for a combination of consideration in the form of cash, Company preferred stock and Company promissory notes. The purchase price for the acquisition of Tertio was approximately U.S. $37,100,000 (we currently estimate the purchase price of the acquisition for accounting purposes at approximately $40.2 million), payable as follows:

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  a cash payment of approximately U.S. $11,000,000 in immediately available funds by wire transfer to Parent at closing;

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  the issuance of 966,666 shares of the newly designated Company Series B Convertible Preferred Stock, initially convertible into 2,899,998 shares of our common stock (valued for accounting purposes at approximately $11.3 million), with an initial stated value of approximately U.S. $10,150,000;

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  the issuance of a Company short term senior secured note in the principal amount of U.S. $4,000,000 due in two installments of $2.0 million each on March 31 and June 30, 2005 (together with interest at a rate of 5.5% per annum); and

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  the issuance of Company senior secured long term notes in the principal amount of approximately U.S. $11,950,000 due December 31, 2007 ("Long Term Notes"), payable in the manner described herein.

For additional information concerning our acquisition of Tertio, see "Proposal No. 2—Approval of the Exchange of the $11,950,000 of Long Term Notes Issued in Connection with Our Acquisition of Tertio Telecoms Limited for Convertible Notes."

Why am I being asked to approve the exchange of the Long Term Notes for Convertible Notes?

        Neither Delaware law nor our certificate of incorporation, as amended, or our bylaws, as amended, require us to obtain stockholder approval of the issuance of the senior secured convertible notes ("Convertible Notes") in exchange for the Long Term Notes, however, as our common stock is traded on The Nasdaq SmallCap Market, we are subject to the rules of The Nasdaq Stock Market, which does require such approval.

        Specifically, Nasdaq Marketplace Rule 4350(i) requires that a company whose stock is traded on Nasdaq obtain stockholder approval in connection with the acquisition of another company involving the issuance or potential issuance of common stock equal to 20% or more of its common stock. In the case of Tertio, the issuance of the shares of common stock upon conversion of the Convertible Notes (together with the conversion of the Series B Convertible Preferred Stock already issued in connection with our acquisition of Tertio) could, collectively, result in us issuing shares in excess of 20% of our outstanding shares of common stock. We are therefore required under Nasdaq Marketplace rules to seek stockholder approval for the conversion of the Long Term Notes into Convertible Notes in the manner described herein.

What happens if the exchange of the Long Term Notes is not approved?

        In the event our stockholders do not approve the exchange of the Long Term Notes for Convertible Notes, the Long Term Notes will continue to remain outstanding subject to their terms (which are summarized herein) and will result in the Company having a debt load and related debt service that are higher than management would prefer. This debt may negatively impact earnings and management believes the related interest payments could be better utilized to fuel growth plans. The outcome of the vote of our stockholders with respect to the conversion feature of the Long Term Notes will not affect the acquisition of Tertio. The acquisition of Tertio was completed on November 2, 2004 and was not contingent upon our stockholders voting to approve the conversion of the Long Term Notes.

        Additionally, pursuant to the terms of the Series B Convertible Preferred Stock issued in connection with our acquisition of Tertio, all but 1,000 shares of such Preferred Stock will automatically convert into our common stock if the stockholders approve the exchange of the Long Term Notes and the increase in our authorized capital stock on or prior to May 16, 2005. If, however, such approvals are not received by such date, the Series B Convertible Preferred Stock will not automatically convert into our common stock but will be convertible from time to time at the option of the holder thereof.

What happens if the exchange of the Long Term Notes is approved?

        In the event the stockholders approve the exchange of the Long Term Notes for Convertible Notes, all of the principal amount (including accrued interest) of the Long Term Notes will be converted into approximately $12,665,534 principal amount of Convertible Notes. For a summary of the

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Long Term Notes and the Convertible Notes, see "Proposal No. 2—Approval of the Exchange of the $11,950,000 of Long Term Notes Issued in Connection with Our Acquisition of Tertio Telecoms Limited for Convertible Notes."

        The Convertible Notes will initially be convertible into approximately 3,842,698 shares of our common stock at $3.296 per share, which would constitute approximately 19.4% of our issued and outstanding shares of common stock as of the record date (after giving effect to such conversion). Accordingly, if the conversion of the Long Term Notes is approved, the holders of the Long Term Notes and the Series B Convertible Preferred Stock issued in connection with our acquisition of Tertio would hold securities constituting approximately 29.7% of our issued and outstanding shares of common stock (after giving effect to such conversions).

        Over the term of the Long Term Notes, we are required to make interest payments equal to approximately $3,538,000. The Convertible Notes would, however, bear interest at a rate lower than the Long Term Notes as the interest rate on the Convertible Notes would equal the Applicable Federal Rate at the time the Convertible Notes are issued. Assuming the Convertible Notes bear interest at a rate equal to 3.05% (the Applicable Federal Rate for March 2005), we would be required to make aggregate interest payments equal to approximately $1,732,000, a savings of approximately $1,806,000. Additionally, any principal amount of the Convertible Notes converted into our common stock would not need to be repaid by the Company. The Company may, however, be required to realize certain accounting charges based on the fair value of the Long Term Notes compared to the Convertible Notes as well as in connection with any discounts to market that such Convertible Notes convert into our common stock.

        Additionally, the Series B Convertible Preferred Stock contains certain price-based anti-dilution protections that are triggered in the event that we issue shares (subject to certain exclusions) below $3.89 per share. However, such anti-dilution adjustments are capped to prohibit the Series B Convertible Preferred Stock from converting into 20% or more of our common stock. In the event that the stockholders approve the issuance of the Convertible Notes, therefore authorizing the issuance of in excess of 20% of our common stock in connection with the acquisition of Tertio, the anti-dilution cap will automatically terminate upon stockholder approval. The Convertible Notes also contain certain price-based anti-dilution protections that are triggered in the event that we issue shares (subject to certain exclusions) below $3.662 per share. There are no limits or caps to such anti-dilution adjustments.

Why is the Company seeking to approve the authorization of an additional 25,000,000 shares of Common Stock?

        An increase in the number of authorized shares of common stock is necessary to enable the Company to have a sufficient number of shares of common stock to complete the conversion of the Convertible Notes. The Company currently only has approximately 30,000 unreserved shares of its common stock available for issuance. Additionally, the Company believes that an increase in the authorized number of shares of its common stock is necessary to provide flexibility for corporate opportunities, such as additional stock offerings, acquisitions, stock dividends and issuances under compensation plans. Other than with respect to the conversion of the Convertible Notes, as of the record date, the Company does not have any agreement with or commitment to any third party for the issuance of any shares of common stock which will be authorized if the increase is approved.

What happens if the Company's stockholders approve the exchange of the Long Term Notes but do not approve the increase in the authorized shares of capital stock?

        In the event the approval of the issuance of the Convertible Notes is approved (Proposal No. 2) but the increase in authorized capital stock (Proposal No. 3) is rejected, the conversion of the Long

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Term Notes will not occur. The Company will not have a sufficient number of shares of common stock to issue upon conversion of the Convertible Notes and, therefore, the conversion will not be permitted and the Long Term Notes will remain outstanding. See above "What happens if the exchange of the Long Term Notes is not approved?"

Who can vote at the Annual Meeting?

        Except as noted below, all stockholders of record at the close of business on March 22, 2005, or the "record date," are entitled to vote at the Annual Meeting and any postponements or adjournments of the meeting. Those stockholders who do not expect to attend the annual meeting are encouraged to complete their enclosed ballots and return them by mail, phone or the Internet as described below.

What are the voting rights of the holders of the common stock?

        Holders of our common stock will vote on all matters to be acted upon at the Annual Meeting. Each outstanding share of common stock will be entitled to one vote on each matter to be voted upon at the Annual Meeting. Management encourages all stockholders to vote their shares.

What are the voting rights of the holders of the Series B Convertible Preferred Stock?

        As set forth in the certificate of designation for the Series B Convertible Preferred Stock, the holders of our Series B Convertible Preferred Stock do not have voting rights until after the conclusion of the Annual Meeting. No holder of Series B Convertible Preferred Stock, therefore, will be permitted to vote its shares of Series B Convertible Preferred Stock on any matters presented at the Annual Meeting.

Who can attend the Annual Meeting?

        All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. If you hold your shares through a broker or other nominee, you must bring a copy of a brokerage statement reflecting your stock ownership as of the record date. Everyone must check in at the registration desk at the meeting.

How do I vote if my shares are held in my name?

        Stockholders who own shares of common stock registered directly in their name as determined by the Company's stock records maintained by American Stock Transfer & Trust Company, the Company's transfer agent, may vote their shares in any of the following ways:

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  by mailing their signed proxy card,

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  by telephone by calling (toll-free) 1-800-PROXIES (1-800-776-9437),

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  via the Internet at the following address on the World Wide Web: http://www.voteproxy.com, or

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  by attending the meeting and voting in person.

        Each stockholder planning to vote by telephone or the Internet should have his, her or its proxy card handy as the unique control numbers printed on the proxy card will be required in order to vote by either of such means.

        To vote by mail, simply mark, sign and date your proxy card and return it in the postage-paid envelope provided. Please return your proxy card promptly to ensure your vote will be counted in the final tabulation.

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How do I vote if my shares are held in a brokerage account?

        A number of brokerage firms and banks are participating in separate programs that offer telephone and/or Internet voting options. Such programs are different from the programs provided for shares registered directly in the name of the stockholder. If your shares of common stock are held in an account at a brokerage firm or bank participating in any such program, you may vote those shares by telephone and/or via the Internet in accordance with instructions set forth on the voting form provided to you by the brokerage firm or bank that holds your stock. If you want to vote in person at the Annual Meeting and you hold Evolving Systems common stock in street name, you must obtain a legal proxy from your broker and bring it to the Annual Meeting, together with proper identification and a copy of a brokerage statement for admittance to the meeting.

        Please note that if you cast your vote by either mailing a signed proxy card, by telephone or via the Internet, you are authorizing the individuals listed on the proxy card to vote your shares in accordance with your instructions.

Who may I call if I have questions regarding voting my shares?

        If you have any questions or need assistance voting your shares, please call D. F. King & Co., Inc., who is assisting us, toll-free at 1-800-549-6697.

Is my vote confidential?

        Yes. Proxy cards, ballots and voting tabulations that identify stockholders are kept confidential except in certain circumstances where it is important to protect the interests of Evolving Systems and its stockholders.

What if I do not indicate my preference on the proxy card?

        If you do not indicate how you would like your shares to be voted for a particular proposal, your shares will be voted (i) FOR the election of the nominated slate of directors; (ii) FOR the approval of the exchange of the Long Term Notes into Convertible Notes; (iii) FOR the approval of an amendment to our certificate of incorporation increasing the number of authorized shares of common stock from 25,000,000 to 50,000,000 and the total number of authorized shares of capital stock from 27,000,000 to 52,000,000; and (iv) FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm to audit the consolidated financial statements of Evolving Systems for its fiscal year ending December 31, 2005. As to other matters as may properly come before the meeting (or any adjournments or postponements thereof), the proxy holders will vote as recommended by the Board of Directors. If no such recommendation is made, the proxy holders will be authorized to vote upon such matters in their own discretion.

Can I change my vote after I return my proxy card?

        Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of Evolving Systems either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the Annual Meeting in person and request to recast your vote. Attendance at the Annual Meeting will not, by itself, revoke a previously granted proxy.

What are the recommendations of the Board of Directors?

        The Board recommends stockholders vote FOR all proposals. Unless you instruct otherwise on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the

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recommendations of the Board of Directors. Specifically, the Board's recommendations are set forth below. In summary, the Board recommends a vote:

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  FOR the election of the nominated slate of directors;

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  FOR the approval of the exchange of the Long Term Notes for Convertible Notes;

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  FOR the approval of an amendment to our certificate of incorporation increasing the number of authorized shares of common stock from 25,000,000 to 50,000,000 and the total number of authorized shares of capital stock from 27,000,000 to 52,000,000; and

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  FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm to audit the consolidated financial statements of Evolving Systems for its fiscal year ending December 31, 2005.

        The proxy holders will vote as recommended by the Board of Directors with respect to any other matter that properly comes before the Annual Meeting, including any postponements or adjournments thereof. If the Board of Directors on any such matter gives no recommendation, the proxy holders will vote in their own discretion.

What are the quorum requirements and how are abstentions and broker non-votes treated?

        Outstanding Shares and Quorum.    As of the record date, Evolving Systems had 16,024,102 shares of its common stock outstanding. The presence at the meeting of a majority of the outstanding shares, in person or by proxy relating to any matter to be acted upon at the meeting, is necessary to constitute a quorum for the meeting. Each outstanding share of common stock is entitled to one vote on all matters.

        Abstentions.    If you return a proxy card that indicates an abstention from voting on all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter. Consequently, if you abstain from voting on the proposal to elect directors (Proposal No. 1), your abstention will have no effect on the outcome of the vote with respect to this proposal. If you abstain from voting on the proposals to approve the exchange of the Long Term Notes (Proposal No. 2), to approve the amendment to our certificate of incorporation (Proposal No. 3) or to ratify the appointment of KPMG LLP as our independent registered public accounting firm (Proposal No. 4), your abstention will have the same effect as a vote against these proposals.

        Broker Non-Votes.    Under the rules that govern brokers who have record ownership of shares that are held in "street name" for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. For shares held through a broker or other nominee who is a NYSE member organization, your shares will only be voted in favor of the proposal to approve the exchange of the Long Term Notes (Proposal No. 2) and the proposal to approve the amendment to our certificate of incorporation (Proposal No. 3), which are non-routine matters, if you have provided specific voting instructions to your broker or other nominee to vote your shares in favor of those proposals. Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares "for" routine matters but expressly instructing us that the broker is NOT voting on non-routine matters. A "broker non-vote" occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal. Your broker will have discretionary authority to vote your shares on the proposal to elect directors (Proposal No. 1) and the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm (Proposal No. 4), which are routine matters.

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        Election of Directors.    The election of directors is a routine matter for brokers that hold their clients' shares in "street name." If a quorum is present and voting, the two nominees receiving the highest number of votes will be elected to the board of directors. Abstentions and broker non-votes will not be counted in the election of directors.

        Approval of Exchange of Long Term Notes.    The approval of the exchange of the Long Term Notes is a non-routine matter for brokers that hold their clients' shares in "street name." The affirmative vote of the holders of a majority of the shares of our common stock present or represented and voting at the annual meeting will be required to approve the exchange of the Long Term Notes for Convertible Notes. Abstentions will have the effect of a vote against this proposal and broker non-votes will have no effect on the outcome of the vote with respect to this proposal.

        Approval of the Amendment to Evolving Systems' Certificate of Incorporation.    The approval of the amendment to Evolving Systems' certificate of incorporation is a non-routine matter for brokers that hold their clients' shares in "street name." The affirmative vote of the holders of a majority of the shares of our common stock issued and outstanding will be required to approve the amendment to our certificate of incorporation. Abstentions and broker non-votes will have the effect of a vote against this proposal.

        Ratification of KPMG LLP as Evolving Systems' Independent Registered Public Accounting Firm.    The ratification of KPMG LLP as Evolving Systems' independent registered public accounting firm is a routine matter for brokers that hold their clients' shares in "street name." The affirmative vote of a majority of the shares of our common stock present or represented and voting at the annual meeting will be required to ratify the appointment of KPMG as our independent registered public accounting firm. Abstentions will have the effect of a vote against this proposal and broker non-votes will have no effect on the outcome of the vote with respect to this proposal.

Do I have dissenters' rights with respect to any of the proposed matters?

        Under Delaware law, stockholders are not entitled to dissenters' rights of appraisal with respect to any of the proposals.

Why is Evolving Systems conducting a proxy solicitation?

        A proxy solicitation is the process of contacting stockholders by mail, phone or other means and encouraging them to vote their shares. Such solicitations are conducted by public companies who believe it is important for ALL stockholders to vote their shares and who believe the proxy contains issues that are important to the future success of the company. Evolving Systems' management team and Board are encouraging all stockholders to vote FOR all proxy issues, which are described herein.

Who conducts the proxy solicitation and how much will it cost?

        Evolving Systems is soliciting the proxies and will bear the cost of the solicitation. Evolving Systems has retained D. F. King & Co., Inc. to aid in the solicitation. For these services, Evolving Systems will pay D. F. King a fee of approximately $9,000 and reimburse it for out-of-pocket disbursements and expenses. Evolving Systems may ask its officers and other employees, without compensation other than their regular compensation, to solicit proxies by further mailing or personal conversations, or by telephone, facsimile, Internet or other means of electronic and other transmission. Evolving Systems will also, if asked, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of the common stock.

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What is the deadline for submitting a stockholder proposal?

        The deadline for submitting a stockholder proposal for inclusion in Evolving Systems' proxy statement and form of proxy for our 2006 annual meeting of stockholders provided under Rule 14a-8 of the Securities and Exchange Commission is December 5, 2005. A stockholder proposal or nomination for director for consideration at the 2006 annual meeting but not included in the proxy statement and proxy must be received by the Secretary of Evolving Systems no earlier than February 15, 2006 and no later than March 17, 2006. The submission of a stockholder proposal does not guarantee that it will be presented at the annual meeting. Stockholders interested in submitting a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable federal securities laws and Evolving Systems' bylaws, as applicable.

Delivery of this Proxy Statement

        The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as "householding," potentially means extra convenience for securityholders and cost savings for companies.

        This year, a number of brokers with account holders who are Evolving Systems stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement, please notify your broker, direct your written request to Evolving Systems, Inc., Anita T. Moseley, Secretary, 9777 Mt. Pyramid Court, Suite 100, Englewood, Colorado 80112, or contact Anita T. Moseley at 303-802-1000.

        Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

        Evolving Systems' certificate of incorporation and bylaws provide that the Board of Directors is divided into three (3) classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) will serve for the remainder of the full term of the class of directors in which the vacancy occurred and until the director's successor is elected and qualified.

        The Board of Directors presently consists of six (6) members. All of the current Directors, except for Messrs. Hallenbeck and Gartside, who are executive officers of the Company, are independent under the current listing standards of the Nasdaq Stock Market, Inc. ("Nasdaq"). There are two Directors, Steve B. Warnecke and Peter J. Skinner, whose terms of office expire in 2005. Mr. Skinner was appointed to a vacant position by the Board in order to satisfy the rights of the holders of Series B Convertible Preferred Stock to designate one Board member to the Company's Board. The Board has nominated Mr. Warnecke and Mr. Skinner for re-election. There is currently one vacancy on the Board. The Board may fill this vacancy pursuant to the Company's bylaws. Proxies cannot be voted for a greater number of persons than the number of nominees named. If elected at the Annual Meeting, each of the nominees would serve until the 2008 annual meeting and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal.

        Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. The persons nominated for election have agreed to serve if elected, and management has no reason to believe that the nominees will be unable to serve.

        Set forth below is biographical information for the persons nominated and each person whose term of office as a director will continue after the Annual Meeting. Ages are as of March 22, 2005, the record date.

Vote Required and Recommendation of Board of Directors

        The election of directors is a routine matter for brokers that hold their clients' shares in "street name." If a quorum is present and voting, the two nominees receiving the highest number of votes will be elected to the board of directors. Abstentions and broker non-votes will not be counted in the election of directors.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NAMED NOMINEE.

9

Nominees for Election for a Three Term Expiring at the 2008 Annual Meeting

Peter J. Skinner

        Peter J. Skinner, 60, became a member of the Board of Directors on November 2, 2004 upon the close of our acquisition of Tertio. In 1994, Mr. Skinner joined Apax Partners Ltd., an investment management company and a principal shareholder of Tertio Telecoms Group, Ltd., and since that date has served as Chief Executive Officer of Tetrel Ltd., Chief Executive Officer of ESM Ltd., Chairman of Amphion Semiconductor Ltd., Chairman of Digital Bridges Ltd., Chairman of Tertio Telecom Ltd. and Chairman of Tertio SMS LTD. Prior to that, from 1987 to 1994, Mr. Skinner served as the Director of Manufacturing Operations and Director of Mobile Communications for British Telecom. From 1977 to 1987, Mr. Skinner served in a variety of positions at STC/ITT; he was the General Manager of Manufacturing Operations and Director of the Transmission Division for STC/ITT from 1983 until 1987. From 1967 to 1977, Mr. Skinner was employed by Plessey Co. Ltd. Mr. Skinner attended Banff Academy and holds an MA degree from Aberdeen University.

Steve B. Warnecke

        Steve B. Warnecke, 48, joined the Company's Board of Directors in March 2003. He is currently the Chief Financial Officer of The Children's Hospital Foundation, a Colorado not-for-profit foundation, Chief Executive Officer of Children's Partners Foundation and serves on the Board of Directors of the Cystic Fibrosis Foundation. In 1983, Mr. Warnecke founded and he remains President of Children's Business Partners, Inc., a venture capital company with majority ownership in Giggling Gardens, Inc. and Sixty-Five Roses Ranch, Inc. In addition, from August 2001 through January 2002, Mr. Warnecke served as Senior Vice President—Strategic Planning for First Data Corp.'s Western Union subsidiary. From August 1999 through June 2001 Mr. Warnecke served as Chief Financial Officer for Denver based Frontier Airlines. Mr. Warnecke holds a B.B.A. from the University of Iowa and passed the C.P.A. exam in 1979.

Directors Continuing in Office Until the 2006 Annual Meeting

George A. Hallenbeck

        George A. Hallenbeck, 62, currently serves as the Company's Chief Technology Officer and Chairman of the Board. Mr. Hallenbeck was a founder of the Company in June 1985 and has served as Chairman and a member of the Board of Directors since that time. Mr. Hallenbeck served as the Company's Chief Executive Officer from June 1985 until December 1996; he resumed the position as Chief Executive Officer in October 1998 until December 2003. Mr. Hallenbeck served as the Company's President from June 1985 until December 1988; he resumed the position of President from October 1998 through November 1999, and again assumed the position in July 2002 until December 2003. Mr. Hallenbeck received a B.A. from the University of Colorado.

David J. Nicol

        David J. Nicol, 59, became a member of the Board of Directors in March 2004. From 2001 to his retirement at the end of 2003, Mr. Nicol served as Sr. Vice President of Product Management and Development for VeriSign Communications Services. VeriSign provides signaling, intelligent network services and related e-commerce solutions to all service provider segments of the communications industry. Prior to VeriSign's acquisition of Illuminet, Inc. in 2001, Mr. Nicol held the same position at Illuminet since 1999. In those capacities, Mr. Nicol was responsible for product management, product development, application support, and business development for network services, IN services, clearinghouse services, CALEA compliance services and wireless services. Prior to 1999, Mr. Nicol held the positions of Vice President of Business Development for ITN, Chief Operating Officer for International Micronet Systems, Inc., and Chief Operating Officer and Partner for iLAN, Inc. From

10

1984 to 1990, Mr. Nicol held various officer positions with Sprint Corporation, lastly serving as Corporate Vice President of Planning. Mr. Nicol holds a B.Sc. from Ohio State University, an M.A. from Case Institute of Technology and a Ph.D. from Case Western Reserve University.

Directors Continuing in Office Until the 2007 Annual Meeting

Stephen K. Gartside, Jr.

        Stephen K. Gartside, Jr., 39, became a member of the Board of Directors in January 2004, when he was also named as President and Chief Executive Officer of the Company. Mr. Gartside joined the Company in August 2001 as Vice President of Marketing and Corporate Business Development. He was promoted to the position of Executive Vice President of Sales and Operations in January 2003. Before joining the Company, from July 1998 through October 2000, Mr. Gartside served as Senior Vice President of Corporate Development of TeraBeam Corporation, a technology development and service provider that deploys Metropolitan Area Networks using Gigabit Ethernet, IP and Free Space Optics. Prior to TeraBeam, Mr. Gartside was the Regional Director, Communications Division, for Stratus Computers, where he had responsibility for sales of platform, OSS and Network Element solutions to carriers in the Western United States. Mr. Gartside has also held a number of sales, marketing and sales management positions, with NCR and AT&T Global Information Solutions. In his eleven-year career with NCR and AT&T GIS, his focus was on selling solutions for the communications industry. Mr. Gartside holds a B.B.A. in Marketing from the University of Texas and has pursued M.B.A. studies at the University of St. Thomas.

Brendan F. Reidy

        Brendan F. Reidy, 51, became a member of the Board of Directors in September 2002. Mr. Reidy is currently the President, Chairman and CEO of Clarus Systems, Inc., a leading provider of automated testing solutions to certify the implementation and ongoing operation of IP Telephony Systems. From January 2002 through February 2005 he acted as an independent consultant providing strategic services to telecommunications and financial services firms. During that time he also served as a Venture Partner and Entrepreneur in Residence for Trident Capital a private equity firm based in Palo Alto, California. From November 2000 through December 2001, Mr. Reidy served as Vice President of Strategy and Corporate Development of Latis Networks, Inc, a provider of network management services. From January 1995 through November 2000, he was employed at Qwest Communications International/US WEST, serving in a variety of positions, including Vice President of International Business Development, Vice President of Corporate Strategy, Vice President of Strategic Planning and Executive Director of Strategic Marketing. Prior to his service at US WEST, Mr. Reidy served as Vice President and General Manager of Litton Integrated Automation and was co-founder and Vice President, Sales and Marketing of Software Alliance Corporation. He received his A.B. from Stanford University and M.B.A. from the Wharton School of the University of Pennsylvania. Mr. Reidy also serves on the board of directors of eGistics, Inc. and Aran Technologies (Observer status).

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INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

Meetings and Committees of the Board of Directors

        Our business, property and affairs are managed under the direction of our Board of Directors and its committees. Members of our Board are kept informed of our business through discussions with our Chairman and our Chief Executive Officer and other officers and employees, by reviewing materials provided to them, by visiting our offices and by participating in meetings of the Board and its committees.

        During the fiscal year ended December 31, 2004, the Board of Directors held eight (8) meetings. Executive sessions of the Board (meetings without management directors) were held three (3) times during such time period. During that same period, the Board acted by unanimous consent one (1) time. Each director attended at least 75% of all Board meetings in fiscal year 2004 held after becoming a director.

        The Board has an Audit Committee, a Compensation Committee and a Governance and Nominating Committee. Below is a table that provides membership and meeting information for each of the Board committees. In fiscal year 2004, each committee member attended at least 75% of the meetings of each applicable committee held after becoming a member of that committee.

Name	Audit		Compensation		Governance & Nominating
Mr. Gartside
Mr. Hallenbeck
Mr. Nicol	X		X
Mr. Reidy	X		X	*	X	*
Mr. Skinner			X
Mr. Warnecke	X	*			X
Total meetings in fiscal year 2004	7		2		3

*
Denotes Committee Chairperson as of December 31, 2004.

        Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the independence requirements under the current listing standards of the Nasdaq Stock Market, Inc. and that each member is free of any relationship that would interfere with his individual exercise of independent judgment.

        The Audit Committee.    The Audit Committee assists the Board of Directors in its oversight of the integrity of the Company's accounting, auditing, and reporting practices. The Audit Committee meets with the Company's independent registered public accounting firm at least annually to review the results of the annual audit and discuss the financial statements. The Committee also meets with the Company's independent registered public accounting firm quarterly to discuss the results of the accountants' quarterly reviews as well as quarterly results and quarterly earnings releases; recommends to the Board the registered public accounting firm to be retained; and receives and considers the accountants' comments as to internal controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee reviews all financial reports prior to filing with the Securities and Exchange Commission (SEC). The specific responsibilities in carrying out the Audit Committee's oversight role are set forth in the Audit Committee's Charter, a copy of which is posted on the Company's website, www.evolving.com, under "Investor Relations." The Audit Committee consists of Messrs. Nicol, Reidy and Warnecke, all of whom are independent directors as required under Exchange Act Section 10A(m)(3) and Nasdaq listing standards. For more

12

information concerning the Audit Committee see the "Report of the Audit Committee" contained in this Proxy Statement.

        The Compensation Committee.    The primary responsibilities of the Compensation Committee are to review and recommend to the Board the compensation of the Chief Executive Officer and other executive officers of the Company, to review and recommend an incentive compensation plan, approve grants of stock options to employees and consultants under the Company's stock option plan and otherwise determine compensation levels and perform such other functions regarding compensation as the Board may delegate. The Compensation Committee consists of Messrs. Nicol, Reidy and Skinner, each of whom is independent under current Nasdaq listing standards for purposes of serving on this committee. The specific responsibilities and functions of the Compensation Committee are set forth in the Compensation Committee Charter, which is updated as necessary to reflect changes in regulatory requirements and evolving practice. The Compensation Committee Charter is posted on the Company's website, www.evolving.com, under "Investor Relations." For more information concerning the Compensation Committee see the "Report of the Compensation Committee" contained in this Proxy Statement.

        Governance and Nominating Committee.    The primary responsibilities of the Governance and Nominating Committee (the "Nominating Committee") are to monitor corporate governance matters, to determine the slate of Director nominees for election to the Company's Board of Directors and to identify and recommend candidates to fill vacancies occurring on the Board of Directors. The Committee also reviews the compensation paid to non-employee Directors and makes recommendations to the Board for adjustments.

        In filling vacancies that occur on the Board, and nominating candidates for election, the Nominating Committee takes into account certain minimum qualifications and qualities that the Committee believes are necessary for one or more of the Company's directors to possess. These qualifications and qualities are as follows:

  •
  Experience with businesses and other organizations comparable to the Company. For example, experience in the telecommunications industry and/or experience in a software development company is desirable.

  •
  Experience in reviewing, and the ability to understand, financial statements.

  •
  Experience in the operational and corporate governance aspects of running a public company.

  •
  Experience working with or overseeing management and establishing effective compensation strategies to align management with Company objectives and stockholder financial returns.

  •
  The candidate's independence from conflict or direct economic relationship with the Company. For example, individuals who are employed by a customer of the Company or a competitor of the Company would not be eligible for the Company's Board.

  •
  The candidate's contacts within the telecommunications industry, and/or within the finance and investment banking industry.

  •
  Experience with mergers and acquisitions.

  •
  The ability of the candidate to attend Board and committee meetings regularly (either in person or by telephone) and devote an appropriate amount of effort in preparation for those meetings.

  •
  A reputation, strength of character and business judgment befitting a director of a publicly held company.

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        Candidates for the Board should have some, but not necessarily all, of the above-described criteria. The Committee will also consider factors relating to the current composition of the Board, including, but not limited to, the diversity of the Board.

        The process used by the Nominating Committee for identifying and evaluating nominees for directors is as follows:

  •
  Nomination of an existing Board member whose term is expiring.    Each year prior to preparation of the Proxy Statement for the Annual Meeting, the Nominating Committee meets to determine whether any Board member whose term will expire at the upcoming Annual Meeting desires to remain on the Board and, if so, whether such individual should be recommended for nomination. The Committee evaluates whether the individual continues to meet the then current qualifications and qualities established by the Committee for Board membership, as well as the contributions made by the individual during his or her tenure on the Board. The Committee, among other things, takes into consideration the individual's attendance at Board and committee meetings and his or her participation in, and preparation for, such meetings. In the event the Committee determines that it is in the Company's best interest to nominate an existing Board member whose term is expiring for re-election, the Committee will adopt a formal recommendation for consideration and adoption by the full Board of Directors, which, if adopted by the Board of Directors, will be contained in the Proxy Statement.

  •
  Consideration of candidates proposed by Stockholders.    The Nominating Committee will consider candidates for the Board proposed by stockholders. Stockholders wishing to nominate a candidate for consideration by the Committee may do so by writing to the Secretary of the Company and providing the candidate's name, biographical data and qualifications. The Committee will consider the candidate for nomination in the same manner as described below, "Consideration of new candidates for the Board." A stockholder proposal for inclusion in the Proxy Statement (and received in accordance with the procedures described in the Company's Bylaws and its previous year's Proxy Statement) will be included in the Proxy Statement in accordance with SEC regulations.

  •
  Consideration of new candidates for the Board.    The Nominating Committee will consider new candidates for the Board to fill vacancies that occur on the Board. Recommendations for candidates may be submitted to the Committee through the Secretary of the Company. The Secretary will forward names and qualifications of proposed candidates to the Committee members, who, after reviewing the materials will determine whether the candidate appears to meet the qualifications and qualities established by the Committee for Board membership. If the candidate appears to be qualified, the Committee will conduct an interview of the candidate, which may include interviews with management as well as other members of the Board. The Committee may recommend a candidate for membership on the Board, subject to final approval of a majority of the Board of Directors, and the results of a background investigation and reference check of the candidate.

        The specific responsibilities and functions of the Nominating Committee are set forth in the Nominating Committee Charter. The Committee's charter is posted on the Company's website, www.evolving.com, under "Investor Relations." The current members of the Nominating Committee are Messrs. Reidy and Warnecke, each of whom is independent under current Nasdaq listing standards.

Statement on Corporate Governance

        We regularly monitor developments in the area of corporate governance by reviewing new federal laws affecting corporate governance, such as the Sarbanes-Oxley Act of 2002, as well as rules adopted by the SEC and Nasdaq. In response to those developments, we review our processes and procedures and implement corporate governance practices which we believe are in the best interest of the

14

Company and its stockholders. Among other things, we have established a Disclosure Committee, comprised of executives and senior managers who are actively involved in the disclosure process, to specify, coordinate and oversee the review procedures that we use each quarter, including at fiscal year end, to prepare our periodic SEC reports.

        The Board has approved a set of corporate governance guidelines to promote the functioning of the Board and its Committees and to set forth a common set of expectations as to how the Board should perform its functions. The Company's Corporate Governance Guidelines are posted on the Company's website under "Investor Relations." The Board also evaluates its performance annually.

        The Board has also approved a Code of Business Conduct and a Code of Ethics for Finance Employees (collectively, the "Code of Conduct"), posted on the Company's website, www.evolving.com, under "Investor Relations." We require all employees and Directors to adhere to the Code of Conduct in discharging their Company-related activities. Employees and Directors are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct. We have also established a confidential hotline to answer employees' ethics questions and report ethical concerns. In accordance with the requirements of the Sarbanes-Oxley Act of 2002, the Audit Committee has established procedures to receive, retain and treat complaints received by the Company regarding accounting, internal accounting controls of auditing matters, and to allow for the confidential, anonymous submission by our employees of concerns regarding accounting or auditing matters.

Information Regarding Stockholder Communication with the Board of Directors; Attendance of Board Members at the Annual Meeting

        Stockholders may send inquiries, comments and suggestions directly to our Board of Directors. The procedures for sending such correspondence and the manner in which the Company determines those communications that will be forwarded to Board members is posted on the Company's website, www.evolving.com, under "Investor Relations."

        We encourage, but do not require, Board members to attend the Company's Annual Meeting of Stockholders. At the 2004 Annual Stockholders' Meeting, there were two members of the Board present.

Director Compensation Overview

        Messrs. Gartside and Hallenbeck do not receive additional compensation for serving as Directors, except that they, like all directors, are reimbursed for expenses incurred in attending Board and committee meetings. In early 2004, the Nominating Committee reviewed compensation for non-employee Directors and recommended to the Board that in light of an increasing workload, compensation be paid to non-employee Directors to provide competitive compensation to attract and retain qualified Directors. As a result, the Board of Directors changed the non-employee Director cash compensation. Beginning March 2004, the annual compensation for serving on the Board of Directors and the committees of the Board is as follows:

	Annual retainer (payable in quarterly increments)	Cash compensation per in person meeting	Cash compensation per telephone meeting (lasting more than 1/2 hour)	Annual cash compensation for Committee membership	Additional annual cash compensation for Committee Chairperson
Board of Directors	$10,000	$1,500	$500
Audit Committee				$2,000	$4,000
Compensation Committee				$1,500	$1,500
Governance & Nominating Committee				$1,500	$1,500

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        In addition, provided the Company has sufficient shares remaining in its Stock Option Plan, non-employee Directors will be granted an initial stock option grant for 30,000 common shares upon joining the Board. These shares will be granted at a strike price equal to the closing price for the Company's stock on the date of the grant, and will vest one-third on the one year anniversary date of the date of the grant, with the balance vesting quarterly over the remaining two years of the grant. Additional annual option grants for 10,000 common shares will be made to continuing non-employee Board members, vesting quarterly. The Board also has the right to grant additional options, in its discretion.

        Based upon attendance at meetings, and performance of committee chairman duties during 2004, the non-employee Board members received the following cash compensation and stock options:

Name of non-employee Director	Cash compensation for Board services performed in 2004	Number of shares of common stock underlying options granted in 2004
David J. Nicol	$20,160	40,000
Brendan F. Reidy	$21,000	20,000
Peter J. Skinner	$500	30,000
Steve B. Warnecke	$20,625	20,000

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PROPOSAL NO. 2

APPROVAL OF THE EXCHANGE OF THE $11,950,000 OF LONG TERM NOTES ISSUED IN CONNECTION WITH OUR ACQUISITION OF TERTIO TELECOMS LIMITED FOR CONVERTIBLE NOTES

        At the Annual Meeting, our stockholders will be asked to approve the exchange of all of the outstanding principal amount (including accrued interest) of our Long Term Notes issued in connection with the Tertio acquisition for approximately $12,665,534 principal amount of Convertible Notes, which would be initially convertible into approximately 3,842,698 shares of our common stock at $3.296 per share.

Background

        On November 2, 2004, we, through our direct, wholly-owned subsidiary Evolving Systems Holdings Limited, an entity formed and registered in England and Wales ("EVOL UK Sub"), acquired Tertio from Tertio Telecoms Group Limited ("Parent"). The acquisition of Tertio was made pursuant to a Stock Purchase Agreement dated November 2, 2004, by and among Evolving Systems, EVOL UK Sub, Tertio and Parent. Pursuant to the terms of the Stock Purchase Agreement, we, through EVOL UK Sub, became the sole stockholder of Tertio. Our acquisition of Tertio did not require the approval of any federal or state regulatory agency.

        The purchase price for the acquisition of Tertio was approximately U.S. $37,100,000, (Evolving Systems currently estimates the purchase price of the acquisition for accounting purposes at approximately $40.2 million) payable as follows:

  •
  a cash payment of approximately U.S. $11,000,000 in immediately available funds by wire transfer to Parent at closing;

  •
  the issuance of 966,666 shares of the newly designated Series B Convertible Preferred Stock, initially convertible into 2,899,998 shares of our common stock (valued for accounting purposes at approximately $11.3 million) with an initial stated value of approximately U.S. $10,150,000 (the "Series B Convertible Preferred Stock");

  •
  the issuance of a Short Term Senior Secured Note in the principal amount of U.S. $4,000,000 (the "Short Term Note") due in two installments of $2.0 million each on March 31 and June 30, 2005 (together with interest at a rate of 5.5% per annum); and

  •
  the issuance of Long Term Notes in the principal amount of approximately U.S. $11,950,000 due December 31, 2007, payable in the manner described herein.

        The Series B Convertible Preferred Stock (on an as converted basis) represented approximately 18.1% of the Company's then outstanding common stock before giving effect to the issuance of such shares. Subject to approval by our stockholders, the Long Term Notes (including accrued interest) will be exchanged for approximately $12,665,534 principal amount of Convertible Notes which are initially convertible at $3.296 per share into approximately 3,842,698 shares of our common stock (the "Conversion Shares"). The Long Term Notes and the Convertible Notes are described herein.

Reasons for Seeking Stockholder Approval

        We are seeking your approval solely with respect to the approval of the issuance of the Convertible Notes in exchange for the Long Term Notes. Neither Delaware law nor our certificate of incorporation, as amended, or our bylaws require us to obtain stockholder approval of the issuance of such Convertible Notes. However, because our common stock is traded on The Nasdaq SmallCap Market, we are subject to the rules of The Nasdaq Stock Market. Nasdaq Marketplace Rule 4350(i) requires that a company whose stock is traded on Nasdaq obtain stockholder approval in connection with the

17

acquisition of another company involving the issuance or potential issuance of common stock equal to 20% or more of its common stock. The issuance of the shares of Series B Convertible Preferred Stock alone does not exceed this 20% threshold. However, because the issuance of the shares of common stock upon conversion of the Series B Convertible Preferred Stock and the Convertible Notes would, collectively, result in us issuing in excess of 20% of our outstanding shares of common stock, we are required under Nasdaq Marketplace rules to seek stockholder approval for the exchange of the Long Term Notes for Convertible Notes. The only Company approval that was required to consummate the Company's acquisition of Tertio was approval by its Board of Directors.

        In the event our stockholders do not approve the exchange of the Long Term Notes for Convertible Notes, the Long Term Notes will continue to remain outstanding subject to their terms (which are summarized herein) and will result in the Company having a debt load and related debt service that are higher than management would prefer. This debt may negatively impact earnings and management believes the related interest payments could be better utilized to fuel growth plans. The outcome of the vote of our stockholders with respect to the conversion feature of the Long Term Notes will not affect the acquisition of Tertio. The acquisition of Tertio was completed on November 2, 2004 and was not contingent upon our stockholders voting to approve the conversion feature of the Long Term Notes.

        The Series B Convertible Preferred Stock contains certain price-based anti-dilution protections that are triggered in the event that we issue shares (subject to certain exclusions) below $3.89 per share. However, such anti-dilution adjustments are capped to prohibit the Series B Convertible Preferred Stock from converting into 20% or more of our common stock. In the event that the stockholders approve the issuance of the Convertible Notes, therefore authorizing the issuance of in excess of 20% of our common stock in connection with the acquisition of Tertio, the anti-dilution cap will automatically terminate upon stockholder approval.

        Additionally, pursuant to the terms of the Series B Convertible Preferred Stock issued in connection with our acquisition of Tertio, all but 1,000 shares of such Preferred Stock will automatically convert into our common stock if the stockholders approve the exchange of the Long Term Notes and the increase in our authorized capital stock on or prior to May 16, 2005. If, however, such approvals are not received by such date, the Series B Convertible Preferred Stock will not automatically convert into our common stock but will be convertible from time to time at the option of the holder thereof.

Information on Tertio Telecoms Limited

        Tertio has its main office located at One Angel Square, 4th Floor, Torrens Street, London, England EC1V 1PL (main number: +44 (0) 20 7843 4000), and additionally has offices in Bath, England; Munich, Germany; and Kuala Lumpur, Malaysia. Prior to our acquisition, Tertio was a wholly-owned subsidiary of Tertio Telecoms Group Ltd. Shortly after the acquisition, we changed Tertio's name to Evolving Systems Limited and it now does business under the Evolving Systems name.

        In 1999 Tertio de-merged from Tertio Ltd. and became Tertio Telecoms Limited, and is now exclusively focused on providing Operations Support Systems (OSS) software solutions to communication carriers throughout Europe, the Middle East, Africa and Asia. Tertio's provisioning/activation and mediation software enables operators to improve the efficiency of turning on and charging for communications services over existing and new network technologies. Tertio's solutions are used by some of the world's leading wireless, wireline and cable network operators, including companies such as H3, T-Mobile, Vodafone, Tele2 and Telewest Broadband. Tertio's solutions are deployed in 55 networks in 37 countries.

        We believe Tertio's activation and mediation solutions, Provident™ and Evident™, fit well with elements of our product portfolio, strengthening our current network mediation and service assurance offerings, as well as adding activation as a new and important high growth application to our portfolio.

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Provident Activation and Provisioning Suite is a new generation of service provisioning products that reconcile the conflicting pressures of satisfying customers and reducing costs and is used to enable new services and turn on services in a network per customer orders. Evident is Tertio's product for billing mediation, designed to enable the roll out of existing and new revenue-enhancing services, while reducing operational complexity and costs.

Transaction Background

        Evolving Systems indicated in 2004 that growth would come from a combination of organic and acquisitive activities. We looked at a large pool of potential acquisition targets during the course of the year and chose to enter into negotiations with Tertio for reasons of strategic fit. During the two month period prior to closing, Evolving Systems conducted extensive due diligence on Tertio and concluded that the product fit, geographic and customer fit, the cultural fit, as well as the financial stability and valuation fit would make for a good combination. The two management teams at Evolving Systems and Tertio additionally worked together on building a joint operating plan for integrating the businesses.

Financial Information

        Audited financial statements of Tertio for 2002 and 2003 and unaudited interim financial statements of Tertio for the nine months ended September 30, 2004 and 2003 were filed with the Company's Form 8-K/A filed with the SEC on January 18, 2005, a copy of which is attached hereto as Annex A. Unaudited pro forma combined financial statements, including pro forma combined balance sheet as of September 30, 2004 and pro forma combined statements of operations for the year ended December 31, 2003 and for the nine month period ended September 30, 2004 were also filed with the Company's Form 8-K/A filed with the SEC on January 18, 2005, a copy of which is attached hereto as Annex A. Such unaudited pro forma combined financial statements are presented as if Evolving Systems and Tertio had been operating as a combined entity. The pro forma data is for informational purposes only and may not necessarily reflect future results of operations and financial position or what the results of operations or financial position would have been had Evolving Systems and Tertio been operating as a combined entity for the specified periods. The unaudited pro forma combined financial statements should be read in conjunction with our audited financial statements and the accompanying notes filed with the Company's Form 10-K filed with the SEC on March 31, 2005, a copy of which is attached hereto as Annex B. The Company's acquisition of Tertio was accounted for using the purchase method of accounting.

Certain Considerations Regarding Evolving Systems' Acquisition of Tertio

        Evolving Systems' Board of Directors unanimously approved the acquisition of Tertio at a special meeting duly called and held on October 26, 2004. Evolving Systems' Board of Directors identified a number of benefits for the Company and its stockholders that could result from the acquisition and also discussed and considered certain associated risks. The Board considered and discussed, among other things, the following:

  •
  the potential benefits of integrating Tertio into Evolving Systems' business as well as the experience and synergies such an acquisition could add to Evolving Systems;

  •
  the potential benefit of cross selling each company's products into the respective customer base;

  •
  the resulting acquisition would double the size of Evolving Systems' product portfolio and substantially increase its addressable market;

  •
  the potential benefit of attracting more customers because of the expanded product portfolio and company scale;

  •
  the potential for future products derived from the intellectual property from both companies;

19

  •
  the combination of Evolving Systems and Tertio would create a company with increased scale from a financial, customer, and product standpoint;

  •
  the quality and experience of the officers and employees of Tertio;

  •
  the terms of the notes and the benefits of direct seller financing (as well as the costs thereto) rather than arranging a senior lending facility with its restrictive covenants and lending fees;

  •
  the advice of Evolving Systems financial, accounting and legal advisors;

  •
  the risk that integration may be a difficult and distracting operation;

  •
  the expenses related to the transaction, including registration expenses, expenses relating to the holding of a stockholder meeting and integration expenses;

  •
  the risk and difficulty in obtaining a quorum and stockholder vote;

  •
  the risk that some Tertio customers may go elsewhere for a variety of possible reasons as a result of the acquisition;

  •
  the risk of losing Tertio's employees following, or as a result of, the acquisition;

  •
  the risks that the anticipated benefits of the acquisition of Tertio will not be realized;

  •
  the ownership percentage that Tertio and its affiliates would own in Evolving Systems following the consummation of the acquisition and the risks related thereto;

  •
  the potential risks of transacting business in foreign jurisdictions;

  •
  the additional risks to Evolving Systems resulting from changes in the currency exchange ratios;

  •
  the risks of depleting cash balances to accomplish the acquisition and funding future indebtedness; and

  •
  the risks of securing the notes with the assets of Evolving Systems.

Material Terms of the Long Term Notes and the Convertible Notes

        The Long Term Notes.    The following description summarizes the material terms of the Long Term Notes. In the event the exchange of the Long Term Notes for Convertible Notes is approved by the Company's stockholders, all of the Long Term Notes will be terminated. You are urged to read carefully the form of Long Term Note in its entirety, a copy of which is attached in Annex C.

        Principal, Maturity and Interest.    The outstanding principal portion of the Long Term Notes are due and payable in installments as follows: $1,340,000 on March 31, 2006; $3,110,000 on June 30, 2006; $1,430,000 on December 31, 2006; $1,870,000 on March 31, 2007; $3,110,000 on June 30, 2007; and the remainder on December 31, 2007. The Long Term Notes bear interest at a rate per annum equal to 11% until November 2, 2006, and 14% thereafter. To the extent interest is not paid when due, it compounds quarterly. Upon an event of default, the Long Term Notes would bear interest at the greater of (a) 14% or (b) the London Interbank Offering Rate (LIBOR) plus 8%.

        Mandatory Prepayment.    In addition to the scheduled installment payments, beginning with the fiscal quarter ending March 31, 2005. Evolving Systems is required to make prepayments on the Long Term Notes by an amount equal to the closing cash balance of Evolving Systems at the end of each quarter in excess of $7,000,000, provided that the holders of the Long Term Notes have requested such prepayments.

        Prepayment.    The Long Term Notes may be prepaid without penalty or premium.

20

        Security.    The Long Term Notes are secured by a first-priority lien on substantially all of the assets of Evolving Systems and a pledge, subject to certain limitations, of the shares of our subsidiaries. The security interest securing the repayment of all liabilities arising under the Long Term Notes shall be automatically released and terminated on the date that the aggregate outstanding balance of all of the notes issued in connection with the acquisition of Tertio is equal to or less than 10% of the original aggregate principal amount of all of such notes at the time of issuance.

        Covenants.    The Long Term Notes contain customary affirmative and negative covenants including, among others, covenants relating to financial and legal requirements, capital expenditures, restrictions on dividends, maintenance of certain financial ratios, incurrence of liens, sale or disposition of assets and incurrence of other debt.

        Event of Default.    A default under the notes would permit the holders thereof to require the immediate repayment of any outstanding principal amount with interest at the applicable default rate, together with an exercise of their remedies under the various security and pledge agreements. Each of the following, among other things, will result in an event of default:

  •
  our failure to make any payment under the Long Term Notes or the other notes issued originally to Parent in connection with the Tertio acquisition as and when due;

  •
  our bankruptcy, insolvency or reorganization or some similar event;

  •
  our failure to convene the annual meeting of the Company's stockholders on or before May 16, 2005 for the purposes of approving the matters described in Proposals 2 and 3 herein;

  •
  our breach or failure to perform any other agreement, covenant, representation or warranty under the Long Term Notes; or

  •
  our failure to maintain certain debt to EBITDA ratios.

        Exchange.    In the event that the stockholders authorize the exchange of the Long Term Notes for Convertible Notes, the holders have elected to convert all of the principal amount (including accrued interest) of the Long Term Notes into Convertible Notes. The holders could have elected to exchange a portion of the Long Term Notes for non-convertible notes which paid interest ranging from 9% to 12% (referred to in the Long Term Notes as the "B-1 Notes"), but the holders have elected to exchange the Long Term Notes entirely for Convertible Notes.

        The Convertible Notes.    The following description summarizes the material terms of the Convertible Notes. The terms of the Convertible Notes are applicable only if the exchange of the Long Term Notes for Convertible Notes is approved by our stockholders. You are urged to read carefully the form of Convertible Note in its entirety, a copy of which is attached in Annex D.

        Principal, Maturity and Interest.    The outstanding principal, together with any accrued but unpaid interest, are due and payable on December 31, 2007. Interest payments are due on the last business day of each quarter. The Convertible Notes bear interest at the Applicable Federal Rate at the time of issuance, which was 3.05% for March 2005. To the extent interest is not paid when due, it compounds quarterly. Evolving Systems is required to offer to the holders of Convertible Notes prepayments on the Convertible Notes, beginning with the fiscal quarter ending March 31, 2005, by an amount equal to the closing cash balance of Evolving Systems at the end of each quarter in excess of $7,000,000. The holders of the Convertible Notes may elect to accept or reject such prepayments in their sole discretion.

        Prepayment.    The Convertible Notes may not be prepaid without the consent of the holders thereof.

21

        Security.    The Convertible Notes are secured by a first-priority lien on substantially all of the assets of Evolving Systems and a pledge, subject to certain limitations, of the shares of our subsidiaries. The security interest securing the repayment of all liabilities arising under the Convertible Notes shall be automatically released and terminated on the date that the aggregate outstanding balance of all of the notes issued in connection with the acquisition of Tertio is equal to or less than 10% of the original aggregate principal amount of all of such notes at the time of issuance.

        Covenants.    The Convertible Notes contain customary affirmative and negative covenants including, among others, covenants relating to financial and legal requirements, capital expenditures, restrictions on dividends, maintenance of certain financial ratios, incurrence of liens, sale or disposition of assets and incurrence of other debt.

        Event of Default.    A default under the notes would permit the holders thereof to require the immediate repayment of any outstanding principal amount with interest at the applicable default rate, together with an exercise of their remedies under the various security and pledge agreements. Each of the following, among other things, will result in an event of default:

  •
  our failure to make any payment under the Convertible Notes or the other notes issued to Parent in connection with the Tertio acquisition as and when due;

  •
  our bankruptcy, insolvency or reorganization or some similar event;

  •
  our failure to convene the annual meeting of the Company's stockholders on or before May 16, 2005 for the purposes of approving the matters described in Proposals 2 and 3 herein;

  •
  our breach or failure to perform any other agreement, covenant, representation or warranty under the Convertible Notes; or

  •
  our failure to maintain certain debt to EBITDA ratios.

        Conversion.    At any time, and from time to time, prior to repayment of all amounts due under the Convertible Notes, all or any portion of the principal amount of the Convertible Notes, and any accrued but unpaid interest thereon, shall be convertible at the option of the holder thereof into fully paid and non-assessable shares of the Company's common stock. The initial conversion price per share of our common stock is equal to $3.296. The "Conversion Price" was calculated as the product of: (x) the average closing price per share of our common stock, determined over the ninety (90) day period immediately following the announcement of our acquisition of Tertio, multiplied by (y) ninety (90%) percent. The conversion price of the Convertible Notes will be subject to adjustment upon the occurrence of certain customary anti-dilution events such as: (i) the issuance of shares of our common stock as a dividend or certain other distribution on our common stock; (ii) the subdivision or combination of our outstanding common stock; and (iii) certain issuances below the Conversion Price. The Conversion Price is subject to adjustment based on a weighted average price based anti-dilution adjustment in the event that the Company issues shares (or is deemed to have issued shares) for less than $3.662 per share. There are no limits or caps to the anti-dilution adjustments.

        In the event that, at any time after the second anniversary of the issuance of the Convertible Notes, the average of the closing price per share of the Company's common stock for a period of forty-five (45) consecutive days is equal to or greater than the product of the Conversion Price multiplied by two and a half (2.5); then the Company may require the holders of the Convertible Notes to convert such notes into Company common stock (so long as we exercise the conversion option within ten (10) consecutive days after the last day of such forty-five (45) day period).

        Voting.    The Convertible Notes, prior to conversion to common stock in accordance with their terms, are not entitled to vote on any matters submitted to a vote of the Company stockholders.

22

Other Agreements with the Noteholders

        Investor Rights Agreement.    In connection with our acquisition of Tertio, we entered into an Investor Rights Agreement with the Parent and certain major stockholders of Parent. Under the terms of the Investor Rights Agreement the Company is required to file within 60 days after the closing of the acquisition of Tertio, and to use its reasonable best efforts to have declared effective within 120 days following such closing, one or more shelf registration statements under the Securities Act to register the resale by investors the shares of our common stock issuable upon conversion of the Convertible Notes (if approved by our stockholders) and the Series B Convertible Preferred Stock. On February 2, 2005, the Company filed a shelf registration statement under the Securities Act to register such resale shares of common stock. As a result, upon the effectiveness of such shelf registration statement(s), the shares of our common stock issuable upon the conversion of the Series B Convertible Preferred Stock and the Convertible Notes, if approved by our stockholders, that are so registered will be freely tradeable and likely affect the trading market for our common stock.

        Board Rights.    Pursuant to the terms of the Investor Rights Agreement, we agreed to appoint a representative of the Parent to our Board of Directors and serve on Evolving Systems' Compensation Committee. In November 2004, our Board appointed Peter J. Skinner, the representative of the Parent, to serve until the Annual Meeting. Furthermore, the Investor Rights Agreement grants to the major stockholders of Parent the right, subject to certain limitations, to name a representative to attend, as a non-voting observer, all meetings of the Board and its committees.

Effect of Approval of Conversion Feature

        If the exchange of the Long Term Notes into Convertible Note is approved by our stockholders, the Convertible Notes will initially be convertible into approximately 3,842,698 shares of our common stock at $3.296 per share, which would constitute approximately 19.4% of our issued and outstanding shares of common stock as of the record date (after giving effect to such conversion). Accordingly, if the conversion of the Long Term Notes is approved, the holders thereof would hold securities constituting approximately 29.7% of our issued and outstanding shares of common stock, assuming the Convertible Notes and Series B Convertible Preferred Stock were converted into shares of common stock. Additionally, in the event that any of the anti-dilution protections are triggered, a greater number of shares of the Company's common stock will be issuable upon conversion of the Convertible Notes and the Series B Convertible Preferred Stock. There are no limits or caps to the anti-dilution adjustments in the event that this Proposal No. 2 is approved by our stockholders.

        The issuance of common stock upon the exchange of the Convertible Notes and Series B Convertible Preferred Stock could depress the market price of our common stock by increasing the number of outstanding shares of our common stock. In the event our stockholders do not approve the conversion feature of the Convertible Notes, the Long Term Notes will continue to remain outstanding subject to their terms (which are summarized above). In addition, the outcome of the vote of our stockholders with respect to the conversion feature of the Long Term Notes will not affect the acquisition of Tertio. The acquisition of Tertio was completed on November 2, 2004 and was not contingent upon our stockholders voting to approve the conversion feature of the Long Term Notes.

        In the event that the conversion of the Long Term Notes into Convertible Notes is approved, the extinguishment of the Long Term Note and the issuance of the Convertible Notes will be recorded at their fair value, which could result in a charge reducing our income which in turn could negatively affect our stock price. Fair value assessments are dependent upon market factors in existence at the time of measurement.

        In addition to the aforementioned charges related to remeasuring the Long Term Notes exchange at fair value, if the conversion rate on the Convertible Notes is less than the fair value of the stock into which the notes are convertible, on the date of issuance the Company will be required to record as

23

additional interest expense a beneficial conversion feature that will negatively affect interest expense in the period in which the Convertible Notes are issued.

Reasons for Exchange of Long Term Notes for Convertible Notes

        The Board believes that it is in our best interests and the best interests of our stockholders to approve the exchange of the Long Term Note issued in connection with the Tertio acquisition for the following reasons:

  •
  the interest payable on the Convertible Notes is lower than the Long Term Notes;

  •
  to the extent converted into our common stock, we would not have to repay such indebtedness from our cash flows except as expressly provided in the Convertible Notes;

  •
  we will have more flexibility with respect to future financing needs; and

  •
  as described herein, including "Certain Considerations Regarding Evolving Systems' Reasons for the Acquisition of Tertio," the Board considered certain additional benefits, costs and risks applicable to the exchange of the Long Term Notes for Convertible Notes.

Board of Directors' Reservation of Rights

        The Board of Directors retains the authority to take or to authorize discretionary actions as may be appropriate to carry out the purposes and intentions of this proposal which the Board of Directors may adopt without stockholder vote in accordance with the Delaware General Corporation Law.

No Dissenters' Rights

        Under Delaware law, stockholders are not entitled to dissenters' rights of appraisal with respect to this proposal.

Vote Required and Recommendation of Board of Directors

        The approval of the exchange of promissory notes issued in the Tertio acquisition is a non-routine matter for brokers that hold their clients' shares in "street name." The affirmative vote of the holders of a majority of the shares of our common stock present or represented and voting at the annual meeting will be required to approve the note exchange. Abstentions will have the effect of a vote against this proposal and broker non-votes will have no effect on the outcome of the vote with respect to this proposal

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE EXCHANGE OF THE LONG TERM NOTES FOR CONVERTIBLE NOTES.

24

PROPOSAL NO. 3

APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF
INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED
SHARES OF COMMON STOCK

GENERAL

        The Company's certificate of incorporation currently authorizes the issuance of 25,000,000 shares of common stock and 2,000,000 shares of preferred stock. The Board of Directors adopted a resolution approving, and declared advisable, subject to stockholder approval, an amendment to the Company's certificate of incorporation to increase the number of authorized shares of the Company's common stock from 25,000,000 to 50,000,000 and the total number of authorized shares of capital stock from 27,000,000 to 52,000,000. No change is being proposed to the authorized number of shares of preferred stock. An increase in the number of authorized shares of common stock is necessary to enable the Company to have a sufficient number of authorized and unissued shares of common stock to complete the conversion of the Convertible Notes as described above, as well as for corporate opportunities, such as additional stock offerings, acquisitions, stock dividends and compensation plans. If the stockholders approve this proposal, Article IV. A. of the Company's certificate of incorporation would be amended to read in its entirety as follows:

    "A. Classes of Stock. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is fifty-two million (52,000,000), of which fifty million (50,000,000) shares shall be Common Stock and two million (2,000,000) shares shall be Preferred Stock. The Common Stock shall have a par value of $0.001 per share and the Preferred Stock shall have a par value of $0.001 per share."

Reasons for the Increase in the Number of Authorized Shares of Common Stock

        The Company is seeking stockholder approval of an increase in the number of authorized shares of common stock to effectuate the conversion of the Convertible Notes described above. As described in Proposal 2, on November 2, 2004, the Company and Tertio Telecoms Group Limited (the "Parent") executed a Stock Purchase Agreement pursuant to which the Company purchased all the issued and outstanding shares of Tertio. The certificate of incorporation of the Company currently authorizes the issuance of up to 25,000,000 shares of common stock and the Company has 16,024,102 shares of common stock outstanding as of the record date. While there is a sufficient number of shares reserved for the issuance of the common stock issuable upon conversion of the Series B Convertible Preferred Stock, there are not enough shares available to issue in connection with the conversion of the Convertible Notes if approved by the Company's stockholders. Taking into account the shares reserved for issuance upon conversion of the Series B Convertible Preferred Stock and the Company's option and stock purchase plans, the Company has only approximately 30,000 shares of common stock available for issuance.

        An increase in the number of authorized shares of common stock will also enable the Company to pursue additional corporate opportunities, including additional stock offerings, acquisitions, stock dividends and compensation plans. However, as of the record date, the Company does not have any agreement with or commitment to any third party for the issuance of any shares of common stock which will be authorized if this amendment is approved.

Impact of the Issuance on Existing Stockholders

        The Company's existing common stockholders will have rights which are equal to those of the holders of the newly-issued common stock. In determining whether to vote for this proposal, stockholders should consider that they are subject to the risk of substantial dilution to their interests

25

which will result from the issuance of shares of common stock, and that as a result of the issuance of such common stock the current stockholders will own a smaller percentage of the outstanding common stock of the Company.

        In addition, prior to our acquisition of Tertio, only one of our stockholders beneficially owned in excess of five percent of our common stock. If the Series B Convertible Preferred Stock and the Convertible Notes are exchanged for shares of our common stock, then the Parent and its affiliates or successors would hold approximately 29.7% of the outstanding shares of our common stock (after giving effect to such conversions). Such ownership interests could effectively deter a third party from making an offer to buy us, which might involve a premium over our current stock price or other benefits for our stockholders, or otherwise prevent changes in the control or management of Evolving Systems. In addition, there are no restrictions, in the form of a standstill agreement or otherwise, on the ability of such stockholders or their affiliates to purchase additional shares of our common stock and thereby further increase their ownership interests.

Not An Offer To Sell Or Solicitation of An Offer To Purchase Securities

        THIS PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO PURCHASE SECURITIES OF THE COMPANY. ANY OFFER OF SECURITIES MADE BY THE COMPANY OR OTHER PERSON ON BEHALF OF THE COMPANY MAY BE MADE ONLY PURSUANT TO MATERIALS AND OTHER OFFERING DOCUMENTS PREPARED BY THE COMPANY AND DELIVERED TO QUALIFIED PURCHASERS EXPRESSLY FOR USE IN CONNECTION WITH THE SALE AND ISSUANCE OF COMMON STOCK DESCRIBED HEREIN, AND ANY SUCH OFFER SHALL BE MADE IN COMPLIANCE WITH, OR PURSUANT TO AN EXEMPTION FROM, SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Board of Directors' Reservation of Rights

        The Board of Directors retains the authority to take or to authorize discretionary actions as may be appropriate to carry out the purposes and intentions of this proposal which the Board of Directors may adopt without stockholder vote in accordance with the Delaware General Corporation Law.

No Dissenters' Rights

        Under Delaware law, stockholders are not entitled to dissenters' rights of appraisal with respect to this proposal.

Required Vote And Recommendation of Board of Directors

        The approval of the amendment to Evolving Systems' certificate of incorporation is a non-routine matter for brokers that hold their clients' shares in "street name." The affirmative vote of the holders of a majority of the shares of our common stock issued and outstanding will be required to approve the amendment to our certificate of incorporation. As of the record date there were 16,024,102 shares of common stock outstanding and entitled to vote; therefore, this amendment must receive the affirmative vote of at least 8,012,052 shares of common stock. Abstentions and broker non-votes will have the effect of a vote against this proposal.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

26

PROPOSAL NO. 4

RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The Board of Directors has selected KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005, and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

        Stockholder ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm is not required by the Company's bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Required Vote And Recommendation of Board of Directors

        The ratification of KPMG LLP as Evolving Systems' independent registered public accounting firm is a routine matter for brokers that hold their clients' shares in "street name." The affirmative vote of a majority of the shares of our common stock present or represented and voting at the annual meeting will be required to ratify the appointment of KPMG as our independent registered public accounting firm. Abstentions will have the effect of a vote against this proposal and broker non-votes will have no effect on the outcome of the vote with respect to this proposal.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

Information Regarding Change in Accountants

        In 2004, the Audit Committee and the Board of Directors of the Company approved the decision to change the Company's independent registered public accounting firm. The following information is provided with respect to such change:

          (a)   PricewaterhouseCoopers was dismissed by the Board of Directors on July 9, 2004. The Board appointed KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2004.

          (b)   The reports of PricewaterhouseCoopers on the Company's consolidated financial statements as of and for the years ended December 31, 2003 and 2002 did not contain an adverse opinion or disclaimer or opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principle. During the fiscal years ending December 31, 2003 and December 31, 2002, and through July 9, 2004: (i) there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to PricewaterhouseCoopers' satisfaction, would have caused PricewaterhouseCoopers to make reference to the subject matter of the disagreement in connection with its reports on the Company's consolidated financial statements for such years and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

27

          (c)   The decision to change the Company's independent registered public accounting firm was made by the Board of Directors upon recommendation of the Company's Audit Committee.

          (d)   In connection with the Company's Form 8-K, filed with the SEC on July 15, 2004, the Company provided PricewaterhouseCoopers with a copy of the foregoing disclosures. PricewaterhouseCoopers furnished the Company with a letter addressed to the SEC stating that PricewaterhouseCoopers agreed with the above statements.

          (e)   During the fiscal years ended December 31, 2003 and December 31, 2002 and through July 9, 2004, the Company has not consulted with KPMG regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company or oral advice was provided that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

        The Company has provided each of KPMG and PricewaterhouseCoopers with a copy of the foregoing disclosures prior to the filing of this Proxy Statement with the SEC.

TABLE OF EQUITY COMPENSATION PLANS

        The following table contains summary information as of December 31, 2004 concerning the Company's Purchase Plan and Stock Option Plan. Both of the Plans have been approved by the stockholders. See "Security Ownership of Certain Beneficial Owners and Management."

	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plan
Stock Option Plan	3,631,097	$3.57	1,997,397
Employee Stock Purchase Plan	—	—	454,241
Warrants	0	0	0

Note: As of the record date, the number of remaining shares available for issuance under the Employee Stock Purchase Plan was 446,651.

28

MANAGEMENT

        As of March 22, 2005, the executive officers of the Company are as follows:

Name	Age	Position
Stephen K. Gartside, Jr.	39	Chief Executive Officer, President and Director
George A. Hallenbeck	62	Chief Technology Officer and Chairman of the Board
Thaddeus Dupper	48	Executive Vice President of Worldwide Sales & Marketing
Brian R. Ervine	43	Executive Vice President, Chief Financial & Administrative Officer, Treasurer and Assistant Secretary
Anita T. Moseley	53	Sr. Vice President, General Counsel and Secretary
Joseph P. Murray	39	Sr. Vice President of Software Development

        See "Proposal 1—Election of Directors" for the biographies of Messrs. Gartside and Hallenbeck.

        Thaddeus Dupper joined the Company in February 2004 as Vice President of Sales and Business Development. In January 2005 he was promoted to Executive Vice President of Worldwide Sales & Marketing. Before joining Evolving Systems, Mr. Dupper was Vice President of Sales and Marketing from October 2003 until February 2004 with Expand Beyond, a wireless software company. Prior to that, Mr. Dupper was Vice President of International Sales for Terabeam, a technology development and service provider that deploys Metropolitan Area Networks using Gigabit Ethernet, IP and Free Space Optics, from June 2000 until September 2003. In addition, he served as Senior Vice President of Valued-Added Products and Professional Services at Dun & Bradstreet, a global provider of company credit reports, from January 1998 until May of 2000. Mr. Dupper was an early member of the Teradata management team where he held a variety of sales and sales management positions from 1985 until 1997. Mr. Dupper began his career at Amdahl Corporation as a systems engineer from 1979 until 1985. Mr. Dupper received a bachelor of science degree in Computer Information Systems from Manhattan College.

        Brian R. Ervine joined the Company in January 2002 as Senior Vice President of Finance, Chief Financial Officer, Treasurer and Assistant Secretary. In January 2005 he was promoted to the position of Executive Vice President, Chief Financial and Administrative Officer. He came to the Company from Brain Ranger, a content management software developer, where he was Chief Financial Officer and responsible for all financial and business planning activities and day-to-day operations from February 2001 to January 2002. Prior to Brain Ranger, Mr. Ervine was Executive Vice President, Chief Financial Officer and Treasurer for Convergent Communications, a provider of voice communication systems, and managed the finance and treasury operations from December 1999 to December 2000. He joined Convergent Communications from Metapath Software International, a global provider of enterprise-wide wireless software and services, where he was Vice President of Finance and managed the worldwide financial operations in 9 countries from December 1995 to December 1999. Previous to then, Mr. Ervine was Vice President and Chief Financial Officer of PC ServiceSource, Inc., Assistant Controller for CompuCon Systems, Inc. and Senior Audit Manager at KPMG Peat Marwick, LLP. Mr. Ervine received a B.B.A. in Accounting from the University of Texas at Austin (1984) and is a certified public accountant.

        Anita T. Moseley joined the Company in May 1994 as corporate counsel of the Company and held that position until June 1997 when she assumed the positions of Vice President, General Counsel and Secretary of the Company. In June 2000 she was promoted to Senior Vice President. Between September 1991 and May 1994, she held corporate counsel positions with the Federal Deposit Insurance Corporation and the Resolution Trust Corporation. Prior to that time, Ms. Moseley was a

29

partner in the Salt Lake City law firm of Prince, Yeates and Geldzahler. Ms. Moseley holds a B.A. from Syracuse University and a J.D. from the University of Utah.

        Joseph P. Murray joined the Company in May 1999 as Director of Local Number Portability (LNP) Solutions and held that position until January 2001 when he assumed the position of Vice President & General Manager of OSS Solutions. In January 2002, Mr. Murray became the Vice President of Software Development. In January 2005 he was promoted to Sr. Vice President. From October 1995 until joining the Company, Mr. Murray served as the Director of Software Business Systems at JCIT, Inc., a company specializing in providing education, consulting services and applications for manufacturing flow operations. Mr. Murray is an active faculty member of the University of Phoenix Graduate School of Business. He holds an MBA/Organizational Management Degree from the University of Phoenix and a B.S. in Mechanical Engineering from the University of Denver.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS, AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's common stock as of the record date by: (i) each director and nominee for director; (ii) each executive officer named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent (5%) of its common stock.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
George A. Hallenbeck(2) c/o Evolving Systems, Inc. 9777 Mt. Pyramid Ct., Suite 100 Englewood, CO 80112	1,434,579	8.6%
Stephen K. Gartside, Jr.(3) c/o Evolving Systems, Inc. 9777 Mt. Pyramid Ct., Suite 100 Englewood, CO 80112	282,124	1.7%
David J. Nicol(4) 9871 West 83rd St. Overland Park, Kansas 66204	25,000	*
Peter J. Skinner(5) c/o Evolving Systems, Inc. 9777 Mt. Pyramid Ct., Suite 100 Englewood, CO 80112	-0-	*
Brendan F. Reidy(6) P.O. Box 880 Evergreen, CO 80437	91,656	*
Steve B. Warnecke(7) 1026 Anaconda Dr. Castle Rock, CO 80108	104,138	*
Royce & Associates, LLC(8) 1414 Avenue of the Americas New York, NY 10019	942,200	5.9%

30

Tertio Telecoms Group Limited(9) One Angel Square, Fourth Floor Torrens Street London, England EC1V 1PL	2,899,998	15.4%
Brian R. Ervine(10) c/o Evolving Systems, Inc. 9777 Mt. Pyramid Ct., Suite 100 Englewood, CO 80112	195,420	1.2%
Anita T. Moseley(11) c/o Evolving Systems, Inc. 9777 Mt. Pyramid Ct., Suite 100 Englewood, CO 80112	308,364	1.9%
Joseph P. Murray(12) c/o Evolving Systems, Inc. 9777 Mt. Pyramid Ct., Suite 100 Englewood, CO 80112	68,037	*
Thaddeus Dupper(13) c/o Evolving Systems, Inc. 9777 Mt. Pyramid Ct., Suite 100 Englewood, CO 80112	36,250	*
All executive officers and directors as a group (9 persons)(14)	2,545,568	14.4%

*
Less than one percent (1.0%).

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 16,024,102 shares outstanding on the record date, adjusted as required by rules promulgated by the SEC.

(2)
Includes 671,891 shares subject to stock options exercisable within 60 days of the record date.

(3)
Includes 237,124 shares subject to stock options exercisable within 60 days of the record date.

(4)
Includes 15,000 shares subject to stock options exercisable within 60 days of the record date.

(5)
Does not include 1,385,276 shares held by Tertio Telecoms Group Limited, to be distributed as described in footnote (9) to certain funds in which Mr. Skinner may be deemed to have an indirect beneficial ownership interest. Mr. Skinner disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest in such shares.

(6)
Includes 80,656 shares subject to stock options exercisable within 60 days of the record date.

(7)
Includes 61,667 shares subject to stock options exercisable within 60 days of the record date.

(8)
Based solely upon the Schedule 13G information filed with the SEC by Royce & Associates, LLC on January 27, 2005.

(9)
Tertio Telecoms Group Limited ("Parent") has notified the Company that it intends to liquidate itself pursuant to a Members Voluntary Liquidation prior to the date of the Company's annual

31

  meeting. In connection with such liquidation, Parent intends to distribute its assets to certain of its stockholders, including all of its Series B Preferred Shares of the Company, which are convertible into 2,899,998 shares of common stock of the Company, and the notes described in this proxy statement. Following such liquidation, based upon information provided to the Company by Parent and assuming the conversion of the Series B Preferred Shares into shares of common stock of the Company, Parent will distribute 1,324,149 common shares of the Company (the "Advent Shares") as approximately follows: 454,475 shares to Global Private Equity III Limited Partnership; 208,908 shares to Global Private Equity III-A Limited Partnership; 10,446 shares to Global Private Equity III-B Limited Partnership; 139,272 shares to Global Private Equity III-C Limited Partnership; 69,636 shares to Advent PGGM Global Limited Partnership; 37,138 shares to Advent Euro-Italian Direct Investment Program Limited Partnership; 34,818 shares to Advent European Co-Investment Program Limited Partnership; 6,870 shares to Advent Partners GPE III Limited Partnership; 2,036 shares to Advent Partners (NA) GPE III Limited Partnership; 45,458 shares to Digital Media & Communications II Limited Partnership; 28,408 shares to Advent Crown Fund II C.V.; 281,590 shares to Advent Global GECC III Limited Partnership; and 5,094 shares to Advent Partners Limited Partnership. Advent International Corporation, the private equity firm that is the general partner of the funds affiliated with Advent International Group, exercises sole voting and investment power with respect to all of the Advent Shares. In addition, following such liquidation, based upon information provided to the Company by Parent and assuming the conversion of the Series B Preferred Shares into shares of common stock of the Company, Parent will distribute 1,385,276 common shares (the "Apax Shares") among Apax Europe IV-A, L.P., Apax Europe IV-B, L.P., Apax Europe IV-C GmbH & Co. KG, Apax Europe IV-D, L.P., Apax Europe IV-E, L.P., Apax Europe IV-F, C.V. and Apax Europe IV-G, C.V., (the "Apax Europe IV Funds"). Apax Europe IV GP Co. Limited is the managing general partner of Apax Europe IV GP, L.P. which is the managing general partner of each of the Apax Europe IV Funds. Peter J. Skinner has an interest in the profit participation received by the managing general partner of the Apax Europe IV Funds or one of its affiliates. Mr. Skinner disclaims beneficial ownership of the Apax Shares, except to the extent of his pecuniary interest therein.

(10)
Includes 185,499 shares subject to stock options exercisable within 60 days of the record date.

(11)
Includes 295,142 shares subject to stock options exercisable within 60 days of the record date.

(12)
Represents shares subject to stock options exercisable within 60 days of the record date.

(13)
Includes 36,250 shares subject to stock options exercisable within 60 days of the record date.

(14)
Includes 1,651,266 shares subject to stock options exercisable within 60 days of the record date, but does not include 1,385,276 shares held by Tertio Telecoms Group Limited, to be distributed to the Apax Europe IV Funds, as described in footnote (9) in which Peter J. Skinner may be deemed to have an indirect beneficial ownership interest. Mr. Skinner disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest in such shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2004, one Form 4 with respect to Mr. Warnecke's purchase of 4,450 shares of the Company's stock on August 26, 2004 was filed late. To the Company's knowledge, all other

32

Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

INFORMATION REGARDING EXECUTIVE OFFICER COMPENSATION

        The following table shows for the fiscal years ended December 31, 2004, 2003 and 2002, compensation awarded or paid to, or earned by, each person who served as Chief Executive Officer of the Company during fiscal year 2004, and each of the other four (4) most highly compensated executive officers of the Company at December 31, 2004 (collectively the "Named Executive Officers"):

Summary Compensation Table

	Annual Compensation					Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)		Other Annual Compensation ($)(1)	Securities Underlying Options (#)	All Other Compensation ($)(2)
Stephen K. Gartside, Jr. President & Chief Executive Officer	2004 2003 2002	$235,000 200,000 180,000	$145,000 190,236 10,000	(3)	$456,951 372,035 —	100,000 467,000 25,000	$10,475 2,944 8,719
George A. Hallenbeck Chief Technical Officer	2004 2003 2002	$217,000 240,000 225,000	$137,000 238,440 —		$0 1,159,988 —	50,000 600,000 —	$11,280 4,267 13,684
Brian R. Ervine Executive Vice President, Chief Financial & Administrative Officer, Treasurer	2004 2003 2002	$230,000 220,000 196,154	$73,000 108,660 —		$112,360 169,932 —	85,000 100,000 175,000	$10,781 3,622 8,994
Anita T. Moseley Sr. Vice President, General Counsel and Secretary	2004 2003 2002	$220,000 210,000 195,000	$70,000 100,230 —		$46,424 84,592 —	45,000 257,792 25,000	$11,348 4,102 11,461
Joseph P. Murray Sr. Vice President of Development	2004 2003 2002	$200,000 190,000 170,000	$57,042 80,813 —		$0 1,209,369 —	45,000 160,000 —	$10,072 1,690 5,577

(1)
For options exercised and the underlying securities not being sold, this number represents the dollar value of the difference between the price paid by the named executive officer for stock purchased under the Company's stock option plan and the fair market value of the Company's stock at the time of the option exercise. In the case of options exercised and sold on the same day, this number represents the dollar value of the difference between the exercise price and the sales price.

(2)
Includes value of Company-provided insurance premiums paid by the Company, flexible spending credits, and contributions made by the Company on behalf of the individuals which are currently managed under the Company's 401(k) Plan.

(3)
Includes $7,318 in commission paid to Mr. Gartside as Vice President of Marketing and Corporate Business Development.

33

STOCK OPTION GRANTS

        The Company grants options to its executive officers under its Stock Option Plan. As of the record date, options to purchase a total of 3,603,376 shares were outstanding under the Stock Option Plan, and options to purchase 2,036,276 shares remained available for grant.

        The following tables show for the fiscal year ended December 31, 2004, certain information regarding options granted to, exercised by, and held at year-end by, the Named Executive Officers and Directors:

Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employees in Fiscal Year(2)
Named Executive Officers				Exercise Price ($/Share)(3)		Expiration Date
							5%		10%
Stephen K. Gartside, Jr.	50,000 50,000	3.8 3.8	% %	$ $	11.78 4.64	1/4/14 11/1/14	$ $	959,419 377,904	$ $	1,527,714 601,748
George A. Hallenbeck	25,000 25,000	1.9 1.9	% %	$ $	11.78 4.64	1/4/14 11/1/14	$ $	479,709 188,952	$ $	763,857 300,874
Brian R. Ervine	45,000 40,000	3.4 3.0	% %	$ $	11.78 4.64	1/4/14 11/1/14	$ $	863,477 302,323	$ $	1,374,943 481,399
Anita T. Moseley	20,000 25,000	1.5 1.9	% %	$ $	11.78 4.64	1/4/14 11/1/14	$ $	383,768 188,952	$ $	611,086 300,874
Joseph P. Murray	20,000 25,000	1.5 1.9	% %	$ $	11.78 4.64	1/4/14 11/1/14	$ $	383,768 188,952	$ $	611,086 300,874
Non-Executive Directors
David J. Nicol	30,000 10,000	2.3 ..8	% %	$ $	7.99 4.64	3/16/14 11/1/14	$ $	390,446 75,581	$ $	621,720 120,350
Brendan F. Reidy	10,000 10,000	..8 ..8	% %	$ $	3.92 4.64	5/12/14 11/1/14	$ $	63,853 75,581	$ $	101,675 120,350
Peter J. Skinner	30,000	2.3%			$3.51	12/20/14		$171,523		$273,121
Steve B. Warnecke	10,000 10,000	..8 ..8	% %	$ $	3.92 4.64	5/12/14 11/1/14	$ $	63,853 75,581	$ $	101,675 120,350

(1)
Options granted to executive officers who have been employed by the Company for at least one year vest in 16 quarterly installments beginning three (3) months from the grant date. Initial option grants (those for 30,000 shares) granted to new Non-Executive Board members vest one-third on the one year anniversary date of the date of the grant, with the balance vesting quarterly over the remaining two years of the grant. Additional option grants for 10,000 common shares vest quarterly.

(2)
Based on 1,314,500 total options granted in 2004.

(3)
The exercise price for all options was the closing price for the Company's stock on the date of grant.

(4)
The potential realizable value is calculated assuming that the fair market value of the Common Stock on the date of the grant as determined by the Board of Directors appreciates at the indicated annual rate compounded annually for the entire term of the option, and that the option is exercised and the Common Stock received as a result is sold on the last day of the term of the option for the appreciated price. The 5% and 10% rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future increases in the price of the Common Stock.

34

OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

Officers	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Shares of Common Stock Underlying Unexercised Options at December 31, 2004 (#) Exercisable/ Unexercisable(2)	Value of Unexercised In-the-Money Options at December 31, 2004 ($) Exercisable/ Unexercisable(3)
Stephen K. Gartside, Jr.	87,000	$456,951	160,938/374,062	$251,046/$496,942
George A. Hallenbeck	0	0	646,814/114,298	$1,393,588/$226,635
Brian R. Ervine	12,000	$112,360	140,499/187,501	$444,620/$376,939
Anita T. Moseley	7,592	$46,424	269,218/112,174	$557,327/$163,771
Joseph P. Murray	0	0	47,100/91,250	$92,861/$102,200
Non-Executive Directors
David J. Nicol	0	0	0/40,000	0/0
Brendan F. Reidy	0	0	68,324/28,332	$266,511/$57,511
Peter J. Skinner	0	0	0/30,000	0/$29,400
Steve B. Warnecke	18,366	$119,195	38,334/65,000	$64,185/$94,850

(1)
For options exercised but not sold, this number represents the dollar value of the difference between the price paid by the Named Executive Officer or Non-Executive Director for stock purchased under the Company's stock option plan and the fair market value of the Company's stock at the time of option exercise. In the case of options exercised and sold on the same day, this number represents the dollar value of the difference between the exercise price and the sales price.

(2)
Includes both "in-the-money" and "out-of the-money" options. "In-the-money" options are options with exercise prices below the market price of the Company's Common Stock at December 31, 2004.

(3)
Based on the fair market value of the Common Stock as of December 31, 2004 ($4.49), minus the per share exercise price of "in-the-money" unexercised options, multiplied by the number of shares represented by such options.

Compensation Agreements

        Each of the Company's Executive Officers has entered into Compensation Agreements with the Company. Each agreement provides for base salary and incentive compensation, and, in the case of the Executive Vice President of Worldwide Sales & Marketing, a commission amount. In 2004, incentive compensation was a percentage, ranging from 30% to 75%, of the Executive Officer's base salary, and was paid only if the Company attained quarterly and annual revenue and net income objectives established by the Board of Directors. For calendar year 2005, incentive compensation percentages will range from 50% to 75% of the Executive Officer's base salary and will be paid only if the Company attains quarterly and annual revenue, net income and cash flow objectives established by the Board.

        Each agreement generally provides that in the event the Company terminates the employment of the Executive Officer, other than for cause, death or disability, the Executive Officer will be paid severance pay. The amount of the severance pay varies from three (3) months of base salary to up to nine (9) months of base salary and incentive compensation, depending upon the Executive Officer's position with the Company and the circumstances surrounding the termination of employment. In exchange for severance, the Executive Officer will be required to execute a full release of the Company and agree not to compete with the Company nor to solicit Company employees for the period of time during which severance is paid. The Compensation Agreements do not change the "at-will" nature of

35

the Executive Officer's employment with the Company. Either the Company or the Executive Officer may terminate the Executive Officer's employment at any time.

Management Change in Control Agreements/Acceleration of Vesting on Options Granted to Board Members

        Each of the Company's Executive Officers has entered into a Management Change in Control Agreement with the Company. Each agreement generally provides that upon a Qualified Termination (as defined below), the Company shall pay to the Executive Officer all amounts earned or accrued through the applicable termination date, including, without limitation, the Executive Officer's base salary, a prorated portion of any earned incentive compensation, compensation for unused paid time off, reimbursement for reasonable and necessary expenses incurred by the Executive Officer on behalf of the Company during the period ending on the applicable termination date. The Company also is obligated to provide certain insurance benefits during the Executive Officer's applicable severance period. Moreover, the Company has agreed to pay the Executive Officer an amount equal to 100% of his or her annual base salary, plus 100% of the Executive Officer's annual incentive target, payable over a one year period. In the case of Mr. Hallenbeck, the Company has agreed to pay an amount equal to 200% of his annual base salary, plus 200% of his annual incentive target, payable over a 2 year period. In addition, immediately upon the occurrence of a Change in Control (as defined below) or a Qualified Termination, 50% or 100%, respectively, of the Executive Officer's unvested stock options shall vest. The Company also has agreed to reimburse the Executive Officer for any excise taxes payable as a result of the Executive Officer's receipt of these payments. A Qualified Termination will occur upon any of the following:

  •
  termination of the Executive Officer's employment by the Company, without cause, as a result of the influence of a person or entity seeking to cause a Change in Control;

  •
  termination of the Executive Officer's employment by the Company for any reason, other than for cause, disability or death, within 12 months following a Change in Control; or

  •
  resignation by the Executive Officer following a change in a material condition of the Executive Officer's employment in anticipation of a Change in Control or within 12 months following a Change in Control.

A Change in Control will occur upon:

  •
  the sale, transfer or other disposition of all or substantially all of the Company's assets;

  •
  a merger or consolidation in which the Company is not the surviving corporation;

  •
  a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock are converted into other property; or

  •
  the acquisition by any person, entity or group within the meaning of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of the beneficial ownership of securities of the Company representing at least 50% of the combined voting power entitled to vote in the election of directors.

        The Company is reviewing these agreements in light of the new requirements included in the American Jobs Creation Act of 2004 (the "Jobs Creation Act"); amendments to these agreements may be required by December 31, 2005 in order to comply with the Jobs Creation Act.

        Each of the Company's non-employee Directors has been granted options which provide for acceleration of vesting of that number of options which would have vested over the 12 month period following the date on which a Change in Control occurs.

36

Notwithstanding anything to the contrary set forth in any of our previous or future filings with the SEC that might incorporate this Proxy Statement, in whole or in part, the following report of the Compensation Committee and the Stock Performance Graph which follows shall not be deemed to be "soliciting materials" or "filed" or incorporated by reference in our filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

REPORT OF THE COMPENSATION COMMITTEE

Membership and Role of the Compensation Committee

        The Compensation Committee of the Board of Directors (the "Compensation Committee") is currently composed of three (3) independent directors appointed by the Board of Directors. The Compensation Committee annually reviews and determines our executive compensation objectives and policies, administers our stock plans and grants stock options.

Executive Compensation Objectives and Practice

        The executive compensation program is designed to:

  •
  Attract and retain talented and productive executives;

  •
  Provide executives with competitive, but above-average, compensation that maintains a balance between cash and stock compensation; and

  •
  Align the interests of executive officers with our stockholders by putting a significant portion of total compensation at risk, tied to quarterly and annual revenue and profitability targets established by the Board.

Components of Executive Compensation

        The compensation program for executive officers consists of the following three components: base salary; quarterly and annual bonus; and long term incentive compensation, which has consisted of stock option grants.

        Base Salary.    It is our policy to set base salary levels competitively, but generally above-average, with selected corporations to which we compare our executive compensation. We select these corporations on the basis of a number of factors, such as their size, the nature of their businesses, the structure of their compensation programs and the availability of compensation information. Some of the corporations against which we compare our compensation are included in the indices used to compare the stockholder return in the Stock Performance Chart included in this Proxy Statement. When setting base salary levels, in a manner consistent with the objectives outlined above, the Compensation Committee considers competitive market conditions for executive compensation, our performance, the individual's breadth of knowledge, performance and levels of responsibility. For fiscal year 2004, the Compensation Committee engaged the services of an independent professional compensation firm to assist in executive compensation planning. The Compensation Committee intends to re-evaluate the need to engage independent professional advice in setting compensation for 2006.

        For executive officers as a group, base salaries were increased by 0% to 17.5% for fiscal 2004 compared to fiscal 2003. The increases were due to individual performance and promotions, and the need to remain within the range of competitive salaries for comparable positions in comparable companies.

        Quarterly and Annual Bonus.    Our cash bonus program is designed to motivate executives to work effectively to achieve our financial performance goals and to reward them when those goals are

37

achieved. Executives have the opportunity to earn quarterly and annual bonuses equal to a percentage of their base salary. In 2004, on an annual basis, these bonuses ranged from 30% of the executive's base salary to 75%, with the potential to receive up to 200% of the targeted bonus if certain "stretch" Company performance targets were attained. For fiscal 2004, these performance goals were profitability, which included reducing costs and improving margins, and revenue growth.

        Long-Term Incentive Compensation.    Historically, executive officers have been eligible for stock option grants and stock option grants were awarded in 2004. We believe that option grants give executives a significant, long-term interest in our success, help retain key executives in a competitive market, and align executive interests with stockholder interests and long-term performance of the Company. For fiscal year 2005, we intend to continue our stock option program.

        The Company adopted its Stock Option Plan in order to provide equity based performance incentives to its employees. The Stock Option Plan authorizes the Company to award incentive stock options and nonqualified stock options to purchase common stock to employees, directors and consultants. The Compensation Committee believes that the Stock Option Plan assists the Company in attracting, retaining and motivating officers and other employees. The grants are designed to align the interests of the optionees with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Moreover, the long-term vesting schedule (which is generally four years for employees and three years for non-employee Directors) encourages a long-term commitment to the Company by its executive officers and other optionees. The size of the option grant to each optionee is set at a level that the Compensation Committee deems appropriate in order to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, but also takes into account the individual's potential for future responsibility and promotion over the option vesting period, and the individual's performance in recent periods. The Compensation Committee periodically reviews the number of shares owned by, or subject to options held by, each executive officer, and additional awards are considered based upon past performance of the executive officer.

Corporate Performance and Chief Executive Officer Compensation

        For the fiscal year ended December 31, 2004, Stephen K. Gartside, Jr., President and Chief Executive Officer of the Company received $235,000 in base salary and $145,000 in incentive performance bonus. The base salary of Mr. Gartside was increased 17.5% over base salary for the 2003 fiscal year. Mr. Gartside's annual base salary is based largely on competitive salaries, which the Compensation Committee believes are generally commensurate with Mr. Gartside's salary. Mr. Gartside's compensation plan provides for incentive compensation, based upon achievement of corporate revenue and profit goals established by the Board of Directors. That incentive compensation, which in 2004 was 75% of base salary, with the potential for additional bonus if certain Company "stretch" performance objectives were met, reflects the Compensation Committee's desire to closely equate the Chief Executive Officer's incentive compensation with achievement of corporate objectives. In fiscal 2004, Mr. Gartside received stock option grants for 100,000 shares of the Company's common stock.

Limitation on Deduction of Compensation Paid to Certain Executive Officers

        Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The statute containing this law and the applicable proposed Treasury regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts. As a result, the Compensation Committee believes that at the present time it is quite unlikely that the

38

compensation paid to any Named Executive Officer in a taxable year which is subject to the deduction limit will exceed $1 million. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation." The Compensation Committee intends to continue to evaluate the effects of the statute and any final Treasury regulations and to comply with Section 162(m) of the Code in the future to the extent consistent with the best interest of the Company.

Conclusion

        The Compensation Committee believes that the compensation programs of the Company and the administration of those programs well serve the interest of the Company's stockholders. These programs allow the Company to attract, retain and motivate exceptional management and technical talent and to compensate executives and other employees in a manner that reflects their contributions to both the short and long-term performance of the Company. The Company intends to continue to emphasize programs that it believes will positively affect stockholder value.

BY THE COMPENSATION COMMITTEE:

David J. Nicol
Brendan F. Reidy
Peter J. Skinner

39

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Messrs. Nicol, Reidy and Skinner served as members of the Compensation Committee of the Board of Directors during fiscal 2004. Mr. Nicol became a member of the Compensation Committee in March 2004. Mr. Reidy became a member of the Compensation Committee in October 2003. Mr. Skinner became a member of the Compensation Committee in November 2004. None of the members of the Compensation Committee were, at any time during fiscal 2004, nor at any other time, officers or employees of the Company. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG EVOLVING SYSTEMS, INC.
THE NASDAQ STOCK MARKET (U.S.) INDEX AND A PEER GROUP

*
$100 invested on December 31, 1999 in stock or index—including reinvestment of dividends. Fiscal year ending December 31.

Notwithstanding anything to the contrary set forth in any of our previous or future filings with the SEC that might incorporate this Proxy Statement, in whole or in part, the following report of the Audit Committee shall not be deemed to be "soliciting materials" or "filed" or incorporated by reference in our filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

40

REPORT OF THE AUDIT COMMITTEE

The Audit Committee

        As of the record date, the Audit Committee of the Board of Directors (the "Audit Committee") was composed of three (3) directors appointed by the Board of Directors. Each of the committee members, Mr. Nicol, Mr. Reidy and Mr. Warnecke, satisfies the independence and financial management expertise requirements of the Audit Committee Policy of the Nasdaq Stock Market, Inc. and Mr. Warnecke has been designated by the Board as the Audit Committee's "financial expert." For a description of Mr. Warnecke's relevant experience, please see his biographical information contained in Proposal 1 of this Proxy Statement. On May 25, 2000, the Board of Directors adopted a charter for the Audit Committee (the "Charter"). A copy of the Charter was included with the Company's 2004 Proxy Statement. It can also be found on the Company's website, www.evolving.com, under "Investor Relations."

        Management is responsible for the preparation, presentation, and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company's independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of the financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America.

        The Audit Committee's primary responsibilities are to:

  (1)
  monitor the integrity of the Company's financial reporting process and the Company's systems of internal accounting and financial controls regarding finance, accounting and legal compliance;

  (2)
  monitor the independence and performance of the Company's independent registered public accounting firm;

  (3)
  provide an avenue of communication among the independent registered public accounting firm, management, and the Board of Directors;

  (4)
  pre-approve all audit and permitted non-audit services; and

  (5)
  develop procedures for receiving, on an anonymous basis, and responding to concerns about the Company's accounting and auditing practices.

        The Audit Committee has established a process for review and approval of fees and services of the independent registered public accounting firm. Requests to the Audit Committee for approval of fees and services for the independent registered public accounting firm are made in writing or via e-mail by the Company's Chief Financial Officer. The request must be specific as to the particular services to be provided, but may be either for specific services or a type of service for predictable or recurring services. The Audit Committee reviews the request and provides a response, in writing or via e-mail, to the Company's Chief Financial Officer. All of the services provided by the independent registered public accounting firm in 2003 and 2004 were pre-approved by the Audit Committee.

Review of Fiscal Year 2004 Financial Statements

        In connection with its review of the Company's Fiscal Year 2004 Financial Statements, the Audit Committee has:

  (1)
  reviewed and discussed the audited consolidated financial statements with management;

  (2)
  discussed with KPMG LLP, the Company's independent registered public accounting firm, the matters required to be disclosed by SAS 61 and SAS 90; and

41

  (3)
  received from KPMG LLP the written disclosures and letter required by Independence Standards Board Standard No. 1 ("ISB 1") and discussed with KPMG LLP their independence.

        Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for fiscal year ended December 31, 2004 be included in the Company's 2004 Annual Report on Form 10-K.

        The following table sets forth information regarding fees for services rendered by KPMG LLP to the Company for the fiscal year ended December 31, 2004 and fees for services rendered by PricewaterhouseCoopers, the Company's previous independent registered public accounting firm, for the fiscal year ended December 31, 2003.

Types of Fees	Amount Billed by KPMG in 2004	Amount Billed by Pricewaterhouse- Coopers in 2004	Amount Billed by Pricewaterhouse- Coopers in 2003
Audit Fees	$225,000	$75,000	$167,640
Audit-Related Fees	$44,030	$2,469	$80,000
Tax Fees	$0	$135,525	$36,048
All Other Fees			$2,000
Due Diligence Services	$122,200

Total Fees	$391,230	$212,994	$285,688

        Audit-Related Fees were for services incurred in connection with the Company's acquisitions of CMS Communications, Inc., Telecom Software Enterprises and Tertio.

        Tax Fees were for services related to tax compliance, including the preparation of tax returns, tax planning and advice, tax advice related to mergers and acquisitions and tax advice related to the Company's establishment of an Indian subsidiary.

        All Other Fees were for all other services rendered by KPMG LLP for the year ended December 31, 2004 and by PricewaterhouseCoopers for the years ended December 31, 2003 and December 31, 2004, respectively.

        The 2003 audit of the Company's employee benefit plan was performed by the firm of Grant Thornton LLP for a fee of $10,013.

        Additionally, the Company engaged the firm BDO Stoy Hayward LLP to perform audit related services in connection with our acquisition of Tertio. Fees for this and the United Kingdom statutory audit of Tertio as of and for the year ended December 31, 2004 were $76,800.

        The Audit Committee has considered the nature of all non-audit services and, based upon discussions with KPMG LLP and review of the ISB 1 letter from KPMG LLP, the Committee believes that such services are compatible with maintaining the independent registered public accounting firm's independence.

BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

David J. Nicol
Brendan F. Reidy
Steve B. Warnecke

42

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Change in Control Agreements

        Each of the Company's executives has entered into a Management Change in Control Agreement with the Company. Each agreement generally provides that upon a Qualified Termination (as defined below), the Company shall pay to the executive all amounts earned or accrued through the applicable termination date, including, without limitation, the executive's base salary, a prorated portion of any earned incentive compensation, compensation for unused paid time off, reimbursement for reasonable and necessary expenses incurred by the executive on behalf of the Company during the period ending on the applicable termination date. The Company also is obligated to provide certain insurance benefits during the executive's applicable severance period. Moreover, the Company has agreed to pay the executive an amount equal to 100% of his or her annual base salary, plus 100% of the executive's annual incentive target. In the case of George A. Hallenbeck, the Company has agreed to pay an amount equal to 200% of his annual base salary, plus 200% of his annual incentive target, payable over a 2 year period. In addition, immediately upon the occurrence of a Change of Control (as defined below) or a Qualified Termination, 50% or 100%, respectively, of the executive's unvested stock options shall vest. The Company also has agreed to reimburse the executive for any excise taxes payable as a result of executive's receipt of these payments. A Qualified Termination will occur upon any of the following:

  •
  termination of the executive's employment by the Company, without cause, as a result of the influence of a person or entity seeking to cause a Change in Control;

  •
  termination of the executive's employment by the Company for any reason, other than for cause, disability or death, within 18 months following a Change in Control; or

  •
  resignation by the executive following a change in a material condition of the executive's employment in anticipation of a Change in Control or within 18 months following a Change in Control.

        A Change in Control will occur upon:

  •
  the sale, transfer or other disposition of all or substantially all of the Company's assets;

  •
  a merger or consolidation in which the Company is not the surviving corporation;

  •
  a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock are converted into other property; or

  •
  the acquisition by any person, entity or group within the meaning of the Exchange Act of the beneficial ownership of securities of the Company representing at least 50% of the combined voting power entitled to vote in the election of directors.

        The Company has entered into indemnification agreements (the "Indemnification Agreements") with each of its Directors and executives. Subject to the provisions of the Indemnification Agreements, the Company shall indemnify and advance expenses to such Directors and executives in connection with their involvement in any event or occurrence which arises in their capacity as, or as a result of, their position with the Company.

        The above-described Change in Control Agreements and Indemnification Agreements are provided as part of the compensation arrangements with the Company's executives, which is subject to approval of the Compensation Committee. Indemnification for Directors was approved by the Board of Directors and is part of the standard arrangement for all Company Directors. The Company believes that the terms of the transactions described above were no less favorable to the Company than would have been obtained from unaffiliated third parties. Any future transactions between the Company and any of its Officers, Directors or principal stockholders will be on terms no less favorable to the

43

Company than could be obtained from unaffiliated third parties and will be approved by a majority of the independent and disinterested members of the Board of Directors.

Tertio

        Mr. Skinner, a member of our Board of Directors, is a former partner (and current consultant) of Apax Partners Ltd., which is a principal shareholder of Tertio Telecoms Group, Ltd. Mr. Skinner is an investor in Apax and will benefit from the Tertio transaction as an investor of Apax.

FORWARD LOOKING STATEMENTS

        We caution you that certain information in this proxy statement contains, in addition to historical information, certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon management's beliefs, as well as on assumptions made by management. These forward-looking statements involve known and unknown risks, uncertainties and other factors that cause our actual results, performance or achievements to be materially different from what we say or imply with such forward-looking statements. When we use the words "may," "will," "expects," "intends," "estimates," "anticipates," "believes," "plans," "seeks" or "continues," or similar expressions, we intend to identify forward-looking statements. You should be aware that the telecommunications industry is changing rapidly, and, therefore, the forward-looking statements and statements of expectations, plans and intent are subject to a greater degree of risk than similar statements regarding certain other industries.

        Although we believe that our expectations with respect to the forward-looking statements are based upon reasonable assumptions, we cannot assure you that our actual results, performance or achievements will meet these expectations. Other than as may be required by applicable law, we undertake no obligation to release publicly the results of any revisions to these forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION ABOUT EVOLVING SYSTEMS

        As a reporting company, we are subject to the informational requirements of the Exchange Act and accordingly file our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC. The public may read and copy and materials filed with the SEC at their Public Reference Room at 450 Fifth Street, NW, Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room. As an electronic filer, our public filings are maintained on the SEC's Internet site that contains reports, proxy information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov. In addition, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as well as S-3 registration statements filed in connection with our acquisition of CMS Communications, Inc. and Tertio, may be accessed free of charge through our website, as soon as reasonably practicable after we have electronically filed such material with, or furnished it to, the SEC. Also, our Code of Business Conduct and Corporate Governance Guidelines, as well as the Charters for our Audit, Compensation and Governance and Nominating Committees, are available on our website and amendments to the Code of Business Conduct will be disclosed on our website. The address of our website is www.evolving.com; however, the information found on our website is not part of this Proxy Statement.

        Our common stock is traded on the Nasdaq SmallCap Market under the symbol EVOL.

44

        You may request copies of documents we have filed with the SEC, as well as copies of documents that appear on our website, from us, without charge, upon written or oral request to:

Evolving Systems, Inc.
9777 Mt. Pyramid Ct., Suite 100
Englewood, CO 80112
Attn: Anita T. Moseley, Secretary
(303) 802-1000

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this Proxy Statement, which means that the Company can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement, except for any information superseded by information contained directly in the Proxy Statement. This Proxy Statement incorporates by reference the Company's Periodic Report on Form 8-K/A filed with the SEC on January 18, 2005, which is attached to this Proxy Statement as Annex A, and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, which is attached to this Proxy Statement as Annex B.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Anita T. Moseley Secretary

45

Annex A

Form 8-K/A filed with the SEC on January 18, 2005

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 2

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
 November 2, 2004

Evolving Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24081	84-1010843
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9777 Mt. Pyramid Court, Suite 100
Englewood, Colorado 80112
(Address of principal executive offices)

Registrant's telephone number, including area code (303) 802-1000

N/A
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

        Explanatory Note: This Form 8-K/A amends the Form 8-K that Evolving Systems, Inc. filed on November 8, 2004 and Form 8-K/A filed on November 10, 2004, with regard to the acquisition of Tertio Telecoms, Ltd. ("Tertio"). In response to parts (a) and (b) of Item 9.01 of such Form 8-Ks, Evolving Systems stated that it would file the required financial information by amendment, as permitted by Item 9.01(a)(4) and 9.01(b)(2) to Form 8-K. This Form 8-K/A Amendment No. 2 is being filed to provide the required financial information.

        INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS TO BE FILED BY EVOLVING SYSTEMS, INC. (THE "COMPANY") WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") REGARDING THE PROPOSALS RELATING TO THE TRANSACTIONS DESCRIBED HEREIN WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the Proxy Statement (when available) and other documents to be filed by the Company at the SEC's web site at www.sec.gov. The Proxy Statement and such other documents may also be obtained from the Company by directing such request to Evolving Systems, Inc., Attn: Investor Relations, 9777 Mt. Pyramid Court, Suite 100, Englewood, Colorado 80112, Phone (303) 802-1000.

        The Company and certain other persons may be deemed to be participants in the solicitation of proxies of the holders of Company common stock to adopt the proposals relating to the transactions described herein. The participants in this solicitation may include the directors and executive officers of the Company. A detailed list of the names and interests of the Company's directors and executive officers is contained in the Company's definitive proxy statement filed on April 5, 2004, which may be obtained without charge at the SEC's web site at www.sec.gov.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)
Financial Statements of Business Acquired.

        The required audited financial information of Tertio for the years ended December 31, 2003 and 2002 is included as Exhibit 99.2 and is hereby incorporated by reference.

        The required unaudited financial information of Tertio for the nine months ended September 30, 2004 and 2003 is included as Exhibits 99.3 and is hereby incorporated by reference.

(b)
Unaudited Pro Forma Financial Information.

        The required unaudited pro forma financial information of Tertio, Telecom Software Enterprises, LLC and Evolving Systems is included as Exhibit 99.4 and is hereby incorporated by reference.

(c)
Exhibits. The following exhibits are filed with this report.

Exhibit Number	Description
2.1*	Stock Purchase Agreement dated as of November 2, 2004, by and among Evolving Systems, Inc., Evolving Systems Holdings Limited, Tertio Telecoms Group, Ltd. and Tertio Telecoms, Ltd.
3.1*	Certificate of Designation for the Series B Convertible Preferred Stock
4.1*	Investor Rights Agreement dated as of November 2, 2004, by and between Evolving Systems, Inc. and Tertio Telecoms Group, Ltd.
4.2(a)*	Long-Term Senior Secured Note Agreement
4.2(b)*	Long-Term Senior Secured Note
4.3*	Short-Term Senior Secured Note
4.4*	Security Agreement
4.5*	Pledge Agreement
4.6*	Patent Security Agreement
4.7*	Trademark Security Agreement
23.1	Consent of BDO Stoy Hayward LLP, Independent Registered Public Accountants
99.1*	Press release dated November 2, 2004, "Evolving Systems Acquires UK-Based Tertio Telecoms, LTD."
99.2	Tertio Audited Financial Statements for the years ended December 31, 2003 and 2002
99.3	Tertio Unaudited Financial Statements for the nine months ended September 30, 2004 and 2003
99.4	Unaudited Pro Forma Combined Financial Statements

*
Incorporated by reference to the similarly described exhibit in the Current Report on Form 8-K/A filed with the Securities and Exchange Commission on November 10, 2004

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 18, 2005

Evolving Systems, Inc.
By:	/s/ BRIAN R. ERVINE Brian R. Ervine Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1*	Stock Purchase Agreement dated as of November 2, 2004, by and among Evolving Systems, Inc., Evolving Systems Holdings Limited, Tertio Telecoms Group, Ltd. and Tertio Telecoms, Ltd.
3.1*	Certificate of Designation for the Series B Convertible Preferred Stock
4.1*	Investor Rights Agreement dated as of November 2, 2004, by and between Evolving Systems, Inc. and Tertio Telecoms Group, Ltd.
4.2(a)*	Long-Term Senior Secured Note Agreement
4.2(b)*	Long-Term Senior Secured Note
4.3*	Short-Term Senior Secured Note
4.4*	Security Agreement
4.5*	Pledge Agreement
4.6*	Patent Security Agreement
4.7*	Trademark Security Agreement
23.1	Consent of BDO Stoy Hayward LLP, Independent Registered Public Accountants.
99.1*	Press release dated November 2, 2004, "Evolving Systems Acquires UK-Based Tertio Telecoms, LTD."
99.2	Tertio Audited Financial Statements for the years ended December 31, 2003 and 2002
99.3	Tertio Unaudited Financial Statements for the nine months ended September 30, 2004 and 2003
99.4	Unaudited Pro Forma Combined Financial Statements

*
Incorporated by reference to the similarly described exhibit in the Current Report on Form 8-K/A filed with the Securities and Exchange Commission on November 10, 2004.

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-112082) and in the Registration Statements on Form S-8 (Nos. 333-103655, 333-89438, 333-61446, 333-82473, 333-60779 and 333-58285) of Evolving Systems, Inc. of our report dated 17 January, 2005, relating to the financial statements of Tertio Telecoms Ltd. as of, and for the years ending December 31, 2003 and 2002 which are included in this Current Report on Form 8-K/A of Evolving Systems, Inc.

/s/ BDO STOY HAYWARD LLP BDO Stoy Hayward LLP

Bromley, England
17 January, 2005

Exhibit 99.2

TERTIO TELECOMS LIMITED

FINANCIAL STATEMENTS AND INDEPENDENT AUDITORS' REPORT
31 DECEMBER 2002
31 DECEMBER 2003

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Tertio Telecoms Limited
London, United Kingdom

We have audited the accompanying consolidated balance sheets of Tertio Telecoms Limited as of 31 December 2003 and 2002 and the related consolidated profit and loss accounts and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United Kingdom and the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tertio Telecoms Limited as of 31 December 2003 and 2002 and the results of its operations and its cash flows the years then ended, in conformity with accounting principles generally accepted in the United Kingdom.

Generally accepted accounting principles in the United Kingdom vary in certain significant respects from generally accepted accounting principles in the United States. Application of generally accepted accounting principles in the United States would have affected results of operations for the years ended 31 December 2003 and 2002 to the extent summarised in Notes 27 and 28 of the financial statements.

BDO STOY HAYWARD LLP

Bromley, England
17 January 2005

GROUP PROFIT AND LOSS ACCOUNT
FOR THE YEAR ENDED 31 DECEMBER

	Notes	2003 £000	2002 £000
TURNOVER
Continuing operations		10,762	11,459
Discontinued operations		—	2,279

GROUP TURNOVER	2	10,762	13,738
Cost of sales	3	(2,662)	(4,590)

Gross profit		8,100	9,148
Administrative expenses	3	(7,256)	(8,620)
Other operating income	3	114	105

GROUP OPERATING PROFIT / (LOSS)
Continuing operations		958	633
Discontinued operations		—	(423)

GROUP OPERATING PROFIT	4	958	210
Discontinued operations:
Profit on sale of operations	5	—	8,210

PROFIT ON ORDINARY ACTIVITIES BEFORE INTEREST AND TAXATION		958	8,420
Other interest receivable and similar income	6	77	32
Interest payable and similar charges	7	(1)	(5)

PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION		1,034	8,447
Taxation on profit on ordinary activities	9	286	(26)

PROFIT FOR THE FINANCIAL YEAR		1,320	8,421

The notes on pages 6 to 19 form part of these accounts.

GROUP STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES
FOR THE YEAR ENDED 31 DECEMBER

	2003 £000	2002 £000
Group profit for the financial year	1,320	8,421
Exchange difference on re-translation of net assets of subsidiary undertaking	10	31

TOTAL RECOGNISED GAINS AND LOSSES RELATING TO THE YEAR	1,330	8,452

The notes on pages 6 to 19 form part of these accounts.

GROUP BALANCE SHEET
AT 31 DECEMBER

	Notes	2003 £000	2002 £000
FIXED ASSETS
Tangible assets	11	236	363

		236	363

CURRENT ASSETS
Debtors	13	8,653	8,935
Cash at bank and in hand		3,353	2,110

		12,006	11,045
CREDITORS: amounts falling due within one year	14	(3,925)	(4,419)

NET CURRENT ASSETS		8,081	6,626

TOTAL ASSETS LESS CURRENT LIABILITIES		8,317	6,989

CREDITORS: amounts falling due after more than one year	15	—	(2)

		8,317	6,987

CAPITAL AND RESERVES
Called up share capital	18	157	157
Share premium account	19	1,138	1,138
Other reserves	19	78	78
Profit and loss account	19	6,944	5,614

EQUITY SHAREHOLDERS' FUNDS		8,317	6,987

The notes on pages 6 to 19 form part of these accounts.

COMPANY BALANCE SHEET
AT 31 DECEMBER

	Notes	2003 £000	2002 £000
FIXED ASSETS
Tangible assets	11	231	358
Investments	12	16	16

		247	374

CURRENT ASSETS
Debtors	13	8,798	9,552
Cash at bank and in hand		2,873	935

		11,671	10,487
CREDITORS: amounts falling due within one year	14	(3,717)	(3,978)

NET CURRENT ASSETS		7,954	6,509

TOTAL ASSETS LESS CURRENT LIABILITIES		8,201	6,883

CREDITORS: amounts falling due after more than one year	15	—	(2)

		8,201	6,881

CAPITAL AND RESERVES
Called up share capital	18	157	157
Share premium account	19	1,138	1,138
Other reserves	19	78	78
Profit and loss account	19	6,828	5,508

EQUITY SHAREHOLDERS' FUNDS		8,201	6,881

The notes on pages 6 to 19 form part of these accounts.

NOTES TO THE ACCOUNTS
AT 31 DECEMBER 2003 and 2002

1.     ACCOUNTING POLICIES

Accounting convention

        The accounts are prepared under the historical cost convention and in accordance with applicable accounting standards.

        The principal accounting policies are:

Basis of consolidation

        The group accounts consolidate the accounts of Tertio Telecoms Limited and its subsidiary undertaking drawn up to 31 December 2003 using the acquisition method of accounting. No profit and loss account is presented for Tertio Telecoms Limited as permitted by section 230 of the Companies Act 1985.

Statement of cash flows

        Exemption is taken from the requirements of FRS1 "Cash Flow Statements" by virtue of the company being a subsidiary undertaking where 90% or more of the voting rights are controlled within the group, and whose results are included in publicly available group accounts.

Turnover

        Turnover in respect of fixed price contracts is recognised as follows:

  i)
  90% by reference to the proportion of total contract costs incurred at the balance sheet date;

  ii)
  10% is recognised on acceptance by the customer.

        Turnover from maintenance contracts is recognised evenly over the term of the contract.

Tangible fixed assets and depreciation

        Tangible fixed assets are stated at cost less depreciation. Depreciation is provided at rates calculated to write off the cost less estimated residual value of each asset over its expected useful life, as follows:

Leasehold improvements	—	10% pa straight line basis or over term of lease if lower
Computer Hardware	—	33 1/3% pa straight line basis
Computer Software	—	Straight line, over three years or less, depending on nature of software
Fixtures, fittings and equipment	—	20% pa straight line basis

        The carrying values of tangible fixed assets are reviewed for impairment in periods if events or changes in circumstances indicate the carrying value may not be recoverable.

Leasing and hire purchase commitments

        Assets held under finance leases, which are leases where substantially all the risks and rewards of ownership of the asset have passed to the company, and hire purchase contracts are capitalised in the balance sheet and are depreciated over their useful lives. The capital elements of future obligations under the leases and hire purchase contracts are included as liabilities in the balance sheet.

        The interest elements of the rental obligations are charged in the profit and loss account over the periods of the leases and hire purchase contracts and represent a constant proportion of the balance of capital repayments outstanding.

        Rentals payable under operating leases are charged against income on a straight line basis over the lease term.

Investments

        Fixed asset investments are stated at cost less provision for impairment in value.

Stocks

        Stocks are valued at the lower of cost and net realisable value.

Long-term contracts

        Amounts recoverable on long term contracts, which are included in debtors, are stated at the net sale value of the work done after provision for contingencies and anticipated future losses on contracts, less amounts received as progress payments on account. Progress payments received in advance are included in creditors as payments on account.

Research and development

        Research and development expenditure is written off as incurred.

Deferred taxation

        Deferred tax balances are recognised in respect of all timing differences that have originated but not reversed by the balance sheet date except that:

        —the recognition of deferred tax assets is limited to the extent that the company anticipates to make sufficient taxable profits in the future to absorb the reversal of the underlying timing differences.

        Deferred tax balances are not discounted.

Foreign currencies

        Transactions in foreign currencies are recorded at the rate ruling at the date of the transaction.

        Monetary assets and liabilities denominated in foreign currencies are retranslated at the rate of exchange ruling at the balance sheet date and any differences are taken to the profit and loss account.

        The results of overseas operations are translated at the average rates of exchange during the year, and their balance sheets translated into sterling at the rates of exchange at the balance sheet date. Exchange differences which arise from translation of the opening net assets and results of foreign subsidiary undertakings, and from translating the profit and loss account at an average rate are taken to reserves.

Pensions

        The pension costs charged in the accounts represent the contributions payable by the company during the year in accordance with SSAP 24.

2.     TURNOVER

        Turnover, which is stated net of value added tax, represents amounts invoiced to third parties, except in respect of fixed price long-term contracts where turnover represents the sales value of work done in the year, including estimates in respect of amounts not invoiced. Turnover in respect of fixed price long-term contracts is calculated as that proportion of total contract value which costs incurred to date bear to total expected costs for the contract. Turnover is attributable to one continuing principal activity and the split between turnover, by destination, in the United Kingdom and outside the United Kingdom is shown below.

	Continuing		Discontinued		Total
	2003 £000	2002 £000	2003 £000	2002 £000	2003 £000	2002 £000
United Kingdom	5,792	6,675	—	2,151	5,792	8,826
Europe	3,442	3,753	—	99	3,442	3,852
Rest of World	1,528	1,031	—	29	1,528	1,060

	10,762	11,459	—	2,279	10,762	13,738

3.     COST OF SALES AND OPERATING EXPENSES

	Continuing		Discontinued		Total
	2003 £000	2002 £000	2003 £000	2002 £000	2003 £000	2002 £000
Cost of sales	2,662	3,168	—	1,422	2,662	4,590
Administrative expenses	7,256	7,763	—	1,280	7,256	9,043
Other operating income	114	105	—	—	114	105

4.     OPERATING PROFIT

        This is stated after charging:

	2003 £000	2002 £000
Auditors' remuneration — audit fees	14	14
— other	14	34
Depreciation of owned fixed assets	208	336
Depreciation of assets held under finance leases and hire purchase contracts	19	37
Operating lease rentals — plant and machinery	34	36
1; land and buildings	505	609
Research and development costs	1,748	1,852
Reorganisation Costs	181	359

5.     EXCEPTIONAL ITEMS AND REORGANISATION COSTS

        Work commenced in 2001 on demerging the company into two distinct operating entities, which was completed on 31 May 2002. As part of the demerger, the Service Management Solutions division was sold by Tertio Telecoms Limited for a profit. Costs incurred in this project were borne by Tertio Holdings Limited, the holding company of Tertio Telecoms Limited until the demerger.

6.     OTHER INTEREST RECEIVABLE AND SIMILAR INCOME

	2003 £000	2002 £000
Bank interest	77	32

7.     INTEREST PAYABLE AND SIMILAR CHARGES

	2003 £000	2002 £000
Finance charges payable under finance leases and hire purchase contracts	1	5

	1	5

8.     EMPLOYEES

        Employee costs:

	2003 £000	2002 £000
Wages and salaries	5,292	7,073
Social security costs	631	826
Other pension costs	195	232

	6,118	8,131

        The average monthly number of employees (including directors) during the year was as follows:

	2003 No.	2002 No.
Administrative staff	14	16
Operational staff	96	133

	110	149

9.     TAXATION

Analysis of charge in period

	2003 £000	2002 £000
Current Tax
UK corporation tax on profits of the period	34	—
Research & development tax credit received	(322)
Overseas taxation	14	26
Overseas taxation overprovided in previous years	(12)	—

Tax on profit on ordinary activities	(286)	26

        There are no deferred tax balances

Reconciliation of tax charge

        The tax assessed for the year is lower than the standard rate of corporation tax in the UK. The differences are explained below:

	2003 £000	2002 £000
Profit / (loss) on ordinary activities before tax	1,034	8,449

Profit / (loss) on ordinary activities at the standard rate of corporation tax in the UK of 30% (2002—30%)	310	2,535
Tax effects of:
Income not subject to UK tax	12	(2,471)
Expenses not deductible for tax purposes	10	5
Depreciation for year in excess of capital allowances	5	6
Higher rate tax on overseas earnings	—	6
Other timing differences	(9)	(9)
Research & Development expenditure	(178)	(46)
Research & development tax credits received	(322)	—
Utilisation of profits brought forward	(95)	—
Overprovision in prior period	(12)	—
Marginal relief	(7)	—

Current tax charge for the year	(286)	26

10.   RESULT ATTRIBUTABLE TO MEMBERS OF THE PARENT COMPANY

        In accordance with the exemption allowed by section 230 (1b) of the Companies Act 1985 the company's profit and loss account has not been shown. The profit dealt with in the accounts of the parent company was £1,320,259 (2002—£8,383,175).

11.   TANGIBLE FIXED ASSETS

Group

	Leasehold improvements £000	Computer hardware and software £000	Fixtures, fittings and equipment £000	Total £000
Cost:
At 1 January 2003	386	1,282	280	1,948
Additions	1	95	4	100

At 31 December 2003	387	1,377	284	2,048

Depreciation:
At 1 January 2003	203	1,159	223	1,585
Provided during the year	69	130	28	227

At 31 December 2003	272	1,289	251	1,812

Net book value:
At 31 December 2003	115	88	33	236

At 31 December 2002	183	123	57	363

Company
Cost:
At 1 January 2003	386	1,276	275	1,937
Additions	1	91	1	93

At 31 December 2003	387	1,367	276	2,030

Depreciation:
At 1 January 2003	203	1,155	221	1,579
Provided during the year	69	125	26	220

At 31 December 2003	272	1,280	247	1,799

Net book value:
At 31 December 2003	115	87	29	231

At 31 December 2002	183	121	54	358

        The net book value of computer hardware and software above (group and company) includes an amount of £nil (2002—£19,251) in respect of assets held under finance leases and hire purchase contracts.

12.   INVESTMENTS

Company

£000
Cost:
At 1 January 2003 and 31 December 2003	16

        The investment is not listed.

        Details of the investments in which the company holds 20% or more of the nominal value of any class of share capital are as follows:

Name of company	Country of incorporation	Holding	Provision of voting rights and shares held	Nature of business
Tertio Telecoms GmbH (formerly Tertio Telecoms Deutschland GmbH)	Germany	Share of €25,000	100%	Software consultants, systems integrators and designers

13.   DEBTORS

	Group		Company
	2003 £000	2002 £000	2003 £000	2002 £000
Trade debtors	1,798	2,490	1,687	2,343
Amounts recoverable on long-term contracts	111	429	111	429
Corporation tax	20	6	14	6
Other debtors	80	56	78	54
Prepayments and accrued income	1,038	339	1,006	316
Amounts owed by group undertakings	5,606	5,615	5,902	6,404

	8,653	8,935	8,798	9,552

        All amounts shown under debtors fall due for payment within one year.

14.   CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

	Group		Company
	2003 £000	2002 £000	2003 £000	2002 £000
Obligations under finance leases and hire purchase contracts	2	15	2	15
Payments on account	343	215	247	43
Trade creditors	178	197	163	188
Current corporation tax	34	31	34	—
Other taxes and social security costs	332	501	264	341
Other creditors	29	28	29	28
Accruals and deferred income	3,007	3,432	2,978	3,363

	3,925	4,419	3,717	3,978

15.   CREDITORS: AMOUNTS FALLING DUE AFTER ONE YEAR

	Group		Company
	2003 £000	2002 £000	2003 £000	2002 £000
Obligations under finance leases and hire purchase contracts	—	2	—	2

	—	2	—	2

16.   OBLIGATIONS UNDER FINANCE LEASES AND HIRE PURCHASE CONTRACTS

        Amounts due under finance leases and hire purchase contracts

Group and company

	2003 £000	2002 £000
Amounts payable:
Within one year	2	15
In two to five years	—	2

	2	17

17.   PROVISIONS FOR LIABILITIES AND CHARGES

        The Company had no provided or unprovided deferred tax liability at the period end.

18.   SHARE CAPITAL

	Authorised
	2003 No.	2002 No.	2003 £000	2002 £000
Ordinary shares of 5p each	4,000,000	4,000,000	200	200
New Ordinary shares of 5p each	2,000,000	2,000,000	100	100
Deferred Ordinary shares of 5p each	2,000,000	2,000,000	100	100
Ordinary 'B' shares of £1 each	90,000	90,000	90	90
Ordinary redeemable shares of £1 each	10,000	10,000	10	10

	8,100,000	8,100,000	500	500

	Allotted, called up and fully paid
	2003 No.	2002 No.	2003 £000	2002 £000
Ordinary shares of 5p each	1,488,205	1,488,205	74	74
New Ordinary shares of 5p each	180,703	180,703	9	9
Deferred Ordinary shares of 5p each	1,475,104	1,475,104	74	74
Ordinary 'B' shares of £1 each	—	—	—	—
Ordinary redeemable shares of £1 each	—	—	—	—

	3,144,012	3,144,012	157	157

19.   RECONCILIATION OF SHAREHOLDERS' FUNDS AND MOVEMENTS ON RESERVES

Group

	Share capital £000	Share premium account £000	Other reserves £000	Profit and loss account £000	Total £000
At 1 January 2002	157	1,138	78	(2,838)	(1,465)
Exchange differences on retranslation of net assets of subsidiary undertaking	—	—	—	31	31
Profit for the year	—	—	—	8,421	8,421

At 1 January 2003	157	1,138	78	5,614	6,987
Exchange differences on retranslation of net assets of subsidiary undertaking	—	—	—	10	10
Profit for the year	—	—	—	1,320	1,320

At 31 December 2003	157	1,138	78	6,944	8,317

Company

	Share capital £000	Share premium account £000	Other reserves £000	Profit and loss account £000	Total £000
At 1 January 2002	157	1,138	78	(2,875)	(1,502)
Profit for the year	—	—	—	8,383	8,383

At 1 January 2003	157	1,138	78	5,508	6,881
Profit for the year	—	—	—	1,320	1,320

At 31 December 2003	157	1,138	78	6,828	8,201

20.   PENSION COMMITMENTS

        The group makes contributions into employees' individual personal pension schemes. The assets of the employees' personal pension schemes are held separately from those of the company in a series of independently administered funds. The pension cost charge represents contributions payable by the company into the employees' individual personal pension schemes and amounted to £211,045 (2002—£247,252).

21.   OTHER FINANCIAL COMMITMENTS

        At 31 December 2003 the group had annual commitments under non-cancellable operating leases as set out below:

Group

	2003 £000	Land and buildings 2002 £000	2003 £000	Other 2002 £000
Operating leases which expire:
within one year	39	—	5	3
in two to five years	318	358	6	6
over five years	140	140	—	—

	497	498	11	9

Company

	2003 £000	Land and buildings 2002 £000	2003 £000	Other 2002 £000
Operating leases which expire:
within one year	—	—	5	3
in two to five years	318	324	6	6
over five years	140	140	—	—

	458	464	11	9

22.   CAPITAL COMMITMENTS

        There were no capital commitments or authorisations at 31 December 2003 (2002—nil).

23.   ULTIMATE CONTROLLING PARTY

        The directors consider the ultimate controlling party to be Tertio Telecoms Group Limited. It has included the company in its group accounts, copies of which are available from its registered office: One Angel Square, Torrens Street, London EC1V 1PL.

24.   RELATED PARTY TRANSACTIONS

        Exemption has been taken under Section 3(c) of FRS 8 Related Party Transactions from the requirement to disclose transactions with Tertio Telecoms Group Limited.

25.   CONTINGENT LIABILITIES

        There is an unlimited intercompany guarantee in place between Tertio Telecoms Limited and its parent company, Tertio Telecoms Group Limited.

26.   SUBSEQUENT EVENTS

        On 1 November 2004, the group headed by Tertio Telecoms Limited was acquired by Evolving Systems, Inc., a company incorporated in the United States of America. From this date, Evolving Systems, Inc. became the immediate and ultimate parent company of the group.

27.   RECONCILIATION TO US GAAP

        The accompanying group financial statements are presented in accordance with UK GAAP, which differ in certain significant respects from US GAAP. The significant differences that affect net income and net investment of the business are set forth below:

		Year ended
	Note	31 December 2003 £000	31 December 2002 £000
Reconciliation of net income from UK GAAP to US GAAP:
Net income as reported in the group profit and loss account under UK GAAP		1,320	8,421
Revenue recognition	(a)	(11)	94
Holiday pay	(b)	6	(43)

Net income as reported in accordance with US GAAP before tax effect		1,315	8,472
Tax effect of US GAAP adjustments		1	(17)

Net income in accordance with US GAAP		1,316	8,455

		Year ended
	Note	31 December 2003 £000	31 December 2002 £000
Reconciliation of net investment from UK GAAP to US GAAP:
Net investment as reported in the in the group balance sheet under UK GAAP		8,317	6,987
Revenue recognition	(a)	147	158
Holiday pay	(b)	(45)	(51)

Net investment in accordance with US GAAP before tax effect		8,419	7,094
Tax effect of US GAAP adjustments		(31)	(32)

Net investment in accordance with US GAAP		8,388	7,062

(a)
Revenue recognition

        As permitted by UK GAAP, the group has accounted for turnover in respect of fixed price contracts as follows:

  i)
  90% of turnover is recognised by reference to the proportion of total contract costs incurred at the balance sheet date; and

  ii)
  10% is recognised on acceptance by the customer.

        Turnover from maintenance contracts is recognised evenly over the term of the contract.

        Under US GAAP, revenue is recognised in accordance with Statements of Position ("SOP'), 97-2, "Software Revenue Recognition," as amended and interpreted by SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition, with respect to certain transactions." In addition the group has adopted Staff Accounting Bulletin, or SAB, No. 104, "Revenue Recognition," which provides further interpretive guidance on the recognition, presentation and disclosure of revenue in financial statements. The group derives revenue from licence fees and services under the terms of both fixed-price and time-and-materials contracts. Licence fees and related services revenue consists of revenue from contracts involving software products and related services. Other services revenue consists of revenue from custom software development, systems integration of third party products, annual maintenance and support contracts, professional services and training.

        Licence fees and related services revenue is generated from fixed-price contracts that provide for both licences and services. Revenue under these arrangements, where the services are essential to the functionality of the delivered software, is recognized using the percentage-of-completion method of accounting, in accordance with SOP 81-1, "Accounting for Long-Term Construction Type Contracts". The percentage of completion for each contract is determined based on the ratio of total costs to date to total estimated contract costs. Amounts billed in advance of services being performed are recorded as unearned revenue. Unbilled work-in-progress represents revenue earned but not yet billable under the terms of the fixed-price contracts and all such amounts are expected to be billed and collected during the succeeding 12 months.

        In arrangements where the services are not essential to the functionality of the delivered software, licence revenue is recognised when a licence agreement has been signed, delivery has occurred, the fee is fixed or determinable and collectibility is probable. Where applicable, fees from multiple element arrangements are unbundled and recorded as revenue as the elements are delivered to the extent that vendor specific objective evidence ("VSOE") of fair value exists. If VSOE does not exist, fees from such arrangements are deferred until the earlier of the date that VSOE does exist or all of the elements are delivered.

        Services revenue provided under fixed-price contracts is generally recognised using the percentage-of-completion method of accounting described above. Revenue from professional services provided pursuant to time-and-materials contracts and training are recognised as the services are performed.

        Annual customer support and maintenance revenue is recognised rateably over the service period, which is generally 12 months. When maintenance or training services are bundled with the original licence fee arrangement, their fair value is deferred and recognised during the periods such services are provided.

        The group may encounter budget and schedule overruns on fixed price contracts caused by increased material, labor or overhead costs. Adjustments to cost estimates are made in the periods in which the facts requiring such revisions become known. Estimated losses, if any, are recorded in the period in which current estimates of total contract revenue and contract costs indicate a loss.

(b)
Holiday pay

        Under UK GAAP there is no specific requirement to provide for outstanding holiday pay and no provision has historically been made.

        Under US GAAP, FAS 43 "Accounting for Compensated Absences", requires employers to recognise an obligation for employees' rights to receive compensation for future absences including outstanding holiday pay.

28.   CASH FLOW STATEMENTS

        The principal difference between UK GAAP cash flow statements (under Financial Reporting Standard 1 (revised 1996) "Cash Flow Statements" (FRS 1 revised)) and US GAAP cash flow statements (Statement of Financial Accounting Standards No. 95 "Statement of Cash Flows" (SFAS 95)) is in respect of classification. Under UK GAAP, cash flows are presented separately for operating activities, dividends from joint ventures and associates, returns on investment and servicing of finance, taxation, capital expenditure and financial investment, acquisitions and disposals, equity dividends paid, management of liquid resources and financing. US GAAP only requires three categories of cash flow activity being operating, investing and financing.

        Cash flows arising from dividends from joint ventures and associates (unconsolidated affiliates), taxation and returns on investments and servicing on finance under UK GAAP would be included as operating activities under US GAAP. Capital expenditures and financial investments would be included as investing activities under US GAAP and equity dividends paid would be classified as a financing activity under US GAAP.

        Exemption has been taken from the requirements of FRS 1 (revised) by virtue of the company being a subsidiary undertaking where 90% or more of the voting rights are controlled within the group, and whose results are included in publicly available group accounts.

        A cash flow statement under US GAAP is as follows:

	Year ended
	31 December 2003	31 December 2002
	£000	£000
Cash flows from operating activities:
Net income	1,316	8,455
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	227	373
Profit on disposal of assets	—	(8,210)
Change in operating assets and liabilities:
Accounts receivable	1,072	1,090
Other receivables	(737)	1,285
Due from group undertakings	9	(100)
Inventories	—	25
Accounts payable	109	(1,684)
Accrued expenses and other liabilities	1	(27)
Unearned revenue	(492)	(18)
Payroll taxes payable	(169)	(545)
Income taxes payable	22	(43)

Net cash provided by operating activities	1,358	601

Cash flows from investing activities:
Purchase of property and equipment	(100)	(42)
Proceeds from sale of property and equipment	—	227

Net cash (used in)/provided by investing activities	(100)	199

Cash flows from financing activities:
Capital lease obligations	(15)	(46)

Net increase in cash and cash equivalents	1,243	754
Cash and cash equivalents at the beginning of the year under US GAAP	2,110	1,356

Cash and cash equivalents at the end of the year under US GAAP	3,353	2,110

Supplemental disclosure of other cash and non-cash financing transactions:
Interest paid	1	5
Interest received	(77)	(32)
Income taxes (received)/paid	(289)	71

Exhibit 99.3

TERTIO TELECOMS LIMITED

FINANCIAL STATEMENTS
30 SEPTEMBER 2003
30 SEPTEMBER 2004

FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2004 AND 2003

Unaudited Group Profit and Loss Account	A-29
Unaudited Group Statement of Total Recognised Gains and Losses	A-30
Unaudited Group Balance Sheet	A-31
Unaudited Notes to the Accounts	A-32

UNAUDITED GROUP PROFIT AND LOSS ACCOUNT
FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2004

	Notes	2004 £000	2003 £000
Turnover	2	9,530	7,606
Cost of sales		(2,592)	(2,001)

Gross profit		6,938	5,605
Administrative expenses		(5,253)	(5,260)
Other operating income		—	93

Operating profit		1,685	438
Other interest receivable and similar income		90	62
Interest payable and similar charges		(7)	—

Profit on ordinary activities before taxation		1,768	500
Taxation on profit on ordinary activities		(48)	131

Profit for the period		1,720	631

The notes on pages 4 to 9 form part of these accounts.

UNAUDITED GROUP STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES
FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2004

	2004 £000	2003 £000
Group profit for the financial year	1,720	631
Exchange difference on retranslation of net assets of subsidiary undertaking	(76)	27

TOTAL RECOGNISED GAINS AND LOSSES RELATING TO THE PERIOD	1,644	658

The notes on pages 4 to 9 form part of these accounts.

UNAUDITED GROUP BALANCE SHEET
AT 30 SEPTEMBER 2004

	Notes	2004 £000	2003 £000
FIXED ASSETS
Tangible assets		489	269

CURRENT ASSETS
Debtors		8,865	8,277
Cash at bank and in hand		5,116	2,396

		13,981	10,673
CREDITORS: amounts falling due within one year		(4,509)	(3,312)

NET CURRENT ASSETS		9,472	7,361

TOTAL ASSETS LESS CURRENT LIABILITIES		9,961	7,630

CAPITAL AND RESERVES
Called up share capital		157	157
Share premium account		1,138	1,138
Other reserves		78	78
Profit and loss account		8,588	6,257

EQUITY SHAREHOLDERS' FUNDS		9,961	7,630

The notes on pages 4 to 9 form part of these accounts.

UNAUDITED NOTES TO THE ACCOUNTS
AT 30 SEPTEMBER 2004

1.     ACCOUNTING POLICIES

Accounting convention

        The accounts are prepared under the historical cost convention and in accordance with applicable accounting standards.

        The principal accounting policies are:

Basis of consolidation

        The group accounts consolidate the accounts of Tertio Telecoms Limited and its subsidiary undertaking drawn up to 30 September 2004 using the acquisition method of accounting. No profit and loss account is presented for Tertio Telecoms Limited as permitted by section 230 of the Companies Act 1985.

Statement of cash flows

        Exemption is taken from the requirements of FRS1 "Cash Flow Statements" by virtue of the company being a subsidiary undertaking where 90% or more of the voting rights are controlled within the group, and whose results are included in publicly available group accounts.

Turnover

        Turnover in respect of fixed price contracts is recognised as follows:

  i)
  90% by reference to the proportion of total contract costs incurred at the balance sheet date;

  ii)
  10% is recognised on acceptance by the customer.

        Turnover from maintenance contracts is recognised evenly over the term of the contract.

Tangible fixed assets and depreciation

        Tangible fixed assets are stated at cost less depreciation. Depreciation is provided at rates calculated to write off the cost less estimated residual value of each asset over its expected useful life, as follows:

Leasehold improvements	—	10% pa straight line basis or over term of lease if lower
Computer Hardware	—	33 1/3% pa straight line basis
Computer Software	—	Straight line, over three years or less, depending on nature of software
Fixtures, fittings and equipment	—	20% pa straight line basis

        The carrying values of tangible fixed assets are reviewed for impairment in periods if events or changes in circumstances indicate the carrying value may not be recoverable.

Leasing and hire purchase commitments

        Assets held under finance leases, which are leases where substantially all the risks and rewards of ownership of the asset have passed to the company, and hire purchase contracts are capitalised in the balance sheet and are depreciated over their useful lives. The capital elements of future obligations under the leases and hire purchase contracts are included as liabilities in the balance sheet.

        The interest elements of the rental obligations are charged in the profit and loss account over the periods of the leases and hire purchase contracts and represent a constant proportion of the balance of capital repayments outstanding.

        Rentals payable under operating leases are charged against income on a straight line basis over the lease term.

Investments

        Fixed asset investments are stated at cost less provision for impairment in value.

Stocks

        Stocks are valued at the lower of cost and net realisable value.

Long-term contracts

        Amounts recoverable on long term contracts, which are included in debtors, are stated at the net sale value of the work done after provision for contingencies and anticipated future losses on contracts, less amounts received as progress payments on account. Progress payments received in advance are included in creditors as payments on account.

Research and development

        Research and development expenditure is written off as incurred.

Deferred taxation

        Deferred tax balances are recognised in respect of all timing differences that have originated but not reversed by the balance sheet date except that:

        —the recognition of deferred tax assets is limited to the extent that the company anticipates to make sufficient taxable profits in the future to absorb the reversal of the underlying timing differences.

        Deferred tax balances are not discounted.

Foreign currencies

        Transactions in foreign currencies are recorded at the rate ruling at the date of the transaction.

        Monetary assets and liabilities denominated in foreign currencies are retranslated at the rate of exchange ruling at the balance sheet date and any differences are taken to the profit and loss account.

        The results of overseas operations are translated at the average rates of exchange during the year, and their balance sheets translated into sterling at the rates of exchange at the balance sheet date. Exchange differences which arise from translation of the opening net assets and results of foreign subsidiary undertakings, and from translating the profit and loss account at an average rate are taken to reserves.

Pensions

        The pension costs charged in the accounts represent the contributions payable by the company during the year in accordance with SSAP 24.

2.     TURNOVER

        Turnover, which is stated net of value added tax, represents amounts invoiced to third parties, except in respect of fixed price long-term contracts where turnover represents the sales value of work done in the year, including estimates in respect of amounts not invoiced. Turnover in respect of fixed price long-term contracts is calculated as that proportion of total contract value which costs incurred to date bear to total expected costs for the contract. Turnover is attributable to one continuing principal activity and the split between turnover, by destination, in the United Kingdom and outside the United Kingdom is shown below.

	2004 £000	2003 £000
United Kingdom	5.207	3,345
Europe	3.246	2,802
Rest of World	1,077	1,459

	9,530	7,606

3.     TAXATION

Analysis of charge in period

	2004 £000	2003 £000
Current Tax
UK corporation tax on profits of the period	112	(60)
Research & development tax credit received	—	(71)
Overseas taxation	(64)	—

Tax on profit on ordinary activities	48	(131)

        There are no deferred tax balances

Reconciliation of tax charge

        The tax assessed for the year is lower than the standard rate of corporation tax in the UK. The differences are explained below:

	2004 £000	2003 £000
Profit/(loss) on ordinary activities before tax	1,768	500

Profit/(loss) on ordinary activities at the standard rate of corporation tax in the UK of 30% (2003 - 30%)	530	150
Tax effects of:
Income not subject to UK tax	—	6
Expenses not deductible for tax purposes	13	5
Depreciation for year in excess of capital allowances	(5)	2
Higher rate tax on overseas earnings	(64)	—
Other timing differences	(33)	(9)
Research & Development expenditure	(135)	(132)
Research & development tax credits received	—	(71)
Utilisation of profits brought forward	(265)	(63)
Under provision in prior period	7	(12)
Marginal relief	—	(7)

Current tax charge/(credit) for the period	48	(131)

4.     RECONCILIATION TO US GAAP

        The accompanying unaudited group financial statements are presented in accordance with UK GAAP, which differ in certain significant respects from US GAAP. The significant differences that affect net income and net investment of the business are set forth below:

		Nine months ended
	Note	30 September 2004 £000	30 September 2003 £000
Reconciliation of net income from UK GAAP to US GAAP:
Net income as reported in the group profit and loss account under UK GAAP		1,720	631
Revenue recognition	(a)	135	(25)
Holiday pay	(b)	11	13

Net income in accordance with US GAAP		1,866	619
Tax effect of US GAAP adjustments		(43)	3

Net income in accordance with US GAAP		1,823	622

		Nine months ended
	Note	30 September 2004 £000	30 September 2003 £000
Reconciliation of net investment from UK GAAP to US GAAP:
Net investment as reported in the in the group balance sheet under UK GAAP		9,961	7,630
Revenue recognition	(a)	282	133
Holiday pay	(b)	(34)	(38)

Net investment in accordance with US GAAP		10,209	7,725
Tax effect of US GAAP adjustments		(74)	(29)

Net investment in accordance with US GAAP		10,135	7,696

  (a)
  Revenue recognition

        As permitted by UK GAAP, the group has accounted for turnover in respect of fixed price contracts as follows:

  i)
  90% of turnover is recognised by reference to the proportion of total contract costs incurred at the balance sheet date; and

  ii)
  10% is recognised on acceptance by the customer.

        Turnover from maintenance contracts is recognised evenly over the term of the contract.

        Under US GAAP, revenue is recognised in accordance with Statements of Position ("SOP'), 97-2, "Software Revenue Recognition," as amended and interpreted by SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition, with respect to certain transactions." In addition the group has adopted Staff Accounting Bulletin, or SAB, No. 104, "Revenue Recognition," which provides further interpretive guidance on the recognition, presentation and disclosure of revenue in financial statements. The group derives revenue from licence fees and services under the terms of both fixed-price and time-and-materials contracts. Licence fees and related services revenue consists of revenue from contracts involving software products and related services. Other services revenue consists of revenue from custom software development, systems integration of third party products, annual maintenance and support contracts, professional services and training.

        Licence fees and related services revenue is generated from fixed-price contracts that provide for both licences and services. Revenue under these arrangements, where the services are essential to the functionality of the delivered software, is recognized using the percentage-of-completion method of accounting, in accordance with SOP 81-1, "Accounting for Long-Term Construction Type Contracts". The percentage of completion for each contract is determined based on the ratio of total costs to date to total estimated contract costs. Amounts billed in advance of services being performed are recorded as unearned revenue. Unbilled work-in-progress represents revenue earned but not yet billable under the terms of the fixed-price contracts and all such amounts are expected to be billed and collected during the succeeding 12 months.

        In arrangements where the services are not essential to the functionality of the delivered software, licence revenue is recognised when a licence agreement has been signed, delivery has occurred, the fee is fixed or determinable and collectibility is probable. Where applicable, fees from multiple element arrangements are unbundled and recorded as revenue as the elements are delivered to the extent that vendor specific objective evidence ("VSOE") of fair value exists. If VSOE does not exist, fees from such arrangements are deferred until the earlier of the date that VSOE does exist or all of the elements are delivered.

        Services revenue provided under fixed-price contracts is generally recognised using the percentage-of-completion method of accounting described above. Revenue from professional services provided pursuant to time-and-materials contracts and training are recognised as the services are performed.

        Annual customer support and maintenance revenue is recognised rateably over the service period, which is generally 12 months. When maintenance or training services are bundled with the original licence fee arrangement, their fair value is deferred and recognised during the periods such services are provided.

        The group may encounter budget and schedule overruns on fixed price contracts caused by increased material, labor or overhead costs. Adjustments to cost estimates are made in the periods in which the facts requiring such revisions become known. Estimated losses, if any, are recorded in the period in which current estimates of total contract revenue and contract costs indicate a loss.

  (b)
  Holiday pay

        Under UK GAAP there is no specific requirement to provide for outstanding holiday pay and no provision has historically been made.

        Under US GAAP, FAS 43 "Accounting for Compensated Absences", requires employers to recognise an obligation for employees' rights to receive compensation for future absences including outstanding holiday pay.

5.     CASH FLOW STATEMENTS

        The principal difference between UK GAAP cash flow statements (under Financial Reporting Standard 1 (revised 1996) "Cash Flow Statements" (FRS 1 revised)) and US GAAP cash flow statements (Statement of Financial Accounting Standards No. 95 "Statement of Cash Flows" (SFAS 95)) is in respect of classification. Under UK GAAP, cash flows are presented separately for operating activities, dividends from joint ventures and associates, returns on investment and servicing of finance, taxation, capital expenditure and financial investment, acquisitions and disposals, equity dividends paid, management of liquid resources and financing. US GAAP only requires three categories of cash flow activity being operating, investing and financing.

        Cash flows arising from dividends from joint ventures and associates (unconsolidated affiliates), taxation and returns on investments and servicing on finance under UK GAAP would be included as operating activities under US GAAP. Capital expenditures and financial investments would be included as investing activities under US GAAP and equity dividends paid would be classified as a financing activity under US GAAP.

        Exemption has been taken from the requirements of FRS1 "Cash Flow Statements" by virtue of the company being a subsidiary undertaking where 90% or more of the voting rights are controlled within the group, and whose results are included in publicly available group accounts.

        A cash flow statement under US GAAP is as follows:

	Nine months ended
	30 September 2004 £000	30 September 2003 £000
Cash flows from operating activities:
Net income	1,823	622
Depreciation	142	194
Change in operating assets and liabilities:
Accounts receivable	(420)	702
Other receivables	210	(44)
Due from group undertakings	(2)	—
Accounts payable	(108)	(256)
Accrued expenses and other liabilities	1,127	609
Unearned revenue	(530)	(1,350)
Payroll taxes payable	(137)	(298)
Income taxes payable	55	219

Net cash provided by operating activities	2,160	398
Cash flows from investing activities:
Purchase of property and equipment	(395)	(100)

Cash flows from financing activities:
Capital lease obligations	(2)	(12)

Increase in cash and cash equivalents	1,763	286
Cash and cash equivalents at the beginning of the year under US GAAP	3,353	2,110

Cash and cash equivalents at the end of the year under US GAAP	5,116	2,396

Supplemental disclosure of other cash and non-cash financing transactions:
Interest paid	7	—
Interest received	(90)	(62)
Income taxes paid/(received)	36	(353)

6.     SUBSEQUENT EVENTS

        On 1 November 2004, the group headed by Tertio Telecoms Limited was acquired by Evolving Systems, Inc., a company incorporated in the United States of America. From this date, Evolving Systems, Inc. became the immediate and ultimate parent undertaking of the group.

Exhibit 99.4

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

        The following unaudited pro forma combined financial statements give effect to the completed acquisitions of Tertio Telecoms, Ltd., ("Tertio") and Telecom Software Enterprises, LLC ("TSE") by Evolving Systems, Inc. ("Evolving Systems").

        On November 2, 2004, the Company acquired privately held, United Kingdom-based Tertio. Total consideration in accordance with generally accepted accounting principles ("GAAP") for Tertio approximated $40.0 million, consisting of $11.0 million in cash, approximately $15.9 million in seller-financed notes, approximately $11.3 million in convertible preferred stock and approximately $1.8 million in estimated transaction-related costs. Such valuation reflects a revision to our original estimates described in our previously filed Form 8-K and 8-K/A on November 8 and November 10, 2004, respectively. The acquisition will be treated as a purchase business combination and Tertio's results of operations will be combined with Evolving Systems' from the acquisition date forward. Both Evolving Systems and Tertio operate on a calendar year.

        On October 15, 2004, the Company acquired privately-held TSE. Total GAAP consideration for TSE approximated $2.4 million, consisting of $2.4 million in cash and a note payable and approximately $55,000 in transaction-related costs. $1.5 million was paid at closing and the balance of the purchase price of approximately $889,000 is due and payable on March 31, 2005. The Company agreed to pay additional consideration of up to $3.5 million contingent upon the achievement of certain specified revenue and gross margin results. Up to $2.5 million of the contingent consideration may be payable over a 24 month period from the closing date and additional contingent consideration of up to $1 million may be paid through the year 2011 if certain specified sales of TSE products occur. The acquisition will be treated as a purchase business combination and the results of TSE's operations will be combined with Evolving Systems' from the acquisition date forward. Both Evolving Systems and TSE operate on a calendar year.

        The unaudited pro forma combined balance sheet gives effect to the acquisitions as if they both occurred on September 30, 2004. The final purchase price allocations will be based on the Tertio closing balance sheet as of November 2, 2004 and TSE's closing balance sheet as of October 15, 2004. The unaudited pro forma combined balance sheet reflects the Tertio purchase price of $11.0 million in cash, approximately $15.9 million in seller-financed notes, approximately $11.3 million in convertible preferred stock and approximately $1.8 million in estimated transaction-related costs and the TSE purchase price of $1.5 million in cash and $889,000 in a short-term note that is due on March 31, 2005. The unaudited pro forma combined statement of operations for the year ended December 31, 2003 combines the historical results for Evolving Systems, Tertio and TSE for the year ended December 31, 2003, as if the acquisitions had occurred on January 1, 2003.

        The unaudited pro forma combined statements of operations for the year ended December 31, 2003 and the nine months ended September 30, 2004, combines the historical results for Evolving Systems, Tertio and TSE for the respective periods, as if the acquisitions had occurred on January 1, 2003.

        The unaudited pro forma combined financial statements presented are based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma combined statements of operations are presented for illustrative purposes and do not purport to represent what our results of operations actually would have been if the events described above had occurred as of the dates indicated or what such results would be for any future periods. The unaudited pro forma combined financial statements, and the accompanying notes, should be read in conjunction with the historical financial statements and related notes of Evolving Systems in the Company's annual report on

Form 10-K and quarterly reports on Form 10-Q and with the Tertio historical financial statements and related notes included in this Form 8-K. The historical financial statements and related notes of TSE are not presented in this Form 8-K/A since they fall below the significant subsidiary tests set forth in S-X Rule 1-02 (w).

        The historical financials statements of Tertio have been prepared in accordance with United Kingdom ("UK") GAAP. For the purpose of presenting the unaudited pro forma combined financial statements, the financial statements have been adjusted to conform with accounting policies under US GAAP. In addition, certain reclassifications have been made to the historical financial statements of Tertio to conform with Evolving Systems' presentation under US GAAP.

        The historical financial statements of Tertio were presented in pounds sterling (£). For the purpose of presenting the unaudited pro forma combined financial statements, the statements of operations for the nine months ended September 30, 2004 and for the year ended December 31, 2003, have been translated into US dollars using the average daily closing rate for each of the periods presented. The unaudited balance sheet of Tertio as of September 30, 2004 has been translated from pounds sterling into US dollars using the closing rate on September 30, 2004.

        The unaudited pro-forma financial statements of Evolving Systems include pro-forma adjustments related to the acquisition of CMS Communications, Inc. ("CMS") that occurred on November 3, 2003. The unaudited pro forma combined statement of operations for the year ended December 31, 2003 combines the historical results for Evolving Systems and CMS for the year ended December 31, 2003, as if the acquisitions had occurred on January 1, 2002.

EVOLVING SYSTEMS, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEETS

SEPTEMBER 30, 2004

(in thousands)

	Evolving Systems	Telecom Software Enterprises, LLC.	Tertio Telecoms LTD.	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$20,692	$80	$9,206	$(1,500	)(B)
				(11,000	)(I)
				(4,576	)(M)	$12,902
Current portion of restricted cash	100	—	—	—		100
Contract receivables, net	2,209	—	4,191	—		6,400
Unbilled work-in-progress	31	—	411	578	(L)	1,020
Prepaid and other current assets	1,167	12	1,258	—		2,437

Total current assets	24,199	92	15,066	(16,498)		22,859
Property and equipment, net	1,851	34	881	—		2,766
Due from Tertio Telecoms Group, LTD	—	—	10,091	(2,656	)(O)
				(7,435	)(P)	—
Goodwill	6,955	—	—	1,095	(A)
				26,090	(H)	34,140
Intangible assets, net	3,199	—	—	1,635	(A)
				15,118	(H)	19,952
Long-term restricted cash	400	—	—	—		400

Total assets	$36,604	$126	$26,038	$17,349		$80,117

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term obligations	$31	$—	$—	$—		$31
Accounts payable and accrued liabilities	2,739	32	3,540	189	(C)
				1,795	(K)	8,295
Dividend payable to Tertio Telecoms Group, LTD (sellers)	—	—	—	2,489	(N)	2,489
Short-term notes payable	—	—	—	889	(B)
				4,000	(I)	4,889
Deferred income taxes, current	—	—	—	1,239	(X)	1,239
Unearned revenue	6,265	358	4,261	(112	)(D)
				(1,589	)(L)	9,183

Total current liabilities	9,035	390	7,801	8,900		26,126
Long-term obligations:
Restructuring and other expenses	112	—	—	—		112
Capital lease payable	21	—	—	—		21
Deferred income taxes	—	—	—	3,296	(X)	3,296
Notes payable	—	—	—	11,950	(I)	11,950

Total liabilities	9,168	390	7,801	24,146		41,505
Series B convertible redeemable preferred stock	—	—	—	11,281	(J)	11,281
Stockholders' equity:
Common stock	16		252	(252	)(Q)	16
Additional paid-in capital	67,719	—	2,188	(2,188	)(Q)	67,719
Members equity	—	(264)	—	264	(E)	—
Other comprehensive income (loss)	(7)		1	(1	)(Q)	(7)
Retained earnings (deficit)	(40,292)	—	15,796	(2,489	)(N)
				(4,576	)(M)
				(7,435	)(P)
				(105	)(U)
				(1,296	)(Q)	(40,397)

Total stockholders' equity	27,436	(264)	18,237	(18,078)		27,331

Total liabilities and stockholders' equity	$36,604	$126	$26,038	$17,349		$80,117

See accompanying notes to unaudited pro forma combined financial statements.

EVOLVING SYSTEMS, INC.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004

(in thousands except per share data)

	Evolving Systems	Telecom Software Enterprises, LLC.	Tertio Telecoms LTD.	Pro Forma Adjustments		Pro Forma Combined
REVENUE
License fees and services	$6,412	$1,186	$13,126	$—		$20,724
Customer support	10,354	592	4,479	—		15,425

Total revenue	16,766	1,778	17,605	—		36,149

COSTS OF REVENUE AND OPERATING EXPENSES
Cost of license fees and services, excluding depreciation and amortization	3,002	179	5,756	—		8,937
Cost of customer support, excluding depreciation and amortization	5,286	216	1,483	—		6,985
Sales and marketing	2,779	133	2,944	—		5,856
General and administrative	2,969	221	3,730	—		6,920
Product development	884	133	98	—		1,115
Depreciation	811	23	259	—		1,093
Amortization	646	—	—	311	(F)
				1,743	(R)	2,700

Total costs of revenue and operating expenses	16,377	905	14,270	2,054		33,606

Income from operations	389	873	3,335	(2,054)		2,543
Other income (expense), net	216	(2)	151	(937	)(T)	(572)

Income before income taxes	605	871	3,486	(2,991)		1,971
Provision for income taxes	12	—	165	881	(W)	1,058

Net income	$593	$871	$3,321	$(3,872)		$913

Basic earnings per common share	$0.04					$0.05

Diluted earnings per common share	$0.03					$0.05

Weighted average basic shares outstanding	15,860			2,900	(V)	18,760
Weighted average diluted shares outstanding	17,378			2,900	(V)	20,278

See accompanying notes to unaudited pro forma combined financial statements.

EVOLVING SYSTEMS, INC.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2003

(in thousands except per share data)

	Evolving Systems	Telecom Software Enterprises, LLC.	Tertio Telecoms LTD.	Pro Forma Adjustments		Pro Forma Combined
REVENUE
License fees and services	$14,853	$1,015	$12,051	$—		$27,919
Customer support	15,874	501	5,533	—		21,908

Total revenue	30,727	1,516	17,584	—		49,827

COSTS OF REVENUE AND OPERATING EXPENSES
Cost of license fees and services, excluding depreciation and amortization	5,239	196	4,889	—		10,324
Cost of customer support, excluding depreciation and amortization	7,739	264	1,868	—		9,871
Sales and marketing	3,450	162	4,401	—		8,013
General and administrative	3,737	270	4,336	—		8,343
Product development	2,043	162	448	—		2,653
Depreciation	1,223	52	371	—		1,646
Amortization	826	—	—	475	(F)
				4,129	(R)	5,430
Restructuring and other expenses (benefit), net	(9)	—	—	—		(9)

Total costs of revenue and operating expenses	24,248	1,106	16,313	4,604		46,271

Income from operations	6,479	410	1,271	(4,604)		3,556
Other income (expense), net	176	(4)	311	(20	)(G)
				(119	)(S)
				(1,315	)(T)	(971)

Income before income taxes	6,655	406	1,582	(6,058)		2,585
Provision for (benefit from) income taxes	167	—	(574)	1,048	(W)	641

Net income	$6,488	$406	$2,156	$(7,106)		$1,944

Basic earnings per common share	$0.44					$0.11

Diluted earnings per common share	$0.39					$0.10

Weighted average basic shares outstanding	14,743			2,900	(V)	17,643
Weighted average diluted shares outstanding	16,738			2,900	(V)	19,638

See accompanying notes to unaudited pro forma combined financial statements.

EVOLVING SYSTEMS, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(1)   Basis of pro forma presentation

        The unaudited pro forma combined balance sheet is based on historical balance sheets of Evolving Systems, Tertio and TSE and has been prepared to reflect the acquisitions as if they had been consummated on September 30, 2004.

        The unaudited pro forma combined statements of operations combine the results of operations of Evolving Systems, Tertio and TSE for the year ended December 31, 2003 and the nine months ended September 30, 2004. The unaudited pro forma combined statements of operations have been prepared to reflect the acquisitions as if they had occurred on January 1, 2003. The unaudited pro forma combined statement of operations for the year ended December 31, 2003 combines the historical results for Evolving Systems and CMS for the year ended December 31, 2003, as if the acquisitions had occurred on January 1, 2002.

        You should not rely on the selected unaudited pro forma combined financial information as being indicative of the historical results that would have occurred had Evolving Systems, Tertio and TSE been combined during these time periods or the future results that may be achieved after the acquisition.

        On a combined basis, there were no transactions between or among Evolving Systems, Tertio or TSE during the periods presented.

(2)   Acquisition of Tertio

        The unaudited pro forma combined financial statements reflect an estimated purchase price of approximately $40.0 million for Tertio, including acquisition related costs. The purchase price consists of $11.0 million in cash, approximately $15.9 million in seller-financed notes, 966,666 shares of Series B convertible preferred stock (convertible into 2.9 million shares of common stock) valued at approximately $11.3 million and approximately $1.8 million in estimated transaction-related costs. The holders of the Series B convertible preferred stock have the right to require Evolving Systems to redeem the stock in cash at $11.67 per share of Series B preferred stock if the Company is unable to register the underlying shares of common stock or keep such registration effective for twelve months from the acquisition date. Based upon the various features of the Series B convertible preferred stock, fair value was estimated at the stated redemption price. Since the conversion price of the Series B convertible preferred stock was fixed in the purchase agreement to equal $3.50 per common share, a beneficial conversion feature exists on the acquisition date equal to the difference between the market price of each common share on the issuance date (November 2, 2004), or $4.64, and the conversion price stated in the purchase agreement. The beneficial conversion feature of approximately $3.3 million will be recognized as a reduction in net income available to common stockholders on the acquisition date since the Series B convertible preferred stock was immediately convertible to common stock.

        The estimated acquisition-related costs consist primarily of legal and accounting fees and other external costs related directly to the acquisition. The estimated total purchase price of Tertio is as follows (in thousands):

Cash	$11,000
Short-term seller financed note	4,000
Long-term seller financed notes	11,950
Convertible preferred stock	11,281
Acquisition-related costs	1,795

Aggregate preliminary purchase price	$40,026

        The outstanding principal amount under the short-term seller financed note is due and payable in two installments of $2.0 million on each of March 31, 2005 and June 30, 2005. The short term seller financed note bears interest at a rate per annum equal to five and one-half percent, due on each of the previously mentioned payment dates. Upon an event of default, the short term seller financed note would bear interest at the greater of (a) eight and one-half percent or (b) the London Interbank Offering Rate (LIBOR). The short term seller financed note may be prepaid at any time.

        From the acquisition date (November 2, 2004) through November 2, 2006, the long-term seller financed notes bear interest at 11.0% per annum. From November 2, 2006 through the maturity date of December 31, 2007, the notes will bear interest at 14.0% per annum. Interest is accrued to the principal balance through December 31, 2005, and beginning March 31, 2006, interest is payable on a quarterly basis in addition to the scheduled principal payments. The scheduled principal payments on the long-term seller financed notes are as follows (in thousands):

Payment Date	Amount
March 31, 2006	$1,340
June 30, 2006	3,110
December 31, 2006	1,430
March 31, 2007	1,870
June 30, 2007	2,710
December 31, 2007	1,490

$11,950

        The long-term seller financed note payable agreements subject the Company to certain affirmative and negative covenants, including a financial covenant driven by EBITDA, as defined. Furthermore, the note holders may require the Company to make mandatory pre-payments, in excess of the payment schedule, if quarterly cash balances exceed the threshold defined in the note agreements.

        Evolving Systems has agreed to convene a meeting of its stockholders to seek the approval from its stockholders of the conversion of the long-term notes into a combination of convertible and non-convertible notes.

        Under the purchase method of accounting, the total estimated purchase price, including the estimated fair value of obligations assumed, is allocated to Tertio's net tangible and identifiable intangible assets based on their estimated fair values as of the acquisition date. The excess of the purchase price over the net tangible and identifiable intangible assets will be recorded as goodwill. Based upon the estimated purchase price and the Company's preliminary valuation, the following represents the preliminary allocation of the aggregate purchase price to the acquired net assets of Tertio as of September 30, 2004 (in thousands):

Net tangible assets	$3,248
Goodwill	26,090
In-process research and development	105
Identifiable intangible assets	15,118
Deferred income tax liability	(4,535)

Aggregate preliminary purchase price	$40,026

        The preliminary allocation of purchase price was based upon management's estimates and assumptions which are subject to change until the finalization of the valuation. The Company expects to finalize the purchase price allocation before the filing of the Company's 2004 Annual Report on Form 10-K.

        Tertio's net tangible assets take into consideration an adjustment for dividends declared to its sole shareholder of approximately $14.5 million, of which approximately $4.6 million was paid prior to the acquisition, approximately $7.4 million was offset against the amount due from Tertio Telecoms Group, Ltd. (former parent company), and approximately $2.5 million is payable on January 31, 2005. These dividends are specifically related to the acquisition and the Company has made related pro forma adjustments as of September 30, 2004.

        Tertio's historical unbilled work-in-progress of $411,000 is related to license and services contracts that have been recognized as revenue but not yet billed. The unearned revenue balance of $4.3 million as of September 30, 2004 is related to license and services and customer support contracts for which Tertio has been paid but had not been recognized as revenue.

        In accordance with EITF No. 01-03, "Accounting in a Business Combination for Deferred Revenue of an Acquiree," Evolving Systems records a liability related to the unearned revenue of Tertio only if the obligation underlying the unearned revenue represents a legal obligation to be assumed by Evolving Systems (a legal performance obligation). The Company estimated the fair value of this legal performance obligation based on the estimated costs remaining to fulfill the obligation plus a reasonable profit margin. The Company believes its valuation of the acquired unearned revenue balance approximates the fair value of the legal performance obligation.

        For the unearned revenue related to customer support obligations, Evolving Systems has assumed a legal performance obligation to perform under the customer support contracts that had been executed as of the acquisition date. The estimated costs plus a reasonable profit margin to fulfill the remaining performance obligation resulted in a reduction of the carrying value of Tertio's historical unearned customer support revenue of approximately $770,000 as of the acquisition date.

        For the unbilled work-in-progress and unearned revenue balances that are related to license fees and services contracts that had been executed as of the acquisition date, the value of the legal performance obligation is based on the estimated costs to deliver certain contractual software elements plus a reasonable profit margin. The remaining billings under the terms of the acquired contracts are also considered in the purchase price allocation. Evolving Systems will recognize revenue on these contracts using the percentage-of-completion method of accounting in accordance with SOP 97-2 "Software Revenue Recognition" and SOP 81-1 "Accounting for Performance of Construction-Type and Certain Production-Type Contracts." This accounting treatment results in a reduction of Tertio's historical unearned revenue by approximately $819,000 and an increase in unbilled work-in-progress of approximately $578,000 as of the acquisition date.

        Tertio's other net tangible assets were valued at their respective carrying amounts, as these amounts approximated their current fair values.

        Goodwill represents the excess of the purchase price over the fair value of tangible and identifiable intangible assets acquired. The unaudited pro forma combined statements of operations do not reflect the amortization of goodwill acquired in the acquisition consistent with the guidance in Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets."

        Evolving Systems' management has estimated that $105,000 of the purchase price represents purchased in-process technology that has not yet reached technological feasibility and has no alternative future use. This amount has been expensed as a reduction to stockholders' equity but has not been included in the pro forma combined statements of operations due to its nonrecurring nature.

        Identifiable intangible assets as of September 30, 2004 represent software owned by Tertio plus other identifiable intangible assets such as acquired contractual relationships. Since these assets are deductible for book purposes but not tax purposes a deferred tax liability has been recorded as of the acquisition date.

	Estimated Fair Value	Useful Life	Estimated Annual Amortization
Identifiable intangible assets:
Purchased software	$7,386	5 yrs	$1,477
Customer contracts	1,805	1 yr	1,805
Maintenance agreements and related relationships	5,927	7 yrs	847

	$15,118

(3)   Acquisition of TSE

        The unaudited pro forma combined financial statements reflect an estimated purchase price of approximately $2.4 million for TSE, including acquisition related costs. The purchase price consists of $1.5 million in cash, approximately $889,000 in a short-term note payable and approximately $55,000 in transaction-related costs. The Company agreed to pay additional consideration of up to $3.5 million contingent upon the achievement of certain specified revenue and gross margin results. Up to $2.5 million of the contingent consideration may be payable over a 24 month period from the closing date and additional contingent consideration of up to $1 million may be paid through the year 2011 if certain specified sales of TSE products occur. In accordance with Statement of Financial Accounting Standards No. 141, or SFAS 141, "Business Combinations," the contingent consideration will not be recorded until the contingency is resolved and the additional consideration is distributable.

        The estimated acquisition-related costs consist primarily of legal and professional fees related directly to the acquisition. The estimated total purchase price of TSE is as follows (in thousands):

Cash	$1,500
Short-term note payable	889
Acquisition-related costs	55

Aggregate preliminary purchase price	$2,444

        The short term note is due and payable on March 31, 2005 and accrues interest at the rate of 5% per annum.

        Under the purchase method of accounting, the total estimated purchase price, including the fair value of obligations assumed, is allocated to TSE's net tangible and identifiable intangible assets based on their estimated fair values as of the acquisition date. The excess of the purchase price over the net tangible and identifiable intangible assets will be recorded as goodwill. Based upon the estimated purchase price and the Company's preliminary valuation, the following represents the preliminary allocation of the aggregate purchase price to the acquired net assets of TSE as of September 30, 2004 (in thousands):

Net tangible liabilities	$(286)
Goodwill	1,095
Identifiable intangible assets	1,635

Aggregate preliminary purchase price	$2,444

        The preliminary allocation of purchase price was based upon management's estimates and assumptions which are subject to change until the finalization of the valuation. The Company expects to finalize the purchase price allocation before the filing of the Company's 2004 Annual Report on Form 10-K.

        Net tangible assets were primarily valued at their respective carrying amounts, except for unearned revenue, as these amounts approximate their current fair values. TSE's historical unearned revenue balance of $358,000 as of September 30, 2004 is related to customer support contracts for which TSE had been paid but had not been recognized as revenue.

        In accordance with EITF No. 01-03, Evolving Systems records a liability related to the unearned revenue of TSE only if the obligation underlying the unearned revenue represents a legal obligation to be assumed by Evolving Systems (a legal performance obligation). The Company estimated the fair value of this legal performance obligation based on the estimated costs remaining to fulfill the obligation plus a reasonable profit margin. The Company believes its valuation of the acquired unearned revenue balance approximates the fair value of the legal performance obligation.

        For the unearned revenue related to customer support obligations, Evolving Systems has assumed a legal performance obligation to provide certain services under the customer support contracts that had been executed as of the acquisition date. The estimated costs plus a reasonable profit margin to fulfill the remaining performance obligation resulted in a reduction of the carrying value of TSE's historical unearned customer support revenue of $112,000 as of the acquisition date.

        Goodwill represents the excess of the purchase price over the fair value of tangible and identifiable intangible assets acquired. The unaudited pro forma combined statements of operations do not reflect the amortization of goodwill acquired in the acquisition consistent with the guidance in Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets."

        Identifiable intangible assets as of September 30, 2004 represent software owned by TSE plus other identifiable intangible assets such as acquired contractual relationships.

	Estimated Fair Value	Useful Life	Estimated Annual Amortization
Identifiable intangible assets:
Purchased software	$1,233	2-5 yrs	$330
Maintenance agreements and related relationships	401	1-4 yrs	146

	$1,634

        TSE was historically a pass-through entity for US income tax purposes and therefore, the income generated by the business was taxable to its members. Upon acquisition, TSE will be included in Evolving Systems' consolidated federal tax return. TSE's historical results have not been adjusted in these pro forma combined statements of operations to include the effects of income tax as any taxable income generated would have been offset by Evolving Systems' net operating loss carryforwards.

(4)   Pro forma net income (loss) per share

        The pro forma basic and diluted net income (loss) per share are based on the weighted average number of shares of Evolving Systems common stock outstanding during each period and the number of shares of Evolving Systems common stock issuable in connection with the Tertio acquisition. The Series B preferred stock issued to the sellers of Tertio is considered a participating security under the guidelines of Statement of Financial Accounting Standards No. 128, "Earnings Per Share," and since the Series B preferred stock is convertible into common stock, the if-converted method has been used to reflect the dilutive effect the Series B preferred stock has to the pro forma basic and diluted net income (loss) per share calculation.

(5)   Pro forma adjustments

        The following is a description of the pro forma adjustments to the unaudited pro forma combined balance sheets and statements of operations. These adjustments are based on preliminary estimates which are subject to change as management finalizes its valuations or obtains additional information.

  TSE pro forma adjustments

(A)
To record goodwill and intangible assets related to the TSE acquisition.

(B)
To record purchase price for TSE of $1.5 million in cash and short-term note payable of $889,000.

(C)
To accrue for TSE acquisition-related costs related to professional fees and to record the assumed obligation for office closure expenses.

(D)
To adjust TSE's deferred revenue balance based on Evolving Systems' estimated costs and plus a reasonable profit margin related to fulfillment of acquired obligations under TSE's deferred customer support contracts.

(E)
To eliminate TSE's stockholders' equity accounts.

(F)
To record the estimated amortization expense related to identifiable intangible assets acquired as part of the TSE acquisition.

(G)
To record interest expense on the short-term note payable issued in conjunction with the acquisition of TSE.

  Tertio pro forma adjustments

(H)
To record goodwill and intangible assets related to the Tertio acquisition.

(I)
To record purchase price for Tertio of $11 million in cash, short-term seller financed note payable of $4.0 million and long-term seller financed note payable of approximately $11.9 million.

(J)
To record Evolving Systems Series B convertible preferred stock issued in conjunction with the Tertio acquisition.

(K)
To accrue for Tertio acquisition-related costs related to legal and professional fees.

(L)
To adjust Tertio's deferred revenue and unbilled work-in-progress balance based on Evolving Systems estimated costs plus a reasonable profit margin related to delivery of Tertio's license and services and customer support contracts.

(M)
To record stockholder dividend paid subsequent to the balance sheet date but prior to the acquistion date.

(N)
To record stockholder dividend accrued subsequent to the balance sheet date but prior to the acquistion date.

(O)
To record assumption by Evolving Systems of a pre-acquisition intercompany payable from Tertio Group LTD (sellers). to Tertio. Evolving Systems' assumed intercompany payable to Tertio has been eliminated in this pro forma combined balance sheet.

(P)
To record stockholder dividend payable through the offset of the pre-acquisition intercompany receivable from Tertio Group LTD (sellers).

(Q)
To eliminate Tertio's stockholders' equity accounts.

(R)
To record the estimated amortization expense related to identifiable intangible assets acquired as part of the Tertio acquisition.

(S)
To record interest expense on short-term seller financed note payable issued in conjunction with the purchase of Tertio.

(T)
To record interest expense on long-term seller financed note payable issued in conjunction with the purchase of Tertio.

(U)
To write-off in-process research and development.

(V)
To reflect the dilutive effect of the Series B convertible preferred stock on the pro forma basic and diluted net income (loss) per share calculation using the if-converted method.

(W)
To reflect a standard rate of corporation tax on Tertio's pre-tax earnings.

(X)
To record a deferred tax liability related to the identifiable intangibles which are amortizable for book purposes but not deductible for tax purposes.

Annex B

Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004

[included herewith]

B-1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-K

☒ Annual Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
For the fiscal year ended December 31, 2004
OR
☐ Transition Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
For the transition period from to

Commission File Number: 0-24081

EVOLVING SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-1010843 (IRS Employer Identification Number)
9777 Mount Pyramid Court, Suite 100 Englewood, Colorado (Address of principal executive offices)	80112 (Zip Code)
(303) 802-1000 (Registrant's telephone number)

Securities registered under Section 12(b) of the Exchange Act: None

Securities registered under Section 12(g) of the Exchange Act:

Common Stock, par value $0.001 per share
(Title of class)

        Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒    No ☐

        Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☒

        Indicate by check mark whether the registrant is an accelerated filer (as defined in Rule 12b-2 of the Exchange Act). Yes ☐    No ☒

        The approximate aggregate market value of the Common Stock held by non-affiliates of the registrant, based upon the last sale price of the Common Stock reported on the National Association of Securities Dealers Automated Quotation National Market System was approximately $71.6 million as of June 30, 2004.

        The number of shares of Common Stock outstanding was 16,024,102 as of March 18, 2005.

DOCUMENTS INCORPORATED BY REFERENCE

        The information required by Part III (Items 10, 11, 12, 13 and 14) is incorporated by reference to portions of the registrant's definitive proxy statement for the 2005 Annual Meeting of Stockholders, which will be filed with the Securities and Exchange Commission within 120 days after the close of the 2004 year.

EVOLVING SYSTEMS, INC.
Annual Report on Form 10-K
December 31, 2004
Table of Contents

        Except for the historical information contained in this document, the following discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences include, but are not limited to those discussed in this section, in the sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors."

PART I

Item 1. Business Overview

Introduction

        Evolving Systems, Inc. ("we", "our", "us") is a provider of mission critical software products and services to communications carriers. We maintain long-standing relationships with many of the largest wireline, wireless and cable communications carriers worldwide. Our customers rely on us to develop, deploy, enhance, maintain and integrate complex, highly reliable software solutions for a range of Operations Support Systems ("OSS") and Network Support Systems ("NSS"). Included among our more than 50 customers are four of the largest wireline carriers in North America and three of the world's 10 largest wireless carriers. We offer software products and solutions in three core areas—numbering solutions that enable carriers to comply with government-mandated requirements regarding number portability and phone number conservation; mediation solutions supporting data collection for both service assurance and billing applications; and a service activation solution that is used to activate complex bundles of voice, video and data services. Historically, our products have been used to support traditional telephony capabilities; however, during the year, a large communications carrier began using our products to support its Voice over Internet Protocol ("VoIP") offerings.

        The core Evolving Systems portfolio that included ordering and provisioning solutions for Local Number Portability ("LNP"), as well as a number inventory and assignment platform, has recently been expanded, as a result of three acquisitions the company made over a period of 12 months from November of 2003 to November of 2004. Through the acquisition of CMS Communications, Inc. ("CMS") in November 2003 we acquired a network mediation and service assurance solution to add to our product portfolio. Additionally, with the acquisition of Telecom Software Enterprises, LLC ("TSE") on October 15, 2004 we added LNP and Wireless Number Portability ("WNP") number ordering and provisioning testing products which provide new OSS system integration capabilities. Most recently, on November 2, 2004, we acquired Tertio Telecoms Ltd. ("Tertio"), a privately held supplier of OSS software solutions to communication carriers throughout Europe, the Middle East, Africa and Asia, expanding our markets beyond North America. Tertio's activation solution Provident™, and mediation solution Evident™, strengthen our overall product portfolio. Our significantly expanded product and service capabilities now enable us to address a larger portion of our customer's application needs. As a result, we have become a company with global reach and a customer base that includes many of the world's leading communications carriers. We are positioned as a provider of OSS, NSS and comprehensive systems integration capabilities. These complementary competencies enable us to address and implement solutions across much of a customer's back office.

Company Background

        Founded in 1985, we initially focused on providing custom software development and professional services to a limited number of telecommunications companies in the United States. In 1996, concurrent with the passage of the Telecommunications Act of 1996 ("the Telecom Act"), we made a strategic decision to add software products to our established professional services offerings. Since that time we have built a strong product portfolio, of which we are best known for, our LNP and service activation solutions.

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        Historically, we have helped our customers integrate our products into their existing business process and OSS environments. In 2002, we initiated a restructuring plan, which, in addition to significant operational cost reductions and greater leverage of offshore development, included the reengineering of our business model to a solutions strategy. The solutions business model reflects a more balanced mix of services and products, as well as integration and product enhancements for our customers' back office to meet the specific requirements of each customer. This customer specific effort is complementary to product development investments driven by more traditional marketing efforts. Solutions which include our products as well as product extensions and integration, are typically licensed to our customers and supported by us. In 2004, our sales reach was expanded to include both direct and indirect sales. New partnerships with network equipment providers and system integrators to extend our reach to new geographical regions as well as helping us further penetrate our existing territories were achieved during the year. We have also created packaged products with our channel partners, where we provide the underlying product and our partner provides some or most of the integration services.

Recent Developments

  Acquisition of Telecom Software Enterprises, LLC

        In October 2004, we acquired TSE. TSE's VeriPort™ and Verify™ products are sold to United States of America ("U.S.") wireline and wireless carriers, and provide for simulation of the nation's centralized Number Portability Administration Center ("NPAC") and a testing environment for critical back office systems that carriers use for enabling number portability. Other products in the TSE portfolio are used for enhanced integration between back office OSS systems. TSE has installed its products at several of the leading wireless and wireline carriers in North America. By acquiring TSE, we have expanded our customer base and extended the set of solutions we offer our numbering solutions customers.

  Acquisition of Tertio Telecoms Ltd.

        In November 2004, we acquired Tertio, our third acquisition in a twelve month period. By acquiring Tertio we became a global company with a customer base that includes many of the world's largest communication carriers. Tertio's activation and mediation solutions, Provident and Evident, fit well with elements of our product portfolio, enabling us to provide activation solutions and strengthening our current mediation and service assurance offerings.

        In 2005, we changed Tertio's name to Evolving Systems Limited. We also renamed the Provident activation solution to "Tertio", to build on the strong recognition of the Tertio brand in the service activation market. The name changes have not been reflected in this filing.

  Expansion of Offshore Development Subsidiary

        In February 2004, we formed Evolving Systems Networks India Private Limited, a wholly owned subsidiary of Evolving Systems ("Evolving Systems India"). For several years, offshore development, through a subcontractor, had been a key aspect of our low-cost, accelerated-deployment strategy. With the formation of Evolving Systems India we now have more control and flexibility and lower costs than with our previous outsourced development, which used an offshore third party contractor. As of December 31, 2004, we had approximately 46 employees in our Indian office with plans for further expansion as demand dictates.

  LsmsXpress Product Launch

        In January 2005, we announced the launch of LsmsXpress™—a product targeted for carriers looking to reduce the total cost of ownership for their number portability routing requirements. The

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LsmsXpress solution is a full function, small footprint Local Service Management System ("LSMS") that provides the interface between the NPAC and the network elements that route calls. It is designed to meet the needs of carriers who want to manage core LNP functions in-house rather than using a service bureau.

        A vendor independent solution, LsmsXpress is designed to enable carriers to implement the LNP provisioning process cost-effectively and efficiently. We also offer a suite of services for carriers looking to transition from the service bureau environment to an in-house LSMS solution. This product is the result of integrating product assets gained from our acquisition of TSE with our experience in delivering number portability solutions. The first deployment of LsmsXpress occurred in December 2004.

Industry Background

        Historically, telecommunications carriers have operated in a highly regulated environment. Deregulation in many countries around the globe has increased the number of telecommunications carriers and consequently stimulated competition. This increase in competition coupled with the emergence of new telecommunications technologies, such as fiber optics, packet-data networks, digital and wireless telephony as well as Internet-based services has created an industry that is in the midst of significant change. Traditional wireline customers are migrating with an increasing frequency to wireless and broadband services requiring network operators to make large capital expenditures in the areas of broadband and wireless infrastructure. In response to these market changes, we have broadened our product portfolio through internal product development activities, customer-funded initiatives and the acquisition of key new products and technologies.

        The U.S. long distance market was opened to competition in the early 1970s. More recently, the Telecom Act provided for competition in local telephone service, allowing long distance, wireless and other carriers to enter local telephone markets. The Telecom Act, among other things, requires carriers to offer LNP, which allows customers to retain their local phone numbers regardless of the carrier providing local telephone service. While LNP is a key application for enabling such competition, in 2001 the North American market saw a reversal of the previous trend of new telecommunication carriers entering the market. The North American wireline and wireless landscape today is dominated by a relatively small number of large carriers. Consolidation has played some role in creating the largest wireline and wireless carriers, a trend that appears to be continuing.

Operations Support Systems ("OSS")

        OSS encompasses a broad array of software and systems that perform critical functions for telecommunications carriers, including but not limited to ordering, inventory, provisioning, activation, service assurance, repair and billing. Ordering systems collect customer information, retrieve current service information, capture and validate new service requests, verify the availability of selected services and transmit completed orders to one or more provisioning OSS. Inventory systems maintain both physical and logical views of all the telecommunications assets required to turn up a service. Carriers use activation systems to turn on services for new customers and to change or add services for existing customers. Service assurance systems allow carriers to perform the testing, monitoring and reporting necessary to maintain appropriate network availability and feed operational data to other business systems. Repair and dispatch systems set up, track and report on service conditions or outages for the large craft force that works for a carrier. Carriers use billing systems to collate, manage and report usage information for customer billing. OSS typically operate on a 24x7 basis to support the real-time communications network that is the backbone of the carriers' service offerings.

        Traditionally, as carriers have added new services, such as wireless or Internet-based services, they have developed multiple, distinct OSS. These legacy, proprietary OSS in place at carriers often utilize

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incompatible hardware, operating systems, communications protocols, application software and other technologies, making interoperability among systems difficult. These OSS are further strained by the many incremental changes that have been made in order to accommodate new technologies, such as client/server technology and advancements in data networking to allow for the proliferation of value- added services, such as call waiting, call forwarding and voice mail, broadband data and video and to comply with government or regulatory mandates that in some cases change how systems and processes are required to work. Despite these difficulties, the carriers have been unable to completely replace existing OSS due to the large investment and vast amounts of historical data contained in these systems. As a result, carriers continue to make incremental modifications to these OSS, thereby further increasing their complexity and making it more difficult for the systems to interoperate successfully.

Product Portfolio

  Numbering Solutions

        Evolving Systems' Numbering Solutions product line includes our LNP and WNP products as well as our NumeriTrack® number inventory and assignment solution.

  LNP and WNP

        Our Number Portability software solution enables carriers to comply with U.S. mandates in the Telecom Act and subsequent Federal Communications Commission ("FCC") regulations implementing LNP and WNP. For traditional wireline, wireless networks, as well as Internet Protocol ("IP") networks, this requires service providers to allow customers the ability to retain, or "port", their phone numbers when changing from one service provider to another. Our LNP software for ordering, provisioning, reporting, testing and exchanging information between carriers is widely used by wireline service providers and is involved in approximately 50 percent of all porting transactions in the United States each year. In addition, we developed the initial custom software used by all eight regional NPACs in North America to control the porting process. This software receives ported telephone number information from carriers as changes occur and distributes the data to all subscribing carriers in the region. Our software was provided under contract to NeuStar, Inc., formerly a division of Lockheed Martin IMS. Over time, we have expanded our Number Portability product features and developed other Number Portability related OSS software products for the wireline and wireless markets. Today, our WNP software is used by five wireless carriers and two service bureaus. It is estimated that approximately 30 percent of wireless customers change carriers at least once per year. Our full LNP and WNP product line comprises the following collection of products: OrderPath® order entry; NumberManager® network provisioning; LNP DataServer™ data warehousing; PortExchange™ Inter-carrier Communications Processor ("ICP") pre-porting; VeriPort NPAC testing; VeriComm™ ICP testing; ServiceLink™ automated ICP System for WNP; and Verify product suite for monitoring carriers' application communications for optimum service assurance.

  Number Inventory and Assignment

        We developed our NumeriTrack solution in response to the FCC mandated number conservation and number pooling regulations for both wireline and wireless carriers. These regulations, implemented in 2003, resulted from the FCC's concern that the U.S. was running out of 10-digit telephone numbers, were designed to extend the life of the 10-digit numbering plan well into the 21st century by changing the way phone numbers are allocated to carriers, specifying rules regarding the assignment and classification of those numbers, requiring regular utilization reporting by carriers and articulation of circumstances under which previously underutilized telephone numbers must be returned to the "pool" to be reallocated to other carriers. Our NumeriTrack solution, which has been licensed to four carriers, facilitates compliance with the FCC mandates for both wireline and wireless carriers, provides inventory management of phone numbers and other assets such as SIM cards, supports inventory assignments,

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and supports integration with carriers' existing back-office systems. The NumeriTrack solution contains features for the inventory of and assignment logic for numbers associated with IP addresses and is used by a large carrier in the U.S. for deployment of its Voice over Internet Protocol ("VoIP") service offering. As is the case with our LNP and WNP solutions, the implementation of our NumeriTrack solutions has far-reaching implications for integration with carriers' existing OSS environments and business processes.

  Service Activation

        Our Service Activation solution, Provident, is employed by carriers to activate new services. Provident is used by some of the world's most advanced and demanding service providers as their next-generation solution. Our Provident product provides a flexible operating environment and can be used by carriers to manage their voice, data, and content service needs for both their traditional and broadband Internet Protocol ("IP") networks. Provident is an integrated solution comprised of three components:

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  Provident Service Composer—a modeling tool that simplifies the creation of new services;

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  Provident Activation Designer—a tool that is designed to speed network feature activation; and

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  Provident Service Activation—the platform that provides scalability and performance, flexibility, and a graphical interface.

        Our Provident solution addresses the entire service lifecycle enabling service providers to better plan, manage and execute the introduction of new services. Provident allows carriers to introduce new network technologies and eases the burden of integration with existing devices and systems.

  Mediation

        Our mediation portfolio consists of network data mediation products and billing mediation. The network mediation products include Traffic Data Management System ("TDMS") acquired in the CMS acquisition and our next generation product Mediation Central™. Our billing mediation product, Evident, was acquired as part of the Tertio acquisition.

  Billing Mediation

        Billing mediation is the process of collecting network usage data and verifying that usage data is accurate, and is a required pre-condition for generating accurate bills for a carrier's customers. Billing mediation's importance lies in its ability to provide a systematic point of reliability and assurance between network consumption and the billing system input. Our Evident product supports convergent voice, data, and content services. Evident enables the accurate management of data, allowing reconciliation of data inputs and outputs. In addition, Evident provides support for compliance with relevant regulatory, accounting and data integrity requirements. This product also provides service usage data for business intelligence, revenue assurance, and next-generation billing solutions. Our Evident solution can be used by wireline, broadband and wireless carriers and provides carrier-grade support in terms of reliability, performance, and scalability.

        As carriers bring new services to market they are often accompanied by the need for a new mediation process to support those new services. Evident has been designed with the flexibility to support new service concepts and designs.

  Network Assurance and Data Collection Solutions

        A common challenge for telecommunications carriers is to create an integration layer between network element ("NE") devices and the OSS applications that provision, monitor, and control them.

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Deploying new devices needed for extending service offerings into the network can therefore be difficult, time consuming, and expensive. Our mediation solutions provide a common framework for simplifying the data collection and distribution of critical network data. Our network mediation product, Mediation Central, supports a broad array of technologies that carriers typically deploy in their network. Mediation Central provides support for wireline, broadband, transport and wireless networks. Our Mediation Central product supports both centralized and distributed configurations allowing, for example, carriers to deploy a single solution for all their data collection and distribution needs.

        We also offer our TDMS solution, which is designed to automate key business processes and make valuable network data available to select employees in the enterprise, including Alarm and Fault Management, Capacity and Network Planning, Data Collection, Mediation, Performance Management, Service Activation, Service Design and Assignment, and Service Quality Analysis. TDMS is installed as the narrow band traffic collection data system in three of the nation's largest wireline carriers.

Custom Solutions and Integration

        Since our inception we have developed and supported a variety of custom solutions for the OSS environment. Based on that experience, we have developed domain knowledge that continues to help us serve our customers. As an example, we still maintain and support a complex Cellular Digital Packet Data ("CDPD") network element solution, as well as legacy provisioning systems deployed at a major wireless carrier.

Business Structure and Strategy for Growth

        We have developed a solutions business model that leverages our products and strong telecommunications domain expertise with a worldwide work force. This business model combines our U.S. presence (offices in Denver, Colorado and Columbus, Ohio) and United Kingdom presence (offices in London and Bath, England) with the lower-cost offshore development capabilities provided by our growing Indian subsidiary (with offices in Bangalore, India). We developed this model in response to the downturn in the telecommunications industry, and in 2002, we successfully completed a restructuring plan that resulted in dramatically improved financial results—revenue growth and solid profitability—for our year ended December 31, 2003.

        In March 2004, we launched Evolving Systems India in the city of Bangalore, with an initial staffing of 15 employees. This subsidiary has now grown to 46 employees. Utilization of this captive development team in India enables us to continue to offer our customers high-quality, lower-cost solutions and a more consistent round-the-clock workday.

        Beginning in late 2003 and continuing through 2004, we extended our strategy to focus on growth through a combination of organic and acquisitive activity and have worked to build one integrated company from our three recent acquisitions; CMS, TSE and Tertio.

        We have completed integration of CMS and TSE into our business model and operations. We are working to integrate Tertio into our business model and operations and plan to complete that integration by the end of 2005.

Sales and Marketing

        The primary objective of our sales and marketing efforts is to educate existing and potential customers throughout the telecommunications industry about the depth and breadth of our capabilities, experience and product portfolio. We work with those customers through discovery, concept, business case and implementation to create solutions that reduce cost, increase revenue opportunities or allow compliance with government and regulatory mandates. In addition, we conduct many of our sales

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activities as a result of responding to requests for proposals and competitive tenders. Our sales and marketing efforts include constant interaction with existing and target customers and prospects, participation in relevant industry bodies, a website presence, presentations at industry conferences and forums, news releases to the industry and other marketing initiatives. Our sales focus is to create solution opportunities for our product offerings. The majority of our sales efforts are conducted by direct sales teams. However, increasingly we are engaging in sales through business partners or system integrators that have been selected by our customers for larger solution implementations where our products represent only a portion of the overall solution. A key component of the value of Tertio was based on its strong business partner relationships with global systems integration firms. In addition, sales activities are also being delivered through channel partners, whose efforts are directed at different market segments than those of our direct sales force. We plan to continue the approach of working with channel partners and system integrators in 2005 and beyond—this is predicated by the success we have seen using partners at Evolving Systems and the fact that a large portion of the distribution model at Tertio relied on sales through strategic partners.

Product Development and Support

        Our product development efforts are focused on identifying specific customer business needs as well as market requirements and then developing possible solutions for those needs that leverage our existing product capabilities. Based upon the identified customer business needs, our product development efforts comprise a combination of design and development of new products or features to enhance our existing products, and design and development of new product functionality as identified in our product "roadmaps," funded as research and development. Investment plans are built for the three principal product areas which include number solutions, service activation and mediation/assurance. We make other investments in tools and product extensions to accelerate the development, implementation and integration process for customer solutions. We usually do not develop completely new products, major product enhancements or tools until we have at least one customer who has agreed to license what we will develop.

Competition

        The market for telecommunications OSS products is intensely competitive and is subject to rapid technological change, changing industry standards and regulatory developments. We face continuous demand for improved product performance, new product features and rapid integration capabilities, and reduced prices, as well as pressure to accelerate the release of new products and product enhancements. Our existing and potential competitors include many large domestic and international companies and certain of our customers' internal IT organizations, that have substantially greater financial, technological, marketing, distribution and other resources, larger installed customer bases and longer-standing relationships with telecommunications customers than we do. The market for telecommunications software and services is extremely large. Consequently, we hold only a small portion of the total market share. However, by concentrating our focus on number solutions, activation solutions and mediation and assurance solutions, we hold reasonable market share in those three areas. We differentiate ourselves from competitors through our combination of telecommunications domain knowledge, low-cost offshore development, products, services, integration capabilities and strong customer relationships.

        Our principal competitors in the LNP and WNP market include Telcordia Technologies, Inc., Syniverse Technologies and Tekelec. Our principal competitors in activation are Metasolv and Comptel. In mediation, we compete with many different companies with no single dominant competitor.

        Many of our customers have large internal development organizations, which develop software solutions and provide services similar to our products and services. As a result, our customers often choose to implement their own solutions rather than choosing solutions we offer. In addition, other

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integration companies such as Accenture, Bearing Point and IBM, compete with us for integration work.

        We believe that our ability to compete successfully depends on a wide range of factors. We plan to compete by offering quality low-cost solutions that are tailored specifically to the customer. Furthermore, once one of our customers has implemented one of our core software products, we are in a preferable position, in contrast to our competitors, to develop additional functionality or react to changes in our customers' business needs by offering additional products or services. Many of our customer relationships span five years or more with some extending beyond ten years. We believe these long-term relationships also give us a competitive advantage.

Intellectual Property

        We rely on a combination of copyright, trademark and trade secret laws, as well as confidentiality agreements and licensing arrangements, to establish and protect our proprietary rights. We presently have U.S. patents on elements of our principal LNP OSS products, NumberManager and OrderPath, and we have both a U.S. patent on certain elements of and a pending application for patent protection on certain elements of our OmniPresenceServer™ application. In addition, we have applied for patent protection on elements of our ServiceXpress™ test harness application.

Backlog

        We define backlog as firm non-cancelable sales orders that are anticipated to be delivered and recognized in revenue over the next twelve months. As of December 31, 2004 and 2003, our backlog, as defined, was approximately $12.5 million and $11 million, respectively. Our backlog, as defined, at December 31, 2004 is comprised of license fees and services of $8.0 million and customer support of $4.5 million compared to license fees and services of $3.4 million and customer support of $7.6 million at December 31, 2003.

Employees

        As of December 31, 2004, we employed 240 people including 96 in the United States, 98 in the United Kingdom and 46 in Bangalore, India. Of our worldwide staff, 78% are involved in product delivery, development, support and professional services, 11% in sales and marketing, and 11% in general administration. Additionally, Tertio used the services of an offshore subcontractor who provided the equivalent of approximately 20 employees, primarily in the area of delivery of professional services. The work being performed by the offshore subcontractor will be transitioned to Evolving Systems India during 2005.

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RISK FACTORS

Risks related to Tertio Acquisition

  We are subject to financial and operating risks associated with international sales and services.

        Historically sales of our products have been limited to customers in the United States. Our only international operational experience has been with our Indian offshore development subsidiary. The acquisition of Tertio resulted in the addition of significant sales and operations outside the United States, including Europe, Asia and Africa. If we are unable to manage our sales and operations on a global basis, our financial condition or results of operations could be materially adversely affected. Our international business is subject to the financial and operating risks including:

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  unexpected changes in, or impositions of, legislative or regulatory requirements;

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  difficulties in maintaining effective controls over financial reporting across geographically dispersed entities, including those related to different business practices in foreign countries;

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  internal control related risks of running a foreign subsidiary;

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  changes in demand of our products and services due to the perception that we are an "American" company in countries where the United States' foreign policy is not viewed favorably;

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  fluctuating exchange rates, tariffs, currency repatriation restrictions and other barriers;

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  difficulties in staffing and managing foreign subsidiary operations;

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  import or export restrictions;

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  greater difficulties in accounts receivable collection and longer payment cycles;

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  potentially adverse tax consequences and additional tax considerations such as foreign withholding taxes and payment of value added tax ("VAT");

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  potential hostilities and changes in diplomatic and trade relationships;

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  changes in a country's economic or political conditions; and

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  differing customer and/or technology standards requirements.

  Our stockholders will be diluted by the conversion of outstanding Series B Convertible Preferred Stock and, if approved by our stockholders, the exchange of the long-term notes into convertible notes.

        In consideration for our acquisition of Tertio, we made a cash payment of $11.0 million, issued 966,666 shares of Series B Convertible Preferred Stock ("Series B Preferred Stock"), issued a short-term secured note with a principal amount of $4.0 million bearing interest at 5.5% per annum and issued long-term seller financed notes (the "Long-Term Notes") with an aggregate principal amount of approximately $11.9 million bearing interest initially at 11% per annum (increasing to 14% on the second anniversary). Subject to stockholder approval, the holders of the Long-Term Notes have elected to exchange these notes for convertible notes (the "Convertible Notes") convertible into shares of our common stock which would bear interest at the applicable federal rate at the time the Convertible Notes are issued, currently about 3.3%.

        Each share of Series B Preferred Stock is convertible into three shares of our common stock which could result in the issuance of up to 2,899,998 shares of our common stock. In the event that the Series B Preferred Stock and/or the Convertible Notes are converted into shares of common stock, there will be a significant dilutive effect on the ownership interests and voting rights of our existing stockholders.

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        Prior to our acquisition of Tertio, only one of our stockholders beneficially owned in excess of five percent of our common stock. If the Series B Preferred Stock and the Convertible Notes are exchanged for shares of our common stock, the holder and their affiliates would hold in excess of twenty percent (but no more than thirty-three percent) of the outstanding shares of our common stock. The sale by such holders of one or more large blocks of our common stock could have a negative impact on the market price of our common stock. Additionally, such ownership interests could effectively deter a third party from making an offer to buy us, which might involve a premium over our current stock price or other benefits for our stockholders, or otherwise prevent changes in the control or management of Evolving Systems. In addition, there are no restrictions, in the form of a standstill agreement or otherwise, on the ability of such stockholders or their affiliates to purchase additional shares of our common stock and thereby further increase their ownership interests.

  The holders of our Series B Preferred Stock have preferential rights that may be adverse to holders of our common stock.

        The holders of the Series B Preferred Stock have preferential rights with respect to distributions upon a liquidation of Evolving Systems, including certain business combinations deemed to be a liquidation. Accordingly, no distributions upon liquidation may be made to the holders of common stock until the holders of the Series B Preferred Stock have been paid their liquidation preference. As a result, it is possible that, on liquidation, all amounts available for the holders of equity of Evolving Systems would be paid to the holders of the Series B Preferred Stock, and that the holders of common stock would not receive any payment. Additionally, in connection with the Tertio acquisition we are obligated to file and keep effective a registration statement providing for the resale of the shares of our common stock issuable upon the conversion of the Series B Preferred Stock and the Convertible Notes. If the Securities and Exchange Commission refuses to declare the registration statement effective or we fail to keep the registration statement effective, the holders of the Series B Preferred Stock will have the right to cause us to repurchase for cash the shares of the Series B Preferred Stock for $3.89 per share (on an as converted basis), or approximately $11.3 million. If we are required to make this payment, it would have a significant adverse impact on our liquidity and could cause us to incur additional indebtedness.

        Additionally, the Series B Preferred Stock, as well as the Convertible Notes (if approved), contain certain weighted average price based anti-dilution protections that, as long as those securities remain outstanding, would be triggered if we issued shares of our common stock (subject to certain adjustments and standard exclusions relating to Company options) below $3.89 per share. In the event that we issued shares below this threshold, the holders of our common stock would be diluted to an unknown degree. Furthermore, the mere existence of such anti-dilution protections could make it difficult for us to issue any common stock below $3.89 per share, if at all. In the event the anti-dilution adjustments of the Series B Preferred Stock are triggered, such adjustments would result in a deemed dividend to the Series B Preferred Stock holders that would reduce income available to common stockholders. The charge would be equal to the number of additional shares issuable as a result of the anti-dilution calculation, multiplied by the fair value of the common stock on the date of the issuance of the Series B Preferred Stock, or $4.64. The deemed dividend charge could negatively affect the price of our common stock.

  The indebtedness incurred in connection with the Tertio acquisition may limit our ability to grow and could adversely affect our financial condition.

        The indebtedness incurred with respect to the short- and long-term secured notes and, possibly, the redemption of the Series B Preferred Stock, is material in relation to our current level of indebtedness, our ability to service the debt from our operating cash flow and our ability to repay the debt in full at maturity. If we do not obtain stockholder approval to permit holders to exchange the

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Long-Term Notes into Convertible Notes, and such notes are not converted into common stock, we will be required to service the full amount of the long-term debt and related interest payments. Additionally, if we do not receive such stockholder approval, the Series B Preferred Stock will not automatically be converted into common stock and will remain outstanding in accordance with its terms. No assurance can be given that sufficient funds will be available to meet our operating needs, to pay the interest due on the short and the long-term secured notes or, if required, to redeem the Series B Preferred Stock. The notes are secured by a general lien on all of our assets. If we are unable to pay the notes as they become due, the holders of the notes could foreclose on all of our assets. The increased level of our indebtedness, among other things, could:

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  make it difficult for us to obtain any necessary future financing for working capital, capital expenditures, debt service requirements or other purposes;

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  limit our flexibility in planning for, or reacting to changes in, our business; and

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  make us more vulnerable in the event of a downturn in our business.

        If we incur new indebtedness in the future, the related risks that we now face could intensify. Whether we are able to make required payments on our outstanding indebtedness and to satisfy any other future debt obligations will depend on our future operating performance and our ability to obtain additional debt or equity financing.

        Nasdaq Rule 4350(i)(1)(C) requires that a company whose stock is traded on Nasdaq obtain stockholder approval in connection with the acquisition of another company involving the issuance or potential issuance of common stock equal to twenty percent or more of its common stock. The issuance of the Series B Preferred Stock alone, does not exceed this twenty percent threshold. However, because the issuance of the shares of common stock upon conversion of the Series B Preferred Stock and the Convertible Notes would, collectively, result in us issuing in excess of twenty percent of our outstanding shares of common stock, we are required under the Nasdaq rules to seek stockholder approval for the exchange of the Long-Term Notes into Convertible Notes. No assurances can be given that our stockholders will approve the matters required for such conversion or that we will be able to obtain a sufficient quorum to vote on all such matters. If our stockholders do not approve such exchange or do not approve the amendment of our Articles of Incorporation to increase our authorized shares of common stock, needed to provide shares into which the Convertible Notes may be converted, the Long-Term Notes will remain outstanding until December 31, 2007 (unless earlier repaid), will require debt repayments during 2006 and 2007, and our ability to continue to service such debt could adversely affect our financial condition.

  The terms and conditions of the Series B Preferred Stock and the indebtedness incurred in connection with the Tertio acquisition may have an adverse impact on our results of operations and financial performance.

        There is a potential that the Company will incur additional charges in the future related to various provisions of the financial instruments issued in connection with the acquisition of Tertio. Subject to stockholder approval and election by the note holders, the Long-Term Notes initially bearing interest at 11% per annum could be exchanged for a combination (based on the allocation election of the note holders) of convertible notes bearing interest at the applicable federal rate at the time the convertible notes are issued (currently about 3.3%), and fixed rate, non-convertible notes bearing interest initially at 9% per annum. The holders of the Long-Term Notes have elected to exchange the full principal of those notes, and accrued interest, for Convertible Notes. Such exchange is dependent upon the approval by the Company's stockholders to increase the number of authorized shares and to approve such exchange. When and if such exchange occurs, the extinguishment of the Long-Term Notes and the issuance of the Convertible Notes will be recorded at their fair value, which could result in a charge

11

reducing our income which in turn could negatively affect our stock price. Fair value assessments are dependent upon market factors in existence at the time of measurement.

        In addition to the aforementioned charges related to remeasuring the Long-Term Notes exchange at fair value, if the conversion rate on the Convertible Notes is less than the fair value of the stock into which the notes are convertible, on the date of issuance, the Company will be required to record as additional interest expense a beneficial conversion feature that will negatively affect interest expense in the period in which the Convertible Notes are issued.

        The inability to register shares of our common stock underlying the Series B Preferred Stock and/or an inability to keep such registration effective, as described above, could result in the Series B Preferred Stock becoming mandatorily redeemable. Currently, the Series B Preferred Stock is classified as non-permanent equity since the events that would require its redemption have not occurred. If we are unable to obtain and/or maintain the effectiveness of the related registration statement, the Series B Preferred Stock will become mandatorily redeemable at the option of the holders and the instrument will be reclassified as a liability. Upon reclassification, the Series B Preferred Stock will be remeasured at its then current fair value and the difference between its fair value and redemption price will be charged to additional paid-in capital. Such charge to equity may negatively impact the price of our common stock. Subsequent changes to the fair value of this instrument would be recognized in earnings, as a charge or income, and such amounts could be significant and unpredictable.

  Certain provisions of the notes payable issued in conjunction with the Tertio acquisition call for the acceleration of payments if certain covenants are breached or cash flow thresholds are achieved.

        The notes issued in conjunction with the Tertio acquisition contain certain affirmative and negative covenants that, if breached, could result in the acceleration of such notes becoming immediately due and payable. The covenants include the Company's agreement to do the following:

  •
  Convene a stockholders' meeting on or before May 16, 2005 to approve (a) the exchange of the Long-Term Notes for Convertible Notes and (b) an amendment to our Certificate of Incorporation increasing the authorized common stock;

  •
  comply with applicable laws and licensing requirements;

  •
  file and pay all applicable taxes as they become due; and

  •
  operate in the ordinary course of business.

The covenants also include the Company's agreement not to do any of the following (except as specifically authorized in such notes):

  •
  liquidate, dissolve or wind-up operations;

  •
  pay any dividends or make prepayments on any indebtedness;

  •
  acquire any other businesses or entities or make investments in third parties;

  •
  sell or transfer a substantial portion of the Company's assets;

  •
  incur additional indebtedness or permit any liens on the Company's assets;

  •
  make capital expenditures beyond established thresholds; or

  •
  take certain other operational actions.

        The covenants may limit the Company's flexibility in planning for, or reacting to changes in, its business. Failure to comply with such covenants, if not waived, could result in the acceleration of the notes. If the Company is required to pay the notes on an accelerated basis, it would have a significant

12

adverse impact on the Company's liquidity and financial condition and could cause us to incur additional indebtedness.

        Additionally, the notes issued in conjunction with the Tertio acquisition require us to offer the note holders a prepayment on such notes in the amount that our closing cash balance exceeds $7.0 million at the end of any fiscal quarter beginning with the quarter ended March 31, 2005. Such a requirement will restrict our liquidity and cash management flexibility. Until the notes are repaid, our ability to engage in transactions or to enter into agreements requiring significant cash investments may be adversely affected.

Risks Related to Our Business

  Fluctuations in Quarterly Results of Operations

        Our operating results have fluctuated significantly in the past and may continue to fluctuate significantly in the future. Fluctuations in operating results may result in volatility of the price of our common stock. These quarterly and annual fluctuations may result from a number of factors, including:

  •
  the size of new contracts and when the related revenue is recognized;

  •
  our rate of progress under our contracts;

  •
  acquisition and integration costs;

  •
  the timing of customer and market acceptance of our products and service offerings;

  •
  our ability to effectively manage offshore software development in India;

  •
  actual or anticipated changes in government laws and regulations related to the telecommunications market;

  •
  judicial or administrative actions about these laws or regulations;

  •
  the nature and pace of enforcement of the Telecom Act as well as other similar foreign statutes, regulations and acts;

  •
  product lifecycles;

  •
  the mix of products and services sold;

  •
  changes in demand for our products and services;

  •
  the timing of third-party contractors' delivery of software and hardware;

  •
  budgeting cycles of our customers;

  •
  changes in the terms and rates related to the renewal of support agreements;

  •
  level and timing of expenses for product development and sales, general and administrative expenses;

  •
  competition by existing and emerging competitors in the telecommunications software markets;

  •
  our success in developing and selling new products, controlling cost, attracting and retaining qualified personnel and expanding our sales and customer focused programs;

  •
  software defects and other product quality problems;

  •
  changes in our strategy;

  •
  the extent of industry consolidation;

  •
  foreign exchange fluctuations; and

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  •
  general economic conditions.

        Our expense levels are based in significant part on our expectations regarding future revenue. Our revenue is difficult to forecast as the market for our products and services is rapidly changing, and our sales cycle and the size and timing of significant contracts vary substantially among customers. Accordingly, we may be unable to adjust spending in a timely manner to compensate for any unexpected shortfall in revenue. Any significant shortfall from anticipated levels of demand for our products and services could have a material adverse effect on our business, financial condition, results of operations and cash flows.

        Based on these factors, we believe our future quarterly and annual operating results may vary significantly from quarter to quarter and year to year. As a result, quarter-to-quarter and year-to-year comparisons of operating results are not necessarily meaningful nor do they indicate what our future performance will be. Furthermore, we believe that in future reporting periods if our operating results fall below the expectations of public market analysts or investors, it is possible that the market price of our common stock could go down.

  Regulatory Uncertainties

        The market for our traditional North American OSS products was created and has primarily been driven by the adoption of regulations under the Telecom Act requiring Regional Bell Operating Companies ("RBOCs") to implement LNP as a condition to being permitted to provide long distance services. Therefore, any changes to these regulations, or the adoption of new regulations by federal or state regulatory authorities under the Telecom Act, or any legal challenges to the Telecom Act, could hurt the market for our products and services. For example, when the FCC delayed implementation of the Telecom Act with respect to wireless carriers until November 2003, these delays had an impact on our revenue from our WNP products and services. Likewise, in mid-2001 when Verizon Wireless petitioned the FCC requesting forbearance from this requirement, we saw our wireless customers delay making decisions to purchase WNP products. WNP went into effect in November 2003. However, any invalidation, repeal or modification in the requirements imposed by the Telecom Act or the FCC, could materially harm our business, financial condition and results of operations. In addition, customers may require, or we may find it necessary or advisable, to modify our products or services to address actual or anticipated changes in regulations affecting our customers. This could also materially harm our business, financial condition, results of operations, and cash flows. Additionally, with our acquisition of Tertio, we are now subject to numerous regulatory requirements of foreign jurisdictions. Any compliance failures or changes in such regulations could also materially harm our business, financial condition, results of operations and cash flows.

  Reliance on Significant Customers

        In the past, and currently, we earn a significant portion of our revenue from a small number of customers in the telecommunications industry. We expect this to be mitigated somewhat by the expansion of our customer base through our recent acquisitions. However, the loss of any significant customer, delays in delivery or acceptance of any of our products by a customer, delays in the performance of services for a customer, or delays in collection of customer receivables could be materially harmful to our business, financial condition, results of operations and cash flows.

        During 2004, we recognized approximately 61% of our total revenue from four significant customers, who each were responsible for more than 10% of our total revenue. In 2003 and 2002 approximately 61% and 66% of our revenue came from three significant customers. It is likely that we will continue to depend on large contracts with a small number of major customers. This can cause our revenue and earnings to fluctuate between reporting periods based on the timing of contracts and when our customers install our products. None of our major customers have any obligation to purchase

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additional products or services beyond annual support contracts that they may or may not renew each year. As a result, our failure to maintain relationships with our existing customers or to develop relationships with significant new customers could materially harm our business, financial condition, results of operations and cash flows.

  Integration of Tertio, TSE or Future Acquisitions

        The integration of Tertio and TSE or future acquisitions may present risks and we may be unable to achieve the product, financial or strategic goals intended at the time of any acquisition. The risks we may encounter in such transactions include:

  •
  we may have difficulty assimilating the operations and personnel of the acquired company;

  •
  we may have difficulty effectively integrating the acquired technologies or products with our current products and technologies;

  •
  we may incur unanticipated liabilities that are not covered by our indemnification rights under the applicable acquisition agreements;

  •
  we may have difficulty in maintaining controls, procedures and policies during the transition and integration, as well as successfully completing in 2005 management's assessment of its internal controls over financial reporting as required by Section 404(a) of the Sarbanes-Oxley Act and our independent registered public accounting firm's examination thereon as required by Section 404(b) of the Sarbanes-Oxley Act;

  •
  customers of the acquired company may decide not to renew their contracts with the combined entity and other ongoing business may be disrupted by transition and integration issues;

  •
  we may not be successful in cross-selling products between Evolving Systems' and the acquired companies' customer bases;

  •
  the financial and strategic goals for the acquired and combined businesses may not be achieved;

  •
  due diligence processes may have failed to identify significant issues with product quality, intellectual property ownership, product architecture, legal and financial contingencies, and product development;

  •
  significant impairment charges may be recorded if intangible assets, including goodwill, acquired in business combinations are determined to be unrecoverable or impaired;

  •
  acquisitions and their subsequent integration require considerable time and commitment of management, which can distract management from day-to-day operations and result in additional costs which reduce profits;

  •
  we do not know if we have or will be able to identify and purchase assets and/or companies that will complement our business;

  •
  our stockholders may experience additional dilution of their interests in Evolving Systems as a result of the issuance of convertible preferred stock, other convertible instruments and/or common stock in connection with our acquisitions;

  •
  certain management and other employees of Tertio and TSE, or future acquisitions, may be critical to the success of the acquired company, and we do not know if we will be successful in retaining these individuals in the combined companies; and

  •
  the price of our stock may go down as stockholders who received stock in the CMS transaction, and those receiving stock in connection with the Tertio transaction, or any future transaction, elect to sell their shares, or the marketplace does not favorably view the transaction.

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        Based on all of the foregoing, we believe it is possible for future revenue, expenses and operating results to vary significantly from quarter to quarter and year to year. As a result, quarter-to-quarter and year-to-year comparisons of operating results are not necessarily meaningful or indicative of future performance.

  Lengthy Implementation Process; Customer Acceptance of Our Solutions, Risk of Software Defects

        Implementing our solutions can be a relatively complex and lengthy process since we typically customize these solutions for each customer's unique environment. Often our customers may also require rapid deployment of our software solutions, resulting in pressure on us to meet demanding delivery and implementation schedules. Delays in implementation may result in customer dissatisfaction and/or damage our reputation. This could materially harm our business, financial condition, results of operations and cash flows.

        The majority of our existing contracts provide for acceptance testing by the customer, which can be a lengthy process. Unanticipated difficulties or delays in the customer acceptance process could result in higher costs, delayed payments, and deferral of revenue recognition. In addition, if our software contains defects or we otherwise fail to satisfy acceptance criteria within prescribed times, the customer may be entitled to cancel its contract and receive a refund of all or a portion of amounts paid or other amounts as damages, which could exceed related contract revenue and which could result in a future charge to earnings. Any failure or delay in achieving final acceptance of our software and services could have a material harmful effect on our business, financial condition, results of operations and cash flows.

  Lengthy Sales Cycle

        Large telecommunications solutions used for enterprise-wide, mission-critical purposes, involve significant capital expenditures and lengthy implementation plans. Prospective customers typically commit significant resources to the technical evaluation of our products and services and require us to spend substantial time, effort and money providing education regarding our solutions. This evaluation process often results in an extensive and lengthy sales cycle, typically ranging between three and twelve months, making it difficult for us to forecast the timing and magnitude of sales contracts. For example, customers' budgetary constraints and internal acceptance reviews may cause potential customers to delay or forego a purchase. The delay or failure to complete one or more large contracts could materially harm our business, financial condition, results of operations and cash flows and cause our operating results to vary significantly from quarter to quarter and year to year.

  Consolidations and Budget Cutbacks in the Industry

        The telecommunications industry has recently experienced significant reorganization and consolidation. This may continue. Mergers and acquisitions of large telecommunications companies, as well as the formation of new alliances, have resulted in a constantly changing marketplace for our products and services. Delays associated with these changes are common. These consolidations have caused us to lose customers and it is possible that we could lose additional customers as a result of more consolidations. In addition, due to a major downturn in the telecommunications industry which began in the second half of 2000 (and continues to the present), many of the companies in the telecommunications industry reduced their capital expenditures in response to changes in the telecommunications marketplace; some companies have declared bankruptcy, cancelled contracts, delayed payments to their suppliers or delayed additional purchases. The delay or failure to complete one or more large contracts, or the loss of a significant customer, could materially harm our business, financial condition, results of operations, or cash flows, and cause our operating results to vary significantly from quarter to quarter and year to year.

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  Fixed-Price Contracts

        Currently, a large portion of our revenue is from contracts that are on a fixed-price basis. We anticipate that customers will continue to request we provide software and integration services as a total solution on a fixed-price basis. These contracts specify certain obligations and deliverables we must meet regardless of the actual costs we incur. Projects done on a fixed-price basis are subject to budget overruns. On occasion, we have experienced budget overruns, resulting in lower than anticipated margins. We can give no assurance we will not incur similar budget overruns in the future, including overruns that result in losses on these contracts. If we incur budget overruns, our margins and results of operations may be materially harmed.

  Rapid Technological Change; Risks Associated with New Versions and New Products

        The market for our products and services is subject to rapid technological changes, evolving industry standards, changes in carrier requirements and preferences and frequent new product introductions and enhancements. The introduction of products that incorporate new technologies and emergence of new industry standards can make existing products obsolete and unmarketable. To compete successfully, we must continue to design, develop and sell enhancements to existing products and new products that provide higher levels of performance and reliability in a timely manner, take advantage of technological advancements and changes in industry standards and respond to new customer requirements. As a result of the complexities inherent in software development, major new product enhancements and new products can require long development and testing periods before they are commercially released and delays in planned delivery dates may occur. There can be no assurance we will successfully identify new product opportunities or will achieve market acceptance of new products brought to market. In addition, products developed by others may cause our products to become obsolete or noncompetitive. If we fail to anticipate or respond adequately to changes in technology and customer preferences, or if our products do not perform satisfactorily, or if we have delays in product development, our business, financial condition, results of operations may be materially harmed.

  Mature Market for Number Portability Products

        The market for our number portability products is mature in the U.S and we may not be able to successfully identify new product opportunities in the U.S. or abroad or achieve market acceptance of new products brought to the market. Although wireless number portability was only recently mandated in the U.S., many of the wireless carriers selected solutions from our competitors and it is unclear how many new opportunities there will be with these carriers. If we are unable to identify new product opportunities in the U.S. or abroad, our business, financial condition, results of operations or cash flows could be materially harmed.

  Risks Associated with Managing Expenses

        We have taken steps to reduce our expenses, such as reductions in staff, closing of our satellite facilities, reductions in employee benefits and general cost control measures. If, as a result of such cost reductions, we have not adequately responded to balance expenses against revenue, or if our fixed costs cannot be reduced enough, our financial condition could be materially harmed. Likewise, cutbacks in staff may have an impact on our ability to generate future revenue.

  Risks Associated with Offshore Development

        In February 2004, we formed Evolving Systems India, a wholly owned subsidiary of Evolving Systems, to transfer the services provided by our Indian subcontractor, Infosys, to Evolving Systems India. If Evolving Systems India fails to provide quality software in a timely fashion, this could

17

negatively affect our ability to satisfy our customer contracts. Furthermore, political changes and uncertainties in India could negatively impact the business climate there. As a result, we may be unable to satisfactorily perform our customer contracts and our business, financial condition and results of operations could be materially harmed.

  Competition

        Our primary markets are intensely competitive and are subject to rapid technological changes, evolving industry standards and regulatory developments. We face continuous demand for improved product performance, new product features and reduced prices, as well as intense pressure to accelerate the release of new products and product enhancements. Our existing and potential competitors include many large domestic and international companies, including some competitors that have substantially greater financial, manufacturing, technological, marketing, distribution and other resources, larger installed customer bases and longer-standing relationships with customers than we do. Our principal competitors in the LNP and WNP market include Telcordia Technologies, Inc., Syniverse Technologies and Tekelec. Our principal competitors in activation are Metasolv and Comptel. In mediation, we compete with many different companies with no single competitor. There also can be no assurance that customers will not offer competitive products or services in the future since customers who have purchased solutions from us are not precluded from competing with us. Many telecommunications companies have large internal development organizations, which develop software solutions and provide services similar to the products and services we provide. We also expect competition may increase in the future from Application Service Providers, existing competitors and from other companies that may enter our existing or future markets with solutions which may be less costly, provide higher performance or additional features or be introduced earlier than our solutions.

        We believe that our ability to compete successfully depends on numerous factors. For example, the following factors affect our ability to compete successfully:

  •
  how well we respond to our customers' needs;

  •
  the quality and reliability of our products and services and our competitors' products and services;

  •
  the price for our products and services, as well as the price for our competitors' products and services;

  •
  how well we manage our projects;

  •
  our technical subject matter expertise;

  •
  the quality of our customer service and support;

  •
  the emergence of new industry standards;

  •
  the development of technical innovations;

  •
  our ability to attract and retain qualified personnel;

  •
  regulatory changes; and

  •
  general market and economic conditions.

        Some of these factors are within our control, and others are not. A variety of potential actions by our competitors, including a reduction of product prices or increased promotion, announcement or accelerated introduction of new or enhanced products, or cooperative relationships among competitors and their strategic partners, could harm our business, financial condition, results of operations and cash flows. There can be no assurance that we will be able to compete successfully with existing or new competitors or that we will properly identify and address the demands of new markets. This is

18

particularly true in new markets where standards are not yet established. Our failure to adapt to emerging market demands, respond to regulatory and technological changes or compete successfully with existing and new competitors would materially harm our business, financial condition, results of operations and cash flows.

  Risks Associated with Recruiting and Retaining Personnel

        Our ability to manage future expansion, if any, effectively will require us to attract, train, motivate and manage new employees successfully, to integrate new management and employees into our overall operations and to continue to improve our operations, financial and management systems. There can be no assurance that we will be able to retain personnel or to hire additional personnel on a timely basis, if at all. Because of the complexity of our software solutions, a significant time lag exists between the hiring date of technical and sales personnel and the time when they become fully productive. We have at times experienced difficulty in recruiting and retaining such personnel. In addition, our stock option plan terminates on December 31, 2005 and under Nasdaq rules we will be required to obtain stockholder approval to establish a new equity compensation plan. If we are unsuccessful in obtaining this approval, our ability to attract or retain employee may be harmed. Our failure to retain personnel or to hire qualified personnel on a timely basis could materially harm our business, financial condition, results of operations and cash flows.

  Product Liability

        Our agreements with our customers typically contain provisions designed to limit our exposure to potential liability for damages arising out of the use of or defects in our products. These limitations, however, tend to vary from customer to customer and it is possible that these limitations of liability provisions may not be effective. We currently have errors and omissions insurance, which, subject to customary exclusions, covers claims resulting from failure of our software products or services to perform the function or to serve the purpose intended. To the extent that any successful product liability claim is not covered by this insurance, we may be required to pay for a claim. This could be expensive, particularly since our software products may be used in critical business applications. Defending such a suit, regardless of its merits, could be expensive and require the time and attention of key management personnel, either of which could materially harm our business, financial condition and results of operations. In addition, our business reputation could be harmed by product liability claims, regardless of their merit or the eventual outcome of these claims.

  Protection of Intellectual Property

        Our success and ability to compete are dependent to a significant degree on our proprietary technology. We rely on a combination of patent, copyright, trademark and trade secret laws, as well as confidentiality agreements and licensing arrangements, to establish and protect our proprietary rights. We have U.S. patents on elements of our LNP products, NumberManager and OrderPath, and elements of our OmniPresenceServer application and have applied for patent protection on various other elements of our OmniPresenceServer application and our ServiceXpress Test Harness application. In addition, we have registered or filed for registration of certain of our trademarks. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use our products or technology without authorization or to develop similar technology independently through reverse engineering or other means. In addition, the laws of some foreign countries may not adequately protect our proprietary rights. There can be no assurance that our means of protecting our proprietary rights in the U.S. or abroad will be adequate or that others will not independently develop technologies that are similar or superior to our technology, duplicate our technology or design around any of our patents.

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  Risks of Infringement

        It is also possible that our business activities may infringe upon the proprietary rights of others, or that other parties may assert infringement claims against us. If we become liable to any third party for infringing its intellectual property rights, we could be required to pay substantial damage awards and to develop non-infringing technology, obtain licenses, or to cease selling the applications that contain the infringing intellectual property. Litigation is subject to inherent uncertainties, and any outcome unfavorable to us could materially harm our business. Furthermore, we could incur substantial costs in defending against any intellectual property litigation, and these costs could increase significantly if any dispute were to go to trial. Our defense of any litigation, regardless of the merits of the complaint, likely would be time-consuming, costly, and a distraction to our management personnel. Adverse publicity related to any intellectual property litigation also could harm the sale of our products and damage our competitive position.

        Certain software developed or used by Evolving Systems, as well as certain software acquired in our acquisitions of TSE or Tertio, may include or be derived from software that is made available under an open source software license.

  •
  Such open source software may be made available under a license such as the GNU General Public License ("GPL") or GNU Lesser General Public License ("LGPL") which impose certain obligations on us in the event we were to distribute derivative works based on the open source software. These obligations may require us to make source code for these derivative works available to the public or license the derivative works under a particular type of open source software license, rather than the license terms we customarily use to protect our software.

  •
  There is little or no legal precedent for interpreting the terms of certain of these open source licenses, including the terms addressing the extent to which a derivative work based on open source software may be subject to these licenses. We believe we have complied with our obligations under the various applicable open source licenses. However, if the owner of any open source software were to successfully establish that we had not complied with the terms of an open source license for a particular derivative work based on that open source software, we may be forced to release the source code for that derivative work to the public or cease distribution of that work.

  •
  We generally prohibit the combination of our proprietary software with open source software. Despite these restrictions, parties may combine our proprietary software with open source software without our authorization, in which case such parties could be forced to release to the public the source code of our proprietary software.

  International Terrorism

        The continued threat of terrorism within the U.S. and throughout the world and acts of war may cause significant disruption to commerce throughout the world. Our business and results of operations could be materially and adversely affected to the extent that such disruptions result in delays or cancellations of customer orders, delays in collecting cash, a general decrease in corporate spending on information technology, or our inability to effectively market, manufacture or ship our products. We are unable to predict whether war and the threat of terrorism or the responses thereto will result in any long-term commercial disruptions or if such activities or responses will have any long-term material adverse effect on our business, results of operations, financial condition or cash flows.

  Possible Volatility of Stock Price

        The trading price of our common stock has been subject to wide fluctuations in response to quarterly variations in operating results, announcements of technological innovations or new products

20

by us or our competitors, merger and acquisition activity, changes in financial estimates by securities analysts, the operating and stock price performance of other companies that investors may deem comparable to us, general stock market and economic considerations and other events or factors. This may continue in the future.

        In addition, the stock market has experienced volatility that has particularly affected the market prices of stock of many technology companies and often has been unrelated to the operating performance of these companies. These broad market fluctuations may negatively impact the trading price of our common stock. As a result of the foregoing factors, we cannot assure our investors that our common stock will trade at or higher than its current price.

  Effects of Future Sales of Our Common Stock in the Public Market

        If our stockholders sell substantial amounts of our common stock in the public market, the market price of our common stock could fall. The perception among investors that such sales will occur could also produce this effect. These factors also could make it more difficult to raise funds through future offerings of common stock.

  Reporting Requirements

        Because our common stock is publicly traded, we are subject to certain rules and regulations of federal, state and financial market exchange entities charged with the protection of investors and the oversight companies whose securities are publicly traded. These entities, including the Public Company Accounting Oversight Board, the SEC and the Nasdaq, have recently issued new requirements and regulations and are currently developing additional regulations and requirements in response to recent laws enacted by Congress, most notably the Sarbanes-Oxley Act of 2002. Our compliance with certain of these rules, such as Section 404 of the Sarbanes-Oxley Act, is likely to require the commitment of significant and managerial resources. We are currently reviewing our material internal control systems, processes and procedures in compliance with the requirements of Section 404. There can be no assurance that such a review will not result in the identification of significant deficiencies or material weaknesses in our internal controls.

  We Have Never Paid Dividends

        We have never paid cash dividends on our common stock. We currently intend to retain all future earnings, if any, for use in the operation of our business. In addition, the notes issued in connection with the Tertio acquisition prohibit us from declaring dividends to our common stockholders during the term of the notes. Accordingly, we do not anticipate paying cash dividends on our common stock in the foreseeable future.

  Certain Anti-Takeover Provisions

        Our restated certificate of incorporation allows our board of directors to issue up to 2,000,000 shares of preferred stock and to determine the price, rights, preferences and privileges of those shares without any further vote or action by our stockholders. The rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. Issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire a majority of our outstanding voting stock. In 1999, our Board of directors designated 250,000 shares of Series A Junior Participating Preferred Stock that contain "poison pill" provisions. In connection with the Tertio acquisition, we issued 966,666 shares of Series B Preferred Stock. We have no current plans to issue additional shares of preferred stock.

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        In addition, we are subject to the anti-takeover provisions of Section 203 of Delaware General Corporation Law, which prohibit us from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in the prescribed manner. The application of Section 203 and certain provisions of our restated certificate of incorporation, including a classified board of directors, may have the effect of delaying or preventing changes in control of our management, which could adversely affect the market price of our common stock by discouraging or preventing takeover attempts that might result in the payment of a premium price to our stockholders.

Available Information

        You can find out more information about us at our Internet website located at www.evolving.com. Our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K and any amendments to those reports are available free of charge on our Internet website as soon as reasonably practicable after we electronically file such material with the SEC. Additionally, these reports are available at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 or on the SEC's website at www.sec.gov. Information on the operation of the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330.

Item 2. Properties

        During 2004, we leased office space at ten locations (the Vienna, Virginia lease expired during 2004). The office spaces currently being utilized are the Englewood, Colorado location, the space in Columbus, OH, which was acquired as part of the CMS acquisition, the space in London, England, Bath, England and Munich, Germany, which was acquired as part of the Tertio Telecoms LTD acquisition and the Bangalore, India space. We closed all of our other offices in 2002, with the exception of the Greenwood Village, Colorado space, which was acquired and closed in 2004 as part of the Telecom Software Enterprises acquisition. Any remaining lease obligations associated with the closed offices were accrued as restructuring and other expenses, net of estimated sublease income (see Note 5 to the Consolidated Financial Statements). We currently have sublease agreements on the California, New Jersey and Greenwood Village, Colorado locations. We also sublease a portion of our space in our Bath, England office. Our current leases are shown below:

Location	Square Footage	Lease Expiration
Englewood, Colorado (Headquarters)	36,719	5/31/07
Columbus, Ohio	15,335	10/31/07
Bath, England	10,450	9/26/05
London, England	7,765	3/24/05
Bangalore, India	7,488	3/7/07
Munich, Germany	732	4/30/05
Greenwood Village, Colorado (closed in December 2004)	6,436	11/30/05
Santa Maria, California (closed in 2002 restructuring)	6,600	4/30/06
Iselin, New Jersey (closed in 2002 restructuring)	2,951	1/31/05

Item 3. Legal Proceedings

        From time to time we are involved in various legal proceedings arising in the normal course of business operations. We are not currently involved in any such proceedings.

Item 4. Submission of Matters to a Vote of Security Holders

        None

22

PART II

Item 5. Market for Registrant's Common Equity and Related Stockholder Matters

        Our common stock began trading publicly through the NASDAQ National Market under the symbol "EVOL" on May 12, 1998. Prior to that date, there was no public market for the common stock. We transferred from the NASDAQ National Market to the NASDAQ SmallCap Market on August 28, 2002. The closing price of our common stock as reported on the NASDAQ SmallCap Market as of March 18, 2005 was $2.40 per share. The following table sets forth for the periods indicated the high and low closing sale quotations for the common stock as reported on the NASDAQ National and SmallCap Markets. The prices reported do not include retail mark-ups, markdowns or commissions.

	For the Years Ended December 31,
	2004		2003
	High	Low	High	Low
First Quarter	$12.98	$6.93	$2.94	$0.91
Second Quarter	$8.33	$3.25	$4.20	$2.85
Third Quarter	$4.68	$2.72	$14.08	$3.33
Fourth Quarter	$5.35	$3.47	$18.50	$12.11

        As of March 18, 2005, there were approximately 171 holders of record of our common stock.

        We have not declared or paid a cash dividend on our common stock. In addition, the notes issued in connection with the Tertio acquisition prohibit us from declaring dividends to our common stockholders during the term of the notes. We currently intend to retain any future earnings, if any, to finance the growth and development of our business and, therefore, do not anticipate paying cash dividends in the foreseeable future.

Item 6. Selected Financial Data

        The selected financial data set forth below for each of the years in the five-year period ended December 31, 2004, has been derived from our consolidated financial statements. The following selected financial data should be read in conjunction with "Item 7: Management's Discussion and Analysis of Financial Condition and Results of Operations", the consolidated financial statements and the notes thereto and other financial information included elsewhere in this Annual Report on Form 10-K. 2004 results include amounts related to the acquisition of Tertio from the purchase date of November 2, 2004 to December 31, 2004 and amounts related to the acquisition of TSE from the

23

purchase date of October 15, 2004 to December 31, 2004. 2003 results include amounts related to the acquisition of CMS from the purchase date of November 3, 2003 to December 31, 2003.

	For the Years Ended December 31,
	2004	2003	2002	2001	2000
	(in thousands, except per share amounts)
Revenue	$26,342	$27,973	$22,963	$34,055	$53,756
Operating Expenses:
Cost of revenue excluding depreciation and amortization	12,936	11,346	17,019	29,409	32,606
Sales and marketing	4,412	2,940	4,907	8,206	8,366
General and administrative	5,085	3,494	5,420	8,738	10,927
Product development(2)	1,066	2,043	1,209	3,076	370
Depreciation	1,152	1,182	1,771	2,483	3,214
Amortization(1)	1,667	130	—	—	—
Restructuring and other expense(3)	(15)	(9)	5,079	—	—

Income (loss) from operations	39	6,847	(12,442)	(17,857)	(1,727)
Other income	87	191	35	256	682
Provision for (benefit from) income taxes(4)	(298)	167	—	1,547	—

Net income (loss)	424	6,871	(12,407)	(19,148)	(1,045)
Deemed dividend for beneficial conversion feature of Series B convertible redeemable preferred stock(5)	3,306	—	—	—	—

Net income (loss) available to common stockholders	$(2,882)	$6,871	$(12,407)	$(19,148)	$(1,045)

Basic income (loss) available to common stockholders per common share	$(0.18)	$0.48	$(0.93)	$(1.46)	$(0.08)
Diluted income (loss) available to common stockholders per common share	$(0.18)	$0.43	$(0.93)	$(1.46)	$(0.08)
Weighted average basic shares outstanding	16,307	14,205	13,295	13,075	12,673
Weighted average diluted shares outstanding	16,307	16,139	13,295	13,075	12,673
Working capital (deficit)(6)	$(3,343)	$13,836	$3,528	$13,623	$30,150
Total assets(7)	86,491	41,701	24,765	32,291	47,934
Long-term debt, net of current portion	16,616	183	141	115	—
Series B convertible redeemable preferred stock	11,281	—	—	—	—
Stockholders' equity	29,314	26,473	5,891	18,291	36,838

(1)
With the acquisition of Tertio and TSE, intangible asset amortization has become a significant expense and is now being shown separately on the statements of operations. Amortization expense for the year ended December 31, 2003 of $130,000 has been reclassified to conform to the current period's presentation.

(2)
In 2004 and 2003 we expensed $90,000 and $233,000, respectively, of in-process research and development associated with the acquisitions of Tertio and CMS.

(3)
In 2002 we incurred $5.1 million in restructuring and other expenses related to our headcount reduction; headquarters lease restructure, satellite office closures and asset impairments. See Note 6 to the Consolidated Financial Statements.

(4)
In 2001 a full valuation allowance was recorded relating to our deferred tax asset. See Note 10 to the Consolidated Financial Statements.

24

(5)
Based upon the various features of the Series B Preferred Stock, the fair value of this security was estimated to approximate the stated redemption price. Since the conversion price of the Series B Preferred Stock was fixed in the purchase agreement to equal $3.50 per common share, a beneficial conversion feature exists on the acquisition date equal to the difference between the value of our common stock on the acquisition date, or $4.64, and the conversion price stated in the purchase agreement. The beneficial conversion feature was recognized as a reduction in net income available to common stockholders of $3.3 million on the acquisition date since the Series B Preferred Stock was immediately convertible to common stock.

(6)
As previously mentioned, we acquired two companies, TSE and Tertio, during the fourth quarter of 2004. In those transactions we paid cash of $1.5 million and $11.0 million for TSE and Tertio, respectively. The TSE transaction also includes a short-term note payable of approximately $889,000. The acquisition of Tertio also includes the issuance of seller-financed notes of approximately $16.0 million, including a short-term note of $4.0 million and a long-term note of approximately $11.9 million. The purchase price related to these two acquisitions, including estimated transaction costs of $2.0 million, reduced our working capital by approximately $19.4 million.

(7)
The increase in total assets is primarily due to intangible assets and goodwill related to the purchase of TSE and Tertio.

Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations

        This Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that have been made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates, and projections about Evolving Systems' industry, management's beliefs, and certain assumptions made by management. Forward-looking statements include our expectations regarding product, services, and customer support revenue, our expectations associated with Evolving India, the integration of Tertio and TSE, and short- and long-term cash needs. In some cases, words such as "anticipates", "expects", "intends", "plans", "believes", "estimates", variations of these words, and similar expressions are intended to identify forward-looking statements. The following discussion should be read in conjunction with, and is qualified in its entirety by, the consolidated financial statements and the notes thereto included elsewhere in this Annual Report on Form 10-K. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in this section and in the section entitled "Risk Factors."

Executive Summary

        In 2004 we focused on generating growth—in our product portfolio, global footprint and revenue base—through a combination of organic and acquisitive activity. In the process, we transitioned from a company with one principal product line in a maturing U.S. market to a company with a broad set of products and related services, an expanded customer base and worldwide operations.

        In October 2004, we acquired TSE. TSE's products are sold to U.S. wireline and wireless carriers, and provide for simulation of the nation's centralized NPAC and a testing environment for critical back office systems that carriers use for enabling number portability. Other products in the TSE portfolio are used for enhanced integration between back office OSS systems. TSE has installed its products at several of the leading wireless and wireline carriers in North America. By acquiring TSE, we have expanded our customer base and extended the set of solutions we offer our LNP customers.

        In November 2004, we acquired Tertio, our third acquisition in a twelve month period. By acquiring Tertio we became a global company with a customer base that includes many of the world's largest communication carriers. Tertio's activation and mediation solutions, Provident and Evident, fit

25

well with elements of our product portfolio, enabling us to provide activation solutions and strengthening our current network mediation and service assurance offerings.

  Operations

        We recorded decreased revenues in license and services in 2004 due to industry consolidation, which caused certain customers to postpone purchasing decisions, and smaller overall license and services sales which is reflective of the maturity of the numbering solutions market. With the acquisitions of TSE and Tertio we have expanded our customer base, which we believe will provide opportunities for cross selling, and expanded our product portfolio, which strengthens our ability to pursue business opportunities in higher growth areas. Future challenges in growing license and services revenue include developing an effective plan that will support cross selling to our expanded customer base and increasing organic sales as we build on the new products and capabilities from our acquisitions.

        Customer support revenues increased primarily due to increased mediation support revenue on products acquired in the CMS acquisition in November 2003, and revenue generated on products acquired in the TSE and Tertio acquisitions. Customer support agreements have historically been renewed annually. Customer pressures for quarterly maintenance renewals and lower maintenance fees could affect future customer support contracts.

        Total costs of revenue and operating expenses increased by 25% or $5.2 million during 2004. The increase is due to a full year of CMS expenses versus a partial year in 2003 and partial year expenses from TSE and Tertio, partially offset by savings realized from our transition from our off-shore subcontractors to our wholly-owned subsidiary Evolving Systems India.

Critical Accounting Policies

        Management's Discussion and Analysis of Financial Condition and Results of Operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP. We review the accounting policies we use in reporting our financial results on a regular basis. The preparation of our consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. We have identified the policies listed below as critical to our business operations and the understanding of our financial position and results of operations. The impact and any associated risks related to these policies on our business operations is discussed throughout Management's Discussion and Analysis of Financial Condition and Results of Operations where such policies affect our reported and expected financial results. For a detailed discussion on the application of these and other accounting policies, see Note 1 in the Notes to the Consolidated Financial Statements in Item 16 of this Annual Report on Form 10-K, beginning on page F-7.

  •
  Revenue recognition

  •
  Allowance for doubtful accounts

  •
  Income taxes

  •
  Intangible assets

  •
  Business combinations

  •
  Capitalization of internal software development costs

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  Revenue Recognition

        The Company derives revenue from two primary sources: license fees/services and customer support. We recognize revenue in accordance with Statement of Position, ("SOP") 97-2 "Software Revenue Recognition," as amended and interpreted by SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions." In addition we have applied Staff Accounting Bulletin, ("SAB") No. 104, "Revenue Recognition," which provides further interpretive guidance for public companies on the recognition, presentation and disclosure of revenue in financial statements.

        The majority of our license fees and services revenue is generated from fixed-price contracts which provide for both licenses to our software products and services. Revenue under these arrangements, where the services are essential to the functionality of the delivered software, is recognized using the percentage-of-completion method of accounting, in accordance with SOP 97-2 and SOP 81-1, "Accounting for Long-Term Construction Type Contracts." The percentage of completion for each contract is determined using input factors (hours or costs), and revenue is recognized based on the ratio of direct labor hours/costs incurred to total estimated direct labor hours/costs. Due to the fact that estimates of total direct labor hours or costs can have a significant impact on revenue recognition, these estimates are critical and are reviewed by management regularly. Amounts billed in advance of services being performed are recorded as unearned revenue. Unbilled work-in-progress represents revenue earned but not yet billable under the terms of the fixed-price contracts and all such amounts are expected to be billed and collected during the succeeding 12 months.

        In arrangements where the services are not essential to the functionality of the delivered software, we recognize license revenue when a license agreement has been signed, delivery has occurred, the fee is fixed or determinable and collectibility is reasonably assured. Where applicable, fees from multiple element arrangements are unbundled and recorded as revenue as the elements are delivered to the extent that vendor specific objective evidence ("VSOE") of fair value of the undelivered elements exist. If VSOE for the undelivered elements does not exist, fees from such arrangements are deferred until the earlier of the date that VSOE does exist on the undelivered elements or all of the elements have been delivered.

        Services revenue provided under fixed-price contracts is generally recognized using the percentage of completion method described above. Revenue from professional services provided pursuant to time-and-materials contracts and training services are recognized as the services are performed, as that is when our obligation to our customers under such arrangements is fulfilled.

        Customer support and maintenance revenue is generally recognized ratably over the service contract period. When maintenance or training services are bundled with the original license fee arrangement, their fair value, based upon VSOE, is deferred and recognized during the periods such services are provided.

        We may encounter budget and schedule overruns on fixed price contracts caused by increased material, labor or overhead costs. Adjustments to cost estimates are made in the periods in which the facts requiring such revisions become known. Estimated losses, if any, for arrangements accounted for under SOP 81-1, are recorded in the period in which current estimates of total contract revenue and contract costs indicate a loss.

  Allowance for Doubtful Accounts

        We make judgments related to our ability to collect outstanding accounts receivable. We provide allowances for receivables when their collection becomes doubtful by recording an expense. Generally, we determine the allowance based on our assessment of the realization of receivables using historical information and current economic trends, including assessing the probability of collection from

27

customers. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments owed to us, an increase in the allowance for doubtful accounts would be required. We evaluate the adequacy of the allowance regularly and make adjustments accordingly. Adjustments to the allowance for doubtful accounts could materially affect our results of operations.

  Income Taxes

        We account for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Significant judgment is required in determining our provision for income taxes. We assess the likelihood that our deferred tax asset will be recovered from future taxable income, and to the extent we believe that recovery is not likely, we establish a valuation allowance. We consider future taxable income projections, historical results and ongoing tax planning strategies in assessing the recoverability of deferred tax assets. However, adjustments could be required in the future if we determine that the amount to be realized is less or greater than the amount that we recorded. Such adjustments, if any, could have a material impact on our results of our operations.

  Intangible Assets

        We account for our purchase of an acquired company in accordance with SFAS No. 141, "Business Combinations." We allocate the cost of an acquired company to the tangible and identifiable intangible assets and liabilities acquired, with the remaining amount being recorded as goodwill. Certain intangible assets are amortized over their estimated lives, while in-process research and development is recorded as a one-time charge to product development expense in the statements of operations on the acquisition date.

        We assess the impairment of identifiable intangibles if events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. Factors that we consider important which could trigger an impairment review include the following:

  •
  Significant under-performance relative to historical or projected future operating results;

  •
  Significant changes in the manner of use of the acquired assets or the strategy of the overall business;

  •
  Significant negative industry or economic trends;

  •
  Significant decline in our stock price for a sustained period; and/or

  •
  Our market capitalization relative to net book value.

        If we determine that the carrying value of intangibles and/or long-lived assets may not be recoverable based on the existence of one or more of the above indicators of impairment, we measure any impairment based on the estimated discounted cash flows expected to result from the use of the asset and its eventual disposition and compare that to the asset's carrying amount. Any impairment loss recognized would represent the excess of the asset's carrying value over its estimated fair value. Significant estimates and judgments are required when estimating such fair values. If it is determined that the intangibles are impaired, an impairment charge would be recorded, and the amount could be material.

  Business Combinations

        Accounting for business combinations, including the allocation of the purchase price to acquired assets and assumed liabilities based on their estimated fair values, requires management in certain circumstances to estimate fair values for items that have no ready market or for which no independent market exists. Management uses its best judgment to determine a fair value based upon inference to other transactions and other data. As a result, the amounts determined by us for such items as

28

accounts receivable, identifiable intangible assets, goodwill, and deferred revenue are not individually the result of an arm's length transaction, but are the result of management estimates of the fair value and the allocation of the purchase price. Accordingly, revenue recognized related to fulfillment of assumed contractual obligations is based on fair value estimates made by us. In addition, the acquisitions of CMS, TSE and Tertio has resulted in approximately $38 million of goodwill. Such goodwill is subject to review for impairment at least annually, or more frequently if circumstances warrant. Because the review is a fair value-based review, there is a high degree of subjective judgment required. If it is determined that the fair values do not support the carrying value of the goodwill, an impairment charge will be recorded and the amount could be material.

  Capitalization of Internal Software Development Costs

        We expend amounts on research and development ("R&D"), particularly for new products and/or for enhancements of existing products. For internal development of software products that are to be licensed by us, we follow Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed" ("SFAS 86"). SFAS 86 requires that the cost of developing software be expensed prior to establishing technological feasibility, and those costs be capitalized once technological feasibility has been established. Capitalization ceases upon general release of the software. The determination of whether internal software R&D costs are subject to capitalization is, by its nature, highly subjective and involves significant judgements. This decision could significantly affect earnings during the development period. Further, once capitalized, the software costs are generally amortized on a straight-line basis over the estimated economic life of the product. The determination of the expected useful life of a product is highly judgmental. Finally, capitalized software costs must be assessed for impairment if facts and circumstances warrant such a review. We did not capitalize any internal software R&D costs during the years ended December 31, 2004, 2003, or 2002. In addition, we did not have any capitalized internal software R&D costs included in our December 31, 2004 and 2003 Consolidated Balance Sheets. We believe that during these periods no material internal software R&D costs were required to be capitalized. Our conclusion is primarily based on the fact that the feature-rich, pre-integrated, and highly-scalable nature of our products requires that our development efforts include complex design, coding and testing methodologies, which include next generation software languages and development tools. Development projects of this nature carry a high-degree of development risk. Substantially all of our internal software R&D efforts are of this nature, and therefore, we believe the period between achieving technological feasibility and the general release of the software to operations is so short that any costs incurred during this period are not material.

29

Results of Operations

        The following table sets forth, for the periods indicated, our Consolidated Statements of Operations reflected as a percentage of total revenue.

	Years Ended December 31,
	2004	2003	2002
REVENUE
License fees and services	42.0%	52.2%	52.9%
Customer support	58.0%	47.8%	47.1%

Total revenue	100.0%	100.0%	100.0%

COSTS OF REVENUE AND OPERATING EXPENSES
Costs of license fees and services, excluding depreciation And amortization	22.3%	18.4%	24.6%
Costs of customer support, excluding depreciation and amortization	26.8%	22.2%	49.5%
Sales and marketing	16.8%	10.5%	21.4%
General and administrative	19.3%	12.5%	23.6%
Product development	4.0%	7.3%	5.3%
Depreciation	4.4%	4.2%	7.7%
Amortization	6.3%	0.4%	—%
Restructuring and other expenses	—%	—%	22.1%

Total costs of revenue and operating expenses	99.9%	75.5%	154.2%

Income (loss) from operations	0.1%	24.5%	(54.2)%
Other income, net	0.4%	0.7%	0.2%

Income (loss) before income taxes	0.5%	25.2%	(54.0)%
Provision (benefit) for income taxes	(1.1)%	0.6%	—%

Net income (loss)	1.6%	24.6%	(54.0)%
Deemed dividend for beneficial conversion feature of Series B Convertible redeemable preferred stock	12.6%	—%	—%

Net income (loss) available to common stockholders	(11.0)%	24.6%	(54.0)%

Revenue

        Revenue is comprised of license fees/services and customer support. License fees and services revenue represent the fees we receive from the licensing of our software products and those services directly related to the delivery of the licensed product as well as integration services and time and materials work. Customer support revenue includes annual support fees, recurring maintenance fees, maintenance upgrades and warranty fees. Warranty services are typically bundled with a license sale and the related revenue, based on VSOE, is deferred and recognized ratably over the warranty period. Prior to the first quarter of 2003, we classified license fees and those services directly related to the delivery of licensed product, along with warranty maintenance, as license fees and related services. Customer support and other services included the remaining revenue types. Beginning in the first quarter of 2003, all delivery projects are classified as license fees-services and all support projects are classified as customer support. This change has not impacted our revenue recognition policy. Accordingly, license fees/services and customer support revenues and the related costs of license fees/services and customer support for the year ended December 31, 2002 have been reclassified to conform to our current presentation. This change had no effect on our financial position, total revenue, net income (loss) or cash flows for any of the periods presented. Total revenue was $26.3, $28.0 million and

30

$23.0 million for the years ended December 31, 2004, 2003 and 2002, respectively. The following table presents our revenue by product (in thousands).

	For the Years Ended December 31,
	2004	2003	2002
Numbering solutions	$19,048	$27,603	$22,963
Mediation	4,042	370	—
Activation	3,252	—	—

	$26,342	$27,973	$22,963

  License Fees and Services

        License fees and services revenues decreased 24% to $11.1 million for the year ended December 31, 2004, from $14.6 million for the year ended December 31, 2003. The decrease in license fees and services is due to lower revenue from our numbering solutions products, partially offset by mediation and activation sales related to products acquired in the CMS and Tertio acquisitions. The decline in sales for number portability and inventory products is due to industry consolidation, which caused certain customers to postpone purchasing decisions, and smaller overall license sales which is reflective of the maturity of the narrowband numbering solutions market in the U.S.

        License fees and services revenues increased 20% to $14.6 million for the year ended December 31, 2003, from $12.1 million for the year ended December 31, 2002. The increase in 2003 is due to our transition to a solutions business model, which increased the number of revenue generating projects, internal stabilization following the 2002 restructuring and improved customer confidence related to our improved financial condition.

  Customer Support

        Customer support revenues increased 14% to $15.3 million for the year ended December 31, 2004 from $13.4 million for the year ended December 31, 2003. The increase in 2004 is primarily due to increased mediation and activation support revenue on products acquired in the CMS and Tertio acquisitions, partially offset by reductions in certain customer support contracts.

        Customer support revenues increased 24% to $13.4 million for the year ended December 31, 2003 from $10.8 million for the year ended December 31, 2002. The increase in 2003 is due to the increase in our installed licensed software base upon which support fees are charged and our acquisition of CMS, which provided $370,000 of customer support revenue from its acquisition date of November 3, 2003 through December 31, 2003.

Costs of Revenue, Excluding Depreciation and Amortization

        Costs of revenue, excluding depreciation and amortization, consist primarily of personnel costs, facilities costs, the costs of third-party software and all other direct costs associated with these personnel. Total costs of revenue, excluding depreciation and amortization, were $12.9 million, $11.3 million and $17.0 million for the years ended December 31, 2004, 2003 and 2002, respectively. Headcount reductions of 111 associated with our restructuring plan in 2002 were related to departments within costs of revenue. For the nine months ended September 30, 2004 and the year ended December 31, 2003, costs of revenue included amortization expense related to intangible assets acquired as part of our acquisition of CMS. With the acquisition of Tertio and TSE intangible asset amortization has become a significant expense and is now being shown separately on the statements of operations. Amortization expense for the nine months ended September 30, 2004 and the year ended December 31, 2003 has been reclassified to conform to the current period's presentation.

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  Costs of License Fees and Services, Excluding Depreciation and Amortization

        Costs of revenue for license fees and services, excluding depreciation and amortization, increased 14% to $5.9 million for the year ended December 31, 2004 from $5.1 million for the year ended December 31, 2003. The increase in 2004 is due to a full year of CMS expenses plus expenses from TSE and Tertio, partially offset by savings realized from our transition from our off-shore subcontractors to our wholly-owned subsidiary Evolving Systems India. As a percentage of license fees and services revenue, costs of license fees and services, excluding depreciation and amortization, increased to 53% for the year ended December 31, 2004, from 35% for the year ended December 31, 2003. The increase as a percentage of license fees and services revenue is primarily due to the decrease in license fees and services revenue during 2004 and higher expenses resulting from our acquisitions.

        Costs of revenue for license fees and services, excluding depreciation and amortization, decreased 9% to $5.1 million for the year ended December 31, 2003 from $5.6 million for the year ended December 31, 2002. The decrease in 2003 is due to decreased employee and related expenses due to staff reductions, primarily in the first three quarters of 2002 and reduced facilities costs related to our restructuring plan. As a percentage of license fees and services revenue, costs of license fees and services, excluding depreciation and amortization, decreased to 35% for the year ended December 31, 2003, from 46% for the year ended December 31, 2002. The decrease as a percentage of license fees and services revenue is primarily due to the 20% increase in license fees and services revenue during 2003.

  Costs of Customer Support, Excluding Depreciation and Amortization

        Costs of revenue for customer support, excluding depreciation and amortization, increased 14% to $7.1 million for the year ended December 31, 2004 from $6.2 million for the year ended December 31, 2003. The increase in 2004 is due to a full year of CMS expenses plus expenses from TSE and Tertio, partially offset by savings realized from our transition from our off-shore subcontractors to our wholly-owned subsidiary Evolving Systems India. As a percentage of customer support revenue, costs of customer support, excluding depreciation and amortization, remained at 46% for the years ended December 31, 2004 and 2003. The costs as a percentage of customer support revenue remained the same because the increased revenue was offset by increased costs.

        Costs of revenue for customer support, excluding depreciation and amortization, decreased 46% to $6.2 million for the year ended December 31, 2003 from $11.4 million for the year ended December 31, 2002. The decrease in 2003 is due to decreased employee and related expenses due to staff reductions in 2002 and reduced facilities costs related to our restructuring plan. As a percentage of customer support revenue, costs of customer support, excluding depreciation and amortization, decreased to 46% for the year ended December 31, 2003, from 105% for the year ended December 31, 2002. The decrease as a percentage of customer support revenue is primarily due to decreased costs related to our restructuring plan and a 24% increase in customer support revenue.

Sales and Marketing

        Sales and marketing expenses primarily consist of compensation costs, including bonuses and commissions, travel expenses, advertising and occupancy expenses. Sales and marketing expenses were $4.4 million, $2.9 million and $4.9 million for the years ended December 31, 2004, 2003 and 2002, respectively. The increase of 50% to $4.4 million for the year ended December 31, 2004 from $2.9 million for the year ended December 31, 2003 was due to additional costs from TSE and Tertio plus a full year of CMS expenses and the launch of global sales and marketing. As a percentage of revenue, sales and marketing expenses increased to 17% for the year ended December 31, 2004 from 11% for the year ended December 31, 2003. The increase as a percentage of revenue is due to the aforementioned additional costs during 2004.

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        Sales and marketing expenses decreased 40% to $2.9 million for the year ended December 31, 2003 from $4.9 million for the year ended December 31, 2002. The decrease was due to a reduction of our sales and marketing staff throughout 2002, related to our restructuring plan as well as significant decreases in advertising and travel and entertainment costs which were partially offset by increased bonus expense. We eliminated 18 of the 24 positions in sales and marketing related to our restructuring plan in 2002. As a percentage of revenue, sales and marketing expenses decreased to 11% for the year ended December 31, 2003 from 21% for the year ended December 31, 2002. The decrease as a percentage of revenue is due to the aforementioned reduction in sales and marketing staff and related expenses in 2002 and a 22% increase in revenue during 2003.

General and Administrative

        General and administrative expenses consist principally of employee related costs and professional fees for the following departments; facilities, finance, legal, human resources, and executive management. General and administrative expenses were $5.1 million, $3.5 million and $5.4 million for the years ended December 31, 2004, 2003 and 2002, respectively. The increase of 46% to $5.1 million for the year ended December 31, 2004 from $3.5 million for the year ended December 31, 2003 was due to increased professional and legal expenses and costs from the acquired entities. As a percentage of revenue, general and administrative expenses increased to 19% for the year ended December 31, 2004 from 13% for the year ended December 31, 2003. The increase as a percentage of revenue is primarily due to the aforementioned increased expenses.

        General and administrative expenses decreased 36% to $3.5 million for the year ended December 31, 2003 from $5.4 million for the year ended December 31, 2002. The decrease was due to decreased salary expenses resulting from staff reductions throughout 2002, partially offset by increased bonus expense, and reduced facility costs related to our restructuring plan. We eliminated 16 of the 39 general and administrative positions as a result of the restructuring plan that took place in 2002. As a percentage of revenue, general and administrative expenses decreased to 13% for the year ended December 31, 2003 from 24% for the year ended December 31, 2002. The decrease as a percentage of revenue is due to the aforementioned headcount reductions and restructure of our headquarters lease in 2002 as well as a 22% increase in revenue in 2003.

Product Development

        Product development expenses consist primarily of employee-related costs, offshore development subcontractor expenses, costs to start up our offshore Indian facility and the write-off on in-process research and development. Product development expenses were $1.1 million, $2.0 million and $1.2 million for the years ended December 31, 2004, 2003 and 2002, respectively. The decrease of 48% to $1.1 million for the year ended December 31, 2004 from $2.0 million for the year ended December 31, 2003 was due to decreased hours spent on the development of our ServiceXpress toolkit, as the project was completed during the third quarter and our development teams focus on customer specific projects rather than general research and development efforts. Also contributing to the decrease was a write-off of in-process research and development of $90,000 in 2004 related to the acquisition of Tertio versus $233,000 in 2003 which was related to the acquisition of CMS. As a percentage of revenue, product development costs decreased to 4% for the year ended December 31, 2004 from 7% for the year ended December 31, 2003. The increase as a percentage of revenue is due to the aforementioned decreased expenses.

        Product development expenses increased 69% to $2.0 million for the year ended December 31, 2003 from $1.2 million for the year ended December 31, 2002. The increase was due to our work on our ServiceXpress toolkit, WNP readiness and a $233,000 write-off of in-process research and development associated with our acquisition of CMS. As a percentage of revenue, product development costs increased to 7% for the year ended December 31, 2003 from 5% for the year ended

33

December 31, 2002. The increase as a percentage of revenue is due to the work on ServiceXpress and the in-process research and development write-off related to the CMS acquisition.

Amortization

        Amortization expense consists of amortization of identifiable intangibles from our acquisitions of CMS, TSE and Tertio. Amortization expense was $1.7 million and $130,000 for the years ended December 31, 2004 and 2003. The increase in amortization expense for the year ended December 31, 2004 is due to amortization of identifiable intangibles related to the acquisitions of TSE and Tertio and a full year of amortization from CMS intangibles.

Restructuring and Other Expense (Recovery)

        In early 2002, management implemented a restructuring plan (the "Plan") due to the downturn in the telecommunications industry, the Company's sharp decline in revenue, the FCC's delay in ruling on wireless number portability and other factors. The Plan included workforce reductions, restructuring of the Company's headquarters building lease, the closure of its satellite field offices and the write-down of certain fixed assets, all of which were executed in 2002. At December 31, 2004 and 2003, the remaining accrual related to the closure of the satellite offices.

        Closure of satellite offices.    The Company closed all of its satellite field offices during 2002. Because the costs to sublease or terminate these lease commitments are based on estimates, the Company may incur additional costs related to the satellite office closures. As of December 31, 2004 and 2003 approximately $59,000 and $128,000, respectively, were included in accounts payable and accrued liabilities, and approximately $20,000 and $47,000, respectively, were included in long-term obligations, related to the closure of the satellite offices.

Other Income (Expense)

        Other income (expense) includes interest expense on our notes payable and capital leases, interest income on cash and cash equivalents, realized foreign currency transaction gains and losses and gains or losses on the disposal of assets. Other income was $87,000, $191,000 and $35,000 for the years ended December 31, 2004, 2003 and 2002, respectively. The decrease for the year ended December 31, 2004 compared to 2003 is due to increased interest expense on notes payable related to the acquisitions of Tertio and TSE, partially offset by increased interest income from higher cash balances and realized foreign currency transaction gains. The increase for the year ended December 31, 2003 compared to 2002 is due to increased interest income from higher cash balances and losses on disposal of certain assets that occurred in 2002.

Provision for income taxes

        We recorded an income tax benefit of $298,000 during 2004, primarily related to our UK-based operations.

        In conjunction with the acquisition of Tertio, certain identifiable intangible assets were recorded. Since the amortization of these identifiable intangibles is not deductible for UK income tax purposes, a deferred tax liability of $4.6 million was established at the acquisition date for the expected difference between what would be expensed for financial reporting purposes and what would be deductible for income tax purposes.

        In conjunction with the acquisition of Tertio, future revenue under contracts in existence at the acquisition dates was reduced to an amount equal to the Company's estimated costs to fulfill its obligations under the contracts plus a reasonable profit margin. The resulting reduction of future revenue recorded for financial reporting purposes is not deductible for income tax purposes and thus, a

34

deferred tax liability of approximately $600,000 was established at the acquisition date. Both of the aforementioned deferred tax liabilities will be recognized as a reduction of current income tax expense as the identifiable intangibles are amortized and the contract revenue is recognized.

        Our tax liability in the U.S. is substantially offset through utilization of our operating loss carryforwards.

        We recorded income tax expense of $167,000 during 2003 to record our alternative minimum tax ("AMT") liability. The expense is a result of the net operating loss carryforward for AMT purposes that may only be used to offset 90% of our alternative minimum taxable income.

        A full valuation allowance was recorded against our U.S. net deferred tax assets as of December 31, 2004 and 2003, due to uncertainties related to the ability to utilize our U.S. deferred tax assets, primarily consisting of certain net operating loss carryforwards, before they expire. Our assessment of this valuation allowance was made using all available evidence. In particular, we considered both historical results and projections of profitability for only the reasonably foreseeable future periods. Our realization of the recorded net deferred tax assets is dependent on future taxable income and, therefore, we are not assured that such benefits will be realized.

Deemed Dividend for Beneficial Conversion of Series B Preferred Stock

        Based upon the various features of the Series B Preferred Stock, fair value of this security was determined to approximate the stated redemption price. Since the conversion price of the Series B Preferred Stock was fixed in the purchase agreement to equal $3.50 per common share, a beneficial conversion feature exists on the acquisition date equal to the difference between the value of our common stock on the acquisition date, or $4.64, and the conversion price stated in the purchase agreement. The beneficial conversion feature was recognized as a reduction in net income available to common stockholders of $3.3 million on the acquisition date since the Series B Preferred Stock was immediately convertible to common stock.

35

Quarterly Financial Information

        The following table sets forth certain unaudited information for each of our last eight quarters. This data has been derived from unaudited consolidated financial statements that have been prepared on the same basis as the annual audited consolidated financial statements and, in our opinion, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such information. Fourth quarter 2004 results include amounts related to the acquisition of Tertio from the purchase date of November 2, 2004 to December 31, 2004 and amounts related to the acquisition of TSE from the purchase date of October 15, 2004 to December 31, 2004. Fourth quarter 2003 results include the acquisition of CMS from the acquisition date of November 3, 2003 to December 31, 2003.

        These consolidated unaudited quarterly results should be read in conjunction with the consolidated financial statements and notes thereto appearing elsewhere in this Annual Report on Form 10-K. The results of operations for any quarter are not necessarily indicative of the results for any future period.

	Three Months Ended				Three Months Ended
	Dec. 31, 2004	Sept. 30, 2004	June 30, 2004	Mar. 31, 2004	Dec. 31, 2003	Sept. 30, 2003	June 30, 2003	Mar. 31, 2003
Revenue:
License fees and services(1)	$4,662	$810	$2,383	$3,219	$2,472	$3,948	$3,181	$5,004
Customer support(2)	4,914	4,929	2,878	2,547	3,323	3,200	3,258	3,587

Total revenue	9,576	5,739	5,261	5,766	5,795	7,148	6,439	8,591

Costs of revenue and operating expenses:
Costs of license fees and services, excluding depreciation and amortization	2,863	808	1,125	1,070	828	1,140	1,288	1,893
Costs of customer support, excluding depreciation and amortization	1,785	1,806	1,816	1,663	1,796	1,427	1,667	1,307
Sales and marketing	1,633	942	901	936	831	684	720	705
General and administrative	2,116	1,100	934	935	752	891	935	916
Product development(3)	182	152	241	491	819	568	380	276
Depreciation	341	272	265	274	264	269	319	330
Amortization(4)	1,021	214	214	218	130	—	—	—
Restructuring and other expenses	(15)	—	—	—	(47)	—	(80)	118

Total costs of revenue and operating expenses	9,926	5,294	5,496	5,587	5,373	4,979	5,229	5,545

Income (loss) from operations	(350)	445	(235)	179	422	2,169	1,210	3,046
Other income (expense), net	(129)	92	67	57	54	41	49	47

Income (loss) before income taxes	(479)	537	(168)	236	476	2,210	1,259	3,093
Provision for (benefit from) income taxes	(310)	20	—	(8)	41	126	—	—

Net income (loss)	(169)	517	(168)	244	435	2,084	1,259	3,093
Deemed dividend for beneficial conversion of Series B convertible redeemable preferred stock(5)	3,306	—	—	—	—	—	—	—

Net income (loss) available to common stockholders	$(3,475)	$517	$(168)	$244	$435	$2,084	$1,259	$3,093

Basic earnings (loss) available to common stockholders per common share	$(0.20)	$0.03	$(0.01)	$0.02	$0.03	$0.15	$0.09	$0.23

Diluted earnings (loss) available to common stockholders per common share	$(0.20)	$0.03	$(0.01)	$0.01	$0.02	$0.12	$0.08	$0.21

Weighted average basic shares outstanding	17,647	15,890	15,853	15,837	15,229	14,318	13,884	13,437
Weighted average diluted shares outstanding	17,647	16,906	15,853	17,939	17,890	16,893	15,319	14,456

(1)
For the three months ended March 31, 2003, we had $1.6 million of license fees and services revenue related to a large LNP project completed in the quarter.

(2)
During the first and second quarter of 2004, we deferred the recognition of customer support revenue for one of our largest customers. Under this custom customer maintenance arrangement, the customer purchased professional services, specified licensed software upgrades and support services. Since VSOE of the fair value of the undelivered specified licensed software upgrades did not exist, all of the revenue related to this contract was deferred until the specified licensed software upgrades

36

  were delivered and accepted by the customer and VSOE existed for the remaining undelivered elements. During the third quarter, we delivered and obtained acceptance of the specified licensed software upgrades. Since vendor specific objective evidence of fair value exists for all of the remaining undelivered elements in the arrangement, we recognized the residual amount of revenue for all delivered elements. During the third quarter we recognized approximately $2.0 million in customer support revenue and $100,000 in license and services revenue related to this arrangement. The remainder of the arrangement value will be recognized as the related services are performed through July 2005.

(3)
During the three months ended December 31, 2004 and 2003, we had product development expense of $90,000 and $233,000, respectively, for in-process research and development costs associated with our acquisitions of Tertio and CMS.

(4)
For the nine months ended September 30, 2004 and the year ended December 31, 2003, costs of revenue included amortization expense related to intangible assets acquired as part of our acquisition of CMS. With the acquisition of Tertio and TSE intangible asset amortization has become a significant expense and is now being shown separately on the statements of operations. Amortization expense for the nine months ended September 30, 2004 and the year ended December 31, 2003 has been reclassified to conform to the current period's presentation.

(5)
Based upon the various features of the Series B Preferred Stock, fair value of this security was determined to approximate the stated redemption price. Since the conversion price of the Series B Preferred Stock was fixed in the purchase agreement to equal $3.50 per common share, a beneficial conversion feature exists on the acquisition date equal to the difference between the value of our common stock on the acquisition date, or $4.64, and the conversion price stated in the purchase agreement. The beneficial conversion feature was recognized as a reduction in net income available to common stockholders of $3.3 million on the acquisition date since the Series B Preferred Stock was immediately convertible to common stock.

	Three Months Ended				Three Months Ended
	Dec. 31, 2004	Sept. 30, 2004	June 30, 2004	Mar. 31, 2004	Dec. 31, 2003	Sept. 30, 2003	June 30, 2003	Mar. 31, 2003
Revenue:
License fees and services	48.7%	14.1%	45.3%	55.8%	42.7%	55.2%	49.4%	58.2%
Customer support	51.3%	85.9%	54.7%	44.2%	57.3%	44.8%	50.6%	41.8%

Total revenue	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Costs of revenue and operating expenses:
Costs of license fees and services, excluding depreciation and amortization	29.9%	14.1%	21.4%	18.6%	14.3%	15.9%	20.0%	22.0%
Costs of customer support, excluding depreciation and amortization	18.6%	31.5%	34.5%	28.8%	31.0%	20.0%	25.9%	15.2%
Sales and marketing	17.1%	16.4%	17.1%	16.2%	14.3%	9.6%	11.2%	8.2%
General and administrative	22.1%	19.2%	17.8%	16.2%	13.0%	12.5%	14.5%	10.7%
Product development	1.9%	2.6%	4.6%	8.5%	14.1%	7.9%	5.9%	3.2%
Depreciation	3.6%	4.7%	5.0%	4.8%	4.6%	3.8%	4.9%	3.8%
Amortization	10.7%	3.7%	4.1%	3.8%	2.2%	—%	—%	—%
Restructuring and other expenses	(0.2)%	—%	—%	—%	(0.8)%	—%	(1.2)%	1.4%

Total costs of revenue and operating expenses	103.7%	92.2%	104.5%	96.9%	92.7%	69.7%	81.2%	64.5%

Income (loss) from operations	(3.7)%	7.8%	(4.5)%	3.1%	7.3%	30.3%	18.8%	35.5%

Other income (expense), net	(1.3)%	1.6%	1.3%	1.0%	0.9%	0.6%	0.8%	0.5%

Income (loss) before income taxes	(5.0)%	9.4%	(3.2)%	4.1%	8.2%	30.9%	19.6%	36.0%
Provision for (benefit from) income taxes	(3.2)%	0.4%	—%	(0.1)%	0.7%	1.7%	—%	—%

Net income (loss)	(1.8)%	9.0%	(3.2)%	4.2%	7.5%	29.2%	19.6%	36.0%
Deemed dividend for beneficial conversion of Series B convertible redeemable preferred stock	34.5%	—%	—%	—%	—%	—%	—%	—%

Net income (loss) available to common stockholders	(36.3)%	9.0%	(3.2)%	4.2%	7.5%	29.2%	19.6%	36.0%

Liquidity and Capital Resources

        We have historically financed operations through a combination of cash flow from operations and equity transactions. At December 31, 2004, our principal source of liquidity was $11.4 million in cash and cash equivalents.

        Net cash provided by operating activities was $4.3 million in the year ended December 31, 2004 compared to $6.9 million in the year ended December 31, 2003. The main factors in the cash provided by operating activities for the year ended December 31, 2004 were a decreases in accounts receivables

37

of $2.4 million and unbilled work-in-progress of $583,000, and depreciation and amortization of $2.8 million. Offsetting increases to cash flows from operating activities for the year ended December 31, 2004 was a decrease in unearned income of $2.1 million.

        Net cash provided by operating activities was $6.9 million in the year ended December 31, 2003 compared to cash used in operating activities of $2.5 million in the year ended December 31, 2002. The main factors in the cash provided by operating activities for the year ended December 31, 2003 were net income of $6.9 million, a decrease in accounts receivables of $3.5 million and depreciation and amortization of $1.3 million. Offsetting increases to cash flows from operating activities for the year ended December 31, 2003 were decreases in accounts payable and accrued liabilities of $1.5 million, unearned income of $3.2 million, and a decrease in unbilled work-in-process of $493,000.

        Net cash used by investing activities during the year ended December 31, 2004 was $11.7 million compared to $9,000 in the year ended December 31, 2003. During 2004, net cash spent on the acquisitions of Tertio and TSE was $10.5 million and we purchased $1.2 million in property and equipment to support operations.

        Net cash used by investing activities during the year ended December 31, 2003 was $9,000 compared to cash used by investing activities during the year ended December 31, 2002 of $180,000. During 2003, we purchased $367,000 in property and equipment to support operations. The acquisition of CMS provided a net cash inflow of $352,000.

        Financing activities provided $478,000 in cash for the year ended December 31, 2004 compared to $2.5 million in the year ended December 31, 2003. During 2004, we received proceeds from the issuance of common stock under our stock option and employee stock purchase plans of $407,000, plus $100,000 of our restricted cash was released, which was partially offset by repayments of capital lease obligations of $29,000.

        Financing activities provided $2.5 million in cash for the year ended December 31, 2003 compared to cash used by financing activities of $521,000 in the year ended December 31, 2002. During 2003, we received proceeds from the issuance of common stock under our stock option and employee stock purchase plans of $2.6 million which was partially offset by repayments of capital lease obligations of $29,000.

        Working capital (deficit) at December 31, 2004 was ($3.3) million compared to $13.8 million at December 31, 2003. As previously mentioned, we acquired two companies, TSE and Tertio, during the fourth quarter of 2004. In those transactions we paid cash of $1.5 million and $11.0 million for TSE and Tertio, respectively. The TSE transaction also includes a short-term note payable of approximately $889,000. The acquisition of Tertio also includes the issuance of seller-financed notes of approximately $15.9 million, including a short-term note of $4.0 million and a long-term note of approximately $12.0 million. The purchase price related to these two acquisitions, including estimated transaction costs of $2.0 million, have reduced our working capital by approximately $19.4 million.

        We believe that our current cash and cash equivalents, together with anticipated cash flow from operations will be sufficient to meet our working capital and capital expenditure requirements for at least the next twelve months. In making this assessment we considered the following:

  •
  Our cash and cash equivalents balance at December 31, 2004 of $11.4 million.

  •
  Our ability to generate positive cash flows. From January 1, 2003 through September 30, 2004 we increased our cash balances by $12.1 million.

  •
  Our cumulative annual profitability over the last two years before any charges related to acquisitions or acquisition accounting including the deemed dividend.

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  •
  Our backlog of approximately $12.5 million, including $4.5 million in license fees and services and $8.0 million in customer support at December 31, 2004. As of December 31, 2004, approximately $6.0 million of the backlog has not been collected.

  •
  Tertio generated positive cash flows from operations during the nine months ended September 30, 2004 and the year ended December 31, 2003 and our expectation is that it will continue to generate positive cash flows from operations.

  •
  Our cash forecast for the combined company indicates that we will have sufficient liquidity to cover anticipated operating costs as well as debt service payments.

        To the extent we are unable to invoice and collect in a timely manner under our customer revenue arrangements, it could have a material adverse impact on our ability to meet our intended business objectives. Management believes that we have the ability to further reduce operating expenses, if necessary, such that current working capital (exclusive of deferred revenue) and cash flows from operations will be adequate to meet our cash needs through the next twelve months.

        We entered into the Long-Term Notes payable on November 2, 2004, in conjunction with the acquisition of Tertio. From the acquisition date through November 2, 2006, the Long-Term Notes bear interest at 11.0% per annum. From November 2, 2006 through the maturity date of December 31, 2007, the notes will bear interest at 14.0% per annum. Interest is accrued to the principal balance through December 31, 2005, and beginning March 31, 2006, interest is payable on a quarterly basis in addition to the scheduled principal payments. The Long-Term Notes may be prepaid at any time without penalty. Beginning on March 31, 2005, if our quarterly cash balances exceed $7.0 million the holder of the Long-Term Notes may require a prepayment on the note equal to the amount by which the quarterly cash balance exceeds $7.0 million. Based on our current cash projections, no such additional payments will be required during 2005. The scheduled principal payments on the long-term seller financed notes are as follows (in thousands):

Payment date	Amount
March 31, 2006	$1,340
June 30, 2006	3,110
December 31, 2006	1,430
March 31, 2007	1,870
June 30, 2007	3,110
December 31, 2007	1,090

$11,950

        In the upcoming annual stockholders' meeting we are asking stockholders to approve the exchange of the Long-Term Notes into Convertible Notes. The currently outstanding notes plus accrued interest through May 16, 2005 totaling approximately $12.7 million, upon stockholder approval, would be exchanged for notes that would be convertible into approximately 3.8 million shares of our common stock at $3.296 per share. The Convertible Notes would bear interest at the Federal Applicable Rate, which is currently approximately 3.3%. In addition, all principal and unpaid interest would be due and payable on December 31, 2007 under such convertible note. If we do not obtain stockholder approval to permit holders to exchange some or all of the Long-Term Notes into Convertible Notes, and such notes are not converted, we will be required to service the full amount of the Long-Term Notes and related interest payments. Our inability to convene the Initial Shareholders' Meeting, as defined, by May 16, 2005, constitutes an event of default under this note. We believe we will be able to convene this meeting by the appointed time.

        The Long-Term Notes subject us to certain affirmative and negative covenants, including a financial covenant indexed to our computation of EBITDA, as defined.

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Off-Balance Sheet Arrangements

        As part of our ongoing business, we do not participate in transactions that generate relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or Special Purpose Entities ("SPEs") or Variable Interest Entities ("VIEs"), which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. As of December 31, 2004, we are not involved in any unconsolidated SPE, VIE or similar off-balance sheet arrangements.

Contractual Obligations and Commercial Commitments

        The following summarizes our significant contractual obligations as of December 31, 2004, which are comprised of a capital lease, operating leases and principal and interest payments on our long-term debt, assuming no prepayments are made (in thousands).

	As of December 31,
	2005	2006	2007	2008	Total
Capital lease	$42	$42	$42	$35	$161
Operating leases	1,208	796	378	—	2,382
Long-term debt	5,027	7,088	8,400	—	20,516

Total commitments	$6,277	$7,926	$8,820	$35	$23,059

        Our long-term debt obligation is discussed in more detail in Note 9 to our Consolidated Financial Statements. The operating lease obligations are discussed in Note 5 to our Consolidated Financial Statements.

Impact of Inflation

        Inflation has not had a significant effect on our operations during the three years ended December 31, 2004.

Accounting Estimates

        On an on-going basis, we evaluate our estimates, including those related to project completion, customer programs and incentives, bad debts, income taxes, warranty maintenance, cancellation costs, and contingencies and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. There can be no assurance that actual results will not differ from these estimates under different assumptions or conditions.

Business Combinations

  Tertio

        On November 2, 2004, we acquired all of the outstanding shares of privately-held, United Kingdom-based Tertio. Total consideration for Tertio's net assets determined in accordance with Generally Accepted Accounting Principles ("GAAP") approximated $40.2 million, consisting of $11.0 million in cash, approximately $15.9 million in seller-financed notes, 966,666 shares of Series B Preferred Stock with an estimated fair value of approximately $11.3 million and approximately $2.0 million in estimated transaction-related costs. Of the total purchase price, 10% was deposited in escrow with Wells Fargo Bank, N.A. as escrow agent to secure the sellers' representations and warranties under the purchase agreement. Of the funds deposited in escrow, 80% will remain in escrow

40

until November 2, 2005 and the remaining 20% will remain in escrow until November 2, 2007, unless sooner released to us in payment of indemnification claims. Both Evolving Systems and Tertio operate on a calendar year. The acquisition was recorded as a purchase business combination and Tertio's results of operations have been combined with Evolving Systems' from the acquisition date forward.

        Tertio's activation and mediation solutions, Provident and Evident, fit well with elements of our product portfolio, enabling us to provide activation solutions and strengthening our current network mediation and service assurance offerings. In addition, this acquisition provides us with a global reach and a customer base that includes many of the world's leading communications carriers. The purchase price for Tertio included goodwill because we concluded that increased scale may be achieved from a financial, customer and product perspective. In addition, Tertio brings a quality experienced work force.

        The purchase price has been allocated to tangible assets, liabilities and intangible assets acquired, as well as in-process research and development, based on their estimated fair values. The excess purchase price over the fair values of tangible and identifiable intangible net assets was recognized as goodwill. Goodwill will not be deductible for tax purposes. The fair value assigned to intangible assets acquired was based on estimates and assumptions determined by management. In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets," goodwill will not be amortized but will be reviewed annually for impairment. Purchased intangibles with finite lives are amortized on a straight-line basis over their respective useful lives. In accordance with SFAS No. 52, "Foreign Currency Translation," these assets and liabilities will be measured in Tertio's functional currency, pounds sterling (£), and will be translated into the functional currency of Evolving Systems, U.S. Dollars, based on the exchange rates in effect at the balance sheet date. As a result, the amount recorded for intangible assets, in U.S. Dollars will vary based on the period-end exchange rate, and such change is reflected as a component of other comprehensive income. The purchase price for Tertio is preliminary, has not been finalized, and is subject to change as the preliminary items are finalized, which is expected to be completed in the second quarter of 2005, except for specific pre-acquisition contingencies. The total purchase price has been allocated as follows (in thousands):

Cash	$4,030
Contract receivables, net	4,026
Other current assets	2,281
Property and equipment, net	887
Acquired IPR&D (charged directly to expense)	90
Identifiable intangible assets	15,407
Goodwill	27,767

Total assets acquired	54,488
Current liabilities	(9,081)
Deferred tax liability	(5,250)

Total purchase price	$40,157

        The purchase price allocation analysis included the future use of the acquired assets, analyses of historical performance and estimates of future performance of Tertio's products. The fair value of intangible assets was primarily determined using the present value of estimated cash flows. The rates utilized to discount the net cash flows to their present values varied based on the relative risk of the individual asset, but were generally based on weighted average costs of capital for the telecom software industry. Identifiable intangible balances at December 31, 2004 include the effects of changes in foreign

41

currency exchange rates of approximately $785,000. At December 31, 2004, identifiable intangible assets purchased in the Tertio acquisition consist of the following (in thousands, except for useful life):

	Gross Amount	Estimated Useful Life
Identifiable intangible assets:
Acquired software	$7,773	5 yrs
Customer contracts	1,859	1 yr
Trademarks and tradenames	1,196	6 yrs
Business partnerships	1,491	7 yrs
Customer relationships	3,873	7 yrs

	$16,192

        Amortization expense of intangible assets related to Tertio was $718,000 for the year ended December 31, 2004. Expected future amortization expense related to identifiable intangibles as of December 31, 2004 is as follows (in thousands, note these values may differ from actuals as the assets and amortization expense are translated from pounds sterling to U.S. dollars):

Years ending
2005	$3,990
2006	2,526
2007	2,525
2008	2,525
2009	2,253
Thereafter	1,655

$15,474

        In-process research and development ("IPR&D") of $90,000 was expensed as "Product Development" in the accompanying statements of operations for the year ended December 31, 2004 because the purchased research and development had no alternative uses and had not reached technological feasibility. The value assigned to IPR&D was determined using the income approach by segregating cash flow projections related to in-process projects. The stage of each in process project was estimated to determine the discount rate to be applied to the valuation of the in process technology.

  TSE

        On October 15, 2004, we acquired all of the outstanding ownership interests in privately-held TSE. Total GAAP consideration for TSE approximated $2.4 million, consisting of $1.5 million in cash, a note payable of $889,000 and approximately $55,000 in transaction-related costs. The note payable is due and payable on March 31, 2005. Of the total purchase price, $250,000 was deposited in escrow for one year with Wells Fargo Bank, N.A. as escrow agent to secure the sellers' representations and warranties under the purchase agreement. We agreed to pay additional consideration of up to $3.5 million contingent upon the achievement of certain specified revenue and gross margin results. Up to $2.5 million of the contingent consideration may be payable over a 24 month period from the closing date and additional contingent consideration of up to $1.0 million may be paid through the year 2011 if certain specified sales of TSE products occur. In accordance with SFAS No. 141, the contingent consideration will not be recorded until the contingency is resolved and the additional consideration is distributable. We recorded additional goodwill of $447,000 during the year ended December 31, 2004 related to certain specified gross margin results produced by TSE during the period from the acquisition date through December 31, 2004. The contingent consideration was paid in the first quarter

42

of 2005. The acquisition was treated as a purchase business combination and the results of TSE's operations have been combined with Evolving Systems' from the acquisition date forward. Both Evolving Systems and TSE operate on a calendar year.

        TSE's products are sold to U.S. wireline and wireless carriers, and provide for simulation of the nation's centralized NPAC enabling a testing environment for critical back office systems that carriers use for enabling number portability. Other products in the TSE portfolio are used for enhanced integration between back office OSS systems. TSE has installed its products at several of the leading wireless and wireline carriers in North America. By acquiring TSE, we have expanded our customer base and extended the set of solutions we offer our LNP customers. The primary reason for a valuation which gives rise to goodwill is related to the value the Company placed on the TSE's solid reputation as a provider of LNP products, our expectations of new customers and the experienced employees acquired in the TSE acquisition.

        The purchase price has been allocated to tangible assets, liabilities and intangible assets acquired, as well as in-process research and development, based on their estimated fair values. The excess purchase price over the fair values was recognized as goodwill. Goodwill will be deductible for tax purposes with a tax life of 15 years. The fair value assigned to intangible assets acquired was based on estimates and assumptions determined by management. In accordance with SFAS No. 142, goodwill will not be amortized but will be reviewed annually for impairment. Purchased intangibles with finite lives are amortized on a straight-line basis over their respective useful lives. The purchase price for TSE is preliminary, has not been finalized, and is subject to change as the preliminary items are finalized, which is expected to be completed in the second quarter of 2005. The total purchase price has been allocated as follows (in thousands):

Net tangible liabilities	$(338)
Identifiable intangible assets	1,634
Goodwill	1,595

Aggregate preliminary purchase price	$2,891

        The purchase price allocation analysis included the future use of the acquired assets, analyses of historical performance and estimates of future performance of TSE's products. The fair value of intangible assets was primarily determined using the present value of estimated cash flows. The rates utilized to discount the net cash flows to their present values varied based on the relative risk of the individual asset, but were generally based on weighted average costs of capital for the telecom software industry. At December 31, 2004, identifiable intangible assets purchased in the TSE acquisition consist of the following (in thousands, except for useful life):

	Gross Amount	Estimated Useful Life
Identifiable intangible assets:
Purchased software	$1,233	2-5 yrs
Customer relationships	401	1-4 yrs

	$1,634

43

        Amortization expense of intangible assets related to TSE was $101,000 for the year ended December 31, 2004. Expected future amortization expense related to identifiable intangibles as of December 31, 2004 is as follows (in thousands):

Years ending
2005	$463
2006	393
2007	314
2008	272
2009	91

$1,533

Item 7A. Quantitative and Qualitative Disclosures about Market Risk

        In the ordinary course of business, we are exposed to certain market risks, including changes in foreign currency exchange rates and interest rates. Uncertainties that are either non-financial or non-quantifiable such as political, economic, tax, other regulatory, or credit risks are not included in the following assessment of market risks.

        Our cash balances are subject to interest rate fluctuations and as a result, interest income amounts may fluctuate from current levels.

        We transact business in various foreign currencies. As we continue to expand our international business, we are subject to increasing exposure from adverse movements in foreign exchange rates. At the present time, we do not hedge our foreign currency exposure, nor do we use derivative financial instruments for speculative trading purposes.

Item 8. Consolidated Financial Statements and Supplementary Data

        The consolidated financial statements required pursuant to this item are included in Item 15 of this Annual Report on Form 10-K and are presented beginning on page F-1.

Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

        On July 9, 2004, the Audit Committee and the Board of Directors of Evolving Systems, Inc. approved the decision to change the Company's independent registered public accounting firm. Our Board of Directors, upon the recommendation of the Audit Committee, dismissed PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") and appointed KPMG LLP ("KPMG") as the Company's independent registered public accounting firm for the current fiscal year ended December 31, 2004.

        The reports of PricewaterhouseCoopers on the Company's consolidated financial statements as of and for the years ended December 31, 2003 and 2002 did not contain any adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principle. During the two most recent fiscal years and through July 9, 2004, there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to PricewaterhouseCoopers' satisfaction, would have caused PricewaterhouseCoopers to make reference to the subject matter of the disagreement in connection with its reports on the Company's consolidated financial statements for such years. During the two most recent fiscal years and through July 9, 2004, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

44

        During the two most recent fiscal years and through July 9, 2004, the Company did not consult with KPMG regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company or oral advice was provided that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(V) of Regulation S-K.

Item 9A. Controls and Procedures

        Evaluation of disclosure controls and procedures.    We maintain "disclosure controls and procedures," as such term is defined in Rule 13a-15(e) under the Securities Exchange Act of 1934 (the "Exchange Act"), that are designed to ensure that information required to be disclosed by us in reports that we file or submit under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in Securities and Exchange Commission rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure. In designing and evaluating our disclosure controls and procedures, management recognized that disclosure controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the disclosure controls and procedures are met. Additionally, in designing disclosure controls and procedures, our management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of possible disclosure controls and procedures. The design of any disclosure controls and procedures also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions.

        Based on their evaluation as of the end of the period covered by this Annual Report on Form 10-K, our Chief Executive Officer and Chief Financial Officer have concluded that, subject to the limitations noted above, our disclosure controls and procedures were effective to ensure that material information relating to us, including our consolidated subsidiaries, is made known to them by others within those entities, particularly during the period in which this Annual Report on Form 10-K was being prepared.

        Changes in internal control over financial reporting.    During 2004, adapted our internal control over financial reporting to accommodate the consolidation of Tertio. Absent that change, there was no change in our internal control over financial reporting that occurred during the fourth quarter of the period covered by this Annual Report on Form 10-K that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

Item 9B. Other Information

        None

PART III

Item 10. Directors and Executive Officers of the Registrant

        Incorporated by reference to the section of Evolving Systems, Inc. 2005 Proxy Statement, anticipated to be filed within 120 days of December 31, 2004, entitled "Proposal 1—Election of Directors," and the section entitled "Management."

45

Item 11. Executive Compensation

        Incorporated by reference to the section of the Evolving Systems, Inc. 2005 Proxy Statement, anticipated to be filed within 120 days of December 31, 2004, entitled "Executive Compensation."

Item 12. Security Ownership of Certain Beneficial Owners and Management

        Incorporated by reference to the section of the Evolving Systems, Inc. 2005 Proxy Statement, anticipated to be filed within 120 days of December 31, 2004, entitled "Security Ownership of Certain Beneficial Owners and Management."

Item 13. Certain Relationships and Related Transactions

        Incorporated by reference to the section of the Evolving Systems, Inc. 2005 Proxy Statement, anticipated to be filed within 120 days of December 31, 2004, entitled "Certain Relationships and Related Transactions."

Item 14. Principal Accounting Fees and Services

        Incorporated by reference to the section of the Evolving Systems, Inc. 2005 Proxy Statement, anticipated to be filed within 120 days of December 31, 2004, entitled "Report of the Audit Committee-Review of Fiscal Year 2004 Financial Statements."

PART IV

Item 15. Exhibits and Financial Statement Schedules

1.
The following documents are filed as part of this Annual Report on Form 10-K.

        Consolidated Financial Statements: The following consolidated financial statements of Evolving Systems, Inc. are filed as part of this report.

2.
Financial Statement Schedule. The following financial statement schedule for each of the years ended December 31, 2004, 2003 and 2002 is filed as part of this Annual Report on Form 10-K and should be read in conjunction with the Consolidated Financial Statements and the related notes thereto.

Schedule II—Valuation and Qualifying Accounts	S-1

        Schedules other than the one listed above have been omitted since they are neither required, nor applicable or the information is otherwise included.

46

3.     Exhibits.

Exhibit Number	Description of Document
3.1†	Restated Certificate of Incorporation.
3.2†	Amended and Restated Bylaws.
4.1†	Reference is made to Exhibits 3.1 and 3.2.
4.2†	Specimen stock certificate representing shares of Common Stock.
10.1†	Indemnification Agreement, entered into by the Registrant and each of its directors and executive officers, dated as of January 1, 1998.
10.2†	Amended and Restated Stock Option Plan.
10.3†	Employee Stock Purchase Plan.
10.10†
Software Development Agreement, by and between the Registrant and American Telephone and Telegraph Company, dated as of May 1, 1993. (The division of American Telephone & Telegraph Company responsible for this Agreement has split off from AT&T and is now known as Lucent Technologies, Inc.).
21	Subsidiaries of the Registrant
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included on signature page).
31.1	Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2	Certification of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1	Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
32.2	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

†
Incorporated by reference to the Registrant's Registration Statement on Form S-1 No. 333-43973.

        The exhibits listed on the accompanying index to exhibits, immediately following the financial statement schedule are filed as part of, or incorporated by reference into, this Form 10-K.

47

SIGNATURES

        Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned; thereunto duly authorized, on the 31st day of March, 2005.

EVOLVING SYSTEMS, INC.
By:	/S/ STEPHEN K. GARTSIDE, JR. Stephen K. Gartside, Jr. President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen K. Gartside, Jr. and Anita T. Moseley, or any of them, his or her attorney-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Report, and to file the same, with exhibits thereto and other documents in connections therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the following persons on behalf of the Registrant and in the capacities and on the dates indicated have signed this report below.

Signature	Title	Date

/S/ STEPHEN K. GARTSIDE, JR. Stephen K. Gartside, Jr.	President and Chief Executive Officer	March 31, 2005
/S/ BRIAN R. ERVINE Brian R. Ervine	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	March 31, 2005
/S/ GEORGE A. HALLENBECK George A. Hallenbeck	Chairman of the Board of Directors	March 31, 2005
/S/ DAVID J. NICOL David J. Nicol	Director	March 31, 2005
/S/ BRENDAN F. REIDY Brendan Reidy	Director	March 31, 2005
/S/ PETER J. SKINNER Peter Skinner	Director	March 31, 2005
/S/ STEVE B. WARNECKE Steve B. Warnecke	Director	March 31, 2005

48

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Evolving Systems, Inc.:

We have audited the accompanying consolidated balance sheet of Evolving Systems, Inc. and subsidiaries as of December 31, 2004, and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for the year then ended. In connection with our audit of the consolidated financial statements, we also have audited the financial statement schedule of valuation and qualifying accounts for the year ended December 31, 2004. These consolidated financial statements and the financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and the financial statement schedule based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Evolving Systems, Inc. and subsidiaries as of December 31, 2004 and the results of their operations and their cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles. Also in our opinion, the related financial statement schedule of valuation and qualifying accounts, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

KPMG LLP

Denver, Colorado
March 29, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors
of Evolving Systems, Inc.

In our opinion, the accompanying consolidated balance sheet as of December 31, 2003 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the period ended December 31, 2003 present fairly, in all material respects, the financial position, results of operations and cash flows of Evolving Systems, Inc. and its subsidiary as of December 31, 2003 and for each of the two years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the consolidated financial statement schedule for each of the two years in the period ended December 31, 2003 presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These consolidated financial statements and the consolidated financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and the consolidated financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Denver, Colorado
March 22, 2004

EVOLVING SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands except share data)

	December 31, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$11,386	$17,999
Current portion of restricted cash	100	100
Contract receivables, net of allowance of $44 and $65 at December 31, 2004 and 2003, respectively	11,296	9,292
Unbilled work-in-progress	1,323	622
Prepaid and other current assets	1,832	868

Total current assets	25,937	28,881
Property and equipment, net	2,563	1,579
Intangible assets, net	19,993	3,845
Goodwill	37,698	6,996
Long-term restricted cash	300	400

Total assets	$86,491	$41,701

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term obligations	$31	$29
Notes payable	4,880	—
Accounts payable and accrued liabilities	8,357	3,044
Payable to Tertio sellers	2,664	—
Deferred foreign income taxes	265	—
Unearned revenue	13,083	11,972

Total current liabilities	29,280	15,045
Long-term liabilities:
Long-term obligations	125	183
Notes payable	11,849	—
Deferred foreign income taxes	4,642	—

Total liabilities	45,896	15,228
Commitments and contingencies
Series B convertible redeemable preferred stock; $.001 par value; 966,666 shares issued and outstanding as of December 31, 2004	11,281	—
Stockholders' equity:
Series A preferred stock; $.001 par value; 250,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value; 25,000,000 shares authorized; 15,987,217 and 15,778,540 shares issued and outstanding as of
December 31, 2004 and December 31, 2003, respectively	16	16
Additional paid-in capital	67,765	67,342
Other comprehensive income	1,994	—
Accumulated deficit	(40,461)	(40,885)

Total stockholders' equity	29,314	26,473

Total liabilities and stockholders' equity	$86,491	$41,701

The accompanying notes are an integral part of these consolidated financial statements.

EVOLVING SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except per share data)

	For the Years Ended December 31,
	2004	2003	2002
REVENUE
License fees and services	$11,074	$14,605	$12,145
Customer support	15,268	13,368	10,818

Total revenue	26,342	27,973	22,963

COSTS OF REVENUE AND OPERATING EXPENSES
Costs of license fees and services, excluding depreciation and amortization	5,866	5,149	5,644
Costs of customer support, excluding depreciation and amortization	7,070	6,197	11,375
Sales and marketing	4,412	2,940	4,907
General and administrative	5,085	3,494	5,420
Product development	1,066	2,043	1,209
Depreciation	1,152	1,182	1,771
Amortization	1,667	130	—
Restructuring and other expenses (recovery)	(15)	(9)	5,079

Total costs of revenue and operating expenses	26,303	21,126	35,405

Income (loss) from operations	39	6,847	(12,442)

Other income (expense):
Interest income	304	201	130
Interest expense	(301)	(16)	(27)
Gain (loss) on foreign exchange transactions and disposal of assets, net	84	6	(68)

Other income, net	87	191	35
Income (loss) before income taxes	126	7,038	(12,407)
Provision for (benefit from) income taxes	(298)	167	—

Net income (loss)	424	6,871	(12,407)
Deemed dividend for beneficial conversion feature of Series B convertible redeemable preferred stock	3,306	—	—

Net income (loss) available to common stockholders	$(2,882)	$6,871	$(12,407)

Basic earnings (loss) available to common stockholders per common share	$(0.18)	$0.48	$(0.93)

Diluted earnings (loss) available to common stockholders per common share	$(0.18)	$0.43	$(0.93)

Weighted average basic shares outstanding	16,307	14,205	13,295
Weighted average diluted shares outstanding	16,307	16,139	13,295

The accompanying notes are an integral part of these consolidated financial statements.

EVOLVING SYSTEMS, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME

(in thousands, except share data)

	Common Stock			Accumulated Other Comprehensive Income
			Additional Paid-in Capital		Accumulated (Deficit)	Total Stockholders' Equity
	Shares	Amount
Balance, December 31, 2001	13,292,339	13	53,627	—	(35,349)	18,291

Stock option exercises and other	8,217	—	6	—	—	6
Common Stock issued pursuant to the Employee Stock Purchase Plan	4,496	—	1	—	—	1
Net loss and comprehensive loss	—	—	—	—	(12,407)	(12,407)

Balance, December 31, 2002	13,305,052	13	53,634	—	(47,756)	5,891

Stock option and warrant exercises	1,716,380	2	2,550	—	—	2,552
Common Stock issued pursuant to the Employee Stock Purchase Plan	24,335	—	15	—	—	15
Stock issued in acquisition	732,773	1	10,976	—	—	10,977
Tax benefit of stock options	—	—	167	—	—	167
Net income and comprehensive income	—	—	—	—	6,871	6,871

Balance, December 31, 2003	15,778,540	16	67,342	—	(40,885)	26,473

Stock option and warrant exercises	191,762	—	349	—	—	349
Common stock issued pursuant to the Employee Stock Purchase Plan	16,915	—	58	—	—	58
Beneficial conversion feature recorded upon the issuance of Series B	—	—	—	—	—	—
convertible redeemable preferred stock	—	—	3,306	—	—	3,306
Deemed dividend for beneficial conversion feature of Series B convertible redeemable preferred stock	—	—	(3,306)	—	—	(3,306)
Tax benefit of stock options	—	—	16	—	—	16
Comprehensive income:
Net income	—	—	—	—	424
Foreign currency translation adjustment	—	—	—	1,994	—

Comprehensive income						2,418

Balance, December 31, 2004	15,987,217	$16	$67,765	$1,994	$(40,461)	$29,314

The accompanying notes are an integral part of these consolidated financial statements.

EVOLVING SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Years Ended December 31,
	2004	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$424	$6,871	$(12,407)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	1,152	1,182	1,771
Amortization of intangible assets	1,667	130	—
Amortization of debt issuance costs	9	—	—
Acquired in-process research and development	90	233	—
(Gain)/loss on impairment and disposal of property and equipment	(4)	(6)	1,188
Foreign currency unrealized transaction gains	(77)	—	—
Tax benefit from stock options	16	167	—
Bad debt recovery	(21)	(30)	(21)
Benefit from foreign deferred income taxes	(600)	—	—
Change in operating assets and liabilities:
Contract receivables	2,423	3,483	(3,562)
Unbilled work-in-progress	583	(493)	5,179
Prepaid and other assets	160	17	456
Accounts payable and accrued liabilities	627	(1,476)	30
Unearned revenue	(2,080)	(3,197)	4,813
Long-term obligations	(27)	(12)	59

Net cash provided by (used in) operating activities	4,342	6,869	(2,494)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,170)	(367)	(204)
Proceeds from sale of property and equipment	6	6	24
Business combinations, net of cash acquired	(10,547)	352	—

Net cash used in investing activities	(11,711)	(9)	(180)

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital lease payments	(29)	(29)	(28)
Proceeds from the issuance of stock	407	2,567	7
Restricted cash	100	—	(500)

Net cash provided by (used in) financing activities	478	2,538	(521)
Effect of exchange rate changes on cash	278

Net increase (decrease) in cash and cash equivalents	(6,613)	9,398	(3,195)
Cash and cash equivalents at beginning of year	17,999	8,601	11,796

Cash and cash equivalents at end of year	$11,386	$17,999	$8,601

Supplemental disclosure of other cash and non-cash financing transactions:
Interest paid	$22	$16	$27
Income taxes paid	70	167	—
Assets acquired under capital lease	—	104	—
Reconciliation for acquisition of business:
(As discussed in Note 2 to the consolidated financial statements, the Company acquired Tertio Telecoms Ltd and Telecom Software Enterprises, LLC during 2004. See Note 2 for cash flow disclosures).

On November 3, 2003, the Company acquired all of the issued and outstanding stock of CMS Communications, Inc. in exchange for $11.2 million of consideration. In conjunction with the acquisition the fair value of asets and liabilities received were as follow:
Fair value of assets acquired		$12,150
Common stock issued for acquired company		(10,977)
Cash paid for other acquisition costs		(183)

Fair value of liabilities assumed		$990

The accompanying notes are an integral part of these consolidated financial statements.

EVOLVING SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Organization and Summary of Significant Accounting Policies

Organization

        Evolving Systems, Inc. (the "Company"), is a provider of mission critical software products and services to communications carriers. The Company's customers are many of the largest wireline, wireless and cable communications carriers worldwide. The Company develops, deploys, enhances, maintains and integrates complex, software solutions for a range of Operations Support Systems ("OSS") and Network Support Systems ("NSS"). The Company offers software products and solutions in three core areas—numbering solutions which enable carriers to comply with government-mandated requirements regarding number portability and phone number conservation; network mediation solutions supporting data collection for both service assurance and billing applications; and a service activation solution that is used to activate complex bundles of voice, video and data services.

        The core Evolving System portfolio that included ordering and provisioning solutions for Local Number Portability ("LNP"), as well as a number inventory and assignment platform has been expanded significantly in 2004, as a result of three acquisitions the Company made over a period of 12 months from November of 2003 to November of 2004. Through the acquisition of CMS Communications, Inc. ("CMS") in November 2003 the Company acquired a network mediation and service assurance solution to add to its product portfolio. Additionally, with the acquisition of Telecom Software Enterprises, LLC ("TSE") on October 15, 2004 the Company added LNP and Wireless Number Portability ("WNP") number ordering and provisioning testing products which provide new OSS system integration capabilities. Most recently, on November 2, 2004, the Company acquired Tertio Telecoms Ltd. ("Tertio"), a privately held supplier of OSS software solutions to communication carriers throughout Europe, the Middle East, Africa and Asia, expanding its markets beyond North America. Tertio's activation solution Provident™, and mediation solution Evident™, strengthen the overall product portfolio. The Company significantly expanded its product and service capabilities and now is able to address a larger portion of its customer's application needs. As a result, the Company has a global reach and a customer base that includes many of the world's leading communications carriers. The Company is positioned as a provider of OSS, NSS and comprehensive systems integration capabilities. These complementary competencies enable the Company to address and implement solutions across much of a customer's back office.

        Founded in 1985, the Company initially focused on providing custom software development and professional services to a limited number of telecommunications companies in the United States of America ("U.S."). In 1996, concurrent with the passage of the Telecommunications Act of 1996 (the Telecom Act), the Company made a strategic decision to add software products to its established professional services offerings. Since that time the Company has built a product portfolio, of which it is best known for solutions for LNP and service activation.

        Historically, the Company has helped customers integrate its products into their existing business process and OSS environments. In 2002, the Company initiated a restructuring plan, which, in addition to significant operational cost reductions and greater leverage of offshore development, included the reengineering of its business model to a solutions strategy. The solutions business model reflects a more balanced mix of services and products, as well as integration and product enhancements for its customers' back office to meet the specific requirements of each customer. Solutions which include the Company's products as well as product extensions and integration, are typically licensed to its customers and supported by the Company.

Principles of Consolidation

        The consolidated financial statements include the accounts of the Company and its subsidiaries, all of which are wholly owned. All significant intercompany transactions and balances have been eliminated.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenue and expenses during the reporting period. Significant estimates have been made by management with respect to the collectibility of accounts receivable, estimates to complete long-term contracts and in establishing the estimated fair values of acquired assets and liabilities. Actual results could differ from these estimates.

Foreign Currency Translation

        The Company's foreign subsidiaries use as their functional currency the local currency of the countries in which they operate. Their assets and liabilities are translated into U.S. dollars at the exchange rates in effect at the balance sheet date. Revenues, expenses, and cash flows are translated at the average rates of exchange prevailing during the period. Translation gains and losses are included in comprehensive income (loss) in stockholders' equity. Realized and unrealized transaction gains and losses resulting from the remeasurement of non-functional currency financial instruments are included in the determination of net income (loss). Transaction gains for the year ended December 31, 2004 were approximately $80,000. There were no transaction gains or losses during the years ended December 31, 2003 or 2002.

Comprehensive Income

        The Company's comprehensive income (loss) is comprised of its net income (loss) and foreign currency translation adjustment. For the year ended December 31, 2004, total comprehensive income was $2.4 million. For the years ended December 31, 2003 and 2002, comprehensive income equaled net income (loss) of $6.9 million and ($12.4) million, respectively, as there were no foreign currency translation adjustments or other items of comprehensive income (loss) during these periods.

Cash and Cash Equivalents

        All highly liquid investments and investments with a maturity of three months or less when purchased are considered to be cash equivalents. All cash equivalents are carried at cost, which approximates fair value. The Company has cash investment policies that limit investments to investment grade securities and certificates of deposit.

Restricted Cash

        As of December 31, 2004, the Company had $400,000 of restricted cash in connection with the restructuring of its headquarters lease. The restricted cash requirement will expire by $100,000 in December 2005 and the remainder in May 2007 as long as the lease account is in good standing.

Concentration of Credit Risk

        Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of contract receivables and unbilled work-in-progress. The Company performs ongoing evaluations of its customers' financial condition and, generally, requires no collateral from its customers.

        Contract receivables are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company's best estimate of the amount of probable credit losses in the Company's existing accounts receivable. The Company determines the allowance based on historical write-off experience and information received during collection efforts. The Company reviews its allowance for doubtful accounts monthly and past due balances over 90 days are reviewed individually for collectibility. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers.

        A substantial portion of the Company's revenue is from a limited number of customers, all in the telecommunications industry. The following table depicts the percentage of revenue generated from significant customers (defined as contributing at least 10%):

	For the Years Ended December 31,
	2004	2003	2002
Customer A	12%	22%	10%
Customer B	23%	23%	26%
Customer C	14%	16%	30%
Customer D	12%	8%	4%

Total % of Revenue	61%	69%	70%

        At December 31, 2004, three significant customers accounted for 58% of contract receivables and at December 31, 2003, three customers accounted for 75% of contract receivables, as follows:

	As of December 31,
	2004	2003
Customer A	—	12%
Customer B	30%	29%
Customer C	17%	34%
Customer E	11%	3%

Total % of Contract Receivables	58%	78%

Fair Value of Financial Instruments

        The carrying amounts for certain financial instruments, including cash and cash equivalents, contract receivables and accounts payable, approximate fair value due to their short maturities. As of December 31, 2004, the fair value of the Company's short-term notes payable approximated their fair values due to the short maturity of this debt. As of December 31, 2004, the estimated fair value of the Company's long-term notes payable were $11.4 million, compared to the stated amount of $11.9 million, utilizing an estimated market rate of interest of approximately 12%.

Advertising and Promotion Costs

        All advertising and promotion costs are expensed as incurred. Advertising costs totaled approximately $72,000, $15,000 and $836,000, for the years ended December 31, 2004, 2003 and 2002, respectively.

Product Development Costs

        Product development expenses consist primarily of personnel, occupancy and offshore development subcontractor expenses. Product development costs incurred prior to the establishment of technological feasibility of the product are expensed as incurred. After technological feasibility is established, any additional software development costs are capitalized. The Company believes its process for developing software is essentially completed concurrently with the establishment of technological feasibility and, accordingly, no software development costs have been capitalized to date. All product development projects are approved by management prior to any costs being incurred.

Property and Equipment and Long-Lived Assets

        Property and equipment are stated at cost or estimated fair value if acquired in an acquisition, less accumulated depreciation, and are depreciated over their estimated useful lives, generally two to four years or the lease term, if shorter, using the straight-line method. Leasehold improvements are stated at cost, less accumulated amortization, and are amortized over the shorter of the lease term or estimated useful life of the asset. Maintenance and repair costs are expensed as incurred.

        Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," requires that long-lived assets, such as property and equipment, and purchased intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. The recoverability of an asset or asset group is evaluated by comparing its carrying amount to the estimated undiscounted future cash flows expected to be generated by the asset or asset group. If the carrying amount of an asset or asset group exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the estimated fair value of the asset.

Goodwill and Intangible Assets

        The Company follows the provisions of SFAS No. 142, "Goodwill and Other Intangible Assets" in accounting for acquired goodwill and other intangible assets. Amortizable intangible assets acquired in conjunction with the Company's purchases of CMS, TSE and Tertio are amortized using the straight-line method over their estimated lives. SFAS No. 142 requires that goodwill no longer be amortized but that goodwill be tested for impairment annually or more frequently if events and circumstances warrant. See Note 3 "Goodwill and Intangible Assets" for further discussion.

Revenue Recognition

        The Company derives revenue from two primary sources: license fees/services and customer support. We recognize revenue in accordance with Statements of Position ("SOP") 97-2, "Software Revenue Recognition," as amended and interpreted by SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions." In addition we have adopted Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition," which provides further interpretive guidance for public companies on the recognition, presentation and disclosure of revenue in financial statements.

        The majority of the Company's license fees and services revenue is generated from fixed-price contracts which provide for both licenses to its software products and services. Revenue under these arrangements, where the services are determined to be essential to the functionality of the delivered software, is recognized using the percentage-of-completion method of accounting, in accordance with SOP 97-2 and SOP 81-1, "Accounting for Long-Term Construction Type Contracts," once a license agreement has been signed, the fee is fixed or determinable and collectibility is reasonably assured. The percentage of completion for each contract is estimated based on the ratio of direct labor hours incurred to total estimated direct labor hours. The estimated percentage of completion on contracts entered into by the Company's UK subsidiary, Tertio, are based upon the ratio of project costs incurred to total estimated project costs. The use of project costs by Tertio approximates what would have resulted had direct labor hours been used since the majority of project costs consist of direct labor. Due to the fact that the estimated direct labor hours and project costs, and changes thereto, can have a significant impact on revenue recognition, these estimates are critical and are reviewed by management regularly. Amounts billed in advance of services being performed are recorded as unearned revenue. Unbilled work-in-progress represents revenue earned but not yet billable under the terms of the fixed-price contracts. All such amounts are expected to be billed and collected during the succeeding 12 months.

        In arrangements where the services are not essential to the functionality of the delivered software, the Company recognizes license revenue when a license agreement has been signed, delivery has occurred, the fee is fixed or determinable and collectibility is reasonably assured. Where applicable, fees from multiple element arrangements are unbundled and recorded as revenue as the elements are delivered to the extent that vendor specific objective evidence ("VSOE") of the fair value of the undelivered elements exists. If VSOE for the undelivered elements does not exist, fees from such arrangements are deferred until the earlier of the date that VSOE does exist on the undelivered elements or all of the elements have been delivered.

        Services revenue provided under fixed-price contracts is generally recognized using the percentage-of-completion method of accounting described above. Revenue from professional services provided pursuant to time-and-materials based contracts and training services are recognized as the services are performed, as that is when the Company's obligation to its customers under such arrangements is fulfilled.

        Customer support and maintenance revenue is generally recognized ratably over the service contract period. When maintenance or training services are bundled with the original license fee arrangement, their fair value, based upon VSOE, is deferred and recognized during the periods such services are provided.

        The Company may encounter budget and schedule overruns on fixed price contracts caused by increased material, labor or overhead costs. Adjustments to cost estimates are made in the periods in which the facts requiring such revisions become known. Estimated losses, if any, are recorded in the period in which current estimates of total contract revenue and contract costs indicate a loss.

Allowance for Doubtful Accounts

        Management makes judgments related to the Company's ability to collect outstanding accounts receivable. The Company provides allowances for receivables when their collection becomes doubtful by recording an expense. Generally, the Company determines the allowance based on its assessment of the realization of receivables using historical information and current economic trends, including assessing the probability of collection from customers. If the financial condition of the Company's customers were to deteriorate, resulting in an impairment of their ability to make payments owed, an increase in the allowance for doubtful accounts would be required. Adjustments to the allowance for doubtful accounts could materially affect the Company's results of operations.

Reclassifications

        Certain prior period balances have been reclassified to conform to the current year's presentation.

        As a result of the significance of the intangible assets and the related amortization expense from the acquisitions of Tertio and TSE, the Company is now reporting amortization expense as a separate line item on the statements of operations.

        Prior period revenue and costs of revenue balances, excluding depreciation and amortization have been reclassified to conform to the current period's presentation. Beginning in the first quarter of 2003, the Company began to evaluate its business on a project basis, separately managing its delivery of new projects from recurring customer support projects. Delivery projects include software licenses fees, custom development, integration and time and materials work. Support projects include recurring maintenance fees, annual support fees and warranty maintenance. Warranty maintenance revenues are withheld from the percent complete calculation on a project and are recognized ratably over the warranty period. Prior to the first quarter of 2003, the Company classified license fees and those services directly related to the delivery of the licensed product, along with warranty maintenance, as license fees and related services. Customer support and other services included the remaining revenue types. Beginning in the first quarter of 2003, all delivery projects were classified as license fees and services and all support projects are classified as customer support. This reclassification has not impacted the Company's revenue recognition policy. Accordingly, license fees and services and customer support revenues and the related costs of license fees and services and costs of customer support for the year ended December 31, 2002 have been reclassified to conform to the Company's current presentation. This change had no effect on total revenue, net income (loss) or cash flows for any of the periods presented. The table below summarizes (in thousands) the effect of the reclassifications on the reported revenue and costs of revenue for the year ended December 31, 2002.

For the Year Ended December 31, 2002
Revenue
License fees and related services (as previously reported)	$10,388
Warranty maintenance	(1,270)
Services	3,027

License fees and services (reclassified)	12,145
Customer support other services (as previously reported)	12,575
Warranty maintenance	1,270
Services	(3,027)

Customer support (reclassified)	10,818

Total revenue (as previously reported and reclassified)	$22,963

Costs of revenue
Costs of license fees and related services, excluding depreciation and amortization (as previously reported)	$3,926
Warranty maintenance	(1,244)
Services	2,962

Costs of license fees and services, excluding depreciation and amortization (reclassified)	5,644
Costs of customer support and other services, excluding depreciation and amortization (as previously reported)	13,093
Warranty maintenance	1,244
Services	(2,962)

Costs of customer support, excluding depreciation and amortization (reclassified)	11,375

Total costs of revenue, excluding depreciation and amortization (as previously reported and reclassified)	$17,019

Stock-based Compensation

        The Company applies the intrinsic-value-based method prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for employee stock-based compensation arrangements. Non-employee stock compensation arrangements are accounted for under SFAS No. 123 and Emerging Issues Task Force ("EITF") Issue No. 96-18, "Accounting for Equity Instruments that are Issued to Other than Employees, or in Conjunction with Selling Goods or Services."

        FASB Statement No. 123, "Accounting for Stock-Based Compensation" and FASB Statement No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure, an amendment of

FASB Statement No. 123," established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans. As permitted by existing accounting standards, the Company has elected to continue to apply the intrinsic-value-based method of accounting described above, and has adopted only the disclosure requirements of Statement No. 123, as amended. The following table illustrates the effect on net income if the fair-value-based method had been applied to all outstanding and unvested awards in each period (in thousands, except per share data):

	For the Years Ended December 31,
	2004	2003	2002
Net income (loss) available to common stockholders, as reported	$(2,882)	$6,871	$(12,407)
Stock based compensation expense under the fair value method	(2,071)	(2,925)	(1,603)

Pro forma net income (loss) available to common stockholders	(4,953)	3,946	(14,010)
Earnings (loss) available to common stockholders' per common share as reported:
Basic	$(0.18)	$0.48	$(0.93)
Diluted	$(0.18)	$0.43	$(0.93)
Pro forma earnings (loss) available to common stockholders' per common share:
Basic	$(0.30)	$0.28	$(1.05)
Diluted	$(0.30)	$0.24	$(1.05)

        Based on calculations using the Black-Scholes option-pricing model, the estimated weighted average grant date fair value of options and warrants granted to employees during the years ended December 31, 2004, 2003 and 2002 was $4.96, $2.63 and $0.56, respectively. The Company used the following Black-Scholes option-pricing model assumptions for the 2004, 2003 and 2002 employee stock option grants: no dividend yield for all periods; an expected life of 3 years for all periods; volatility of 133%, 138% and 141%, respectively; and weighted average risk free interest rates of 2.7%, 2.5% and 2.9%, respectively.

        The fair value of each grant made under the Company's Employee Stock Purchase Plan was estimated on the date of grant using the Black-Scholes model with the following assumptions for 2004, 2003 and 2002, respectively: no dividend yield for all periods; an expected life of .5 years for all periods; volatility of 133%, 138% and 141%, respectively; and a risk free interest rate of 2.67%, 2.04% and 1.83%, respectively.

Earnings Per Common Share

        Basic earnings per share ("EPS") is computed by dividing net income or loss available to common stockholders by the weighted average number of shares outstanding during the period, including common stock issuable under participating securities, such as the Series B Convertible, Redeemable Preferred Stock ("Series B Preferred Stock"). Diluted EPS is computed using the weighted average number of shares outstanding, including participating securities, plus all potentially dilutive common stock equivalents. Common stock equivalents consist of stock options and warrants. The following is the reconciliation of the numerators and denominators of the basic and diluted EPS computations for the years ended December 31 (in thousands except per share data):

	2004	2003	2002
Basic earnings (loss) available to common stockholders per common share
Net income (loss) available to common stockholders	$(2,882)	$6,871	$(12,407)
Weighted average common shares outstanding	15,824	14,205	13,295
Participating securities	483	—	—

Basic weighted average common shares outstanding	16,307	14,205	13,295

Basic earnings (loss) available to common stockholders per common share	$(0.18)	$0.48	$(0.93)

Diluted earnings (loss) available to common stockholders per common share
Net income (loss) available to common stockholders'	$(2,882)	$6,871	$(12,407)
Weighted average common shares outstanding	15,824	14,205	13,295
Participating securities	483	—	—
Effect of dilutive securities—options and warrants	—	1,934	—

Diluted weighted average common shares outstanding	16,307	16,139	13,295

Diluted earnings (loss) available to common stockholders per common share	$(0.18)	$0.43	$(0.93)

        Weighted average options to purchase 540,000, 125,000 and 4.0 million shares of common stock equivalents were excluded from the computation of diluted weighted average shares outstanding for the years ended December 31, 2004, 2003 and 2002 respectively, because the effect would have been anti-dilutive since their exercise prices were greater than the average fair value of the Company's stock for the period. Weighted average options to purchase 2.5 million and 1.1 million shares of common stock were excluded from the computation of diluted weighted average shares outstanding for the years ended December 31, 2004 and 2002, respectively, as their effect would have been anti-dilutive as a result of the net loss available to common stockholders for each of the periods.

Income Taxes

        The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Deferred tax assets and liabilities are recorded for the estimated future tax effects of temporary differences between the tax bases of assets and liabilities and amounts reported in the accompanying consolidated balance sheets, as well as operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance if, based on available evidence, it is more likely than not that these benefits will not be realized.

Recent Accounting Pronouncements

        In January 2003, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities—An Interpretation of Accounting Research Bulletin (ARB) No. 51." In December 2003, the FASB issued FIN 46 (revised December 2003), "Consolidation of Variable Interest Entities" ("FIN 46R"). FIN 46R provides guidance on how to identify variable interest entities and how to determine whether or not those entities should be consolidated. The Company was required to apply FIN 46R by the end of the first reporting period after March 15, 2004, for entities which were created before February 1, 2003. The adoption of FIN 46R was immediate for variable interest entities created after January 31, 2003. The Company evaluated the provisions of FIN 46R and determined that it does not have any variable interest entities that require consolidation in the financial statements.

        In December 2004, the FASB issued SFAS No. 123(Revised), "Share-Based Payment." This statement replaces SFAS No. 123, "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." Under the modified prospective method of adoption, SFAS No. 123(R) requires companies to apply a fair-value-based measurement method in accounting for share-based payment transactions with employees and to record compensation cost for all stock awards granted after the required effective date and to awards modified, repurchased, or cancelled after that date. In addition, the Company is required to record compensation expense (as awards previously granted continue to vest) for the unvested portion of those awards that remain outstanding at the date of adoption. SFAS 123(R) will be effective in the Company's third quarter ending September 30, 2005. Management has not yet determined the impact that SFAS 123(R) will have on its financial position and results of operations, but expects that the stock incentive plans' disclosure provides a reasonable measure of the expected annual impact.

2. Business Combinations

  Tertio

        On November 2, 2004, the Company acquired all of the outstanding shares of privately-held, United Kingdom-based Tertio. Total consideration for Tertio's net assets determined in accordance with generally accepted accounting principles ("GAAP") approximated $40.2 million, consisting of $11.0 million in cash, approximately $15.9 million in seller-financed notes, 966,666 shares of Series B Preferred Stock with an estimated fair value of approximately $11.3 million and approximately $2.0 million in estimated transaction-related costs. Of the total purchase price, 10% was deposited in escrow with Wells Fargo Bank, N.A. as escrow agent to secure the sellers' representations and warranties under the purchase agreement. Of the funds deposited in escrow, 80% will remain in escrow until November 2, 2005 and the remaining 20% will remain in escrow until November 2, 2007, unless sooner released to the Company in payment of indemnification claims. Both Evolving Systems and Tertio operate on a calendar year. The acquisition was recorded as a purchase business combination and Tertio's results of operations have been combined with Evolving Systems' from the acquisition date forward.

        Tertio's activation and mediation solutions, Provident and Evident, fit well with elements of the Company's product portfolio, enabling it to provide activation solutions and strengthening its current network mediation and service assurance offerings. In addition, this acquisition provides the Company with a global reach and a customer base that includes many of the world's leading communications carriers. The purchase price for Tertio included goodwill because the Company concluded that increased scale may be achieved from a financial, customer and product perspective. In addition, Tertio brings a quality experienced work force.

        The purchase price has been allocated to tangible assets, liabilities and intangible assets acquired, as well as in-process research and development, based on their estimated fair values. The excess purchase price over the fair values of tangible and identifiable intangible net assets was recognized as goodwill. Goodwill will not be deductible for tax purposes. The fair value assigned to intangible assets acquired was based on estimates and assumptions determined by management. In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets," goodwill will not be amortized but will be reviewed annually for impairment. Purchased intangibles with finite lives are amortized on a straight-line basis over their respective useful lives. In accordance with SFAS No. 52, "Foreign Currency Translation," these assets and liabilities will be measured in Tertio's functional currency, pounds sterling (£), and will be translated into the functional currency of Evolving Systems, U.S. Dollars, based on the exchange rates in effect at the balance sheet date. As a result, the amount recorded for intangible assets, in U.S. Dollars will vary based on the period-end exchange rate, and such change is reflected as a component of other comprehensive income. The purchase price for Tertio is preliminary, has not been finalized, and is subject to change as the preliminary items are finalized, which is expected to be completed in the second quarter of 2005, except for certain pre-acquisition contingencies. The total purchase price has been allocated as follows (in thousands):

Cash	$4,030
Contract receivables, net	4,026
Other current assets	2,281
Property and equipment, net	887
Acquired IPR&D (charged directly to expense)	90
Identifiable intangible assets	15,407
Goodwill	27,767

Total assets acquired	54,488
Current liabilities	(9,081)
Deferred tax liability	(5,250)

Total purchase price	$40,157

        The purchase price allocation analysis included the future use of the acquired assets, analyses of historical performance and estimates of future performance of Tertio's products. The fair value of intangible assets was primarily determined using the present value of estimated cash flows. The rates utilized to discount the net cash flows to their present values varied based on the relative risk of the individual asset, but were generally based on the weighted average costs of capital for the telecom software industry. Identifiable intangible balances at December 31, 2004 include the effects of changes in foreign currency exchange rates of approximately $785,000. At December 31, 2004, identifiable intangible assets purchased in the Tertio acquisition consist of the following (in thousands, except for useful life):

	Gross Amount	Estimated Useful Life
Identifiable intangible assets:
Acquired software	$7,773	5 yrs
Customer contracts	1,859	1 yr
Trademarks and tradenames	1,196	6 yrs
Business partnerships	1,491	7 yrs
Customer relationships	3,873	7 yrs

	$16,192

        Amortization expense of intangible assets related to Tertio was $718,000 for the year ended December 31, 2004. Expected future amortization expense related to identifiable intangibles as of December 31, 2004 is as follows (in thousands, note these values may differ from actuals as the assets and amortization expense are translated from pounds sterling to U.S. dollars):

Years ending
2005	$3,990
2006	2,526
2007	2,525
2008	2,525
2009	2,253
Thereafter	1,655

$15,474

        In-process research and development ("IPR&D") of $90,000 was expensed as "Product Development" in the accompanying statements of operations for the year ended December 31, 2004 because the purchased research and development had no alternative uses and had not reached technological feasibility. The value assigned to IPR&D was determined using the income approach by segregating cash flow projections related to in-process projects. The stage of each in- process project was estimated to determine the discount rate to be applied to the valuation of the in-process technology.

  TSE

        On October 15, 2004, the Company acquired all of the outstanding ownership interests in privately-held TSE. Total GAAP consideration for TSE approximated $2.4 million, consisting of $1.5 million in cash, a note payable of $889,000 and approximately $55,000 in transaction-related costs. The note payable is due and payable on March 31, 2005. Of the total purchase price, $250,000 was deposited in escrow for one year with Wells Fargo Bank, N.A. as escrow agent to secure the sellers' representations and warranties under the purchase agreement. The Company agreed to pay additional consideration of up to $3.5 million contingent upon the achievement of certain specified revenue and gross margin results. Up to $2.5 million of the contingent consideration may be payable over a 24 month period from the closing date and additional contingent consideration of up to $1.0 million may be paid through the year 2011 if certain specified sales of TSE products occur. In accordance with SFAS No. 141, the contingent consideration will not be recorded until the contingency is resolved and the additional consideration is distributable. The Company recorded additional goodwill of $447,000 during the year ended December 31, 2004 related to certain specified gross margin results achieved by TSE during the period from the acquisition date through December 31, 2004. The contingent consideration was paid in the first quarter of 2005. The acquisition was treated as a purchase business combination and the results of TSE's operations have been combined with Evolving Systems' from the acquisition date forward. Both Evolving Systems and TSE operate on a calendar year.

        TSE's products are sold to U.S. wireline and wireless carriers, and provide for simulation of the nation's centralized NPAC and a testing environment for critical back office systems that carriers use for enabling number portability. Other products in the TSE portfolio are used for enhanced integration between back office OSS systems. TSE has installed its products at many of the leading wireless and wireline carriers in North America. By acquiring TSE, the Company has expanded its customer base and extended the set of solutions it offers its LNP customers. The primary reason for a valuation which gives rise to goodwill is related to the value the Company placed on the TSE's solid reputation as a provider of LNP products, our expectation of new customers and the experienced employees acquired in the TSE acquisition.

        The purchase price has been allocated to tangible assets, liabilities and intangible assets acquired, as well as in-process research and development, based on their estimated fair values. The excess purchase price over the fair values was recognized as goodwill. Goodwill will be deductible for tax purposes with a tax life of 15 years. The fair value assigned to intangible assets acquired was based on estimates and assumptions determined by management. In accordance with SFAS No. 142, goodwill will not be amortized but will be reviewed annually for impairment. Purchased intangibles with finite lives are amortized on a straight-line basis over their respective useful lives. The purchase price for TSE is preliminary, has not been finalized, and is subject to change as the preliminary items are finalized, which is expected to be completed in the second quarter of 2005. The total purchase price has been allocated as follows (in thousands):

Net tangible liabilities	$(338)
Identifiable intangible assets	1,634
Goodwill	1,595

Aggregate preliminary purchase price	$2,891

        The purchase price allocation analysis included the future use of the acquired assets, analyses of historical performance and estimates of future performance of TSE's products. The fair value of intangible assets was primarily determined using the present value of estimated cash flows. The rates utilized to discount the net cash flows to their present values varied based on the relative risk of the individual asset, but were generally based on weighted average costs of capital for the telecom software industry. At December 31, 2004, identifiable intangible assets purchased in the TSE acquisition consist of the following (in thousands, except for useful life):

	Gross Amount	Estimated Useful Life
Identifiable intangible assets:
Purchased software	$1,233	2-5 yrs
Customer relationships	401	1-4 yrs

	$1,634

        Amortization expense of intangible assets related to TSE was $101,000 for the year ended December 31, 2004. Expected future amortization expense related to identifiable intangibles as of December 31, 2004 is as follows (in thousands):

Years ending
2005	$463
2006	393
2007	314
2008	272
2009	91

$1,533

  CMS

        On November 3, 2003, the Company acquired all of the outstanding shares of privately-held CMS of Columbus, Ohio in exchange for 732,773 shares of Evolving Systems Inc. common stock, of which 10% was held in escrow for one year. The stock escrow was released in the first quarter of 2005 and the Company made no claims against the escrowed shares. There was also a cash escrow account of $62,000 that was put in place by CMS to ensure that net cash position of CMS was positive as of the acquisition date. Net cash is defined as the sum of all cash, cash equivalents, prepaid expenses and net accounts receivable less the sum of all accounts payable, accrued liabilities and deferred revenue. The cash escrow account was distributed to the Company in the first quarter of 2004 since CMS had a negative net cash position as of the acquisition date. The acquisition was accounted for using the purchase method of accounting and accordingly, the assets acquired and liabilities assumed were recorded at their respective fair values as of the acquisition date. The results of CMS' operations have been included in the consolidated financial statements since the purchase date.

        CMS is a provider of network management operations support software for major telecommunications carriers. In addition to adding complementary products and sharing many common customers, CMS brought a workforce that is familiar with complex tier one telecommunications solutions. The Company believes that CMS's network management products will fit its solutions business model and provide it with additional opportunities with its tier one customers.

        The aggregate purchase price of approximately $11.2 million included the issuance of 732,773 shares of Evolving Systems, Inc. common stock in exchange for all outstanding shares of CMS. The fair value of Evolving Systems, Inc.'s common stock was determined using an average price of approximately $14.98 in accordance with EITF 99-12, "Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination," which was the average closing price a few days before and after the merger agreement.

Purchase price:
732,773 shares issued at $14.98	$10,977
Other acquisition costs (legal, accounting, etc.)	183

$11,160

        The excess purchase price over the fair values of tangible and identifiable intangibles net assets was recognized as goodwill. Goodwill will not be deductible for tax purposes. The fair value assigned to intangible assets acquired was based on estimates and assumptions determined by management. The total purchase price has been allocated as follows (in thousands):

Cash	$535
Other current assets	99
Property and equipment	312
Goodwill	6,996
Intangible assets	3,975
Acquired IPR&D (charged directly to expense)	233

Total assets acquired	12,150
Current liabilities	(344)
Deferred revenue	(646)

Total purchase price	$11,160

        The purchase price allocation analysis included, the future use of the acquired assets, analyses of historical performance and estimates of future performance of CMS' products. The fair value of intangible assets was primarily determined using the present value of estimated cash flows. At December 31, 2004, identifiable intangible assets purchased in the CMS acquisition consist of the following (in thousands, except for useful life):

	Gross Amount	Estimated Useful Life
Identifiable intangible assets:
Purchased software	$174	5 yrs
Purchased licenses	1,335	5 yrs
Customer relationships	2,466	2-5 yrs

	$3,975

        Amortization expense of indentifiable intangible assets related to CMS was $859,000 and $130,000 for the years ended December 31, 2004 and 2003, respectively. Expected future amortization expense related to identifiable intangibles as of December 31, 2004 is as follows (in thousands):

Years ending:
2005	$854
2006	768
2007	740
2008	624

$2,986

        IPR&D of $233,000 was expensed as "Product development" in the accompanying statements of operations during the year ended December 31, 2003 because the purchased research and development had no alternative uses and had not reached technological feasibility. The value assigned to IPR&D was determined using the income approach by segregating cash flow projections related to in process projects. The stage of each in process project was estimated to determine the discount rate to be applied to the valuation of the in process technology.

  Pro Forma Financial Information (Unaudited)

        The financial information in the table below summarizes the combined results of operations of Evolving Systems, Inc., CMS on a pro forma basis, as though the companies had been combined as of the beginning of the 2002 and the combined results of operations of Evolving Systems, Inc., CMS, TSE and Tertio on a pro forma basis, as though the companies had been combined as of the beginning of the 2003. The impact of the IPR&D charges associated with the acquisitions has been excluded. This pro forma financial information is presented for informational purposes only and is not necessarily indicative of the results of operations that would have been achieved had the acquisitions actually taken place as of the beginning of the period presented below. The following amounts are in thousands, except per share amounts.

	For the Years Ended December 31,
	2004	2003	2002
Revenues	$48,188	$49,827	$26,278
Net income (loss)	$585	$1,944	$(12,391)
Basic income (loss) per share	$0.03	$0.11	$(0.88)
Diluted income (loss) per share	$0.03	$0.10	$(0.88)

3. Goodwill and Intangible Assets

        The Company has recorded goodwill and intangible assets from its acquisition of CMS in 2003 and TSE and Tertio in 2004. In accordance with SFAS No. 142, goodwill will not be amortized but will be subject to an impairment test at least annually. The goodwill is assessed on an annual basis for impairment at the reporting unit level by applying a fair-value-based test. The changes in the carrying amounts of goodwill by reporting unit for the years ended December 31, 2004 and 2003 are as follows (in thousands):

	License and Services	Customer Support	Total Goodwill
Balance as of December 31, 2003	$1,819	$5,177	$6,996
Goodwill acquired during the year	18,133	11,229	29,362
Effects of foreign currency exchange rates	737	603	1,340

Balance as of December 31, 2004	$20,689	$17,009	$37,698

        The Company's annual goodwill impairment test was conducted as of July 31, 2004, and it was determined that goodwill, at that time related solely to the CMS acquisition, was not impaired as of the test date. Additionally, goodwill is assessed for impairment at each reporting period end if certain events have occurred indicating that an impairment may have occurred. From July 31, 2004 through December 31, 2004, no events have occurred that management believes may have impaired goodwill.

        As of December 31, 2004, identifiable intangibles were as follows (in thousands):

	Gross Amount	Accumulated Amortization	Estimated Useful Life
Identifiable intangible assets:
Purchased software	$9,180	$326	5 yrs
Customer contracts	1,859	305	1 yr
Purchased licenses	1,335	309	5 yrs
Trademarks and tradenames	1,196	33	6 yrs
Business partnerships	1,491	35	7 yrs
Customer relationships	6,740	800	2-7 yrs

	$21,801	$1,808

        As of December 31, 2003, identifiable intangibles were as follows (in thousands):

	Gross Amount	Accumulated Amortization	Estimated Useful Life
Identifiable intangible assets:
Purchased software	$174	$6	5 yrs
Purchased licenses	1,335	42	5 yrs
Customer relationships	2,466	82	2-5 yrs

	$3,975	$130

        Amortization expense of indentifiable intangible assets was $1.7 million and $130,000 for the years ended December 31, 2004 and 2003, respectively. Because the Tertio intangibles are stated in pounds sterling (£), the amount of amortization actually recorded will be based upon exchange rates in effect at that time. Expected future amortization expense related to identifiable intangibles as of December 31, 2004 is as follows (in thousands):

Years ending
2005	$5,307
2006	3,687
2007	3,579
2008	3,421
2009	2,344
Thereafter	1,655

$19,993

4. Balance Sheet Components

        The components of certain balance sheet line items are as follows (in thousands):

	As of December 31,
			Estimated Useful Life
	2004	2003
Property and equipment:
Computer equipment and purchased software	$25,218	$23,165	2-4 yrs
Furniture, fixtures and leasehold improvements	2,028	1,990	5-7 yrs

	27,246	25,155
Less accumulated depreciation	(24,683)	(23,576)

	$2,563	$1,579

        Depreciation expense was $1.2 million, $1.2 million and $1.8 million for the years ended December 31, 2004, 2003 and 2002, respectively.

	As of December 31,
	2004	2003
Assets acquired under capital lease:
Original book value	$104	$104
Accumulated amortization	(33)	(7)

Net book value	$71	$97

        Included in property and equipment at December 31, 2004 and 2003 are assets under capital lease. Depreciation expense related to assets under capital leases was $26,000, $24,000 and $34,000 for the years ended December 31, 2004, 2003 and 2002, respectively.

	As of December 31,
	2004	2003
Accounts payable and accrued liabilities:
Accounts payable	$1,828	$266
Accrued compensation and related expenses	2,661	1,634
Restructuring payable, current portion	59	128
Accrued liabilities	3,809	1,016

	$8,357	$3,044

5. Leases and Commitments

        Evolving Systems leases office and operating facilities and equipment under non-cancelable operating leases. Current facility leases include the Company's headquarters, the Columbus, Ohio office which was assumed as part of the CMS acquisition, the London, England, Bath, England and Munich, Germany offices which were assumed as part of the Tertio acquisition, the Bangalore, India office, the Greenwood Village, Colorado office which was assumed as part of the TSE acquisition, and satellite field offices. All of the satellite offices were closed during 2002 and the headquarters lease was restructured in order to decrease the term of the lease as well as the amount of space being leased. Satellite offices that were closed during 2002 had the remaining lease obligation, net of anticipated sublease income, accrued as of the date which the office was closed (Note 6). Rent expense was $1.2 million, $852,000 and $1.2 million for the years ended December 31, 2004, 2003 and 2002, respectively. Rent expense is net of sublease rental income of $1,000, $0 and $37,000 for the years ended December 31, 2004, 2003 and 2002, respectively. Sublease income related to the offices affected by the restructuring is adjusted against the restructuring liability and is not netted against rent expense.

        The Company's headquarters facility lease contains a clause that adjusts the lease rate every year. The lease rate increases 3% annually as of June 1. The Company accounts for the effect of such escalating lease payments as if the lease rate were consistent over the lease term.

        Future minimum commitments under non-cancelable operating leases and capital leases as of December 31, 2004, net of rental income under non-cancelable subleases, are as follows (in thousands):

	Operating Leases	Capital Leases
2005	$1,208	$42
2006	796	42
2007	378	42
2008	—	35

Total minimum lease payments	$2,382	$161

Less: Amount representing interest		(25)

Principal balance of capital lease obligations		136
Less: Current portion of capital lease obligations		(31)

Long-term portion of capital lease obligations		$105

6. Restructuring and Other Expenses (Recovery)

        In early 2002, management implemented a restructuring plan (the "Plan") due to the downturn in the telecommunications industry, the Company's sharp decline in revenue, the FCC's delay in ruling on wireless number portability and other factors. The Plan included workforce reductions, restructuring of the Company's headquarters building lease, the closure of its satellite field offices and the write down of certain fixed assets, all of which were executed in 2002. At December 31, 2004 and 2003, the remaining accrual related to the closure of the satellite offices.

        Closure of satellite offices.    The Company closed all of its satellite field offices during 2002. Because the costs to sublease or terminate these lease commitments are based on estimates, the Company may incur additional costs related to the satellite office closures. As of December 31, 2004 and 2003 approximately $59,000 and $128,000, respectively were included in accounts payable and accrued liabilities, and approximately $20,000 and $47,000, respectively were included in long-term obligations, related to the closure of the satellite offices.

        The following table summarizes the change in the accrual balance since December 31, 2004 (in thousands):

	Work Force Reductions	Restructure of Headquarters Lease	Closure of Satellite Offices	Total Restructuring and Other Charges
Accrual balance December 31, 2002	$150	$1,076	$157	$1,383
2003 expense and adjustments	(93)	—	84	(9)
2003 cash payments	(57)	(1,076)	(66)	(1,199)

Accrual balance December 31, 2003	—	—	175	175
2004 expense and adjustments	—	—	(15)	(15)
2004 cash payments	—	—	(81)	(81)

Accrual balance December 31, 2004	$—	$—	$79	$79

7. Stockholders' Equity

Stock Options

        In January 1996, the Company approved "The Amended and Restated Stock Option Plan" (the "Option Plan"). Under the Option Plan, 6,850,000 shares of the Company's common stock were reserved for issuance. At the annual meeting of stockholders held on May 13, 2004, the Company's stockholders approved an amendment to the Option Plan to increase the total number of shares of common stock authorized for issuance under the plan by 1,500,000 shares. Of the 8,350,000 shares reserved for issuance, 1,997,397 shares were available for grant as of December 31, 2004. Options issued under the Option Plan are at the discretion of the Board of Directors, including the provisions of each stock option granted, which need not be identical. Options generally vest over four years and expire no more than ten years from the date of grant. The Option Plan terminates on December 31, 2005; options granted before that date are not affected.

        The status of total stock options and warrants outstanding and exercisable under the Plan as of December 31, 2004 follows:

Stock Options Outstanding				Stock Options Exercisable
Range of Exercise Prices	Number of Shares	Weighted Avg. Remaining Contractual Life (years)	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price
$0.28 - $ 0.39	92,406	7.78	$0.33	66,574	$0.33
$0.58 - $ 0.99	612,530	7.29	$0.71	345,077	$0.68
$1.32 - $ 2.95	1,667,141	6.51	$2.76	1,085,874	$2.76
$3.40 - $ 5.85	911,220	9.72	$4.54	30,470	$4.02
$7.99 - $11.78	305,000	9.08	$10.32	29,999	$11.78
$14.15	42,800	8.84	$14.15	10,700	$14.15

	3,631,097	7.68	$3.57	1,568,694	$2.47

        The following is a summary of stock option and warrant activity:

	Options	Warrants	Weighted Average Exercise Price	Options and Warrants Exercisable	Weighted Average Exercise Price
Options & warrants outstanding at 12/31/01	4,681,467	910,633	$2.75	2,683,050	$2.82

Options granted	728,354		$0.72
Less options forfeited	(3,337,437)		$3.86
Less options exercised	(8,217)		$0.73

Options & Warrants outstanding at 12/31/02	2,064,167	910,633	$1.00	1,694,627	$1.23

Options granted	2,589,932		$3.44
Less options forfeited	(438,813)		$1.08
Less options exercised	(1,280,972)		$1.99
Less warrants exercised	—	(910,633)	$0.80

Options & warrants outstanding at 12/31/03	2,934,314	—	$2.77	1,013,727	$2.31

Options granted	1,310,999		$6.44
Less options forfeited	(422,454)		$7.77
Less options exercised	(191,762)		$1.82

Options & warrants outstanding at 12/31/04	3,631,097	—	$3.57	1,568,694	$2.47

        All warrants were exercised in 2003, as a result of cashless exercises that resulted in the issuance of 435,408 shares of common stock.

Series B Convertible Redeemable Preferred Stock

        On November 2, 2004, the Company issued 966,666 shares of Series B Preferred Stock in connection with its acquisition of Tertio Telecoms Limited. Based on the specific features of the Series B Preferred Stock, the issuance date fair value was estimated to be approximately the same as its value upon redemption, which is the same as its value upon liquidation. The Series B Preferred Stock is entitled to dividends on an as-converted basis with the common stock and is therefore considered a participating security and shares issuable upon conversion are included in weighted average shares outstanding for purposes of calculating basic earnings per share. Upon the occurrence of certain material events (liquidation, merger, etc.,), the holders of Series B Preferred Stock are entitled to receive a preference payment that is senior to the common stock and that is equal to the sum of the number of shares of common stock into which each share of Series B Preferred Stock is convertible as of the date of such event multiplied by $3.89 per share (subject to adjustment for stock splits and combinations), or $11.3 million at December 31, 2004.

        Shares of Series B Preferred Stock may be converted into Company common stock at the option of the holder at any time. Each share of Series B Preferred Stock is initially convertible into three shares of common stock. The conversion ratio is subject to adjustment as a result of price-based anti-dilution protections for issuances of Company common stock below $3.50 per share. All but 1,000 shares of the Series B Preferred Stock will automatically convert into Company common stock in the event that the Company's stockholders approve the conversion of the long term notes into convertible notes and the increase in the Company's authorized capital stock at the 2005 annual meeting of the Company's stockholders, which is expected to occur on May 16, 2005. The Company may also cause the

Series B Preferred Stock to automatically convert after November 2, 2006 in the event that the 45 day average market price for the Company's common stock is equal to or greater than $8.75 (subject to adjustment for stock splits and combinations).

        Following the 2005 annual meeting of the Company's stockholders, the holders of Series B Preferred Stock will vote with the holders of the shares of Common Stock as one class with each share of Series B Preferred Stock entitled to approximately 2.7 votes due to the application of Nasdaq Marketplace Rule 4351 which provides certain voting limitations on shares issued below market price. A majority of holders of Series B Preferred Stock also must consent to certain corporate actions prior to the Company engaging in such actions (i.e., issuing certain additional classes of stock, amending the Company's charter documents in an adverse manner to the Series B Preferred Stock, changing the number or term of the Board, or repurchasing or redeeming other classes of Company stock). Additionally, subject to certain limitations, for so long as the Series B holders hold no less than five percent of the Company's common stock (on an as converted basis), they shall as a group be entitled to elect one person to the Board.

        Additionally, the Series B Preferred Stock, as well as the convertible notes (if approved), contain certain weighted average price based anti-dilution protections that, as long as those securities remain outstanding, would be triggered if the Company issued shares of our common stock (subject to certain adjustments and standard exclusions relating to Company options) below $3.89 per share.

        The holders of Series B Preferred Stock may also require the Company to redeem all or any portion of the Series B Preferred Stock for a price equal to $11.67 per share (subject to adjustment for stock splits and combinations) in the event that the Company is unable to obtain effectiveness of a related registration statement within a specified time period and/or fails to maintain the shelf registration of the common stock underlying such shares or otherwise breaches certain other covenants of the Company.

        Since the conversion price of the Series B Preferred Stock was fixed in the purchase agreement to equal $3.50 per common share, a beneficial conversion feature exists on the acquisition date equal to the difference between the value of the Company's common stock on the acquisition date, or $4.64, and the conversion price stated in the purchase agreement. The beneficial conversion feature was recognized as a reduction in net income available to common stockholders of $3.3 million on the issuance date since the Series B Preferred Stock was immediately convertible to common stock.

Employee Stock Purchase Plan

        Under the Employee Stock Purchase Plan, ("ESPP") the Company is authorized to issue up to 1.1 million shares of common stock to its full-time employees, nearly all of whom are eligible to participate. Under the terms of the ESPP, employees may elect to have up to 15% of their gross salaries withheld by payroll deduction to purchase the Company's common stock. The purchase price of the stock is 85% of the lower of the market price at the beginning or end of each six-month participation period. Under the ESPP, employees were issued 16,915, 24,335 and 4,496 shares in 2004, 2003 and 2002, respectively. As of December 31, 2004, there were 454,241 shares available for purchase.

Stock Option Exchange Program

        On September 4, 2002, the Company announced a voluntary stock option exchange program for its employees. Under the program, employees were given the opportunity to elect to cancel outstanding stock options held by them in exchange for an equal number of replacement options to be granted at a future date. The elections to cancel options were effective on October 2, 2002. The exchange resulted in voluntary cancellation of 1,586,254 employee stock options with exercise prices ranging from $2.19 to $9.57, in exchange for the same number of replacement options. Replacement options of 1,400,832 were issued on April 4, 2003, as a result of the stock option exchange program. The replacement options have the same terms and conditions as each optionee's cancelled options, including expiration date for the cancelled options, except that: (1) all replacement options have an exercise price of $2.85, which is equal to the fair market value of the Company's common stock on April 4, 2003 and (2) six months was added to the vesting schedule of the replacement options granted. Based on the authoritative guidance in place at the time the program was executed, the Company did not incur any compensation charges in connection with the program.

Certain Anti-Takeover Provisions

        The Company's restated certificate of incorporation allows the board of directors to issue up to 2,000,000 shares of Series A preferred stock and to determine the price, rights, preferences and privileges of those shares without any further vote or action by its stockholders. The rights of the holders of the Company's common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. Issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire a majority of the Company's outstanding voting stock. In 1999, the Company's Board of Directors designated 250,000 shares of Series A Junior Participating Preferred Stock that contain "poison pill" provisions. In connection with the Tertio acquisition, the Company issued 966,666 shares of Series B Preferred Stock. The Company has no current plans to issue additional shares of preferred stock.

        In addition, Evolving Systems is subject to the anti-takeover provisions of Section 203 of Delaware General Corporation Law, which prohibit the Company from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in the prescribed manner. The application of Section 203 and certain provisions of the Company's restated certificate of incorporation, including a classified board of directors, may have the effect of delaying or preventing changes in control of the Company's management, which could adversely affect the market price of the Company's common stock by discouraging or preventing takeover attempts that might result in the payment of a premium price to the Company's stockholders.

8. Commitments and Contingencies

        In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others an interpretation of FASB Statements No. 5, 57, and 107 and rescission of FASB Interpretation No. 34," ("FIN 45"). The Interpretation requires that a guarantor is required to recognize, at the inception of certain guarantees, a liability for the fair value of the obligation undertaken by issuing the guarantee.

The accounting requirements for the initial recognition of guarantees are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. FIN 45 also requires disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain other guarantees it has issued, even where those guarantees do not fall within the scope of liability provisions of the Interpretation. The following is a summary of the Company's agreements that it has determined are within the liability and the disclosure provisions of FIN 45.

        As permitted under Delaware law, the Company has agreements with its officers and directors under which it agrees to indemnify them for certain events or occurrences while the officer or director is, or was serving, at the Company's request in this capacity. The term of the indemnification period is indefinite. There is no limit on the amount of future payments the Company could be required to make under these indemnification agreements; however, the Company maintains Director and Officer insurance policies, as well as an Employment Practices Liability Insurance Policy, that may enable it to recover a portion of any future amounts paid. As a result of the Company's insurance policy coverage, it believes the estimated fair value of these indemnification agreements is minimal. Accordingly, the Company has no liabilities recorded for these agreements as of December 31, 2004 and 2003.

        The Company has an agreement with Colorado National Bank whereby it guarantees the expenses incurred by certain of its employees in connection with the employees' use of a Company sponsored credit card. The term is from execution of the arrangement until cancellation and payment of any outstanding amounts. Company policy provides that this credit card may only be used for Company-related business. Although the employee is primarily responsible for paying this obligation, in the event the employee fails to do so, the Company would be required to pay any unsettled employee expenses upon notification from the vendor. The estimated maximum potential amount of future payments the Company could be required to make under these indemnification agreements is not significant. As a result, the Company believes the estimated fair value of these agreements is minimal. Accordingly, the Company has no liabilities recorded for these agreements as of December 31, 2004 and 2003.

        The Company enters into standard indemnification terms with its customers, as discussed below, in the ordinary course of business. Because the Company subcontracts some of the development of its deliverables under its customer contracts, the Company could be required to indemnify its customers for work performed by its subcontractors. Depending upon the nature of the customer indemnification, the potential amount of future payments the Company could be required to make under these indemnification agreements may be unlimited. The Company may be able to recover damages from a subcontractor if the indemnification to its customers results from the subcontractor's failure to perform. To the extent the Company is unable to recover damages from its subcontractors, the Company could be required to reimburse the indemnified party for the full amount. The Company has never incurred costs to defend lawsuits or settle claims relating to indemnification arising out of its subcontractors' failure to perform. As a result, the Company believes the estimated fair value of these agreements is minimal. Accordingly, the Company has no liabilities recorded for these agreements as of December 31, 2004 and 2003.

        The Company's standard license agreements contain a warranty provision that the software will be free of material defects and will operate in accordance with the stated requirements. The warranty provisions require the Company to cure any defects through any reasonable means. To date, no claims under the warranty provisions have been brought to the Company's attention. The Company's customers typically purchase annual maintenance services as well and as a matter of course, the

Company provides fixes for known defects through the provision of such maintenance services. As a result, the Company believes the estimated fair value of the warranty provisions in the license agreements in place with its customers is minimal. Accordingly, the Company has not recorded liabilities for these warranty provisions as of December 31, 2004 and 2003.

        The Company's software arrangements generally include a product indemnification provision that will indemnify and defend a client in actions brought against the client that claim the Company's products infringe upon a copyright, trade secret, or valid patent. Historically, the Company has not incurred any significant costs related to product indemnification claims. Accordingly, the Company has no liabilities recorded as of December 31, 2004 and 2003.

        In relation to the acquisitions of Tertio, TSE and CMS, the Company agreed to indemnify certain parties of and from any losses, actions, claims, damages or liabilities (or actions in respect thereof) resulting from any claim raised by a third party. The Company does not believe that there will be any claims related to these indemnifications. Accordingly, the Company has no liabilities recorded for these agreements as of December 31, 2004 and 2003.

        From time to time the Company is involved in various legal proceedings arising in the normal course of business operations. We are not currently involved in any such proceedings.

9. Notes Payable

        The Company's notes payable consist of the following (in thousands):

As of December 31, 2004
Long-term seller financed notes payable, interest at an effective rate of 11.62%, due in varying quarterly principal installments beginning March 31, 2006, with final maturity on December 31, 2007	$11,950
Short-term seller financed note payable, interest at 5.50%, $2,000 due March 31, 2005 and $2,000 due June 30, 2005	4,000
Promissory notes payable to sellers, interest at 5.00%, due March 31, 2005	889
Debt issuance costs	(110)

Total notes payable	16,729
Less current portion, net of debt issuance costs	(4,880)

Long-term debt, excluding current installments, net of debt issuance costs	$11,849

        The Company entered into the long-term seller-financed notes payable on November 2, 2004, in conjunction with the acquisition of Tertio. From the acquisition date through November 2, 2006, the long-term seller financed notes bear interest at 11.0% per annum. From November 2, 2006 through the maturity date of December 31, 2007, the notes will bear interest at 14.0% per annum. For accounting purposes, interest is recognized using an effective rate of 11.62% for the term of the notes. Interest is accrued to the principal balance through December 31, 2005, and beginning March 31, 2006, interest is payable on a quarterly basis in addition to the scheduled principal payments. Interest expense of approximately $265,000 and $9,000 was accrued related to the notes payable issued for Tertio and TSE, respectively, as of December 31, 2004. The long-term seller financed notes payable may be prepaid at any time without penalty. Beginning in March 2005, if the Company's quarterly cash balances exceed

$7.0 million, the holder of the long-term seller-financed notes may require a prepayment on the note equal to the amount by which the quarterly cash balance exceeds $7.0 million. Based on its projections of cash balances, the Company believes that these additional payments will not be required in 2005. The scheduled principal payments on the long-term seller financed notes are as follows (in thousands):

Payment date	Amount
March 31, 2006	$1,340
June 30, 2006	3,110
December 31, 2006	1,430
March 31, 2007	1,870
June 30, 2007	3,110
December 31, 2007	1,090

$11,950

        The long-term notes have an effective interest rate of approximately 11.62% and a maturity date of December 31, 2007. In the 2005 proxy, the Company is asking stockholders to approve the exchange of the long-term notes into convertible notes. The currently outstanding notes plus accrued interest through May 16, 2005 totaling approximately $12.7 million, upon stockholder approval, would be exchanged for notes that would be convertible into approximately 3.8 million shares of the Company's common stock at $3.296 per share. The convertible notes would bear interest at the Federal Applicable Rate, which is approximately 3.3% as of March 2005. In addition, all principal and unpaid interest would be due and payable on December 31, 2007 under such convertible note. If the Company's quarterly cash balances exceed $7.0 million the holder of the convertible note may require a prepayment on the note equal to the amount by which the quarterly cash balance exceeds $7.0 million. The notes are secured by substantially all of the assets of Evolving Systems and a pledge, subject to certain limitations, of the shares of its subsidiaries.

        The long-term seller financed note payable agreements subject the Company to certain affirmative and negative covenants, including a financial covenant indexed to the Company's computation of EBITDA, as defined.

        Evolving Systems has agreed to convene a meeting of its stockholders to seek the approval from its stockholders of the exchange of the long-term notes into convertible notes. The Company's inability to convene the Initial Shareholders' Meeting, as defined, by May 16, 2005, constitutes an event of default under this note. The Company believes it will be able to convene this meeting by the appointed time.

        The Company also entered into the short-term seller financed note payable on November 2, 2004, in conjunction with the acquisition of Tertio. The outstanding principal amount under the short-term seller financed note is due and payable in two installments of $2.0 million on each of March 31, 2005 and June 30, 2005. The short-term seller financed note bears interest at a rate per annum equal to five and one-half percent, due on each of the previously mentioned payment dates. Upon an event of default, the short term seller financed note would bear interest at the greater of (a) eight and one-half percent or (b) the London Interbank Offering Rate (LIBOR). The short term seller financed note may be prepaid at any time without penalty.

        The notes issued in connection with the Tertio acquisition prohibit us from declaring dividends to our common stockholders during the term of the notes.

        The promissory note payable, which was issued in conjunction with the acquisition of TSE, is due and payable on March 31, 2005 and accrues interest at the rate of 5% per annum, which is also due on March 31, 2005.

10. Income Taxes

        The pre-tax income (loss) on which the provision for income taxes was computed is as follows:

	For the Years Ended December 31
	2004	2003	2002
Domestic	$1,113	$7,038	$(12,407)
Foreign	(987)	—	—

Total	$126	$7,038	$(12,407)

        The provision (benefit) for income taxes consists of the following (in thousands):

	For the Years Ended December 31,
	2004	2003	2002
Current:
Federal	$25	$147	$—
Foreign	291	—	—
State	(14)	20	—

Total current	302	167	—
Deferred:
Federal	—	—	—
Foreign	(600)	—	—
State	—	—	—

Total deferred	(600)	—	—

Net income tax provision (benefit)	$(298)	$167	$—

        As of December 31, 2004 and 2003, the Company had net operating loss carryforwards ("NOL") of approximately $46.1 million and $45.2 million, respectively, related to U.S. federal and state jurisdictions. The federal net operating loss expires at various times beginning in 2018 and ending in 2023. In addition, the Company has research and development credit carryforwards of approximately $1.3 million which may expire at various times beginning in 2011. Of the Company's $46.1 million NOL, $9.3 million is related to disqualified dispositions of stock. Should the valuation allowance related to this portion of the NOL be released, the benefit will be recorded to additional paid-in-capital. The Internal Revenue Code places certain limitations on the annual amount of NOL's which can be utilized if certain changes in the Company's ownership occur. Changes in the Company's ownership have occurred that will limit the future utilization of the NOL's.

        The Company receives a tax deduction for stock-based compensation that is in excess of compensation expense recognized for financial reporting purposes. Such benefit arises from an increase in the market price of stock under employee option agreements between the measurement date (as defined in APB Opinion No. 25, "Accounting for Stock Issued to Employees") and the date at which the compensation deduction for income tax purposes is determinable. During 2004 and 2003, the Company recorded $16,000 and $167,000, respectively, of reduction in taxes payable due to the exclusion of the tax benefit of stock options exercises in the income statement under APB Opinion No. 25. APB Opinion No. 25 requires that any benefit (including a potential tax benefit) derived from stock issued, be recorded directly to additional paid-in-capital. This $16,000 and $167,000 of benefit has been included in the accompanying consolidated statement of changes in stockholders' equity.

        Deferred tax assets and liabilities reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:

	As of December 31,
	2004	2003
Deferred tax assets
Net operating loss carryforwards	$17,192	$16,874
Research and development credit carryforwards	1,287	1,401
Depreciable assets	181	98
Restructuring	60	65
Other	435	698

Total deferred tax assets	19,155	19,136

Deferred tax liabilities
Deferred revenue	(343)	—
Acquired intangibles	(5,756)	(1,483)

Total deferred tax liabilities	(6,099)	(1,483)
Net deferred tax asset before valuation allowance	13,056	17,653
Valuation allowance	(17,963)	(17,653)

Net deferred tax liability	$(4,907)	$—

Financial statement classification
Current deferred tax liability	$(265)
Long-term deferred tax liability	(4,642)

Net deferred tax liability	$(4,907)

        In conjunction with the acquisition of Tertio, certain identifiable intangible assets were recorded. Since the amortization of these identifiable intangibles is not deductible for income tax purposes, a deferred tax liability of $4.6 million was established at the acquisition date for the expected difference between what would be expensed for financial reporting purposes and what would be deductible for income tax purposes. This deferred tax liability is carried on the books of the Company's United Kingdom subsidiary, and has no impact on the Company's ability to recover its U.S.-based deferred tax assets.

        In conjunction with the acquisition of Tertio, future revenue under contracts in existence at the acquisition dates was reduced to an amount equal to the Company's estimated costs to fulfill its obligations under the contracts plus a reasonable profit margin on the Company's estimated fulfillment effort. The resulting reduction of future revenue recorded for financial reporting purposes is not deductible for income tax purposes and thus, a deferred tax liability of approximately $600,000 was established at the acquisition date. Both of the aforementioned deferred tax liabilities will be recognized as a reduction of current income tax expense as the identifiable intangibles are amortized and the contract revenue is recognized.

        The Company continues to maintain a full valuation allowance on the domestic net deferred tax asset due to uncertainties related to the Company's ability to utilize its domestic deferred tax assets, primarily consisting of certain net operating loss carryforwards, before they expire. The Company's assessment of this valuation allowance was made using all available evidence, both positive and negative. In particular, the Company considered both its historical results and its projections of profitability for the reasonably foreseeable future periods. The Company's realization of its recorded net deferred tax assets is dependent on future taxable income and, therefore, the Company is not assured that such benefits will be realized. The Company is required to reassess its conclusions regarding the realization of its deferred tax assets at each financial reporting date. It is reasonably possible that future evaluation could result in a conclusion that all or a portion of the valuation allowance is no longer necessary which could have a material impact in the Company's results of operations and financial position.

        The provision (benefit) for income taxes differs from the amount computed by applying the U.S. federal income tax rate of 34% to income (loss) before income taxes as follows for the years ended:

	As of December 31,
	2004	2003	2002
U.S. federal income tax provision (benefit) at statutory rates	$34	$2,393	$(4,218)
State income tax provision (benefit), net of federal impact	37	252	(407)
Intangible write off	—	74	—
Non-deductible meals	18	4	25
Foreign rate differential	41	—	—
Change in valuation allowance	(439)	(2,703)	4,600
Alternative minimum tax	25	147	—
Other	(14)	—	—

Provision for (benefit from) income taxes	$(298)	$167	$—

        The change in the valuation allowance during 2004 resulted primarily from utilization of the net operating loss carryforwards and adjustments based on the tax return as filed.

11. Benefit Plans

        The Company has established a defined contribution retirement plan for its employees under section 401(k) of the Internal Revenue Code (the "401(k) Plan") that is available to all employees

21 years of age or older with a month of service. Employees may contribute up to 15% of gross compensation not to exceed the maximum statutory contribution amount. The Company may make discretionary matching contributions. All employee contributions are fully vested immediately and employer contributions vest 100% after completion of three years service.

        Tertio has established a defined contribution pension scheme that is available to all employees in their first full month of employment. Employees may contribute a percentage of their earnings, the amount of which is dependent upon the age of the employee, not to exceed the maximum statutory contribution amount. The Company may make discretionary matching contributions. All contributions are immediately vested in their entirety.

        During 2004, 2003 and 2002, the Company recorded a consolidated expense (benefit) of ($45,000), $259,000 and $268,000 respectively, under the aforementioned plans. The benefit in 2004 is a result of the Company utilizing funds remaining in the 401(k) Plan's forfeiture account to fund the Company match for 2004.

12. Segment Information

        In accordance with SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," the Company defines operating segments as components of an enterprise for which separate financial information is available. This information is reviewed regularly by the chief operating decision-maker, or decision-making group, to evaluate performance and to make operating decisions. The Company has identified its Chief Executive Officer and Chief Financial Officer as its chief operating decision-makers. These chief operating decision makers review revenues by segment and review overall results of operations.

        The Company currently operates its business as two operating segments based on revenue type: license fees/services revenue and customer support revenue (as shown on the consolidated statements of operations). License fees and services revenue represents the fees received from the license of software products and those services directly related to the delivery of the licensed products as well as custom development, integration services and time and materials work. Customer support revenue includes annual support fees, recurring maintenance fees, fees for maintenance upgrades and warranty fees. Warranty services are typically bundled with a license sale and the related revenue, based on VSOE, is deferred and recognized ratably over the warranty period. With the acquisition of Tertio, the Company now provides products and services on a global basis. In addition, the Company has a product development facility in Bangalore, India. Total assets by segment have not been specified because the information is not available to the chief operating decision-making group.

        Revenue information by segments is as follows (in thousands):

	For the Years Ended December 31,
	2004	2003	2002
Revenue
License fees and services	$11,074	$14,605	$12,145
Customer support	15,268	13,368	10,818

	26,342	27,973	22,963

Segment profit (loss), excluding depreciation and amortization
License fees and services	5,208	9,456	6,501
Customer support	8,198	7,171	(557)

	13,406	16,627	5,944

Other operating expenses	10,563	8,477	11,536
Depreciation and amortization	2,819	1,312	1,771
Restructuring and other	(15)	(9)	5,079

Income (loss) from operations	$39	$6,847	$(12,442)

  Geographic Regions

        The Company uses the customer locations as the basis of attributing revenues to individual countries. Financial information relating to the Company's operations by geographic region is as follows (in thousands):

	For the Years Ended December 31,
	2004	2003	2002
Revenue
United States	$22,578	$27,973	$22,963
Europe, Middle East, Africa and Asia	3,764	—	—

Total revenues	$26,342	$27,973	$22,963

	As of December 31,
	2004	2003
Long-lived assets, net
United States	$14,681	$12,420
Europe, Middle East, Africa and Asia	45,573	—

Total long-lived assets	$60,254	$12,420

13. Quarterly Financial Information (Unaudited)

        Quarterly financial information is as follows (in thousands, except per share data):

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Year Ended December 31, 2003
Total revenue	$8,591	$6,439	$7,148	$5,795
Less: operating expenses	5,545	5,229	4,979	5,373

Income from operations	3,046	1,210	2,169	422
Income before income taxes	3,093	1,259	2,210	476

Net income	$3,093	$1,259	$2,084	$435

Net income per common share
Basic	$0.23	$0.09	$0.15	$0.03
Diluted	$0.21	$0.08	$0.12	$0.02
Year Ended December 31, 2004
Total revenue	$5,766	$5,261	$5,739	$9,576
Less: operating expenses	5,587	5,496	5,294	9,926

Income (loss) from operations	179	(235)	445	(350)
Income (loss) before income taxes	236	(168)	537	(479)
Net income (loss)	244	(168)	517	(169)

Net income (loss) available to common stockholders	$244	$(168)	$517	$(3,475)

Net income (loss) available to common stockholders per common share
Basic	$0.02	$(0.01)	$0.03	$(0.20)
Diluted	$0.01	$(0.01)	$0.03	$(0.20)

FINANCIAL STATEMENT SCHEDULE

        The following financial statement schedule is filed as a part of this Report under Schedule II—Valuation and Qualifying Accounts for the three fiscal years ended December 31, 2004. All other schedules called for by Form 10-K are omitted because they are inapplicable or the required information is shown in the consolidated financial statements or notes thereto, included herein.

VALUATION AND QUALIFYING ACCOUNTS

Fiscal Year	Description	Balance at Beginning of Period	Recovery of Bad Debt Expense	Foreign Currency Translation Adjustment	Write-Offs Charged to Allowance	Balance at End of Period
2004	Allowance for doubtful accounts	$65	$(21)	$—	$—	$44
2003	Allowance for doubtful accounts	$290	$(30)	$—	$195	$65
2002	Allowance for doubtful accounts	$348	$(21)	$—	$37	$290

S-1

Annex C

Form of Long Term Note

Long Term Note

THIS NOTE CONTAINS ORIGINAL ISSUE DISCOUNT, AS DEFINED IN SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. PLEASE CONTACT ANITA MOSELEY, SECRETARY OF THE MAKER, AT PHONE NUMBER (303) 802-2599 FOR THE ISSUE DATE OF THE NOTE, THE ORIGINAL ISSUE DISCOUNT IN THE NOTE AND THE YIELD TO MATURITY.

$10,355,000 Principal Amount	November 2, 2004

SENIOR SECURED NOTE

EVOLVING SYSTEMS, INC.

        FOR VALUE RECEIVED, EVOLVING SYSTEMS, INC., a Delaware corporation (the "Maker"), having its principal place of business at 9777 Mount Pyramid Court, Englewood, Colorado 80112, hereby promises to pay to the order of Tertio Telecoms Group Ltd., an entity formed and registered in England and Wales with a company number 4419858 ("Payee"), having an address at One Angel Square, Torrens Street, London EC1V 1NY, United Kingdom, the principal sum of TEN MILLION, THREE HUNDRED FIFTY FIVE THOUSAND DOLLARS ($10,355,000) in lawful money of the United States of America.

        1.    Definitions; Interpretations.    In addition to other terms defined elsewhere in this Note, the capitalized terms set forth in Schedule 1 attached hereto and incorporated herein by reference shall have the meanings set forth therein unless defined elsewhere herein or the context otherwise clearly requires. Except as otherwise provided herein, financial and accounting terms used elsewhere in this Note shall be defined in accordance with GAAP.

        2.    Payments of Principal.    The outstanding principal (including amounts added to principal pursuant to Section 3 below) under this Note shall be due and payable in installments as set forth below at the aforesaid address of Payee or such other place as Payee may designate:

Payment Date	Amount
March 31, 2006	$1,340,000
June 30, 2006	$3,110,000
December 31, 2006	$1,430,000
March 31, 2007	$1,870,000
June 30, 2007	$3,110,000
Maturity Date	All outstanding amounts hereunder, whether principal, interest or otherwise

        3.    Pre-Default Interest Rate.    So long as no Event of Default (as hereinafter defined) has occurred and is continuing, and subject to the provisions of Section 4 of this Note, the outstanding principal balance of this Note shall bear interest at a rate per annum equal to Eleven Percent (11%) (the "Pre-Default Interest Rate"). From the date of this Note until December 31, 2005, on each Payment Date the principal balance of this Note shall be increased by an amount equal to the amount of interest that would be payable at the Pre-Default Interest Rate with respect to this Note accruing on and after the issuance of this Note. Commencing with and including March 31, 2006, the amount of interest accruing at the Pre-Default Interest Rate shall be paid in cash on a quarterly basis on each Payment Date. To the extent not paid, all interest shall be compounded quarterly.

        4.    Additional Interest.    From and after the second anniversary of this Note, the outstanding principal balance of this Note shall bear interest at a rate per annum equal to Fourteen Percent (14%).

        5.    Post-Default Interest Rate.    Following the occurrence and during the continuance of an Event of Default the outstanding principal balance of this Note shall bear interest at the rate per annum equal to Fourteen Percent (14%) (the "Default Rate"). However, if at any time the Libor Adjusted Rate shall ever exceed the Default Rate, then following the occurrence and during the continuance of an Event of Default, the outstanding principal balance of this Note shall bear interest at the rate per annum equal to the Adjusted Libor Rate.

        6.    Optional Prepayment.    From and after the date hereof, if there is: (a) no Convertible Note outstanding or (b) a Convertible Note outstanding and the holder thereof declines to accept a prepayment under the corresponding section of the Convertible Note, then Maker may prepay this Note in whole or in part at any time. There shall be no premium or penalty in connection with any prepayment. Such prepayment shall include all accrued and unpaid interest on the principal amount of such prepayment. Each such prepayment shall be applied first against accrued and unpaid interest, if any, and then against principal outstanding under this Note in inverse order of maturity.

        7.    Mandatory Prepayments.

          (a)   Within forty-five (45) days after the end of each fiscal quarter of Maker, starting with the fiscal quarter ending March 31, 2005, Maker shall deliver to Payee a certificate of the chief financial officer of Maker in the form attached hereto as Exhibit A, specifying the closing balance for each of the deposit accounts of Maker set forth thereon on the last day of the most recently completed fiscal quarter (the aggregate of such closing balance for all such accounts is the "Aggregate Quarterly Closing Balance"). Maker shall at all times maintain, and such certificate of the chief financial officer of the Maker shall state that the Maker has during the fiscal quarter to which such certificate relates maintained, such deposit accounts in good faith, and made all payments drawn against such deposit accounts in accordance with past practices or current and owing obligations of Maker incurred in the ordinary course of business. Payee may in its sole discretion within ten (10) days after receipt of such certificate, request that Maker make a prepayment on this Note in an amount up to the amount by which the Aggregate Quarterly Closing Balance exceeds $7,000,000 (the "Account Prepayment Amount") to the extent, if any, in excess of the amount paid to the Convertible Notes or B-1 Notes under the corresponding sections of the Convertible Notes or B-1 Notes, as applicable, such payment to be allocated pro rata among the A Notes held by Payees who have requested such payment, and Maker shall make such prepayment on this Note within two (2) business days following receipt of written demand from Payee. Such prepayment shall be applied first against accrued interest, if any, and then against principal outstanding under this Note in inverse order of maturity.

          (b)   On or before the date that is ten (10) business days prior to Maker's mailing of a stockholder proxy and notice of a stockholder meeting in connection with a stockholder meeting called for the purpose of approving a Capital Transaction, Maker shall provide the Payee with written notice (the "Transaction Notice"). The Transaction Notice shall describe in reasonable detail the terms and conditions of the Capital Transaction and the consideration to be paid upon the consummation of the Capital Transaction. In the event the Capital Transaction would result in a Change of Control of Maker, then as a condition of such Capital Transaction, provision shall be made in the definitive documentation to be executed by the parties to such Capital Transaction whereby Payee may exercise its rights at set forth in this Section 7(b). Upon a Change of Control of Maker, the Payee, in its sole discretion, shall have the right to declare the entire unpaid principal balance of this Note, together with interest accrued thereon and with all other sums due or owed by Maker hereunder, due and payable immediately. Upon receipt of written notice from Payee, Maker shall pay to Payee said amounts within two (2) business days; provided that Payee must exercise the payment option set forth in this Section 7(b) within forty-five (45) days after receipt of a written notice from Maker regarding the Change of Control, which notice shall describe in reasonable detail the terms and conditions of the Change of Control and the consideration to be paid upon the consummation of the Change of Control.

        8.    Security.

          (a)   As security for the repayment of all liabilities arising under this Note, the Maker hereby grants to Payee a first priority security interest in and a lien on: (i) all of the Collateral (as that term is defined in the Security Agreement) and (ii) all of the Collateral (as that term is defined in the Pledge Agreement). Payee shall have all rights provided to a secured party under the Security Agreement and Pledge Agreement under the Uniform Commercial Code of the State of Delaware. The Maker shall execute and deliver such documentation as Payee may reasonably request to evidence and perfect Payee's security interest granted in this Section 8 and under the Security Agreement and Pledge Agreement.

          (b)   The security interest securing the repayment of all liabilities arising under this Note, and any guaranties executed by the Maker or any of its Subsidiaries in favor of Payee (or any collateral agent appointed for the benefit of Payee) in connection with this Note, shall be automatically released and terminated on the date that the aggregate outstanding balance of all of the Consideration Notes is equal to or less than ten percent (10%) of the original aggregate principal amount of all of the Consideration Notes at the time of issuance. Upon the occurrence of such an event and written notice thereof to the Payee:

              (i)  the Maker is hereby authorized to terminate all applicable security interests and liens encumbering the Collateral;

             (ii)  the negative covenants set forth in Sections 10(b), 10(c), 10(d), 10(f), 10(j) and 10(k) of this Note shall terminate;

            (iii)  the negative covenants set forth in Section 10(e) of this Note shall be deemed modified by adding (in addition to, and not in lieu of, all other Permitted Indebtedness described in Section 10(e)) Indebtedness of the Maker and all Subsidiaries in an amount not to exceed in the aggregate the principal amount of $3,000,000 at any given time outstanding to the definition of Permitted Indebtedness;

            (iv)  the negative covenant in Section 10(g) of this Note shall be deemed modified to increase the limitation on Capital Expenditures to $5,000,000 in any fiscal year; and

             (v)  the negative covenant in Section 10(i) of this Note shall be deemed modified to provide that Investments by Maker in a minority equity interest of Persons engaged in the Maker's Business are Permitted Investments (in addition to, and not in lieu of, all other Permitted Investments described in Section 10(i)), provided that such investments do not exceed 5% of the Maker's net worth at the time of such Investments.

The Payee agrees to take such actions and to execute and deliver such documents and instruments, as may be reasonably requested by Maker and at the Maker's expense, in order to evidence the terminations described herein and to release any lien or security interest in any collateral securing repayment of the liabilities arising under this Note.

        9.    Affirmative Covenants.    Maker covenants and agrees that, so long as any Indebtedness is outstanding hereunder, it shall comply, and shall cause its Subsidiaries (to the extent applicable) to comply, with each of the following:

          (a)   Upon the request of Payee from time to time, (i) provide Payee and its representatives (at the Maker's expense) access to its books and records and to any of its and its Subsidiaries' properties or assets upon three (3) days' advance notice and during regular business hours in order that Payee or its representatives may make such audits and examinations and make abstracts from such books, accounts, records and other papers of Maker and its subsidiaries pertaining to their deposit accounts, provided, however, that the Payee may conduct such inspections and examinations no more frequently than twice in any 12-month period, unless an Event of Default has occurred and is continuing, in which case the Payee shall not be so limited, and (ii) upon reasonable advance notification to Maker, permit Payee or its representatives to discuss the affairs, finances and accounts with, and be advised as to the same by, officers and independent accountants, all as Payee may deem appropriate, including without limitation, for the purpose of verifying any certificate delivered by Maker to Payee under Section 7 hereof, provided that any such parties are a party to, or bound by, an acceptable non-disclosure agreement. The Payee shall conduct at least one meeting with an executive officer of the Maker in the course of each such inspection and examination or discussion with officers or independent accountants.

          (b)   Comply with all laws, ordinances or governmental rules or regulations to which it is subject, and shall obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its businesses, except where the failure to so comply or obtain or maintain would not reasonably be expected to have a Material Adverse Effect.

          (c)   Except as otherwise permitted under Section 10 of this Note, at all times preserve and keep in full force and effect (i) its corporate existence and (ii) take all reasonable action to maintain all rights and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so in the case of clause (ii) of this Section 9(c) would not reasonably be expected to have a Material Adverse Effect.

          (d)   Furnish to Payee notice of the occurrence of any Event of Default within five (5) business days after it becomes known to any of Maker's Authorized Officers.

          (e)   File all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by any of them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, provided that Maker need not pay any such tax or assessment if the amount, applicability or validity thereof is contested by Maker on a timely basis in good faith and in appropriate proceedings, and Maker has established adequate reserves therefor in accordance with GAAP on it books.

          (f)    Operate Maker's Business (as defined in Section 10(m) of this Note) in the ordinary course of business except as provided herein.

          (g)   In any fiscal year, increase the Compensation of Executive Officers of Maker only with the unanimous consent of the Compensation Committee.

        10.    Negative Covenants.    Maker covenants and agrees that so long as any Indebtedness is outstanding hereunder, neither it nor any of its Subsidiaries shall undertake any of the following without obtaining the prior written consent of the Payee:

          (a)   voluntarily liquidate, dissolve or wind up, except for the liquidation, dissolution and winding-up of CMS Communications, Inc. and Telecom Software Enterprises, LLC ("TSE");

          (b)   pay, declare or set aside any sums for the payment of any dividends, or make any distributions on, any shares of its capital stock or other securities or make prepayments of principal on any Indebtedness except in the case of the following (each, a "Permitted Payment"):

              (i)  prepayments of principal or payments of interest on (A) any of the Consideration Notes, (B) any Indebtedness incurred under the Working Capital Exclusion as provided in Section 10(e)(x) of this Note and promissory notes issued to Peter McGuire and Lisa Marie Maxson pursuant to the Acquisition Agreement dated October 15, 2004 by and among Maker, Peter McGuire and Lisa Marie Maxson (collectively, the "TSE Promissory Notes"); provided that there is no Event of Default under this Note and the collateral securing any such Indebtedness shall be added to the Collateral (as defined in the Security Agreement) or

    (C) any Indebtedness of Evolving Systems Holdings Limited ("ESHL") or its Subsidiaries in favor of Royal Bank of Scotland PLC and disclosed in Schedule 2 of this Note;

             (ii)  dividends or distributions payable in the common stock of Maker or any of its Subsidiaries;

            (iii)  payments in accordance with any Series B Approved Plan (as such term is defined in the Series B Designation);

            (iv)  dividends or distributions payable by any of Maker's Subsidiaries to the Maker;

             (v)  dividends or distributions by (A) any Permitted Subsidiary to another Permitted Subsidiary or (B) any Non-Permitted Subsidiary to a Permitted Subsidiary;

            (vi)  dividends or distributions by a Subsidiary of ESHL to ESHL or another Wholly Owned Subsidiary of ESHL;

           (vii)  regularly scheduled payments of principal on Indebtedness permitted under Section 10(e) (excluding Sections 10(e)(iii) through 10(e)(viii)) of this Note; and

          (viii)  payments (whether regularly scheduled, upon demand or otherwise) of Indebtedness permitted under Sections 10(e)(iii) through 10(e)(viii) to the extent such payments are made to or received by Maker or a Subsidiary that is a guarantor;

          (c)   purchase, acquire or obtain (i) any capital stock or other proprietary interest, directly or indirectly, in any other entity or (ii) all or a substantial portion of the business or assets of another Person for consideration (including assumed liabilities) other than Investments permitted under Section 10(i) and Permitted Acquisitions;

          (d)   (i) sell or transfer all or a substantial portion of its assets to another Person; (ii) sell, transfer or otherwise dispose of any notes receivable or accounts receivable, with or without recourse; or (iii) sell, lease, transfer or otherwise dispose of any asset or group of assets (other than as described in clause (ii) above), except:

              (i)  sales of inventory in the ordinary course of business;

             (ii)  sales or liquidations of Investments permitted by Section 10(i);

            (iii)  (A) sales or other dispositions of property by any Subsidiary of Maker to the Maker or to any other Subsidiary and (B) sales or other dispositions of property by the Maker to any if its Subsidiaries, so long as the security interests granted to the Payee pursuant to the Security Agreement in such assets shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such sale or other disposition) and provided that any such Subsidiaries to whom such sales or dispositions are made are guarantors of the Consideration Notes;

            (iv)  sales or other dispositions of obsolete, surplus or worn out property, whether now owned or hereafter acquired, in the ordinary course of business, or other assets not practically usable in the business of the Maker or its Subsidiaries; provided that the aggregate amount of such sales or dispositions does not exceed $250,000 in any fiscal year of the Maker;

             (v)  Licenses of intellectual property of Maker or its Subsidiaries in the ordinary course of business and which would not otherwise reasonably result in a Material Adverse Effect; or

            (vi)  sales, transfers or other dispositions that constitute a Change of Control;

          (e)   create, incur, assume or suffer to exist any Indebtedness, except, so long as no Event of Default then exists or would exist as a result thereof, the following ("Permitted Indebtedness"):

              (i)  Indebtedness outstanding on the date of this Note and listed on Schedule 2 hereto, and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension;

             (ii)  obligations under the Consideration Notes and the TSE Promissory Notes;

            (iii)  inter-company Indebtedness between Maker or any Permitted Subsidiary and Evolving Systems Networks India Private Limited ("ESN"); provided that the aggregate amount of all inter-company loans made by Maker or any Permitted Subsidiary to ESN, when taken together with the aggregate amount of Permitted Investments in ESN under Section 10(i)(ii) of this Note, does not exceed $750,000 in any fiscal quarter;

            (iv)  inter-company Indebtedness between Maker or any Permitted Subsidiary and TSE; provided that the aggregate amount of all inter-company loans made by Maker or any Permitted Subsidiary to TSE, when taken together with the aggregate amount of Permitted Investments in TSE under Section 10(i)(iii) of this Note, does not exceed $125,000 in any year;

             (v)  inter-company Indebtedness between (A) Maker and its Permitted Subsidiaries or (B) a Permitted Subsidiary with another Permitted Subsidiary;

            (vi)  inter-company Indebtedness owing by Maker or a Permitted Subsidiary to a Non-Permitted Subsidiary;

           (vii)  inter-company Indebtedness between (A) ESHL and any of its Wholly Owned Subsidiaries or (B) a Wholly Owned Subsidiary of ESHL with another Wholly Owned Subsidiary of ESHL;

          (viii)  inter-company Indebtedness owing by ESHL or any Subsidiary of ESHL to Maker or a Permitted Subsidiary, provided that such Indebtedness shall be incurred solely to (A) supplement the internally generated working capital required to fund the operation of the business of ESHL or ESHL's Wholly Owned Subsidiaries in the ordinary course or (B) fund Capital Expenditures permitted under Section 10(g) of this Note, and provided further that promptly upon the incurrence of such Indebtedness, Maker shall give the Payees written notice of the making thereof and the amount thereof;

            (ix)  purchase money Indebtedness to fund the purchase of property otherwise permitted under Section 10(g) of this Note and Indebtedness constituting Capital Leases permitted under Section 10(g);

             (x)  Indebtedness in the form of an unsecured line of credit in an amount not to exceed in the aggregate the principal amount of $2,000,000 at any time outstanding (the "Working Capital Exclusion");

            (xi)  Accrual of interest, accretion or amortization of original issue discount or payment-in-kind interest in connection with Indebtedness otherwise permitted under this Section 10(e);

           (xii)  (A) Indebtedness incurred in connection with a Permitted Acquisition and (B) Indebtedness for Capital Leases assumed pursuant to a Permitted Acquisition, provided that the aggregate Indebtedness of clause (A) and (B) of this Section 10(e)(xii) outstanding at any time does not exceed $1,000,000;

          (xiii)  to the extent under GAAP, the Series B Preferred Stock would be treated as debt or mezzanine financing on the financial statements of Maker;

          (xiv)  Indebtedness incurred in connection with the financing of insurance premiums in the ordinary course of business in an amount not to exceed $500,000 in any fiscal year; and

           (xv)  Indebtedness owing from ESHL to Maker for the sole purpose of consummating the transactions contemplated by the Stock Purchase Agreement, provided that, the aggregate amount of such Indebtedness, when taken together with the aggregate amount of Permitted Investments by Maker in ESHL under Section 10(i)(vii) of this Note does not exceed $12,500,000.

          (f)    mortgage, encumber, or create or suffer to exist Liens on any of its assets, other than the following (each, a "Permitted Lien");

              (i)  encumbrances or Liens in favor of Payee or any holder of the Consideration Notes;

             (ii)  Liens that arise out of operation of law;

            (iii)  easements, rights-of-way, restrictions (including zoning restrictions) and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person and none of which is violated by existing or proposed restrictions on land use;

            (iv)  Liens securing Indebtedness permitted under Section 10(e)(xii); provided that (A) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (B) the Indebtedness secured thereby does not exceed the cost of property being acquired on the date of acquisition and (C) such Liens are granted substantially contemporaneously with the acquisition of such property;

             (v)  Liens existing on the date hereof and listed on Schedule 2 hereto and any renewals or extensions thereof, provided that (A) the property covered thereby is not changed, (B) the amount secured or benefited thereby is not increased, and (C) any renewal or extension of the obligations secured or benefited thereby is not prohibited by this Note; and

            (vi)  Liens on insurance policies and the proceeds thereof incurred in connection with the financing of insurance premiums in the ordinary course of business in an amount not to exceed $500,000 in any fiscal year;

          (g)   make or commit to make any Capital Expenditures (whether by expenditure of cash or the incurrence of Indebtedness for Capital Leases to fund the acquisition of property pursuant to any permitted Capital Expenditure); provided that, the cash paid for the Capital Expenditure, when taken together with the aggregate liability required by GAAP consistently applied and in accordance with the Maker's past practice, to be reflected in Maker's financial statements in respect of any Capital Lease ("Lease Liability") plus the sum of (i) any cost incurred by Maker in connection with the acquisition, delivery or installation of the property which is the subject of the Capital Lease, but which cost is not included in the Lease Liability and (ii) to the extent not otherwise reflected in the Capital Lease payments, interest expense incurred in respect of the Capital Lease for the relevant fiscal year will be deemed a Capital Expenditure made or committed during the fiscal year in which the Capital Lease is signed or becomes effective, whichever first occurs, does not exceed $2,000,000 in any fiscal year;

          (h)   enter into any transaction with any of its Affiliates that is less favorable to Maker or any of its Subsidiaries than would have been the case if such transaction had been effected on an arms length basis with a Person other than an Affiliate, except for transactions between and among Maker and its Subsidiaries otherwise permitted under this Note;

          (i)    enter into or make any Investments, other than the following (each, a "Permitted Investment"):

              (i)  Cash Equivalents;

             (ii)  (A) equity Investments existing as of the date hereof in ESN and (B) equity Investments made after the date hereof by Maker or any Permitted Subsidiary in ESN provided that any such Investments, when taken together with all inter-company loans made by Maker or any Permitted Subsidiary to ESN permitted under Section 10(e)(iii) of this Note, does not exceed $750,000 in any fiscal quarter;

            (iii)  (A) equity Investments existing as of the date hereof in TSE and (B) equity Investments made after the date hereof in TSE provided that any such Investments, when taken together with all inter-company loans made by Maker or any Permitted Subsidiary to TSE permitted under Section 10(e)(iv) of this Note, does not exceed $125,000 in any fiscal year;

            (iv)  equity Investments (A) existing as of the date hereof in any Permitted Subsidiary and (B) equity Investments made after the date hereof in any Permitted Subsidiary;

             (v)  (A) equity Investments existing as of the date hereof in ESHL or any of ESHL's Wholly Owned Subsidiaries, (B) equity Investments made after the date hereof by Maker in ESHL, provided that such Investments shall be made solely to (1) supplement the internally generated working capital required to fund the operation of the business of ESHL or ESHL's Wholly Owned Subsidiaries in the ordinary course or (2) fund Capital Expenditures permitted under Section 10(g) of this Note, and provided further that promptly upon the making of any such Investments, Maker shall give the Payees written notice of the making thereof and the amount thereof, and (C) equity Investments made after the date hereof by ESHL or a Wholly Owned Subsidiary of ESHL in any of ESHL's Wholly Owned Subsidiaries;

            (vi)  equity Investments by a Non-Permitted Subsidiary in a Permitted Subsidiary;

           (vii)  equity Investments by Maker in ESHL for the sole purpose of consummating the transactions contemplated by the Stock Purchase Agreement, provided that, the aggregate amount of such Investments, when taken together with the aggregate amount of Permitted Indebtedness under Section 10(e)(xv) of this Note, does not exceed $12,500,000; provided further that, the amount of such equity Investment shall not exceed 50% of the aggregate amount of the equity Investment made pursuant to this Section 10(i)(vii) plus the aggregate amount of Permitted Indebtedness permitted under Section 10(e)(xv) of this Note;

          (viii)  Investments consisting solely of appreciation in value of existing Investments permitted hereunder;

            (ix)  any Permitted Payments under Section 10(b) of this Note, without duplication;

             (x)  any Permitted Indebtedness under Section 10(e) of this Note, without duplication; and

          (j)    change its fiscal year;

          (k)   establish any bank accounts into which accounts receivable are deposited, other than those listed on Exhibit B unless such bank accounts shall be pledged to Payee and the other secured parties pursuant to the Security Agreement;

          (l)    change or amend its Certificate of Incorporation or Bylaws in a manner adverse to Payee's rights and remedies under this Note, any Consideration Note, the Security Agreement or the Pledge Agreement; or

          (m)  engage in any material line of business not related to the OSS communications industry or any business reasonably related or incidental thereto (the "Maker's Business").

        11.    Determination of Accretive.    In the event the Maker proposes to enter into an agreement to acquire another Person (the "Proposed Acquisition"), the Maker shall mail written notice of such event, together with the Financial Projections, to the Payee, no later than twenty (20) calendar days prior to the contemplated effective date of the Proposed Acquisition. The Financial Projections shall be deemed accepted and conclusive and binding upon the Payee, unless the Payee shall give written notice to the Maker of the items in the Financial Projections with which the Payee disagrees (the "Accretive Calculation Disagreement Notice") within twenty (20) calendar days of the receipt by the Payee of the Financial Projections. The Accretive Calculation Disagreement Notice shall specify each item disagreed with by the Payee (or the Payee's calculation thereof) and the dollar amount of such disagreement. The Maker may, within twenty (20) calendar days of its receipt of the Accretive Calculation Disagreement Notice, advise the Payee that the Maker has accepted the position of the Payee as set forth on the Accretive Calculation Disagreement Notice, whereupon the Proposed Acquisition shall be considered a Permitted Acquisition Event for all purposes of this Note. If the Maker does not notify the Payee of the Maker's acceptance of the Payee's position, then the Maker and the Payee shall, during the twenty (20) calendar days after receipt by the Maker of the Accretive Calculation Disagreement notice, negotiate in good faith to resolve any such disagreements. If at the end of such twenty (20) calendar days, the Maker and Payee have been unable to resolve their disagreements, either the Maker or the Payee may engage on behalf of the Maker and the Payee, Grant Thornton LLP (or such other Person mutually agreed to in writing by the Maker and Payee) (the "Unaffiliated Firm") to resolve the matters set forth in the Accretive Calculation Disagreement Notice. The Unaffiliated Firm shall (i) resolve the disagreement as to the Financial Projections as promptly as possible after its engagement by the parties; (ii) thereby consider and resolve only those items in the Accretive Calculation Disagreement Notice which remain unresolved between the Maker and the Payee; and (iii) shall otherwise employ such procedures as it, in its sole discretion, deems necessary or appropriate in the circumstances. The Unaffiliated Firm shall submit to the Maker and the Payee a report of its review of the items in the Accretive Calculation Disagreement Notice as quickly as practicable and shall include in such report its determination as to whether the effect of the proposed merger or consolidation is Accretive. The determination so made by the Unaffiliated Firm shall be conclusive, binding on, and non-appealable by, the Maker and the Payee. The fees and disbursements of the Unaffiliated Firm shall be borne one half by the Maker and one half by the Payee. Notwithstanding all of the foregoing, the Maker may elect, at any time, not to comply with this Section 11 with respect to a Proposed Transaction (or if the Maker otherwise fails to properly comply with the terms of this Section 11) in which event, the transaction shall be deemed not to be Accretive.

        12.    Events of Default.

          (a)   For purposes of this Note, an "Event of Default" shall have occurred hereunder if:

              (i)  Maker shall fail to pay within one (1) business day after the date when due any payment of principal, interest, fees, costs, expenses or any other sum payable to Payee hereunder or otherwise, including the other Consideration Notes;

             (ii)  Maker shall default in the performance of any other agreement or covenant contained herein (other than as provided in Section 12(a)(i) of this Note) or under any Consideration Note or in the Security Agreement or Pledge Agreement, and such default shall continue uncured for twenty (20) consecutive days after notice thereof to Maker given by Payee;

            (iii)  Maker becomes insolvent or generally fails to pay its debts as such debts become due or admits in writing its inability to pay its debts as such debts become due; or shall suffer a custodian, receiver or trustee for it or substantially all of its property to be appointed and if appointed without its consent, not be discharged within ninety (90) consecutive days; makes a general assignment for the benefit of creditors; or suffers proceedings under any law related to bankruptcy, insolvency, liquidation or the reorganization, readjustment or the release of debtors to be instituted against it and if contested by it not dismissed or stayed within ninety (90) consecutive days; if proceedings under any law related to bankruptcy, insolvency, liquidation, or the reorganization, readjustment or the release of debtors is instituted or commenced by or against Maker and, in the case of proceedings not instituted or commenced by Maker, if contested by Maker, and not dismissed or stayed within ninety (90) consecutive days; if any order for relief is entered relating to any of the foregoing proceedings which order is not stayed; if Maker shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or if Maker shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing;

            (iv)  (A) This Note, any of the other Consideration Notes or the Security Agreement or the Pledge Agreement shall, for any reason (other than payment or satisfaction in full of the obligations represented thereby) not be or shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared null and void or (B) Payee or any other secured party under the Security Agreement or the Pledge Agreement shall not give or shall cease to have a valid and perfected Lien in any collateral under such Security Agreement or Pledge Agreement (other than by reason of a release of collateral in accordance with the terms hereof or thereof) with the priority required by the Security Agreement or Pledge Agreement, as applicable, or (C) the validity or enforceability of any of the Consideration Notes or the liens granted, to be granted, or purported to be granted, by the Security Agreement or the Pledge Agreement shall be contested by the Maker;

             (v)  If Maker shall be in default with respect to any payment, when due (subject in each case to applicable grace or cure periods), of any Indebtedness in excess of $175,000 (other than under this Note or any other Consideration Note), or any other default shall occur under any agreement or instrument evidencing such Indebtedness, if the effect of such non-payment default is to accelerate the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity, and such default shall not be remedied, cured, waived or consented to within the period of grace with respect thereto, or any other circumstance which arises (other than the mere passage of time) by reason of which any such Indebtedness shall become or be declared to be due and payable prior to its stated maturity; or

            (vi)  If: (i) as of June 30, 2005, Maker's EBITDA for the most recently ended fiscal half year shall not exceed $0, or (ii) beginning with the fiscal half year ending December 31, 2005, as of the last day of any fiscal half year ending in any June or December, Maker's Ratio of Indebtedness to EBITDA shall be greater than 4-to-1. For purposes of calculating EBITDA for this Section 12(a)(vi), (x) all non-cash charges for goodwill impairment resulting from the transactions contemplated by the Stock Purchase Agreement shall be added back to Net Income; and (y) Net Income shall not be modified as a result of any "mark to market" adjustments resulting from any anti-dilution or other adjustments with respect to this Note or the Maker's Series B Preferred Stock. For the purposes of calculating Indebtedness for this Section 12(a)(vi), Indebtedness shall not be modified as a result of any "mark to market" adjustments resulting from any anti-dilution or other adjustments with respect to this Note or the Maker's Series B Preferred Stock.

           (vii)  If Maker shall have breached its covenant under the Stock Purchase Agreement to duly convene a Stockholder Meeting (as defined in the Stock Purchase Agreement) within the time period set forth therein.

          (viii)  subject to Section 12(b) of this Note, if Maker shall have failed to have a Shelf Registration Statement filed and declared and maintained effective as provided under Section 5 of the Series B Designation (a "Registration Event of Default").

          Notwithstanding anything contained herein to the contrary, no Event of Default shall be deemed to have occurred under this Note if the Event of Default resulted solely form a breach of any representation, warranty or covenant of Tertio Telecoms Group Limited under the Stock Purchase Agreement.

          (b)   In the event that Payee transfers any portion of the outstanding principal balance of this Note to any Person (other than the Payee's shareholders and Affiliates of such shareholders) and, at the time of transfer, Payee does not also transfer the greater of (i) a number of Registrable Shares at least equal to the product of the number of Registrable Shares then held by Payee, its shareholders or Affiliates of such shareholders multiplied by a fraction, the numerator of which is the amount of the outstanding principal balance of this Note transferred to such Person, and the denominator of which is the aggregate principal amount of all Consideration Notes held by Payee or (ii) at least 50,000 Registrable Shares (the "Share Transfer Minimum") to such Person, Section 12(a)(viii) of this Note shall terminate with respect to the portion of this Note so transferred. In the event Payee transfers any of the outstanding principal of this Note to any Person (other than Payee's shareholders and Affiliates of such shareholders) and, at the time of transfer, also transfers to such Person at least the Share Transfer Minimum, the occurrence of a Registration Event of Default shall continue to constitute an Event of Default and such Person shall be entitled to exercise the remedies arising under this Note upon the occurrence of and during the continuance of a Registration Event of Default. Without limiting any of the foregoing and for purposes of clarity, for so long as this Note is held by Payee, its shareholders or the Affiliates of such shareholders (regardless of whether in the event of a transfer of this Note to any of Payee's shareholders or the Affiliates of such shareholders the Payee simultaneously transfers the Share Transfer Minimum) the occurrence of a Registration Event of Default shall constitute an Event of Default and the remedies available to Payee upon the occurrence of and during the continuance of an Event of Default shall continue unaffected with respect to the portion of this Note held by Payee, Payee's shareholders and Affiliates of such shareholders.

        13.    Consequences of Default.

          (a)   Upon the occurrence and during the continuance of an Event of Default:

              (i)  if there is: (A) no Convertible Note outstanding or (B) a Convertible Note outstanding and the Payee thereof does not request a payment under the corresponding section of the Convertible Note, then, upon receipt of notice from the Payee (at Payee's option), Maker shall immediately pay to Payee (to the extent not previously paid) any Account Prepayment Amount (calculated as of the most recent test date), regardless of whether the holders of A Notes requested any such payment at the time of calculation; and

             (ii)  the entire unpaid principal balance of this Note, together with interest accrued thereon and with all other sums due or owed by Maker hereunder, as well as all out-of-pocket costs and expenses (including but not limited to attorneys' fees and disbursements) incurred by Payee in connection with the collection or enforcement of this Note, the Security Agreement or the Pledge Agreement, shall at Payee's option, and by notice to Maker (except if an Event of Default described in Section 12(a)(iii) shall occur in which case acceleration shall occur automatically without notice) be declared to be due and payable immediately, and payment of the same may be enforced and recovered by the entry of judgment of this Note and the issuance of execution thereon.

          (b)   In addition to all of the sums payable hereunder, Maker agrees to pay the Payee all reasonable costs and expenses incurred by Payee in connection with any and all actions taken to enforce collection of this Note, the Security Agreement and the Pledge Agreement upon the occurrence of an Event of Default, including all reasonable attorneys' fees.

        14.    Remedies not Exclusive.    The remedies of Payee provided herein or otherwise available to Payee at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively and together at the sole discretion of Payee, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.

        15.    Additional Notes.

          (a)    Allocation Notice.    On or before the date that is ten (10) business days prior to Maker's mailing of a stockholder proxy and notice of a stockholder meeting in connection with the Initial Stockholder Meeting (as such term is defined in the Series B Designation), the Payee shall provide the Maker with written notice (the "Allocation Notice") of its election to reallocate the aggregate outstanding principal amount and accrued interest of the A Notes (collectively, the "Allocable Amount"). The Allocation Notice shall set forth the amounts of the Allocable Amount which (i) shall be allocated to Convertible Note, (ii) shall be allocated to B-1 Note and (iii) shall remain as outstanding principal of A Notes, as the case may be. Subject to the limitations set forth in Section 15(b) of this Note, Payee shall have the sole discretion to allocate the Allocable Amount to the Convertible Note and to the B-1 Note and to leave outstanding as principal of the A Notes such amounts at they deem appropriate; provided that Payee shall allocate at least thirty percent (30%) of the Allocable Amount to the Convertible Note.

          (b)    Limitation on Issuance of Convertible Note.    If the Payee allocates a portion of the Allocable Amount to the Convertible Note and such allocation would result in the Payee, meeting or exceeding the Ownership Threshold, then the Payee shall allocate only that portion of the Allocable Amount to the Convertible Note that would not result in the Payee meeting or exceeding the Ownership Threshold and the portion of the Allocable Amount that is not allocable to the Convertible Note shall remain as outstanding principal of the A Notes. If the Payee allocates a portion of the Allocable Amount to the Convertible Note and such allocation would not result in the Payee meeting or exceeding the Ownership Threshold, then such portion of the Allocable Amount shall be allocated to the Convertible Note and the balance of the Allocable Amount shall be allocated to the B-1 Note. The aggregate principal amount and accrued interest allocated to the Convertible Note and the B-1 Note and remaining outstanding as A Notes shall be equal to the Allocable Amount at the time of delivery of the Allocation Notice.

          (c)    Shareholder Vote.    Upon the occurrence of the Conversion Approval, Maker shall promptly execute and deliver to Payee: (x) if any principal amount of the A Note is to remain outstanding, an allonge to this Note, in form and substance acceptable to Payee, reducing the original principal amount of this Note to the pro rata amount to remain outstanding (without adjustment to the amortization schedule); (y) if an amount is allocated to the B-1 Note, B-1 Note reflecting a pro rata portion of the principal allocated to the B-1 Note and (z) Convertible Note reflecting the pro rata portion of principal amount allocated to the Convertible Note in the Allocation Notice (subject to the limitations set forth in Section 15(b)). Delivery of the allonges and notes referenced in this Section 15(c) shall be accompanied by an opinion of counsel of Maker in form and substance satisfactory to Payee and its legal counsel. If the Conversion Approval is not obtained, this Note shall remain issued and outstanding in accordance with the terms set forth herein and there shall be no conversion of the Allocable Amount to the Convertible Note or the B-1 Note.

          (d)    Cancellation of A Notes.    If no principal amount is to remain outstanding under this Note, then this Note shall be cancelled upon receipt of duly executed Convertible Note and B-1 Note by Payee, and Payee shall mark this Note "cancelled" and return it to Maker.

          (e)    Tax Characterization.    Maker and Payee agree that for Federal income tax purposes, the issuance of the Convertible Note and B-1 Note shall not be treated as a modification of the A Notes or as a taxable exchange under Section 1001 of the Internal Revenue Code, and Maker and Payee shall not take any position inconsistent therewith.

        16.    Notices.    All notices required to be given to any of the parties hereunder shall be in writing and shall be deemed to have been sufficiently given for all purposes when presented personally to such party or sent by certified or registered mail, return receipt requested, to such party at its address set forth below:

If to the Maker:	Evolving Systems, Inc. 9777 Mount Pyramid Court, Suite 100 Englewood, Colorado 80112 Attention: Anita Moseley, General Counsel Tel: (303) 802-2599 Fax: (303) 802-1138
With copy to:	Holme Roberts & Owen LLP 1700 Lincoln St., Suite 4100 Denver, CO 80203-4541 Attention: Charles D. Maguire, Jr., Esq. Tel: (303) 861-7000 Fax: (303) 866-0200
If to the Payee:	Tertio Telecoms Group Ltd. c/o Apax Partners Ltd. 15 Portland Place London W1B 1PT United Kingdom
Attn: Peter Skinner Tel: 44.20.7843.4000 Fax: 44.20.7843.4001
With copies to:	Advent International plc 123 Buckingham Palace Road London SW1W 9SL United Kingdom
Attn: James Brocklebank Tel: 44.20.7333.5516 Fax: 44.20.7333.0801

Pepper Hamilton LLP 3000 Two Logan Square 18th and Arch Streets Philadelphia, Pennsylvania 19103 Attention: Cary S. Levinson, Esq. Tel: (215) 981-4091 Fax: (215) 981-4750

        Such notice shall be deemed to be given when received if delivered personally or five (5) business days after the date mailed. Any notice mailed shall be sent by certified or registered mail. Any notice of any change in such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

        17.    Severability.    In the event that any provision of this Note is held to be invalid, illegal or unenforceable in any respect or to any extent, such provision shall nevertheless remain valid, legal and enforceable in all such other respects and to such extent as may be permissible. Any such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

        18.    Successors and Assigns; Assignment.    This Note inures to the benefit of the Payee and binds the Maker, and its successors and assigns, and the words "Payee" and "Maker" whenever occurring herein shall be deemed and construed to include such respective successors and assigns. Maker may not assign or transfer this Note, without the consent of Payee. At any time and from time to time, the Payee, in its sole discretion, may transfer to any Person all or a portion of the outstanding principal and/or accrued interest hereunder without the consent of the Maker, provided, however, this Note may not be assigned, transferred or sold by Payee to any Person that engages in, or controls an entity that engages in, a business competitive with the Maker's business. Furthermore, as a condition of the transfer, any transferee of Payee of this Note must agree to become bound by the provisions of this Note, the Security Agreement and the Pledge Agreement.

        19.    Entire Agreement.    This Note (together with the other Consideration Notes, the Security Agreement and the Pledge Agreement) contains the entire agreement between the parties with respect to the subject matter hereof and thereof.

        20.    Modification of Agreement.    This Note may not be modified, altered or amended, except by an agreement in writing signed by both the Maker and the Payee.

        21.    Releases by Maker.    Maker hereby releases Payee from all technical and procedural errors, defects and imperfections whatsoever in enforcing the remedies available to Payee upon a default by Maker hereunder and hereby waives all benefit that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process or extension of time, and agrees that such property may be sold to satisfy any judgment entered on this Note, in whole or in part and in any order as may be desired by Payee.

        22.    Waivers by Maker.    Maker (and all endorsers, sureties and guarantors) hereby waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note (other than notices expressly required by the terms of this Note, the Security Agreement or the Pledge Agreement); liability hereunder shall be unconditional and shall not be affected in any manner by an indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee.

        23.    Revenue and Stamp Tax.    Maker shall pay all reasonable out-of-pocket expenses incurred by the Payee in connection with any revenue, tax or other stamps now or hereafter required by law at any time to be affixed to this Note.

        24.    Governing Law.    This Note shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to conflict of laws principles.

        25.    Limitations of Applicable Law.    Notwithstanding any provision contained herein, Maker's liability for the payment of interest shall not exceed the limits now imposed by any applicable usury law. If any provision of this Note requires interest payments in excess of the highest rate permitted by law, the provision in question shall be deemed to require only the highest such payment permitted by law. Any amounts theretofore received by Payee hereunder in excess of the maximum amount of interest so permitted to be collected by Payee shall be applied by Payee in reduction of the outstanding balance of principal or, if this Note shall theretofore been paid in full, the amount of such excess shall be promptly returned by Payee to the Maker.

        26.    Consent to Jurisdiction and Service of Process.    Maker irrevocably appoints each of Maker's Authorized Officers as its attorneys-in-fact upon whom may be served any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Note. Maker hereby consents that any action or proceeding against it may be commenced and maintained in any court within the State of Delaware or in the United States District Court of Delaware by service of process on any such officer. Maker further agrees that the courts of the State of Delaware and the United States District Court of Delaware shall have jurisdiction with respect to the subject matter hereof and the person of Maker and the collateral securing Maker's obligations hereunder. Notwithstanding the foregoing, Payee, in its absolute discretion, may also initiate proceedings in the courts of any other jurisdiction in which Maker may be found or in which any of its properties or any such collateral may be located.

        27.    Headings.    The headings of the sections of this Note are inserted for convenience only and do not constitute a part of this Note.

        28.    WAIVER OF JURY TRIAL.    MAKER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY COLLATERAL SECURITY DOCUMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF PAYEE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR PAYEE'S ADVANCING THE FUNDS UNDER THIS NOTE.

        29.    ACKNOWLEDGEMENTS.    MAKER ACKNOWLEDGES THAT IT HAS HAD THE ASSISTANCE OF COUNSEL IN THE REVIEW AND EXECUTION OF THIS NOTE, AND FURTHER ACKNOWLEDGES THAT THE MEANING AND EFFECT OF THE FOREGOING WAIVER OF JURY TRIAL SET FORTH IN SECTION 28 HAVE BEEN FULLY EXPLAINED TO MAKER BY SUCH COUNSEL.

[Signature Page Follows]

        IN WITNESS WHEREOF, the Maker has duly executed this Note as of the date first set forth above.

EVOLVING SYSTEMS, INC.
		By:	/s/ STEPHEN K. GARTSIDE, JR.
		Name:	Stephen K. Gartside, Jr.
		Title:	President and Chief Executive Officer
Acknowledged and Agreed:
PAYEE:
Tertio Telecoms Group Ltd.
By:	/s/ JAMES BROCKLEBANK
Name:	James Brocklebank
Title:	Director

SCHEDULE 1
DEFINITIONS

        "A Notes" means the Senior Secured Promissory Notes dated as of November 2, 2004, by Maker in favor of Payees in the original aggregate principal amount of $11,950,000, each as they may be amended, restated, modified or replaced in substitution in whole or in part by any other note or notes from time to time, including, but not necessarily limited to, the Senior Secured Notes by Maker in favor of Payees which may be issued in substitution for or in addition to the A Notes issued to Payee by Maker under the terms of such A Notes.

        "Accretive" shall mean that the projected pro forma consolidated EBITDA (calculated on a per share basis) of the Maker and the other constituent entity(ies) in such transaction, and the respective Consolidated Subsidiaries of the Maker and such constituent entity(ies) for the twelve calendar month period immediately following such transaction, is not less than the projected EBITDA (calculated on a per share basis), on a consolidated basis, of the Maker and its Consolidated Subsidiaries for the same period, all as presented in the Financial Projections.

        "Adjusted Libor Rate" means the London Interbank Offering Rate for three-month deposits as reported under the heading "Money Rates" in the Eastern edition of the Wall Street Journal plus 800 basis points.

        "Affiliate" shall mean, with respect to any Person, any other Person which directly or indirectly Controls, is Controlled by or is under common Control with such Person.

        "Affiliated Group" shall mean a group of Persons, each of which is an Affiliate of some other Person in the group.

        "Authorized Officer" shall mean, with respect to Maker, the chief executive officer, chief financial officer, any vice president, treasurer, comptroller, or general counsel.

        "B-1 Note" means the Senior Secured Note of Maker in favor of Payee in such aggregate principal amount Maker may issue as a result of the outcome of the stockholder vote on the matters presented for their approval at the Initial Stockholders Meeting (as such term is defined in the Series B Designation) in effect from time to time in the form attached hereto as Exhibit B-1, as it may be amended, restated, modified or replaced in substitution in whole or in part by any other note or notes from time to time, including, but not necessarily limited to, the Senior Secured Note by Maker in favor of Payee which may be issued in substitution for or in addition to the B-1 Note issued to Payee by Maker under the terms of such B-1 Note.

        "Capital Expenditures" shall mean, with respect to any Person for any period, the aggregate of all expenditures (whether paid in cash, or incurred by entering into a synthetic lease arrangement or a Capital Lease, or otherwise accrued as a liability) by such Person during that period which, in accordance with GAAP, are or should be included in "additions to property, plant or equipment" or similar items reflected in the statement of cash flows of such Person, and all research and development expenditures which in accordance with GAAP are or should be accounted for as a capital expenditure in the balance sheet of that Person, but excluding expenditures to the extent reimbursed or financed from insurance proceeds paid on account of the loss of or the damage to the assets being replaced or restored, or from awards of compensation arising from the taking by condemnation or eminent domain of such assets being replaced.

        "Capital Lease", as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

        "Capital Transaction" means any consolidation or merger of Maker with another entity, or the sale of all or substantially all of its assets to another entity, or any reorganization or reclassification of the Common Stock or other equity securities of Maker.

        "Cash Equivalents" shall mean any of the following: (i) full faith and credit obligations of the United States of America, or fully guaranteed as to interest and principal by the full faith and credit of the United States of America, maturing in not more than one year from the date such investment is made; (ii) time deposits and certificates of deposit, Eurodollar time deposits, overnight bank deposits and other interest bearing deposits or accounts (other than securities accounts) or bankers' acceptances having a final maturity of not more than one year after the date of issuance thereof of any commercial bank incorporated under the laws of the United States of America or any state thereof or the District of Columbia, which bank is a member of the Federal Reserve System and has a combined capital and surplus of not less than $500,000,000.00 and with a senior unsecured debt credit rating of at least "A-2" by Moody's or "A" by S&P; (iii) commercial paper of companies, banks, trust companies or national banking associations incorporated or doing business under the laws of the United States of America or one of the States thereof or the District of Columbia, in each case having a remaining term until maturity of not more than two hundred seventy (270) days from the date such investment is made and rated at least P-1 by Moody's or at least A-1 by S&P; (iv) repurchase agreements with any financial institution having combined capital and surplus of not less than $500,000,000.00 with a term of not more than seven (7) days for underlying securities of the type referred to in clause (i) above; and (v) money market funds which invest primarily in the Cash Equivalents set forth in the preceding clauses (i) - (iv).

        "Change in Control" shall mean (i) any Person, Affiliated Group or group (such term being used as defined in the Securities Exchange Act of 1934, as amended), other than a Primary Holder (as such term is defined in the Series B Designation) acquiring ownership or control of in excess of 50% of equity securities having voting power to vote in the election of the Board of Directors of Maker either on a fully diluted basis or based solely on the voting stock then outstanding, (ii) if at any time, individuals who at the date hereof constituted the Board of Directors of Maker (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Maker, as the case may be, was approved by a vote of the majority of the directors then still in office who were either directors at the date hereof or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Maker then in office, (iii) the direct or indirect sale, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the properties or assets of Maker to any Person or (iv) the adoption of a plan relating to the liquidation or dissolution of Maker.

        "Compensation" means all salary and bonuses, but excludes any compensation under any equity incentive plan.

        "Consideration Notes" means the collective reference to this Note, B-1 Note, Convertible Note and the Short Term Note.

        "Consolidated Subsidiaries" shall mean all Subsidiaries of a Person which are required or permitted to be consolidated with such Person for financial reporting purposes in accordance with GAAP.

        "Control" shall mean, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of greater than 50% of the voting securities of such Person or by acting as the general partner of a limited partnership (the terms "Controlled by" and "under common Control with" shall have correlative meanings.)

        "Conversion Approval" means the affirmative vote of the Maker's stockholders at the Initial Stockholder Meeting (as defined in Section 4(b)(i) of the Series B Designation, approving (i) the issuance of twenty percent (20%) or more of the Common Stock of Maker to Payee and its stockholders in accordance with the terms of that certain Stock Purchase Agreement and (ii) an amendment to the Maker's Certificate of Incorporation increasing the number of authorized shares of Common Stock of Maker.

        "Convertible Note" shall mean the Senior Secured Convertible Note of Maker in favor of Payee in such aggregate principal amount Maker may issue as a result of the outcome of the stockholder vote on the matters presented for their approval at the Initial Stockholders Meeting (as such term is defined in the Series B Designation) in effect from time to time in the form attached hereto as Exhibit B-2, as it may be amended, restated or modified from time to time.

        "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

        "EBITDA" shall mean for any period, Net Income for such period plus, without duplication, the aggregate amounts deducted in determining Net Income during such period, the sum of (A) interest paid on indebtedness for such period, (B) income taxes for such period, (C) depreciation expense for such period and (D) amortization expense for such period, all as determined in accordance with GAAP as applied in accordance with past practice.

        "Executive Officer" means any officer of Maker whose compensation is determined by the Compensation Committee of the Board of Directors of Maker.

        "Financial Projections" shall mean written financial projections prepared by Maker and certified by Maker's chief financial officer, prepared in good faith and based upon reasonably assumptions and estimates regarding the economic, business, industry market, legal and regulatory circumstances and conditions relevant to the Maker.

        "GAAP" means generally accepted accounting principles set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and in statements of the Financial Accounting Standards Board; and such principles observed in a current period shall be comparable in all material respects to those applied in a preceding period.

        "Guaranty" shall mean, as to any Person, any direct or indirect obligation of such Person guaranteeing or intending to guarantee, or otherwise providing credit support, for any Indebtedness, Capital Lease, dividend or other monetary obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, by contract, as a general partner or otherwise, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (c) to purchase property, securities or services from the primary obligor or other Person, in each case, primarily for the purpose of assuring the performance of the primary obligor of any such primary obligation or assuring the owner of any such primary obligation of the repayment of such primary obligation. The amount of any Guaranty shall be deemed to be an amount equal to (x) the stated or determinable amount of the primary obligation in respect of which such Guaranty is made (or, if the amount of such primary obligation is not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder)) or (y) the stated maximum liability under such Guaranty, whichever is less.

        "Indebtedness" shall mean (without double counting), at any time and with respect to any Person, (i) indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services purchased (other than amounts constituting trade payables arising in the ordinary course of business and payable in accordance with customary trading terms not in excess of 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person); (ii) all indebtedness of such Person evidenced by a note, bond, debenture or similar instrument (whether or not disbursed in full in the case of a construction loan); (iii) indebtedness of others which such Person has directly or indirectly assumed or guaranteed or otherwise provided credit support therefore (other than for collection or deposit in the ordinary course of business); (iv) indebtedness of others secured by a Lien on assets of such Person, whether or not such Person shall have assumed such indebtedness (provided, that if such Person has not assumed such indebtedness of another Person then the amount of indebtedness of such Person pursuant to this clause (iv) for purposes of this Note shall be equal to the lesser of the amount of the indebtedness of the other Person or the fair market value of the assets of such Person which secures such other indebtedness); (v) obligations of such Person relative to the face amount of letters of credit, acceptance facilities, or drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (vi) that portion of obligations of such Person under Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (vii) all obligations of such Person under any Interest Rate Protection Agreement; (viii) deferred payment obligations of such Person resulting from the adjudication or settlement of any litigation; and (ix) any Guaranty by such Person in respect of any of the foregoing.

        "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, synthetic cap, collar or floor or other financial agreement or arrangement designed to protect a Maker or any of its Subsidiaries against fluctuations in interest rates or to reduce the effect of any such fluctuations.

        "Investment" shall mean any investment in any Person, whether by means of acquiring or holding securities, capital contribution, loan, time deposit, guaranty or otherwise.

        "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including, without limitation, any conditional sale or other title retention agreement, any agreement to grant a security interest at a future date, any lease in the nature of security, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction).

        "Material Adverse Effect" shall mean a (i) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of the Maker or (ii) the material impairment of the ability of the Maker to perform its obligations under the Consideration Notes or of the Payee to enforce the obligations of the Maker under the Consideration Notes.

        "Maturity Date" means December 31, 2007.

        "Net Income" shall mean for any period, net income on a consolidated basis for that period determined in accordance with GAAP applied consistently with past practice.

        "Option" shall mean any rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

        "Ownership Threshold" means the minimum principal amount of Convertible Notes at which a conversion at the option of the holders of the Convertible Notes under the terms of the Convertible Notes of the entire outstanding principal amount of the Convertible Notes into fully paid and non-assessable shares of the Maker's common stock, $.001 par value per share (the "Common Stock"), would permit the Payee, on a fully diluted basis, after assuming the conversion into Common Stock of all other Convertible Securities then held by the Payee, to hold an amount equal to or greater than 33% of all of the issued and outstanding Common Stock of the Maker.

        "Non-Permitted Subsidiary" means any direct or indirect Wholly Owned Subsidiary of Maker that is not a Permitted Subsidiary.

        "Note Issue Date" shall mean the date on which this Note is issued.

        "Payment Date" means each December 31, March 31, June 30 and September 30; provided that if any such Payment Date falls on a day which is not a business day, the applicable payment shall not be due until the next following business day.

        "Permitted Acquisitions" means any acquisition of fifty percent (50%) or more of the equity interests or all or substantially all of the assets of a third party so long as (i) such acquisition is Accretive, and approved by the Maker's board of directors, (ii) following the consummation of the acquisition the Maker has a cash balance of at least $5,000,000, on a consolidated basis, and (iii) the Maker does not incur any Indebtedness in connection with such acquisition.

        "Permitted Subsidiary" means any direct or indirect Wholly Owned Subsidiary of Maker that is domesticated or incorporated in a jurisdiction of the United States, Canada, the United Kingdom or a country that is a member of the European Union and is a guarantor of Maker's obligations under the Consideration Notes.

        "Person" shall mean any natural person, corporation, division of a corporation, partnership, limited liability partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

        "Pledge Agreement" means the Pledge Agreement executed by Maker in favor of the Payee and dated the date hereof, as it may be amended, restated or modified from time to time, together with all schedules and exhibits thereto.

        "Registrable Shares" shall have the meaning set forth with respect thereto in the Investor Rights Agreement of even date herewith.

        "Security Agreement" means the Security Agreement executed by the Maker in favor of the Payee and dated as of the date hereof, as it may be amended, restated or modified from time to time, together with all schedules and exhibits thereto.

        "Series B Designation" shall mean the Certificate of Designation of Maker's Series B Convertible Preferred Stock, as filed with the Secretary of State of the State of Delaware.

        "Short Term Note" means the Senior Secured Note dated as of November 2, 2004 by Maker in favor of Payee in the original aggregate principal amount of $4,000,000, as it may be amended, restated, modified or replaced in substitution by any other note or notes from time to time.

        "Stock Purchase Agreement" means the Stock Purchase Agreement dated as of November 2, 2004 by and among the Maker, Tertio Telecoms Group, Ltd. and the parties listed therein.

        "Stockholders" shall have the meaning given to such term in the Stock Purchase Agreement.

        "Subsidiary" shall mean with respect to any Person, any corporation, association, joint venture, partnership or other business entity (whether now existing or hereafter organized) of which at least a majority of the voting stock or other ownership interests having ordinary voting power for the election of directors (or the equivalent) is, at the time as of which any determination is being made, owned or controlled by such Person or one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person.

        "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of Delaware.

        "Wholly Owned Subsidiary" of a Person means (a) any Subsidiary all of the outstanding voting securities (other than directors qualifying shares and/or other nominal amounts of shares required to be held by directors or other Persons under applicable law) of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly Owned Subsidiaries of such Person, or by such Person and one or more Wholly Owned Subsidiaries of such Person, or (b) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

Annex D

Form of Convertible Note

EXHIBIT B-2
CONVERTIBLE NOTE

NEITHER THIS NOTE NOR THE SHARES OF COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY APPLICABLE STATE SECURITIES LAW, AND NEITHER MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR UNLESS THE MAKER HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.

$[ ] Principal Amount	, 200

SENIOR SECURED CONVERTIBLE NOTE

EVOLVING SYSTEMS, INC.

        FOR VALUE RECEIVED, EVOLVING SYSTEMS, INC., a Delaware corporation (the "Maker"), having its principal place of business at 9777 Mount Pyramid Court, Englewood, Colorado 80112, hereby promises to pay to the order of Tertio Telecoms Group Ltd., an entity formed and registered in England and Wales with a company number 4419858 ("Payee"), having an address at One Angel Square, Torrens Street, London EC1V 1NY, United Kingdom, the principal sum of [                        Dollars ($                        )] in lawful money of the United States of America.

        1.    Definitions; Interpretations.    In addition to other terms defined elsewhere in this Note, the capitalized terms set forth in Schedule 1 attached hereto and incorporated herein by reference shall have the meanings set forth therein unless defined elsewhere herein or the context otherwise clearly requires. Except as otherwise provided herein, financial and accounting terms used elsewhere in this Note shall be defined in accordance with GAAP.

        2.    Payments of Principal and Interest.    The outstanding principal under this Note and accrued but unpaid interest thereon shall be due and payable at the aforesaid address of Payee or such other place as Payee may designate on the Maturity Date. The outstanding principal balance of this Note shall bear interest at a rate per annum equal to [Insert here the "Applicable Federal Rate" for the month in which this Note is issued], and shall be paid on each Payment Date, commencing with the first Payment Date to occur after the date of this Note. To the extent not paid when due hereunder, interest shall be compounded quarterly.

        3.    Optional Prepayment.    From and after the date hereof, Maker may, with the prior written consent of the Payee, subject to Section 4, prepay this Note in whole or in part. There shall be no premium or penalty in connection with any prepayment. Such prepayment shall include all accrued and unpaid interest on the principal amount of such prepayment and be applied first against accrued and unpaid interest, if any and then against principal outstanding under this Note.

        4.    Mandatory Prepayments.

          (a)   Within forty five (45) days after the end of each fiscal quarter of Maker, starting with the fiscal quarter ending March 31, 2005, Maker shall deliver to Payee a certificate of the chief financial officer of Maker in the form attached hereto as Exhibit A, specifying the closing balance for each of the deposit accounts of Maker set forth thereon on the last day of the most recently completed fiscal quarter (the aggregate of such closing balance for all such accounts is the "Aggregate Quarterly Closing Balance"). Maker shall at all times maintain, and such certificate of the chief financial officer of the Maker shall state that the Maker has during the fiscal quarter to which such certificate relates maintained, such deposit accounts in good faith, and made all payments drawn against such deposit accounts in accordance with past practices or current and owing obligations of Maker incurred in the ordinary course of business. Payee may in its sole discretion within ten (10) days after receipt of such certificate, request that Maker make a prepayment on this Note in the amount up to such amount by which the Aggregate Quarterly Closing Balance exceeds $7,000,000 (the "Account Prepayment Amount"), such payment to be allocated pro rata among the Convertible Notes held by Payees who have requested such payment and Maker shall make such prepayment on this Note within two (2) business days following receipt of written demand from Payee. Such prepayment shall be applied first against accrued interest, if any, and then against principal outstanding under this Note.

          (b)   Upon a Change of Control of Maker, the Payee, in its sole discretion, shall have the right to declare the entire unpaid principal balance of this Note, together with interest accrued thereon and with all other sums due or owed by Maker hereunder, due and payable immediately. Maker shall pay to Payee said amounts within two (2) business days following receipt of written demand from Payee; provided that Payee must exercise the payment option set forth in this Section 4(b) within forty-five (45) days after receipt of a written notice from Maker regarding the Change of Control, which notice shall describe in reasonable detail the terms and conditions of the Change of Control and the consideration to be paid upon the consummation of the Change of Control.

        5.    Optional Conversion.    At any time, and from time to time, prior to repayment of all amounts due under this Note, all or any portion of the principal amount of this Note, and any accrued but unpaid interest thereon, shall be convertible at the option of the Payee into fully paid and non-assessable shares of the Maker's common stock, $0.001 par value per share (the "Common Stock"). The number of shares of Common Stock ("Common Shares") that Payee shall be entitled to receive upon such conversion shall be equal to the number attained by dividing the principal amount, including any accrued but unpaid interest thereon, being converted by the Conversion Price. The term "Conversion Price" shall mean $3.296,(2) as revised from time to time pursuant to Schedule 2 hereto.

(2)
The term "Conversion Price" shall mean the product of: (x) the average closing price per share of the Common Stock on the Nasdaq Stock Market (or such other applicable exchange) as reported by Bloomberg or another reputable reporting service, determined over the ninety (90) calendar-day period immediately following the joint public announcement by the Maker and the Payee of the transactions contemplated by the Stock Purchase Agreement, multiplied by (y) ninety (90%) percent.

        6.    Mandatory Conversion.    At any time prior to repayment of all amounts due under this Note all of the principal amount of this Note, and any accrued but unpaid interest thereon, shall be convertible at the option of the Maker into fully paid and non-assessable shares of Common Stock, in the event that, at any time after the second anniversary of the issuance of this Note, the average of the closing price per share of the Common Stock on the Nasdaq Stock Market (or other applicable stock market exchange) as reported by Bloomberg or another reputable reporting service, for a period of forty-five (45) day consecutive days is equal to or greater than the product of the Conversion Price multiplied by two and a half (2.5); provided that Maker must exercise the conversion option set forth in this Section 6 within ten (10) consecutive days after the last day of such forty-five (45) day period. The number of Common Shares that Payee shall be entitled to receive upon such conversion shall be equal to the number attained by dividing the principal amount, and any accrued but unpaid interest thereon, being converted by the Conversion Price.

        7.    Mechanics of Conversion.

          (a)   In order to exercise the conversion privilege, Payee shall surrender this Note, duly endorsed, to Maker's address set forth above, and shall give written notice of conversion to Maker stating Payee's election to convert this Note or the portion thereof specified in said notice. As promptly as practicable after the surrender of this Note as aforesaid, Maker shall issue and shall deliver to Payee a certificate or certificates for the number of full Common Shares issuable upon the conversion of this Note or portion thereof registered in the name of Payee in accordance with the provisions of this Section 7, and a check or cash for the Fair Market Value of any fraction of a Common Share arising upon such conversion. For purposes of this Note, the "Fair Market Value" of a share of Common Stock as of a particular date shall be determined as follows: (i) if the Common Stock is listed for trading on the Nasdaq Stock Market (or other applicable stock market exchange), then the current value shall be the closing price per share of Common Stock on Nasdaq Stock Market (or other applicable stock market exchange), as reported by Bloomberg or other reputable reporting service, on the last business day prior to the date of conversion of this Note, or if no such sale is made on such day, the average of the closing bid prices for the Common Stock for such day on such exchange or system; or (ii) if the Common Stock is not so listed on an exchange or system or admitted to unlisted trading privileges, the current value shall be the average of the last reported bid prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the conversion of this Note; or (iii) if the Common Stock is not so listed or admitted to unlisted trading privileges and if bid and asked prices are not so reported, the current value shall be an amount, not less than book value, determined in such reasonable manner as may be prescribed by the Board of Directors of the Maker.

          (b)   In case this Note shall be surrendered for partial conversion, the Maker shall execute and deliver to Payee, without charge, a new Note in an aggregate principal amount equal to the unconverted principal amount of the surrendered Note.

          (c)   Each conversion shall be deemed to have been effected on the date on which this Note shall have been surrendered and the conversion notice shall have been received by Maker, as aforesaid, and Payee shall be deemed to have become on said date the holder of record of the Common Shares issuable upon such conversion.

        8.    Adjustment Provisions.    Whenever the Conversion Price shall be adjusted pursuant to Schedule 2, the Maker shall forthwith file in the custody of its Secretary or an Assistant Secretary at its office, and with its stock transfer, if any, an officer's certificate showing the adjusted Conversion Price determined as herein provided and setting forth in reasonable detail the facts requiring such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Payee and the Maker shall, forthwith after each such adjustment, deliver a copy of such certificate to the Payee.

        9.    Mergers, Consolidations, Sales.

          (a)   Subject to Section 4(b) of this Note, in the case of any consolidation or merger of Maker with another entity, or the sale of all or substantially all of its assets to another entity, or any reorganization or reclassification of the Common Stock or other equity securities of Maker (each of the foregoing, a "Capital Transaction"), then, as a condition of such consolidation, merger, sale, reorganization or reclassification, lawful and adequate provision shall be made in the definitive documentation to be executed by the parties to such Capital Transaction whereby Payee shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the Common Shares immediately theretofore issuable upon conversion of this Note, such shares of stock, securities or assets as may (by virtue of such consolidation, merger, sale, reorganization or reclassification) be issued or payable with respect to or in exchange for a number of outstanding Common Shares equal to the number of Common Shares immediately theretofore issuable upon conversion of this Note had such consolidation, merger, sale, reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of Payee to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon conversion of this Note. Maker shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor entity (if other than Maker) resulting from such consolidation or merger or the entity purchasing such assets shall assume by written instrument executed and mailed or delivered to Payee, the obligation to deliver to Payee such shares of stock, securities or assets as, in accordance with this Section 9, Payee may be entitled to receive.

          (b)   On or before the date that is ten (10) business days prior to Maker's mailing of a stockholder proxy and notice of a stockholder meeting in connection with a stockholder meeting called for the purpose of approving a Capital Transaction, Maker shall provide the Payee with written notice (the "Transaction Notice"). The Transaction Notice shall describe in reasonable detail the terms and conditions of the Capital Transaction and the consideration to be paid upon the consummation of the Capital Transaction. In the event the Capital Transaction would result in a Change of Control of Maker, then as a condition of such Capital Transaction, provision shall be made in the definitive documentation to be executed by the parties to such Capital Transaction whereby (i) Payee may exercise its rights as set forth in Section 9 and Section 4(b) of this Note and (ii) the outstanding balance of this Note be paid to the extent Payee has elected to have this Note be paid pursuant to Section 4(b) of this Note.

        10.    Registration Under the Securities Act of 1933.    The Payee is entitled to the benefits of that certain Investor Rights Agreement (as such term is defined in the Series B Designation), relating to registration of the Common Shares issuable upon any conversion of this Note, and such agreement is incorporated by reference into this Note.

        11.    Security.

          (a)   As security for the repayment of all liabilities arising under this Note, the Maker hereby grants to Payee a first priority security interest in and a lien on: (i) all of the Collateral (as that term is defined in the Security Agreement) and (ii) all of the Collateral (as that term is defined in the Pledge Agreement). Payee shall have all rights provided to a secured party under the Security Agreement and Pledge Agreement under the Uniform Commercial Code of the State of Delaware. The Maker shall execute and deliver such documentation as Payee may reasonably request to evidence and perfect Payee's security interest granted in this Section 11 and under the Security Agreement and Pledge Agreement.

          (b)   The security interest securing the repayment of all liabilities arising under this Note, and any guaranties executed by the Maker or any of its Subsidiaries in favor of Payee (or any collateral agent appointed for the benefit of Payee) in connection with this Note, shall be automatically released and terminated on the date that the aggregate outstanding balance of all of the Consideration Notes is equal to or less than ten percent (10%) of the original aggregate principal amount of all of the Consideration Notes at the time of issuance. Upon the occurrence of such an event and written notice thereof to the Payee:

              (i)  the Maker is hereby authorized to terminate all applicable security interests and liens encumbering the Collateral;

             (ii)  the negative covenants set forth in Sections 13(b), 13(c), 13(d), 13(f), 13(j), and 13(k) of this Note shall terminate;

            (iii)  the negative covenants set forth in Section 13(e) of this Note shall be deemed modified by adding (in addition to, and not in lieu of, all other Permitted Indebtedness described in Section 13(e)) Indebtedness of the Maker and all Subsidiaries in an amount not to exceed in the aggregate the principal amount of $3,000,000 at any given time outstanding to the definition of Permitted Indebtedness;

            (iv)  the negative covenant in Section 13(g) of this Note shall be deemed modified to increase the limitation on Capital Expenditures to $5,000,000 in any fiscal year; and

             (v)  the negative covenant in Section 13(i) of this Note shall be deemed modified to provide that Investments by Maker in a minority equity interest of Persons engaged in the Maker's Business are Permitted Investments (in addition to, and not in lieu of, all other Permitted Investments described in Section 13(i)), provided that such investments do not exceed 5% of the Maker's net worth at the time of such Investments.

  The Payee agrees to take such actions and to execute and deliver such documents and instruments, as may be reasonably requested by Maker and at the Maker's expense, in order to evidence the terminations described herein and to release any lien or security interest in any collateral securing repayment of the liabilities arising under this Note.

        12.    Affirmative Covenants.    Maker covenants and agrees that, so long as any Indebtedness is outstanding hereunder, it shall comply, and shall cause its Subsidiaries (to the extent applicable) to comply, with each of the following:

          (a)   Upon the request of Payee from time to time, (i) provide Payee and its representatives (at the Maker's expense) access to its books and records and to any of its and its Subsidiaries' properties or assets upon three (3) days' advance notice and during regular business hours in order that Payee or its representatives may make such audits and examinations and make abstracts from such books, accounts, records and other papers of Maker and its subsidiaries pertaining to their deposit accounts, provided, however, that the Payee may conduct such inspections and examinations no more frequently than twice in any 12-month period, unless an Event of Default has occurred and is continuing, in which case the Payee shall not be so limited, and (ii) upon reasonable advance notification to Maker, permit Payee or its representatives to discuss the affairs, finances and accounts with, and be advised as to the same by, officers and independent accountants, all as Payee may deem appropriate, including without limitation, for the purpose of verifying any certificate delivered by Maker to Payee under Section 4 hereof, provided that any such parties are a party to, or bound by, an acceptable non-disclosure agreement. The Payee shall conduct at least one meeting with an executive officer of the Maker in the course of each such inspection and examination or discussion with officers or independent accountants.

          (b)   Comply with all laws, ordinances or governmental rules or regulations to which it is subject, and shall obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its businesses, except where the failure to so comply or obtain or maintain would not reasonably be expected to have a Material Adverse Effect.

          (c)   Except as otherwise permitted under Section 13 of this Note, at all times preserve and keep in full force and effect (i) its corporate existence and (ii) take all reasonable action to maintain all rights and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so in the case of clause (ii) of this Section 12(c) would not reasonably be expected to have a Material Adverse Effect.

          (d)   Furnish to Payee notice of the occurrence of any Event of Default within five (5) business days after it becomes known to any of Maker's Authorized Officers.

          (e)   File all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by any of them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, provided that Maker need not pay any such tax or assessment if the amount, applicability or validity thereof is contested by Maker on a timely basis in good faith and in appropriate proceedings, and Maker has established adequate reserves therefor in accordance with GAAP on it books.

          (f)    Operate Maker's Business (as defined in Section 13(m) of this Note) in the ordinary course of business except as provided herein.

          (g)   In any fiscal year, increase the Compensation of Executive Officers of Maker only with the unanimous consent of the Compensation Committee.

        13.    Negative Covenants.    Maker covenants and agrees that so long as any Indebtedness is outstanding hereunder, neither it nor any of its Subsidiaries shall undertake any of the following without obtaining the prior written consent of the Payee:

          (a)   voluntarily liquidate, dissolve or wind up, except for the liquidation, dissolution and winding-up of CMS Communications, Inc. and Telecom Software Enterprises, LLC ("TSE");

          (b)   pay, declare or set aside any sums for the payment of any dividends, or make any distributions on, any shares of its capital stock or other securities or make prepayments of principal on any Indebtedness except in the case of the following (each, a "Permitted Payment"):

              (i)  prepayments of principal or payments of interest on (A) any of the Consideration Notes, (B) any Indebtedness incurred under the Working Capital Exclusion as provided in Section 13(e)(x) of this Note and promissory notes issued to Peter McGuire and Lisa Marie Maxson pursuant to the Acquisition Agreement dated October 15, 2004 by and among Maker, Peter McGuire and Lisa Marie Maxson (collectively, the "TSE Promissory Notes"); provided that there is no Event of Default under this Note and the collateral securing any such Indebtedness shall be added to the Collateral (as defined in the Security Agreement) or (C) any Indebtedness of Evolving Systems Holdings Limited ("ESHL") or its Subsidiaries in favor of Royal Bank of Scotland PLC and disclosed in Schedule 3 of this Note;

             (ii)  dividends or distributions payable in the common stock of Maker or any of its Subsidiaries;

            (iii)  payments in accordance with any Series B Approved Plan (as such term is defined in the Series B Designation);

            (iv)  dividends or distributions payable by any of Maker's Subsidiaries to the Maker;

             (v)  dividends or distributions by (A) any Permitted Subsidiary to another Permitted Subsidiary or (B) any Non-Permitted Subsidiary to a Permitted Subsidiary;

            (vi)  dividends or distributions by a Subsidiary of ESHL to ESHL or another Wholly Owned Subsidiary of ESHL;

           (vii)  regularly scheduled payments of principal on Indebtedness permitted under Section 13(e) (excluding Sections 13(e)(iii) through 13(e)(viii)) of this Note; and

          (viii)  payments (whether regularly scheduled, upon demand or otherwise) of Indebtedness permitted under Sections 13(e)(iii) through 13(e)(viii) to the extent such payments are made to or received by Maker or a Subsidiary that is a guarantor;

          (c)   purchase, acquire or obtain (i) any capital stock or other proprietary interest, directly or indirectly, in any other entity or (ii) all or a substantial portion of the business or assets of another Person for consideration (including assumed liabilities) other than Investments permitted under Section 13(i) and Permitted Acquisitions;

          (d)   (i) sell or transfer all or a substantial portion of its assets to another Person; (ii) sell, transfer or otherwise dispose of any notes receivable or accounts receivable, with or without recourse; or (iii) sell, lease, transfer or otherwise dispose of any asset or group of assets (other than as described in clause (ii) above), except:

              (i)  sales of inventory in the ordinary course of business;

             (ii)  sales or liquidations of Investments permitted by Section 13(i);

            (iii)  (A) sales or other dispositions of property by any Subsidiary of Maker to the Maker or to any other Subsidiary and (B) sales or other dispositions of property by the Maker to any if its Subsidiaries, so long as the security interests granted to the Payee pursuant to the Security Agreement in such assets shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such sale or other disposition) and provided that any such Subsidiaries to whom such sales or dispositions are made are guarantors of the Consideration Notes;

            (iv)  sales or other dispositions of obsolete, surplus or worn out property, whether now owned or hereafter acquired, in the ordinary course of business, or other assets not practically usable in the business of the Maker or its Subsidiaries; provided that the aggregate amount of such sales or dispositions does not exceed $250,000 in any fiscal year of the Maker;

             (v)  Licenses of intellectual property of Maker or its Subsidiaries in the ordinary course of business and which would not otherwise reasonably result in a Material Adverse Effect; or

            (vi)  sales, transfers or other dispositions that constitute a Change of Control;

          (e)   create, incur, assume or suffer to exist any Indebtedness, except, so long as no Event of Default then exists or would exist as a result thereof, the following ("Permitted Indebtedness"):

              (i)  Indebtedness outstanding on the date of this Note and listed on Schedule 3 hereto, and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension;

             (ii)  obligations under the Consideration Notes and the TSE Promissory Notes;

            (iii)  inter-company Indebtedness between Maker or any Permitted Subsidiary and Evolving Systems Networks India Private Limited ("ESN"); provided that the aggregate amount of all inter-company loans made by Maker or any Permitted Subsidiary to ESN, when taken together with the aggregate amount of Permitted Investments in ESN under Section 13(i)(ii) of this Note, does not exceed $750,000 in any fiscal quarter;

            (iv)  inter-company Indebtedness between Maker or any Permitted Subsidiary and TSE; provided that the aggregate amount of all inter-company loans made by Maker or any Permitted Subsidiary to TSE, when taken together with the aggregate amount of Permitted Investments in TSE under Section 13(i)(iii) of this Note, does not exceed $125,000 in any year;

             (v)  inter-company Indebtedness between (A) Maker and its Permitted Subsidiaries or (B) a Permitted Subsidiary with another Permitted Subsidiary;

            (vi)  inter-company Indebtedness owing by Maker or a Permitted Subsidiary to a Non-Permitted Subsidiary;

           (vii)  inter-company Indebtedness between (A) ESHL and any of its Wholly Owned Subsidiaries or (B) a Wholly Owned Subsidiary of ESHL with another Wholly Owned Subsidiary of ESHL;

          (viii)  inter-company Indebtedness owing by ESHL or any Wholly Owned Subsidiary of ESHL to Maker or a Permitted Subsidiary, provided that such Indebtedness shall be incurred solely to (A) supplement the internally generated working capital required to fund the operation of the business of ESHL or ESHL's Wholly Owned Subsidiaries in the ordinary course or (B) fund Capital Expenditures permitted under Section 13(g) of this Note, and provided further that promptly upon the incurrence of such Indebtedness, Maker shall give the Payees written notice of the making thereof and the amount thereof;

            (ix)  purchase money Indebtedness to fund the purchase of property otherwise permitted under Section 13(g) of this Note and Indebtedness constituting Capital Leases permitted under Section 13(g);

             (x)  Indebtedness in the form of an unsecured line of credit in an amount not to exceed in the aggregate the principal amount of $2,000,000 at any time outstanding (the "Working Capital Exclusion");

            (xi)  Accrual of interest, accretion or amortization of original issue discount or payment-in-kind interest in connection with Indebtedness otherwise permitted under this Section 13(e);

           (xii)  (A) Indebtedness incurred in connection with a Permitted Acquisition and (B) Indebtedness for Capital Leases assumed pursuant to a Permitted Acquisition, provided that the aggregate Indebtedness of clause (A) and (B) of this Section 13(e)(xii) outstanding at any time does not exceed $1,000,000;

          (xiii)  to the extent under GAAP, the Series B Preferred Stock would be treated as debt or mezzanine financing on the financial statements of Maker;

          (xiv)  Indebtedness incurred in connection with the financing of insurance premiums in the ordinary course of business in an amount not to exceed $500,000 in any fiscal year; and

           (xv)  Indebtedness owing from ESHL to Maker for the sole purpose of consummating the transactions contemplated by the Stock Purchase Agreement, provided that, the aggregate amount of such Indebtedness, when taken together with the aggregate amount of Permitted Investments by Maker in ESHL under Section 13(i)(vii) of this Note, does not exceed $12,500,000;

          (f)    mortgage, encumber, or create or suffer to exist Liens on any of its assets, other than the following (each, a "Permitted Lien");

              (i)  encumbrances or Liens in favor of Payee or any holder of the Consideration Notes;

             (ii)  Liens that arise out of operation of law;

            (iii)  easements, rights-of-way, restrictions (including zoning restrictions) and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person and none of which is violated by existing or proposed restrictions on land use;

            (iv)  Liens securing Indebtedness permitted under Section 10(e)(vi); provided that (A) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (B) the Indebtedness secured thereby does not exceed the cost of property being acquired on the date of acquisition and (C) such Liens are granted substantially contemporaneously with the acquisition of such property;

             (v)  Liens existing on the date hereof and listed on Schedule 3 hereto and any renewals or extensions thereof, provided that (A) the property covered thereby is not changed, (B) the amount secured or benefited thereby is not increased, and (C) any renewal or extension of the obligations secured or benefited thereby is not prohibited by this Note; and

            (vi)  Liens on insurance policies and the proceeds thereof incurred in connection with the financing of insurance premiums in the ordinary course of business in an amount not to exceed $500,000 in any fiscal year;

          (g)   make or commit to make any Capital Expenditures (whether by expenditure of cash or the incurrence of Indebtedness for Capital Leases to fund the acquisition of property pursuant to any permitted Capital Expenditure); provided that, the cash paid for the Capital Expenditure, when taken together with the aggregate liability required by GAAP consistently applied and in accordance with the Maker's past practice, to be reflected in Maker's financial statements in respect of any Capital Lease ("Lease Liability") plus the sum of (i) any cost incurred by Maker in connection with the acquisition, delivery or installation of the property which is the subject of the Capital Lease, but which cost is not included in the Lease Liability and (ii) to the extent not otherwise reflected in the Capital Lease payments, interest expense incurred in respect of the Capital Lease for the relevant fiscal year will be deemed a Capital Expenditure made or committed during the fiscal year in which the Capital Lease is signed or becomes effective, whichever first occurs, does not exceed $2,000,000 in any fiscal year;

          (h)   enter into any transaction with any of its Affiliates that is less favorable to Maker or any of its Subsidiaries than would have been the case if such transaction had been effected on an arms length basis with a Person other than an Affiliate, except for transactions between and among Maker and its Subsidiaries otherwise permitted under this Note;

          (i)    enter into or make any Investments, other than the following (each, a "Permitted Investment"):

              (i)  Cash Equivalents;

             (ii)  (A) equity Investments existing as of the date hereof in ESN and (B) equity Investments made after the date hereof by Maker or any Permitted Subsidiary in ESN provided that any such Investments, when taken together with all inter-company loans made by Maker or any Permitted Subsidiary to ESN permitted under Section 13(e)(iii) of this Note, does not exceed $750,000 in any fiscal quarter;

            (iii)  (A) equity Investments existing as of the date hereof in TSE and (B) equity Investments made after the date hereof in TSE provided that any such Investments, when taken together with all inter-company loans made by Maker or any Permitted Subsidiary to TSE permitted under Section 13(e)(iv) of this Note, does not exceed $125,000 in any fiscal year;

            (iv)  equity Investments (A) existing as of the date hereof in any Permitted Subsidiary and (B) equity Investments made after the date hereof in any Permitted Subsidiary;

             (v)  (A) equity Investments existing as of the date hereof in ESHL or any of ESHL's Wholly Owned Subsidiaries, (B) equity Investments made after the date hereof by Maker in ESHL, provided that such Investments shall be made solely to (1) supplement the internally generated working capital required to fund the operation of the business of ESHL or ESHL's Wholly Owned Subsidiaries in the ordinary course or (2) fund Capital Expenditures permitted under Section 13(g) of this Note, and provided further that promptly upon the making of any such Investments, Maker shall give the Payees written notice of the making thereof and the amount thereof, and (C) equity Investments made after the date hereof by ESHL or a Wholly Owned Subsidiary of ESHL in any of ESHL's Wholly Owned Subsidiaries;

            (vi)  equity Investments by a Non-Permitted Subsidiary in a Permitted Subsidiary;

           (vii)  equity Investments by Maker in ESHL for the sole purpose of consummating the transactions contemplated by the Stock Purchase Agreement, provided that, the aggregate amount of such Investments, when taken together with the aggregate amount of Permitted Indebtedness under Section 13(e)(xv) of this Note, does not exceed $12,500,000, provided further that, the amount of such equity Investments shall not exceed fifty percent (50%) of the aggregate amount of the equity Investments made pursuant to this Section 13(i)(vii) plus the aggregate amount of Permitted Indebtedness permitted under Section 13(e)(xv) of this Note;

          (viii)  Investments consisting solely of appreciation in value of existing Investments permitted hereunder;

            (ix)  any Permitted Payments under Section 13(b) of this Note, without duplication;

             (x)  any Permitted Indebtedness under Section 13(e) of this Note, without duplication; and

          (j)    change its fiscal year;

          (k)   establish any bank accounts into which accounts receivable are deposited, other than those listed on Exhibit B unless such bank accounts shall be pledged to Payee and the other secured parties pursuant to the Security Agreement;

          (l)    change or amend its Certificate of Incorporation or Bylaws in a manner adverse to Payee's rights and remedies under this Note, any Consideration Note, the Security Agreement or the Pledge Agreement; or

          (m)  engage in any material line of business not related to the OSS communications industry or any business reasonably related or incidental thereto (the "Maker's Business").

        14.    Determination of Accretive.    In the event the Maker proposes to enter into an agreement to acquire another Person (the "Proposed Acquisition"), the Maker shall mail written notice of such event, together with the Financial Projections, to the Payee, no later than twenty (20) calendar days prior to the contemplated effective date of the Proposed Acquisition. The Financial Projections shall be deemed accepted and conclusive and binding upon the Payee, unless the Payee shall give written notice to the Maker of the items in the Financial Projections with which the Payee disagrees (the "Accretive Calculation Disagreement Notice") within twenty (20) calendar days of the receipt by the Payee of the Financial Projections. The Accretive Calculation Disagreement Notice shall specify each item disagreed with by the Payee (or the Payee's calculation thereof) and the dollar amount of such disagreement. The Maker may, within twenty (20) calendar days of its receipt of the Accretive Calculation Disagreement Notice, advise the Payee that the Maker has accepted the position of the Payee as set forth on the Accretive Calculation Disagreement Notice, whereupon the Proposed Acquisition shall be considered a Permitted Acquisition Event for all purposes of this Note. If the Maker does not notify the Payee of the Maker's acceptance of the Payee's position, then the Maker and the Payee shall, during the twenty (20) calendar days after receipt by the Maker of the Accretive Calculation Disagreement notice, negotiate in good faith to resolve any such disagreements. If at the end of such twenty (20) calendar days, the Maker and Payee have been unable to resolve their disagreements, either the Maker or the Payee may engage on behalf of the Maker and the Payee, Grant Thornton LLP (or such other Person mutually agreed to in writing by the Maker and Payee) (the "Unaffiliated Firm") to resolve the matters set forth in the Accretive Calculation Disagreement Notice. The Unaffiliated Firm shall (i) resolve the disagreement as to the Financial Projections as promptly as possible after its engagement by the parties; (ii) thereby consider and resolve only those items in the Accretive Calculation Disagreement

Notice which remain unresolved between the Maker and the Payee; and (iii) shall otherwise employ such procedures as it, in its sole discretion, deems necessary or appropriate in the circumstances. The Unaffiliated Firm shall submit to the Maker and the Payee a report of its review of the items in the Accretive Calculation Disagreement Notice as quickly as practicable and shall include in such report its determination as to whether the effect of the proposed merger or consolidation is Accretive. The determination so made by the Unaffiliated Firm shall be conclusive, binding on, and non-appealable by, the Maker and the Payee. The fees and disbursements of the Unaffiliated Firm shall be borne one half by the Maker and one half by the Payee. Notwithstanding all of the foregoing, the Maker may elect, at any time, not to comply with this Section 14 with respect to a Proposed Transaction (or if the Maker otherwise fails to properly comply with the terms of this Section 14) in which event, the transaction shall be deemed not to be Accretive.

        15.    Events of Default.    For purposes of this Note, an "Event of Default" shall have occurred hereunder if:

          (a)   Maker shall fail to pay within one (1) business day after the date when due any payment of principal, interest, fees, costs, expenses or any other sum payable to Payee hereunder or otherwise, including the other Consideration Notes;

          (b)   Maker shall default in the performance of any other agreement or covenant contained herein (other than as provided in Section 15(a) of this Note) or under any Consideration Note or in the Security Agreement or Pledge Agreement, and such default shall continue uncured for twenty (20) consecutive days after notice thereof to Maker given by Payee;

          (c)   Maker becomes insolvent or generally fails to pay its debts as such debts become due or admits in writing its inability to pay its debts as such debts become due; or shall suffer a custodian, receiver or trustee for it or substantially all of its property to be appointed and if appointed without its consent, not be discharged within ninety (90) consecutive days; makes a general assignment for the benefit of creditors; or suffers proceedings under any law related to bankruptcy, insolvency, liquidation or the reorganization, readjustment or the release of debtors to be instituted against it and if contested by it not dismissed or stayed within ninety (90) consecutive days; if proceedings under any law related to bankruptcy, insolvency, liquidation, or the reorganization, readjustment or the release of debtors is instituted or commenced by or against Maker and, in the case of proceedings not instituted or commenced by Maker, if contested by Maker, and not dismissed or stayed within ninety (90) consecutive days; if any order for relief is entered relating to any of the foregoing proceedings which order is not stayed; if Maker shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or if Maker shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing;

          (d)   (i) This Note, any of the other Consideration Note or the Security Agreement or the Pledge Agreement shall, for any reason (other than payment or satisfaction in full of the obligations represented thereby) not be or shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared null and void or (ii) Payee or any other secured party under the Security Agreement or the Pledge Agreement shall not give or shall cease to have a valid and perfected Lien in any collateral under such Security Agreement or Pledge Agreement (other than by reason of a release of collateral in accordance with the terms hereof or thereof) with the priority required by the Security Agreement or Pledge Agreement, as applicable, or (iii) the validity or enforceability of any of the Consideration Notes or the liens granted, to be granted, or purported to be granted, by the Security Agreement or the Pledge Agreement shall be contested by the Maker;

          (e)   If Maker shall be in default with respect to any payment, when due (subject in each case to applicable grace or cure periods), of any Indebtedness in excess of $175,000 (other than under this Note or any other Consideration Note), or any other default shall occur under any agreement or instrument evidencing such Indebtedness, if the effect of such non-payment default is to accelerate the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity, and such default shall not be remedied, cured, waived or consented to within the period of grace with respect thereto, or any other circumstance which arises (other than the mere passage of time) by reason of which any such Indebtedness shall become or be declared to be due and payable prior to its stated maturity; or

          (f)    If: (i) as of June 30, 2005, Maker's EBITDA for the most recently ended fiscal half year shall not exceed $0, or (ii) beginning with the fiscal half year ending December 31, 2005, as of the last day of any fiscal half year ending in any June or December, Maker's Ratio of Indebtedness to EBITDA shall be greater than 4-to-1. For purposes of calculating EBITDA for this Section 15(f), (x) all non-cash charges for goodwill impairment resulting from the transactions contemplated by the Stock Purchase Agreement shall be added back to Net Income; and (y) Net Income shall not be modified as a result of any "mark to market" adjustments resulting from any anti-dilution or other adjustments with respect to this Note or the Maker's Series B Preferred Stock. For the purposes of calculating Indebtedness for this Section 15(f), Indebtedness shall not be modified as a result of any "mark to market" adjustments resulting from any anti-dilution or other adjustments with respect to this Note or the Maker's Series B Preferred Stock.

          (g)   If Maker shall have breached its covenant under the Stock Purchase Agreement to duly convene a Stockholder Meeting (as defined in the Stock Purchase Agreement) within the time period set forth therein.

          (h)   If Maker or shall have failed to have a Shelf Registration Statement filed and declared effective as provided under Section 5 of the Series B Designation.

        Notwithstanding anything contained herein to the contrary, no Event of Default shall be deemed to have occurred under this Note if the Event of Default resulted solely from a breach of any representation, warranty or covenant of Tertio Telecoms Group Limited under the Stock Purchase Agreement.

        16.    Consequences of Default.    Upon the occurrence and during the continuance of an Event of Default:

          (a)   upon receipt of notice from Payee, at Payee's option, Maker shall immediately pay to Payee (to the extent not previously paid) any Account Prepayment Amount (calculated as of the most recent test dates), regardless of whether Payee requested any such payment at the time of calculation (provided, that so long as there remains any amount outstanding under the terms of any Consideration Notes held by Payee, Maker shall allocate payments of the Account Prepayment Amount to this Note and the other Consideration Notes in the amounts and priorities determined by Payee in its sole discretion; and

          (b)   the entire unpaid principal balance of this Note, together with interest accrued thereon and with all other sums due or owed by Maker hereunder, as well as all out-of-pocket costs and expenses (including but not limited to attorneys' fees and disbursements) incurred by Payee in connection with the collection or enforcement of this Note, the Security Agreement or the Pledge Agreement, shall at the option of Payee, and by notice to Maker (except if an Event of Default described in Section 15(c) shall occur in which case acceleration shall occur automatically without notice) be declared to be due and payable immediately, and payment of the same may be enforced and recovered by the entry of judgment of this Note and the issuance of execution thereon.

        In addition to all of the sums payable hereunder, Maker agrees to pay the Payee all reasonable costs and expenses incurred by Payee in connection with any and all actions taken to enforce collection of this Note, the Security Agreement and the Pledge Agreement upon the occurrence of an Event of Default, including all reasonable attorneys' fees.

        17.    Remedies not Exclusive.    The remedies of Payee provided herein or otherwise available to Payee at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively and together at the sole discretion of Payee, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.

        18.    Notices.    All notices required to be given to any of the parties hereunder shall be in writing and shall be deemed to have been sufficiently given for all purposes when presented personally to such party or sent by certified or registered mail, return receipt requested, to such party at its address set forth below:

If to the Maker:	Evolving Systems, Inc. 9777 Mt. Pyramid Ct., Suite 100 Englewood, CO 80112 Attention: Anita Moseley, General Counsel Tel.: (303) 802-2599 Fax: (303) 802-1138
with a copy to:
Holme Roberts & Owen LLP 1700 Lincoln St., Suite 4100 Denver, CO 80203-4541 Attention: Charles D. Maguire, Jr., Esq. Tel: (303) 861-7000 Fax: (303) 866-0200
If to the Payee:	Tertio Telecoms Group Ltd. c/o Apax Partners Ltd. 15 Portland Place London W1B 1PT United Kingdom
Attn: Peter Skinner Tel: 44.20.7843.4000 Fax: 44.20.7843.4001
With copies to:	Advent International plc 123 Buckingham Palace Road London SW1W 9SL United Kingdom
Attn: James Brocklebank Tel: 44.20.7333.5516 Fax: 44.20.7333.0801

Pepper Hamilton LLP 3000 Two Logan Square 18th and Arch Streets Philadelphia, Pennsylvania 19103 Attn: Cary S. Levinson, Esq. Tel: (215) 981-4091 Fax: (215) 981-4750

        Such notice shall be deemed to be given when received if delivered personally or five (5) business days after the date mailed. Any notice mailed shall be sent by certified or registered mail. Any notice of any change in such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

        19.    Severability.    In the event that any provision of this Note is held to be invalid, illegal or unenforceable in any respect or to any extent, such provision shall nevertheless remain valid, legal and enforceable in all such other respects and to such extent as may be permissible. Any such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

        20.    Successors and Assigns; Assignments.    This Note inures to the benefit of the Payee and binds the Maker, and its successors and assigns, and the words "Payee" and "Maker" whenever occurring herein shall be deemed and construed to include such respective successors and assigns. Maker may not assign or transfer this Note, without the consent of Payee. At any time and from time to time, the Payee, in its sole discretion, may transfer to any Person all or a portion of the outstanding principal and/or accrued interest hereunder without the consent of the Maker, provided, however, this Note may not be assigned, transferred or sold by Payee to any Person that engages in, or controls an entity that engages in, a business competitive with the Maker's business. Furthermore, as a condition of the transfer, any transferee of Payee of this Note must agree to become bound by the provisions of this Note, the Security Agreement and the Pledge Agreement.

        21.    Entire Agreement.    This Note (together with the other Consideration Notes, the Security Agreement and the Pledge Agreement) contains the entire agreement between the parties with respect to the subject matter hereof and thereof.

        22.    Modification of Agreement.    This Note may not be modified, altered or amended, except by an agreement in writing signed by both the Maker and the Payee.

        23.    Releases by Maker.    Maker hereby releases Payee from all technical and procedural errors, defects and imperfections whatsoever in enforcing the remedies available to Payee upon a default by Maker hereunder and hereby waives all benefit that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process or extension of time, and agrees that such property may be sold to satisfy any judgment entered on this Note, in whole or in part and in any order as may be desired by Payee.

        24.    Waivers by Maker.    Maker (and all endorsers, sureties and guarantors) hereby waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note (other than notices expressly required by the terms of this Note, the Security Agreement or the Pledge Agreement); liability hereunder shall be unconditional and shall not be affected in any manner by an indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee.

        25.    Revenue and Stamp Tax.    Maker shall pay all reasonable out-of-pocket expenses incurred by the Payee in connection with any revenue, tax or other stamps now or hereafter required by law at any time to be affixed to this Note.

        26.    Governing Law.    This Note shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to conflict of laws principles.

        27.    Consent to Jurisdiction and Service of Process.    Maker irrevocably appoints each of Maker's Authorized Officers as its attorneys-in-fact upon whom may be served any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Note. Maker hereby consents that any action or proceeding against it may be commenced and maintained in any court within the State of Delaware or in the United States District Court of Delaware by service of process on any such officer. Maker further agrees that the courts of the State of Delaware and the United States District Court of Delaware shall have jurisdiction with respect to the subject matter hereof and the person of Maker and the collateral securing Maker's obligations hereunder. Notwithstanding the foregoing, Payee, in its absolute discretion, may also initiate proceedings in the courts of any other jurisdiction in which Maker may be found or in which any of its properties or any such collateral may be located.

        28.    Headings.    The headings of the sections of this Note are inserted for convenience only and do not constitute a part of this Note.

        29.    WAIVER OF JURY TRIAL.    MAKER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY COLLATERAL SECURITY DOCUMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF PAYEE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR PAYEE'S ADVANCING THE FUNDS UNDER THIS NOTE.

        30.    ACKNOWLEDGEMENTS.    MAKER ACKNOWLEDGES THAT IT HAS HAD THE ASSISTANCE OF COUNSEL IN THE REVIEW AND EXECUTION OF THIS NOTE, AND FURTHER ACKNOWLEDGES THAT THE MEANING AND EFFECT OF THE FOREGOING WAIVER OF JURY TRIAL SET FORTH IN SECTION 29 HAVE BEEN FULLY EXPLAINED TO MAKER BY SUCH COUNSEL.

        [Signature Page Follows]

        IN WITNESS WHEREOF, the Maker has duly executed this Note as of the date first set forth above.

EVOLVING SYSTEMS, INC.
By:

Name:
Title:
Acknowledged and Agreed:
PAYEE:
Tertio Telecoms Group Ltd.
By:

Name:
Title:

SCHEDULE 1
DEFINITIONS

        "Accretive" shall mean that the projected pro forma consolidated EBITDA (calculated on a per share basis) of the Maker and the other constituent entity(ies) in such transaction, and the respective Consolidated Subsidiaries of the Maker and such constituent entity(ies) for the twelve calendar month period immediately following such transaction, is not less than the projected EBITDA (calculated on a per share basis), on a consolidated basis, of the Maker and its Consolidated Subsidiaries for the same period, all as presented in the Financial Projections.

        "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section (ii) of Schedule 2, deemed to be issued) by the Maker after the Note Issue Date, other than shares of Common Stock issued, issuable or deemed issued:

            (i)  by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Section (c), (d) or (e) of Schedule 2;

           (ii)  by reason of Options granted or stock issued with the approval of the Board to employees, independent contractors, officers or directors of the Corporation or any Corporation Subsidiary pursuant to an equity incentive plan approved by the stockholders of the Corporation; or

          (iii)  by reason of the conversion of any capital stock, convertible or exchangeable notes or any other instruments issued by the Corporation in connection with the Stock Purchase Agreement.

        "Affiliate" shall mean, with respect to any Person, any other Person which directly or indirectly Controls, is Controlled by or is under common Control with such Person.

        "Affiliated Group" shall mean a group of Persons, each of which is an Affiliate of some other Person in the group.

        "A Notes" means the Senior Secured Notes dated as of November 2, 2004 by Maker in favor of Payee in the original aggregate principal amount of $11,950,000, each as they may be amended, restated, modified or replaced in substitution in whole or in part by any other note or notes from time to time, including, but not necessarily limited to, the Senior Secured Notes by Maker in favor of Payee which may be issued in substitution for or in addition to the A Notes issued to Payee by Maker under the terms of such A Notes.

        "Authorized Officer" shall mean, with respect to Maker, the chief executive officer, chief financial officer, any vice president, treasurer, comptroller, or general counsel.

        "B-1 Note" means the Senior Secured Note by Maker in favor of Payee in such aggregate principal amount Maker may issue as a result of the outcome of the stockholder vote of the matters presented for their approval at the Initial Stockholder Meeting (as such term is defined in the Series B Designation), as it may be amended, restated, modified or replaced in substitution in whole or in part by any other note or notes from time to time, including, but not necessarily limited to, the Senior Secured Note by Maker in favor of Payee which may be issued in substitution for or in addition to the B-1 Note issued to Payee by Maker under the terms of such B-1 Note.

        "Capital Expenditures" shall mean, with respect to any Person for any period, the aggregate of all expenditures (whether paid in cash, or incurred by entering into a synthetic lease arrangement or a Capital Lease, or otherwise accrued as a liability) by such Person during that period which, in accordance with GAAP, are or should be included in "additions to property, plant or equipment" or similar items reflected in the statement of cash flows of such Person, and all research and development expenditures which in accordance with GAAP are or should be accounted for as a capital expenditure in the balance sheet of that Person, but excluding expenditures to the extent reimbursed or financed from insurance proceeds paid on account of the loss of or the damage to the assets being replaced or restored, or from awards of compensation arising from the taking by condemnation or eminent domain of such assets being replaced.

        "Capital Lease", as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

        "Cash Equivalents" shall mean any of the following: (i) full faith and credit obligations of the United States of America, or fully guaranteed as to interest and principal by the full faith and credit of the United States of America, maturing in not more than one year from the date such investment is made; (ii) time deposits and certificates of deposit, Eurodollar time deposits, overnight bank deposits and other interest bearing deposits or accounts (other than securities accounts) or bankers' acceptances having a final maturity of not more than one year after the date of issuance thereof of any commercial bank incorporated under the laws of the United States of America or any state thereof or the District of Columbia, which bank is a member of the Federal Reserve System and has a combined capital and surplus of not less than $500,000,000.00 and with a senior unsecured debt credit rating of at least "A-2" by Moody's or "A" by S&P; (iii) commercial paper of companies, banks, trust companies or national banking associations incorporated or doing business under the laws of the United States of America or one of the States thereof or the District of Columbia, in each case having a remaining term until maturity of not more than two hundred seventy (270) days from the date such investment is made and rated at least P-1 by Moody's or at least A-1 by S&P; (iv) repurchase agreements with any financial institution having combined capital and surplus of not less than $500,000,000.00 with a term of not more than seven (7) days for underlying securities of the type referred to in clause (i) above; and (v) money market funds which invest primarily in the Cash Equivalents set forth in the preceding clauses (i) - (iv).

        "Change in Control" shall mean (i) any Person, Affiliated Group or group (such term being used as defined in the Securities Exchange Act of 1934, as amended), other than a Primary Holder (as such term is defined in the Series B Designation) acquiring ownership or control of in excess of 50% of equity securities having voting power to vote in the election of the Board of Directors of Maker either on a fully diluted basis or based solely on the voting stock then outstanding, (ii) if at any time, individuals who at the date hereof constituted the Board of Directors of Maker (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Maker, as the case may be, was approved by a vote of the majority of the directors then still in office who were either directors at the date hereof or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Maker then in office, (iii) the direct or indirect sale, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the properties or assets of Maker to any Person or (iv) the adoption of a plan relating to the liquidation or dissolution of Maker.

        "Closing Share Price" means the product of (i) the Conversion Price multiplied by (ii) 111.1%.

        "Compensation" means all salary and bonuses, but excludes any compensation under any equity incentive plan.

        "Consideration Notes" means the collective reference to this Note, A Notes, B-1 Note, and the Short Term Note.

        "Consolidated Subsidiaries" shall mean all Subsidiaries of a Person which are required or permitted to be consolidated with such Person for financial reporting purposes in accordance with GAAP.

        "Control" shall mean, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of greater than 50% of the voting securities of such Person or by acting as the general partner of a limited partnership (the terms "Controlled by" and "under common Control with" shall have correlative meanings.)

        "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

        "EBITDA" shall mean for any period, Net Income for such period plus, without duplication, the aggregate amounts deducted in determining Net Income during such period, the sum of (A) interest paid on indebtedness for such period, (B) income taxes for such period, (C) depreciation expense for such period and (D) amortization expense for such period, all as determined in accordance with GAAP as applied in accordance with past practice.

        "Executive Officer" means any officer of Maker whose compensation is determined by the Compensation Committee of the Board of Directors of Maker.

        "Financial Projections" shall mean written financial projections prepared by Maker and certified by Maker's chief financial officer, prepared in good faith and based upon reasonably assumptions and estimates regarding the economic, business, industry market, legal and regulatory circumstances and conditions relevant to the Maker.

        "GAAP" means generally accepted accounting principles set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and in statements of the Financial Accounting Standards Board; and such principles observed in a current period shall be comparable in all material respects to those applied in a preceding period.

        "Guaranty" shall mean, as to any Person, any direct or indirect obligation of such Person guaranteeing or intending to guarantee, or otherwise providing credit support, for any Indebtedness, Capital Lease, dividend or other monetary obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, by contract, as a general partner or otherwise, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (c) to purchase property, securities or services from the primary obligor or other Person, in each case, primarily for the purpose of assuring the performance of the primary obligor of any such primary obligation or assuring the owner of any such primary obligation of the repayment of such primary obligation. The amount of any Guaranty shall be deemed to be an amount equal to (x) the stated or determinable amount of the primary obligation in respect of which such Guaranty is made (or, if the amount of such primary obligation is not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder)) or (y) the stated maximum liability under such Guaranty, whichever is less.

        "Indebtedness" shall mean (without double counting), at any time and with respect to any Person, (i) indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services purchased (other than amounts constituting trade payables arising in the ordinary course of business and payable in accordance with customary trading terms not in excess of 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person); (ii) all indebtedness of such Person evidenced by a note, bond, debenture or similar instrument (whether or not disbursed in full in the case of a construction loan); (iii) indebtedness of others which such Person has directly or indirectly assumed or guaranteed or otherwise provided credit support therefore (other than for collection or deposit in the ordinary course of business); (iv) indebtedness of others secured by a Lien on assets of such Person, whether or not such Person shall have assumed such indebtedness (provided, that if such Person has not assumed such indebtedness of another Person then the amount of indebtedness of such Person pursuant to this clause (iv) for purposes of this Note shall be equal to the lesser of the amount of the indebtedness of the other Person or the fair market value of the assets of such Person which secures such other indebtedness); (v) obligations of such Person relative to the face amount of letters of credit, acceptance facilities, or drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (vi) that portion of obligations of such Person under Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (vii) all obligations of such Person under any Interest Rate Protection Agreement; (viii) deferred payment obligations of such Person resulting from the adjudication or settlement of any litigation; and (ix) any Guaranty by such Person in respect of any of the foregoing.

        "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, synthetic cap, collar or floor or other financial agreement or arrangement designed to protect a Maker or any of its Subsidiaries against fluctuations in interest rates or to reduce the effect of any such fluctuations.

        "Investment" shall mean any investment in any Person, whether by means of acquiring or holding securities, capital contribution, loan, time deposit, guaranty or otherwise.

        "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including, without limitation, any conditional sale or other title retention agreement, any agreement to grant a security interest at a future date, any lease in the nature of security, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction).

        "Material Adverse Effect" shall mean a (i) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of the Maker or (ii) the material impairment of the ability of the Maker to perform its obligations under the Consideration Notes or of the Payee to enforce the obligations of the Maker under the Consideration Notes.

        "Maturity Date" means December 31, 2007.

        "Net Income" shall mean for any period, net income on a consolidated basis for that period determined in accordance with GAAP applied consistently with past practice.

        "Non-Permitted Subsidiary" means any direct or indirect Wholly Owned Subsidiary of Maker that is not a Permitted Subsidiary.

        "Note Issue Date" shall mean the date on which this Note is issued.

        "Option" shall mean any rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

        "Payment Date" means each December 31, March 31, June 30 and September 30; provided that if any such Payments Date falls on a day which is not a business day, the applicable payment shall not be due until the next following business day.

        "Permitted Acquisitions" means any acquisition of fifty percent (50%) or more of the equity interests or all or substantially all of the assets of a third party so long as (i) such acquisition is Accretive, and approved by the Maker's board of directors, (ii) following the consummation of the acquisition the Maker has a cash balance of at least $5,000,000, on a consolidated basis, and (iii) the Maker does not incur any Indebtedness in connection with such acquisition.

        "Permitted Subsidiary" means any direct or indirect Wholly Owned Subsidiary of Maker that is domesticated or incorporated in a jurisdiction of the United States, Canada, the United Kingdom or a country that is a member of the European Union and is a guarantor of Maker's obligations under the Consideration Notes.

        "Person" shall mean any natural person, corporation, division of a corporation, partnership, limited liability partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

        "Pledge Agreement" means the Pledge Agreement executed by Maker in favor of Payee and dated the date hereof, as it may be amended, restated or modified from time to time, together with all schedules and exhibits thereto.

        "Security Agreement" means the Security Agreement executed by the Maker in favor of the Payee and dated as of the date hereof, as it may be amended, restated or modified from time to time, together with all schedules and exhibits thereto.

        "Series B Designation" means the Certificate of Designation of Maker's Series B Convertible Preferred Stock, as filed with the Secretary of State of the State of Delaware.

        "Short Term Note" means the Senior Secured Note dated as of November 2, 2004 by Maker in favor of Payee in the original aggregate principal amount of $4,000,000, as it may be amended, restated, modified or replaced in substitution by any other note or notes from time to time.

        "Stock Purchase Agreement" means the Stock Purchase Agreement dated as of November 2, 2004 by and among the Maker, Tertio Telecom Group, Ltd. and the parties listed therein.

        "Stockholders" shall have the meaning given to such term in the Stock Purchase Agreement.

        "Subsidiary" shall mean with respect to any Person, any corporation, association, joint venture, partnership or other business entity (whether now existing or hereafter organized) of which at least a majority of the voting stock or other ownership interests having ordinary voting power for the election of directors (or the equivalent) is, at the time as of which any determination is being made, owned or controlled by such Person or one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person.

        "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of Delaware.

        "Wholly Owned Subsidiary" of a Person means (a) any Subsidiary all of the outstanding voting securities (other than directors qualifying shares and/or other nominal amounts of shares required to be held by directors or other Persons under applicable law) of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly Owned Subsidiaries of such Person, or by such Person and one or more Wholly Owned Subsidiaries of such Person, or (b) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

SCHEDULE 2

CONVERSION PRICE ADJUSTMENT PROVISIONS

        (a)    No Adjustment of Conversion Price.

            (i)  No adjustment in the Conversion Price shall be made as the result of the issuance of Additional Shares of Common Stock if the consideration per share (determined pursuant to Section (a)(iv) below) for such Additional Shares of Common Stock issued or deemed to be issued by the Maker is at least equal to the Closing Share Price. In addition, no adjustment in the Conversion Price shall be made if, prior to such issuance or deemed issuance of Additional Shares of Common Stock, the Maker receives written notice from the Payee agreeing that no such adjustment shall be made as a result of such issuance or deemed issuance.

          (ii)    Issue of Securities to be a Deemed Issue of Additional Shares of Common Stock.

            (A)  If the Maker at any time or from time to time after the Note Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities that, upon exercise, conversion or exchange thereof, would entitle the holder thereof to receive shares of Common Stock that are specifically excepted from the definition of Additional Shares of Common Stock) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

            (B)  If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Price pursuant to the terms of Section (iv) below, are revised (either automatically pursuant to the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Maker upon such exercise, conversion or exchange, then, effective upon such increase or decrease becoming effective, the Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted prospectively to such Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no adjustment pursuant to this clause (B) shall have the effect of increasing the Conversion Price to an amount that exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

            (C)  If the terms of any Option or Convertible Security (excluding Options or Convertible Securities that, upon exercise, conversion or exchange thereof, would entitle the holder thereof to receive shares of Common Stock that are specifically excepted from the definition of Additional Shares of Common Stock), the issuance of which did not result in an adjustment to the Conversion Price pursuant to the terms of Section (a)(iii) below (either because the consideration per share (determined pursuant to Section (a)(iv) below) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Conversion Price then in effect, or because such Option or Convertible Security was issued before the Note Issue Date), are revised after the Note Issue Date (either automatically pursuant the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Maker upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Section (ii)(A) above) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

            (D)  Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security that resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Price pursuant to the terms of Section (e)(iii) below, the Conversion Price shall be readjusted prospectively to such Conversion Price as would have been obtained had such Option or Convertible Security never been issued.

            (E)  No adjustment in the Conversion Price shall be made upon the issue of shares of Common Stock or Convertible Securities upon the exercise of Options or the issue of shares of Common Stock upon the conversion or exchange of Convertible Securities.

          (iii)    Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock.    In the event the Maker shall at any time after the Note Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section (a)(ii) above), without consideration or for a consideration per share less than the Closing Share Price, then the Conversion Price shall be reduced, concurrently with such issue, to a price determined by multiplying the Conversion Price in effect immediately prior to such issuance by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock that the aggregate consideration received or to be received by the Maker for the total number of Additional Shares of Common Stock so issued would purchase at the Conversion Price in effect immediately prior to such issuance; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided, however, that, (i) all shares of Common Stock issuable upon conversion or exercise of shares of Series B Preferred Stock, Options or Convertible Securities outstanding immediately prior to such issue or upon exercise of such securities shall be deemed to be outstanding, and (ii) the number of shares of Common Stock deemed issuable upon conversion of such outstanding shares of Series B Preferred Stock shall be determined without giving effect to any adjustments to the Conversion Price resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation.

          (iv)    Determination of Consideration.    For purposes of this Schedule 2, the consideration received by the Maker for the issue of any Additional Shares of Common Stock shall be computed as follows:

            (A)    Cash and Property.    Such consideration shall:

               (I)  insofar as it consists of cash, be computed at the aggregate amount of cash received by the Maker, excluding amounts paid or payable for accrued interest;

              (II)  insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the members of the Board other than any member who will receive such property; and

            (III)  in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Maker for consideration that covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the members of the Board of Maker other than any member who will receive such consideration.

            (B)    Options and Convertible Securities.    The consideration per share received by the Maker for Additional Shares of Common Stock deemed to have been issued pursuant to Section (iii) above, relating to Options and Convertible Securities, shall be determined by dividing:

               (I)  the total amount, if any, received or receivable by the Maker as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Maker upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities; by

              (II)  the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (v)    Multiple Closing Dates.    In the event the Maker shall issue on more than one date Additional Shares of Common Stock that are comprised of shares of the same series or class of Preferred Stock and that would result in an adjustment to the Conversion Price pursuant to the terms of Section (a)(iii) above, and such issuance dates occur within a period of no more than sixty (60) consecutive days, then, upon the final such issuance, the Conversion Price shall be readjusted prospectively to give effect to all such issuances as if they occurred on the date of the final such issuance (and without giving effect to any adjustments as a result of such prior issuances within such period).

        (b)    Adjustment for Stock Splits and Combinations.    If the Maker shall at any time or from time to time after the Note Issue Date effect a subdivision of the outstanding Common Stock (whether by stock split, stock dividend or otherwise), the Conversion Price in effect immediately before the subdivision shall be proportionately decreased. If the Maker shall at any time or from time to time after the Note Issue Date combine the outstanding shares of Common Stock (whether by reverse stock split or otherwise), the Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section (b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

        (c)    Adjustment for Certain Dividends and Distributions.    In the event the Maker at any time, or from time to time after the Note Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price in effect immediately before such event shall be decreased, as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

            (i)  the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

           (ii)  the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

        (d)    Adjustments for Other Dividends and Distributions.    In the event the Maker at any time or from time to time after the Note Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Maker (other than shares of Common Stock) or in cash or other property, then and in each such event provision shall be made so that the Payee shall receive upon conversion of the Note, in addition to the number of shares of Common Stock to be received upon such conversion, the kind and amount of securities of the Maker, cash or other property that the Payee would have been entitled to receive had the Note been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the Payee.

        (e)    Adjustment for Merger or Reorganization, etc.    Subject to the provisions of Section 2(c) of the Series B Designation, if there shall occur a change in Control in which the Common Stock is converted into or exchanged for securities, cash or other property (other than a transaction covered by Sections (b), (c) or (d) of this Schedule 2), then, subject to the provisions of Section 4(b) of the Note, following any such reorganization, recapitalization, reclassification, consolidation or merger, the outstanding principal amount of the Note, and any accrued but unpaid interest thereon, shall be convertible into the kind and amount of securities, cash or other property that a holder of the number of shares of Common Stock of the Maker issuable upon conversion of this Note immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Schedule 2 with respect to the rights and interests thereafter of the holders of the Common Stock, to the end that the provisions set forth in this Schedule 2 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of this Note.

        (f)    Rounding of Calculations; Minimum Adjustments.    All calculations under this Schedule 2 shall be made to the nearest one tenth of a cent ($0.001), with five one hundredths of a cent ($0.0005) rounded down. No adjustment in the Conversion Price is required if the amount of such adjustment would be less than one cent ($0.01); provided, however, that any adjustments which by reason of this Section (f) are not required to be made will be carried forward and given effect in any subsequent adjustment. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Maker, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

ANNUAL MEETING OF STOCKHOLDERS OF
EVOLVING SYSTEMS, INC.
May 16, 2005

Please mark, date, sign and mail your proxy card in the envelope provided as soon as possible.

\*/ Please detach along perforated line and mail in the envelope provided. \*/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3 AND 4. PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN
1. Election of Class 1 Directors			2.	Approval of Conversion of the Long Term Notes	☐	☐	☐
		NOMINEES:
☐	FOR ALL NOMINEES	( ) Peter J. Skinner ( ) Steve B. Warnecke	3.	Approval of Amendment to Certificate of Incorporation	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES		4.	Ratification of Selection of Independent Registered Public Accounting Firm	☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)

			You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The persons named herein as agents and proxies cannot vote your shares unless you sign and return this card.
			In their discretion, the proxies are entitled to vote upon such other matters as may properly come before the meeting
INSTRUCTION:		To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: (•)	This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR Proposals 1 through 4.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

    Note:
    Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

EVOLVING SYSTEMS, INC.

9777 Mt. Pyramid Court, Suite 100
Englewood, Colorado 80112
Proxy Solicited on Behalf of the Board of Directors of the Company
for the Annual Meeting of Stockholders—May 16, 2005

        The undersigned hereby constitutes and appoints Brian R. Ervine and Anita T. Moseley, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Evolving Systems, Inc. to be held at Hilton Garden Inn, 9290 Meridian Blvd., Englewood, Colorado, on Monday, May 16, 2005, at 9:00 a.m. local time and at any postponements, continuations or adjournments thereof, on all matters coming before said meeting.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

EVOLVING SYSTEMS, INC.

May 16, 2005

PROXY VOTING INSTRUCTIONS

MAIL—Mark, date, sign and mail your proxy card in the envelope provided as soon as possible.
-OR-
TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
-OR-	COMPANY NUMBER
INTERNET—Access "www.voteproxy.com" and follow the on-screen instructions. Have your proxy card available when you access the web page.	ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 p.m. Eastern Time the day before the meeting date.

\*/ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. \*/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3 AND 4. PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN
1. Election of Class 1 Directors			2.	Approval of Conversion of the Long Term Notes	☐	☐	☐
		NOMINEES
☐	FOR ALL NOMINEES:	( ) Peter J. Skinner ( ) Steve B. Warnecke	3.	Approval of Amendment to Certificate of Incorporation	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES		4.	Ratification of Selection of Independent Registered Public Accounting Firm	☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)

			You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The persons named herein as agents and proxies cannot vote your shares unless you sign and return this card.
			In their discretion, the proxies are entitled to vote upon such other matters as may properly come before the meeting
INSTRUCTION:		To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: (•)	This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR Proposals 1 through 4.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

    Note:
    Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.